UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

PLANAR SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

	(1)	Title of each class of securities to which transaction applies: Common Stock, no par value
(2)

Aggregate number of securities to which transaction applies:

23,814,949 shares of common stock, which includes: 22,868,796 issued and outstanding shares of common stock (including restricted stock subject to forfeiture), 0 shares of common stock issuable upon the exercise of “in-the-money” options to purchase shares of common stock, and 946,153 shares of common stock pursuant to restricted stock unit awards.

(3)

Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.0001162 by the underlying value of the transaction of $156,702,364, which has been calculated as the sum of: (A) 22,868,796 issued and outstanding shares of common stock (including restricted stock subject to forfeiture) multiplied by $6.58 per share; and (B) 946,153 shares of common stock pursuant to restricted stock unit awards multiplied by $6.58 per share.

	(4)	Proposed maximum aggregate value of transaction: $156,702,364
	(5)	Total fee paid: $18,209

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

PRELIMINARY—SUBJECT TO COMPLETION—DATED SEPTEMBER 25, 2015

[—], 2015

Dear Fellow Shareholder:

On August 12, 2015, Planar Systems, Inc. (“Planar”) entered into an Agreement and Plan of Merger (the “merger agreement”) to be acquired by Leyard American Corporation (“Parent”), an affiliate of Leyard Optoelectronic Co, Ltd. Subject to the terms and conditions of the merger agreement, a wholly owned subsidiary of Parent will be merged with and into Planar and Planar will survive the merger as a wholly owned subsidiary of Parent (the “merger”).

If the merger is completed, our shareholders will have the right to receive $6.58 in cash, without interest and less any applicable withholding taxes, for each share of common stock, no par value per share, of Planar (“Planar common stock”) that they own immediately prior to the effective time of the merger, which represents a premium of approximately 42% to the $4.65 per share closing price of Planar common stock on the NASDAQ Global Market on August 12, 2015, the last trading day prior to the public announcement of the proposed merger.

The merger cannot be completed unless Planar shareholders approve the merger agreement and the merger. Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the special meeting in person, please vote or otherwise submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

The failure to vote on the proposal to approve the merger agreement and the merger will have the same effect as a vote “AGAINST” this proposal.

You are cordially invited to attend a special meeting of our shareholders to be held in connection with the proposed merger on [—], [—], 2015, at [—], Pacific Time. At the special meeting, shareholders will be asked to vote on a proposal to approve the merger agreement and the merger. The affirmative vote of at least 67% of the shares of Planar common stock outstanding at the close of business on [—], 2015 is required to approve the merger agreement and the merger.

The Planar board of directors has unanimously adopted and approved the merger agreement and the merger. The Planar board of directors unanimously recommends that Planar shareholders vote “FOR” the proposal to approve the merger agreement and the merger.

At the special meeting, shareholders will also be asked to vote on (i) a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid to Planar’s named executive officers by Planar based on or otherwise relating to the merger, as required by the rules adopted by the Securities and Exchange Commission and (ii) a proposal to approve an adjournment of the special meeting, if necessary or appropriate, to solicit additional votes for the approval of the proposal to approve the merger agreement and the merger. The Planar board of directors unanimously recommends that Planar shareholders vote “FOR” each of the foregoing proposals.

The obligations of Planar and Parent to complete the merger are subject to the satisfaction or waiver of certain conditions. The accompanying proxy statement contains detailed information about Planar, the special meeting, the merger agreement and the merger.

Thank you for your confidence in Planar.

Sincerely,

Gerald K. Perkel

President and Chief Executive Officer

Neither the Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the merger, passed upon the merits of the merger agreement or the merger or determined if the accompanying proxy statement is accurate or complete. Any representation to the contrary is a criminal offense.

The accompanying proxy statement is dated [—], 2015 and, together with the enclosed form of proxy, is first being mailed to Planar shareholders on or about [—], 2015.

Planar Systems, Inc.

1195 NW Compton Drive

Beaverton, Oregon 97006

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

DATE & TIME	[—], [—], 2015 at [—], Pacific Time

PLACE	Planar’s offices located at 1195 NW Compton Drive, Beaverton, Oregon 97006

ITEMS OF BUSINESS	•	To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of August 12, 2015 (the “merger agreement”), among Planar Systems, Inc. (“Planar”), Leyard American Corporation (“Parent”), Leopard Acquisition Corporation (“Merger Sub”), and Leyard Optoelectronic Co., Ltd. (“Guarantor”), subject to the terms of which Merger Sub will be merged with and into Planar and Planar will survive the merger as a wholly owned subsidiary of Parent (the “merger”, and collectively with the merger agreement, the “merger proposal”);

•	To consider and vote on a proposal to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Planar to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”);

•	To consider and vote on a proposal to approve an adjournment of the special meeting of shareholders of Planar (the “special meeting”), if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal (the “adjournment proposal”); and

•	To transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

RECORD DATE	Only shareholders of record at the close of business on [—], 2015 (the “record date”) are entitled to notice of, and to vote at, the special meeting and at any adjournment or postponement of the special meeting.

VOTING BY PROXY	The Planar board of directors (the “Planar Board”) is soliciting your proxy to assure that a quorum is present and that your shares are represented and voted at the special meeting. For information on submitting your proxy over the internet, by telephone or by mailing back the traditional proxy card (no extra postage is needed for the provided envelope if mailed in the U.S.), please see the attached proxy statement and enclosed proxy card. If you later decide to vote in person at the special meeting, information on revoking your proxy prior to the special meeting is also provided.

RECOMMENDATIONS	The Planar Board unanimously recommends that you vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation proposal; and

•	“FOR” the adjournment proposal.

YOUR VOTE IS VERY IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING IN PERSON, PLEASE VOTE OVER THE INTERNET OR BY TELEPHONE PURSUANT TO THE INSTRUCTIONS CONTAINED IN THESE MATERIALS OR COMPLETE, DATE, SIGN AND RETURN A PROXY CARD AS PROMPTLY AS POSSIBLE. IF YOU RECEIVE MORE THAN ONE PROXY BECAUSE YOU OWN SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE VOTED. IF YOU DO NOT SUBMIT YOUR PROXY, INSTRUCT YOUR BROKER HOW TO VOTE YOUR SHARES OR VOTE IN PERSON AT THE SPECIAL MEETING ON THE MERGER PROPOSAL, IT WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” THIS PROPOSAL.

Your proxy may be revoked at any time before the vote at the special meeting by following the procedures outlined in the accompanying proxy statement.

Please note that we intend to limit attendance at the special meeting to Planar shareholders as of the record date (or their authorized representatives). If your shares are held by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must bring to the special meeting a legal proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting. Please also bring to the special meeting your account statement evidencing your beneficial ownership of Planar common stock as of the record date. All shareholders should also bring photo identification.

The proxy statement of which this notice forms a part provides a detailed description of the merger agreement and the merger. We urge you to read the proxy statement, including any documents incorporated by reference, and its annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Planar common stock, please contact Planar’s proxy solicitor, The Proxy Advisory Group, LLC®, by mail at 18 East 41st Street, 20th Floor, New York, New York 10017 or by telephone at (888) 557-7699 or (888) 55-PROXY (toll free) or (212) 616-2180.

By Order of the Board of Directors,

Stephen M. Going

Secretary

Beaverton, Oregon

[—], 2015

Page
SUMMARY	1

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER	12

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	18

THE COMPANIES	20

THE SPECIAL MEETING	22

THE MERGER PROPOSAL (PROPOSAL 1)	27

Structure of the Merger	27
What Shareholders Will Receive in the Merger	27
Treatment of Planar Equity Awards	27
Effects on Planar if the Merger Is Not Completed	27
Background of the Merger	28
Recommendation of the Planar Board and Reasons for the Merger	38
Opinion of Planar’s Financial Advisor	42
Certain Financial Projections	48
Interests of Planar Directors and Executive Officers in the Merger	50
Voting Agreements and Undertakings	57
Financing of the Merger	59
Regulatory Clearances and Approvals Required for the Merger	61
Legal Proceedings Regarding the Merger	63
Material U.S. Federal Income Tax Consequences of the Merger	63
Delisting and Deregistration of Planar Common Stock	64
Dissenters’ Rights	64

THE MERGER AGREEMENT	65

The Merger	65
Closing and Effective Time	65
Merger Consideration Treatment of Equity Awards	65 65
Exchange and Payment	66
Representations and Warranties Definition of Company Material Adverse Effect Definition of Parent Material Adverse Effect	66 68 69
Conduct of Business Pending the Merger No Control of Other Party’s Business	69 71

Acquisition Proposals

Definitions of Acquisition Proposal and Superior Proposal

Further Actions and Efforts

Employment, Employee Benefits and other Plans

Notification of Certain Matters

Indemnification, Exculpation and Insurance

71 74 74 75 76 76
Conditions to the Closing of the Merger Additional Conditions to Our Obligation to Effect the Merger Additional Conditions to the Obligations of Parent and Merger Sub	77 77 77
Termination Effect of Termination	78 79
Termination Fees and Expenses	80

-i-

-ii-

SUMMARY

This summary highlights information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger and the other matters being considered at the special meeting of Planar shareholders. We urge you to read carefully the remainder of this proxy statement, including the attached annexes, and the other documents to which we have referred you. For additional information on Planar included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” beginning on page [—]. We have included page references in this summary to direct you to a more complete description of the topics presented below.

All references to “Planar,” the “Company,” “we,” “us,” or “our” in this proxy statement refer to Planar Systems, Inc., an Oregon corporation; all references to “Parent” refer to Leyard American Corporation, a Delaware corporation and an affiliate of Leyard Optoelectronic Co., Ltd.; all references to “Merger Sub” refer to Leopard Acquisition Corporation, an Oregon corporation and a wholly owned subsidiary of Parent formed for the sole purpose of effecting the merger; all references to “Guarantor” refer to Leyard Optoelectronic Co., Ltd., the indirect owner of all the issued and outstanding capital stock of Parent; all references to “Leyard” refer to Parent and Guarantor together; all references to “Planar common stock” refer to the common stock, no par value per share, of Planar; all references to the “Planar Board” refer to the board of directors of Planar; all references to the “merger” refer to the merger of Merger Sub with and into Planar with Planar surviving as a wholly owned subsidiary of Parent; unless otherwise indicated or as the context otherwise requires, all references to the “merger agreement” refer to the Agreement and Plan of Merger, dated as of August 12, 2015, and as may be further amended from time to time, by and among Planar, Parent, Merger Sub and Guarantor, a copy of which is included as Annex A to this proxy statement. Planar, following the completion of the merger, is sometimes referred to in this proxy statement as the “surviving corporation.”

The Companies

Planar (see page [—])

Planar is a global leader in display and digital signage technology, providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar video walls, large format liquid crystal displays (“LCD”), interactive touch screen monitors, and many other solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Planar is headquartered in Beaverton, Oregon, with offices, manufacturing partners and customers worldwide.

Shares of Planar common stock are listed with, and trade on, the NASDAQ Global Market (“NASDAQ”) under the symbol “PLNR.” Our corporate website address is www.Planar.com. The information provided on the Planar website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to Planar’s website provided in this proxy statement.

Parent and Guarantor (see page [—])

Parent is the U.S. affiliate of Guarantor, which designs, produces, and distributes a range of LED display products and ancillary systems worldwide. Guarantor offers indoor, outdoor, fixed and creative LED displays that are used in various applications, such as sports, advertisement, concerts, shopping malls, stadiums, exhibitions and other indoor and outdoor events. It also rents LED displays. Parent is headquartered in Buffalo Grove, Illinois and Guarantor is headquartered in Beijing, China and its stock is publically traded on the Shenzhen Stock Exchange.

Merger Sub (see page [—])

Merger Sub was formed in August 2015 solely for the purpose of completing the merger with Planar. Merger Sub has not carried out any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the merger agreement, including the merger and matters related to the financing of the merger consideration.

The Special Meeting

Date, Time and Place (see page [—])

The special meeting of Planar shareholders (the “special meeting”) is scheduled to be held at Planar’s offices located at 1195 NW Compton Drive, Beaverton, Oregon 97006, on [—],[—], 2015 at [—], Pacific Time.

Purpose of the Meeting (see page [—])

The special meeting is being held in order to consider and vote on the following proposals:

•	to approve the merger agreement and the merger (the “merger proposal”);

•	to approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Planar to its named executive officers that is based on or otherwise relates to the merger (the “named executive officer merger-related compensation proposal”);

•	to approve the adjournment of the special meeting, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal (the “adjournment proposal”); and

•	to transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Planar shareholders must vote to approve the merger proposal as a condition for the merger to occur. If the Planar shareholders fail to approve the merger proposal, the merger will not occur.

Record Date; Shareholders Entitled to Vote (see page [—])

Only holders of Planar common stock at the close of business on [—], 2015, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, [—] shares of Planar common stock were issued and outstanding.

Holders of Planar common stock are entitled to one vote for each share of Planar common stock they own at the close of business on the record date.

Quorum (see page [—])

The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Planar common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. However, even if a quorum does not exist, a majority of the shares of Planar common stock present or represented by proxy at the special meeting and entitled to vote may adjourn the meeting to another place, date or time. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and will subject Planar to additional expense.

Required Vote (see page [—])

The approval of the merger proposal requires the affirmative vote of at least 67% of the shares of Planar common stock outstanding at the close of business on the record date.

Approval of the named executive officer merger-related compensation proposal (on an advisory basis) and the adjournment proposal requires the affirmative vote of a majority of the votes cast.

Voting at the Special Meeting (see page [—])

If your shares are registered directly in your name with our transfer agent, you are considered a “shareholder of record” and you may vote your shares in person at the special meeting or by mail, over the internet or by telephone. If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting. Although Planar offers four different voting methods, Planar encourages you to vote over the internet or by telephone, as Planar believes they are convenient, cost-effective and reliable voting methods. If you choose to vote your shares over the internet or by telephone, there is no need for you to mail back your proxy card.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. If you are a beneficial owner and you wish to vote in person at the special meeting, you must bring to the special meeting a legal proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting.

Shareholders who are entitled to vote at the special meeting may attend the special meeting. Beneficial owners should bring a copy of an account statement reflecting their ownership of Planar common stock as of the record date. All shareholders should bring photo identification.

Planar recommends that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed.

Solicitation of Proxies (see page [—])

The Planar Board is soliciting your proxy, and Planar will bear the cost of soliciting proxies. Planar has engaged The Proxy Advisory Group, LLC® to assist in the solicitation of proxies and provide related advice and informational support, for a services fee and the reimbursement of customary disbursements that are not expected to exceed $30,000 in the aggregate. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Planar common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by The Proxy Advisory Group, LLC® or, without additional compensation by certain of Planar’s directors, officers and employees.

Adjournment (see page [—])

In addition to the merger proposal and the named executive officer merger-related compensation proposal, Planar shareholders are also being asked to approve the adjournment proposal, which will give Planar authority to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If the adjournment proposal is approved, the special meeting could be adjourned by Planar as permitted under the terms of the merger agreement. In addition, Planar, as permitted under the terms of the merger agreement, could postpone the meeting before it commences, whether for the purpose of soliciting additional votes or for other reasons. If the special meeting is adjourned for the purpose of soliciting additional votes, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use.

The Merger

Structure of the Merger (see page [—])

If the merger is completed, then at the effective time of the merger (the “effective time”), Merger Sub will merge with and into Planar, the separate corporate existence of Merger Sub will cease and Planar will survive the merger as a wholly owned subsidiary of Parent.

Merger Consideration (see page [—])

Upon the terms and subject to the conditions of the merger agreement, at the effective time, Planar shareholders will have the right to receive $6.58 in cash (the “merger consideration”), without interest and less any applicable withholding taxes, for each share of Planar common stock that they own immediately prior to the effective time.

Treatment of Planar Equity Awards (see page [—])

The merger agreement provides that outstanding equity-based awards under Planar’s equity plans will be treated as set forth below.

Stock Options. Each stock option to purchase Planar common stock that is outstanding immediately prior to the effective time will become fully vested at the effective time and converted into the right to receive an amount in cash, without interest and less any required withholding taxes, equal to the product of (a) the total number of shares subject to such option multiplied by (b) the excess, if any, of $6.58 over the exercise price per share of such option. Stock options with exercise prices that exceed the per share merger consideration will be terminated without the payment of any consideration therefor.

Restricted Stock and Restricted Stock Units. Each restricted stock award and restricted stock unit that is outstanding immediately prior to the effective time of the merger will become fully vested (and any performance-based vesting conditions will be eliminated) at the effective time of the merger with respect to the number of shares underlying such award, and each holder thereof will be entitled to receive an amount in cash, without interest and less any required withholding taxes, equal to $6.58 for each share covered by such award.

Employee Stock Purchase Plan. Planar will terminate its 2015 Employee Stock Purchase Plan (the “ESPP”) effective as of immediately prior to the effective time and has suspended offerings under the ESPP.

Recommendation of the Planar Board of Directors (see page [—])

The Planar Board unanimously adopted and approved the merger agreement and the merger. Certain factors considered by the Planar Board in reaching its decision to adopt and approve the merger agreement and the merger can be found in the section entitled “The Merger Proposal—Recommendation of the Planar Board and Reasons for the Merger” beginning on page [—]. The Planar Board unanimously recommends that the Planar shareholders vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation proposal; and

•	“FOR” the adjournment proposal.

Opinion of Planar’s Financial Advisor (see page [—])

In connection with the merger, Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”), Planar’s financial advisor, delivered to the Planar Board a written opinion, dated August 12, 2015, as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of Planar common stock. The full text of the written opinion, dated August 12, 2015, of BofA Merrill Lynch, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached as Annex B to this proxy statement and is incorporated by reference herein in its entirety. BofA Merrill Lynch provided its opinion to the Planar Board (in its capacity as such) for the benefit and use of the Planar Board in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Planar or in which Planar might engage or as to the underlying business decision of Planar to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

Interests of Planar Directors and Executive Officers in the Merger (see page [—])

In considering the recommendation of the Planar Board that you vote “FOR” the merger proposal, you should be aware that, aside from their interests as Planar shareholders, Planar’s directors and executive officers have interests in the merger that are different from, or in addition to, the interests of other Planar shareholders generally.

With regard to our directors serving on the Planar Board (other than Mr. Gerald K. Perkel, whose interests are as an executive officer), these interests relate to accelerated vesting of the directors’ outstanding equity awards (which awards consist solely of restricted stock awards and stock options) and the provision of indemnification and insurance arrangements pursuant to the merger agreement and Planar’s articles of incorporation and bylaws, which reflect that such directors may be subject to claims arising from their service on the Planar Board.

With regard to our executive officers, these interests relate to the possible receipt of the following types of payments and benefits that may be triggered by or otherwise relate to the merger and coverage under indemnification and insurance arrangements:

•	accelerated vesting of executive officer equity awards, in the maximum aggregate amount of $5,153,778 for all executive officers;

•	possible cash payments and other benefits payable under employment and severance agreements with our executive officers in the event of a qualifying termination of employment in connection with the merger, in the maximum aggregate amount of $3,330,370for all executive officers; and

•	the provision of indemnification and insurance arrangements pursuant to the merger agreement and Planar’s articles of incorporation and bylaws.

As discussed in “The Merger Proposal—Interests of Planar Directors and Executive Officers in the Merger” beginning on page [—], the aggregate amount of compensation that our executive officers may potentially receive in connection with the proposed merger, assuming a qualifying termination of employment in connection with the merger, is $8,484,148. Other than accelerated vesting of outstanding equity awards, our directors will not receive any compensation in connection with the proposed merger in their capacity as directors. The foregoing list does not include any compensation that our executive officers and directors will receive with respect to equity awards or other benefits that are already fully vested and earned without regard to the completion of the merger.

Voting Agreements and Undertakings

Concurrently with the execution and delivery of the merger agreement, all of Planar’s executive officers and directors entered into voting agreements with Parent, pursuant to which the executive officers and directors generally agreed (i) to vote all shares of Planar common stock held by them in favor of the approval of the merger agreement and the merger, and (ii) to vote against any competing transaction or acquisition proposal (as defined below). The voting agreements also generally prohibit the Planar executive officers and directors from transferring their shares of Planar common stock prior to the earlier of the termination of the merger agreement and the effective time of the merger, subject to certain exceptions. The voting agreements will terminate upon the earlier of the termination of the merger agreement, an amendment to the merger agreement that reduces or changes the merger consideration or creates an additional condition to completion of the merger, and the effective time of the merger. The form of voting agreement is attached to this proxy statement as Annex C.

Concurrently with the execution and delivery of the merger agreement, the Chairman and each non-independent director of Guarantor entered into an irrevocable undertaking pursuant to which such individuals agreed to vote all of their shares (A shares) in the capital of Guarantor to approve the merger agreement, the merger and each other transaction contemplated under the merger agreement. The Chairman of Guarantor additionally undertook to use reasonable best efforts to cause Guarantor to complete the required financing. The undertakings generally prohibit the Guarantor Chairman and non-independent directors from transferring their shares (A shares) of Guarantor prior to the earlier of the termination of the merger agreement and the effective time of the merger. The voting agreements will terminate upon the earlier of the termination of the merger agreement and the effective time of the merger.

Regulatory Clearances and Approvals Required for the Merger (see page [—])

Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), we could not complete the merger until we gave notification and furnished information to the Federal Trade Commission and the Antitrust Division of the Department of Justice, and until the applicable waiting period expired or was terminated. On September 4, 2015, Planar and Parent each filed a premerger notification and report form under the HSR Act. Early termination of the waiting period was granted effective September 17, 2015.

The merger agreement provides for the parties to file a joint voluntary notice with the Committee on Foreign Investment in the United States (“CFIUS”), pursuant to the Defense Protection Act of 1950, as amended. Under the terms of the merger agreement, completion of the merger is subject to the condition that, the period of time for any consideration by CFIUS of the merger has expired or been terminated, or that CFIUS has provided written notice to the parties that either (i) the merger is not a covered transaction under Section 721 of the Defense Production Act of 1950, as amended; (ii) the review of the merger has concluded and there are no issues of national security sufficient to warrant investigation; or (iii) an investigation has been conducted and either (A) CFIUS has concluded that there are no unresolved issues of national security or (B) the time period for consideration of the merger by the President of the United States shall have elapsed and the President shall not have taken any action to block, rescind or restrict the merger or any of the transactions contemplated by the merger agreement. On September 18, 2015, the parties filed a voluntary joint notice with CFIUS.

The merger agreement provides for the parties to file such filings as may be required under applicable laws of the People’s Republic of China (“PRC”) in order to consummate the transactions contemplated by the merger agreement. These filings include (A) filings with the National Development and Reform Commission of the PRC or its competent local counterparts (collectively, the “NDRC”) and with the Ministry of Commerce of the PRC or its competent local counterparts (collectively, “MOFCOM”); (B) filings with the State Administration of Foreign Exchange of the PRC or its competent local counterparts (collectively, “SAFE”); and (C) filings with the Shenzhen Stock Exchange, where Guarantor’s stock is publicly traded. On September 2, 2015, the Guarantor completed its filing with the Beijing Municipality branch of the NDRC, and on September 24, 2015, the Guarantor completed its filing with the Beijing Municipality branch of MOFCOM.

While we have no reason to believe it will not be possible to obtain regulatory approvals in a timely manner or without the imposition of burdensome conditions, there is no certainty that these approvals will be obtained within the period of time contemplated by the merger agreement or that any such approvals would not be conditioned upon mitigation actions unacceptable to Guarantor, Parent, Merger Sub or Planar, or that a CFIUS or other regulatory challenge to the merger will not be made.

Legal Proceedings Regarding the Merger (see page [—])

Nine putative shareholder class action lawsuits have been filed against Planar, its directors, Parent, and other defendants in connection with Planar and Parent entering into the merger agreement. Each lawsuit was filed on behalf of a putative class of Planar shareholders against Planar, the individual members of the Planar Board, Parent and Merger Sub; some also name Guarantor as a defendant.

Material U.S. Federal Income Tax Consequences of the Merger (see page [—])

The exchange of Planar common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [—]. You are also encouraged to consult your own tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Dissenters’ Rights (see page [—])

In accordance with Section 60.554 of the Oregon Business Corporation Act (“OBCA”), no dissenters’ rights will be available to the holders of Planar common stock in connection with the merger or the other transactions contemplated by the merger agreement.

Expected Timing of the Merger

We expect to complete the merger in the fourth calendar quarter of 2015. However, the merger is subject to various regulatory clearances and approvals and other conditions, and it is possible that factors outside of the control of Planar or Parent could result in the merger being completed at a later time, or not at all. There may be a substantial amount of time between the special meeting and the completion of the merger. We expect to complete the merger promptly following the receipt of all required clearances and approvals and the satisfaction or, to the extent permitted, waiver of the other conditions to the completion of the merger.

Acquisition Proposals (see page [—])

From the date of the merger agreement, Planar is generally not permitted to:

•	initiate, solicit or knowingly encourage or knowingly facilitate any inquiries, proposals or offers with respect to, or that constitutes or could reasonably be expected to lead to, the making or completion of, an acquisition proposal;

•	engage or participate in any negotiations or discussions (other than to state that we are not permitted to have discussions) concerning, or provide or cause to be provided any information or data relating to Planar or any of its subsidiaries, in connection with, or with or for the purpose of knowingly encouraging or knowingly facilitating, an acquisition proposal;

•	approve, endorse or recommend any acquisition proposal; or

•	approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal or that could reasonably be expected to lead to an acquisition proposal.

However, prior to approval of the merger proposal by Planar shareholders at the special meeting, Planar may, upon terms and subject to the conditions set forth in the merger agreement, provide information to and engage in discussions or negotiations with a third party if such third party has made a bona fide written acquisition proposal that has not been solicited after the date of the merger agreement and the Planar Board determines in good faith, after consultation with its advisors, that such acquisition proposal would reasonably be expected to constitute, result in, or lead to, a superior proposal and that failure to take such action would be inconsistent with the Planar Board’s fiduciary duties.

Conditions to the Closing of the Merger (see page [—])

Each party’s obligation to effect the merger is subject to the satisfaction or, to the extent permitted, waiver of various conditions, including the following:

•	the merger agreement will have been approved by Planar’s shareholders at the special meeting;

•	all applicable waiting periods under the HSR Act will have expired or been terminated;

•	the period of time for any consideration by CFIUS of the merger will have expired or been terminated, or CFIUS will have provided a written notice to the parties to the effect that either (i) the merger is not a covered transaction under Section 721 of the Defense Production Act of 1950, as amended; (ii) the review of the merger has concluded and there are no issues of national security sufficient to warrant investigation; or (iii) an investigation has been conducted and either (A) CFIUS has concluded that there are no unresolved issues of national security or (B) the time period for consideration of the merger by the President of the United States shall have elapsed and the President shall not have taken any action to block, rescind or restrict the merger or any of the transactions contemplated by the merger agreement;

•	no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other applicable legal restraint or prohibition will be in effect, and no applicable law will have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any case, prohibits or makes illegal the consummation of the merger;

•	Planar’s, Parent’s and Merger Sub’s respective representations and warranties in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing of the merger in the manner described under “The Merger Agreement—Conditions to the Closing of the Merger” beginning on page [—];

•	Planar, Parent and Merger Sub shall have performed or complied in all material respects with each of their respective obligations under the merger agreement at or prior to the closing of the merger; and

•	the merger agreement, the merger and each other transaction contemplated by the merger agreement will have been approved by Guarantor’s shareholders at the Guarantor shareholder meeting.

Termination of the Merger Agreement (see page [—])

Planar and Parent may terminate the merger agreement under certain circumstances, including:

•	by mutual written consent;

•	if the merger has not occurred prior to February 12, 2016 (the “termination date”), provided that neither party will have the right to terminate the merger agreement pursuant to this provision if any action of such party or failure of such party to perform or comply with the covenants and agreements of such party will have been the direct cause of, or resulted directly in, the failure of the merger to be consummated by the termination date and such action or failure to perform constitutes a breach of the merger agreement;

•	if any court of competent jurisdiction or other governmental entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the merger agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable;

•	if approval of the merger agreement by the Planar shareholders has not been obtained at the special meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger agreement was taken; or

•	if approval of the merger agreement, the merger and each other transaction contemplated by the merger agreement by the Guarantor shareholders has not been obtained at the Guarantor shareholder meeting or at any adjournment or postponement thereof at which a vote on the approval of the merger agreement was taken.

Planar may terminate the merger agreement if:

•	Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in the conditions relating to each party’s obligations or the conditions relating to Planar’s obligations to effect the merger and (ii) cannot be cured by the termination date; provided, that, if curable, Planar shall have given Parent written notice, delivered at least thirty days prior to such termination, stating Planar’s intention to terminate the merger agreement pursuant to this provision and the basis for such termination; provided further, that Planar shall not have the right to terminate the merger agreement pursuant to this provision if it is then in material breach of any of its covenants or agreements set forth in the merger agreement;

•	at any time prior to the receipt of Planar shareholder approval of the merger agreement, in order to enter into an agreement for a transaction that is a superior proposal, if (i) Planar has complied with the provisions of the covenant relating to acquisition proposals with respect to such superior proposal and (ii) prior to or concurrently with such termination, Planar pays the fee due under the provision relating to fees and expenses; or

•	(i) the conditions to each party’s obligations to effect the merger and the conditions to Parent’s and Merger Sub’s obligations to effect the merger have been satisfied, (ii) Planar has irrevocably confirmed by written notice to Parent that the conditions set forth in the conditions to Planar’s obligations to effect the merger have been satisfied or that it is willing to waive any such unsatisfied conditions, and (ii) the merger has not been completed within three business days following the later to occur of (x) the date the closing should have otherwise occurred under the terms of the merger agreement and (y) the delivery of such notice.

Parent may terminate the merger agreement if:

•

Planar shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in the conditions relating to each party’s obligation or the conditions relating Parent’s and Merger Sub’s obligations to effect the merger and (ii) cannot be cured by the termination date; provided, that, if curable, Parent shall have given Planar written notice, delivered at least thirty days prior to such termination, stating Parent’s intention to terminate the merger agreement pursuant to this provision and the basis for such termination; provided further, that Parent shall not have the right to terminate the merger agreement pursuant to this provision if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in the merger agreement; or

•	(i) the Planar Board shall have effected an adverse recommendation change, (ii) any tender offer or exchange offer that constitutes an acquisition proposal is commenced and the Planar Board shall not have recommended that the Planar shareholders reject such offer and not tender their shares of Planar common stock into such offer within ten business days after commencement of such offer, (iii) Planar shall have committed a willful breach of the provisions of the covenant relating to acquisition proposals in any material respect, (iv) Planar shall have failed to include the recommendation of the Planar Board that the Planar shareholders vote in favor of the approval of the merger agreement in this proxy statement, or (v) Planar or the Planar Board (or any Board committee ) shall resolve, authorize or publicly propose to take any of the actions specified in clauses (i), (ii) or (iv).

Termination Fees and Expenses (see page [—]) and Escrow for Parent’s Termination Fee (see page [—])

If one of the following occurs, Planar must pay Parent a termination fee of $4,000,000:

•	the merger agreement is terminated by either Parent or Planar pursuant to the termination provision relating to the termination date or the termination provision relating to not obtaining Planar shareholder approval of the merger agreement and (i) at any time after the date of the merger agreement and prior to the termination under the termination provision relating to the termination date or the taking of a vote to approve the merger agreement at the Planar shareholders meeting or any adjournment or postponement thereof (in the case of a termination pursuant to the termination provision relating to not obtaining Planar shareholder approval of the merger agreement), an acquisition proposal shall have been publicly announced or publicly made known to the shareholders of Planar and not publicly withdrawn in good faith at least two business days prior to such termination under the termination provision relating to the termination date or such vote to adopt the merger agreement, as applicable, and (ii) within 12 months after such termination, Planar shall have consummated, or entered into a definitive agreement with respect to, an acquisition proposal that is later consummated (provided, that for purposes of this provision, the references to “15% or more” in the definition of acquisition proposal shall be deemed to be references to “more than 50%”);

•	the merger agreement is terminated by Planar pursuant to the termination provision relating to a superior proposal; or

•	the merger agreement is terminated by Parent pursuant to the termination provision relating to the Planar Board having effected an adverse recommendation change.

If one of the following occurs, Parent must pay Planar a termination fee of $8,000,000:

•	the merger agreement is terminated by Planar or Parent pursuant to the termination provision relating to not obtaining Guarantor shareholder approval of the merger agreement; or

•	the merger agreement is terminated by Planar pursuant to the termination provision relating to the closing conditions having been met or waived and Parent failing to complete the merger,

On the date of the merger agreement, Parent caused to be deposited an amount of cash equal to Parent’s termination fee with Wilmington Trust, N.A., as collateral and security for the payment of Parent’s termination fee, which amount will be held in escrow pursuant to an escrow agreement.

Indemnification, Exculpation and Insurance (see page [—])

For six years following the effective time, Parent shall cause the surviving corporation to indemnify Planar’s and its subsidiaries’ present and former directors, officers and employees. In addition, for a period of six years following the effective time, the surviving corporation will maintain in effect provisions in the surviving corporation’s organizational documents related to indemnification and advancement of expenses that are no less favorable than those set forth in Planar’s organizational documents as of the date of the merger agreement. The merger agreement also provides that Parent will maintain in effect the current policies of directors’ and officers’ liability insurance or cause to be provided substitute policies, or purchase a liability “tail” insurance policy, in either case on the same terms and conditions as the existing directors’ and officers’ liability (and fiduciary) insurance maintained by Planar, provided, however, that Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the annual premiums of the current policies maintained by Planar.

Delisting and Deregistration of Planar Common Stock (see page [—])

Upon completion of the merger, Planar common stock will be delisted from NASDAQ and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Market Prices of Planar Common Stock (see page [—])

The merger consideration of $6.58 per share of Planar common stock represented a premium of approximately 42% to the $4.65 per share closing price of Planar common stock on NASDAQ on August 12, 2015, the last trading day prior to the public announcement of the proposed merger. The closing price of the Planar common stock on NASDAQ on [—], 2015, the most recent practicable date prior to the filing of this proxy statement, was $[—] per share. You are encouraged to obtain current market prices of Planar common stock in connection with voting your shares of Planar common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following are brief answers to certain questions that you may have regarding the merger, the special meeting and the proposals being considered at the special meeting. We urge you to carefully read the remainder of this proxy statement because the information in this section does not provide all the information that might be important to you with respect to the merger and the special meeting. Additional important information is also contained in the annexes attached to this proxy statement and the documents referred to or incorporated by reference into this proxy statement.

Q.	Why am I receiving these proxy materials?

A.	On August 12, 2015, Planar entered into the merger agreement providing for the merger of Merger Sub with and into Planar, pursuant to which Planar will survive the merger as a wholly owned subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation by the Planar Board of proxies of Planar shareholders in favor of the merger proposal and the other matters to be voted on at the special meeting.

Q.	What is the proposed transaction?

A.	If the merger proposal is approved by Planar shareholders and the other conditions to the completion of the merger contained in the merger agreement are satisfied or waived, Merger Sub will merge with and into Planar. Planar will be the surviving corporation in the merger and will be privately held as a wholly owned subsidiary of Parent.

Q.	What will I receive in the merger?

A.	Under the terms of the merger agreement, if the merger is completed, you will be entitled to receive $6.58 in cash, without interest and less any applicable withholding taxes, for each share of Planar common stock you own. For example, if you own 1000 shares of Planar common stock, you will be entitled to receive $6,580 in cash in exchange for your shares, without interest and less any applicable withholding taxes. You will not be entitled to receive shares in the surviving corporation or in Parent.

Q.	Where and when is the special meeting, and who may attend?

A.	The special meeting will be held at Planar’s offices located at 1195 NW Compton Drive, Beaverton, Oregon, 97006 on [—],[—] 2015, at [—], Pacific Time. Shareholders who are entitled to vote may attend the meeting. Beneficial owners of shares held in “street name” should bring a copy of an account statement reflecting their ownership of Planar common stock as of the record date. All shareholders should bring photo identification.

Q.	Who can vote at the Special Meeting?

A.	All Planar shareholders of record as of the close of business on [—], 2015, the record date for the special meeting, are entitled to receive notice of, attend and vote at the special meeting, or any adjournment or postponement thereof. Each share of Planar common stock is entitled to one vote on all matters that come before the meeting. At the close of business on the record date, there were [—] shares of Planar common stock issued and outstanding.

Q.	What matters will be voted on at the special meeting?

A.	At the special meeting, you will be asked to consider and vote on the following proposals:

•	the merger proposal;

•	the named executive officer merger-related compensation proposal;

•	the adjournment proposal; and

•	to transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Q.	How does the Planar Board recommend that I vote on the proposals?

A.	Planar’s Board unanimously recommends that you vote:

•	“FOR” the merger proposal;

•	“FOR” the named executive officer merger-related compensation proposal; and

•	“FOR” the adjournment proposal.

Q.	What vote is required to approve the merger proposal?

A.	The merger proposal will be approved if shareholders holding at least 67% of the shares of Planar common stock outstanding and entitled to vote at the close of business on the record date vote “FOR” the proposal.

Q.	What vote is required to approve the other proposals?

A.	Each of the named executive officer merger-related compensation proposal and the adjournment proposal will be approved if a majority of the votes cast vote “FOR” each such proposal.

Q.	Do you expect the merger to be taxable to Planar shareholders?

A.	The exchange of Planar common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state, local or other tax laws. You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [—]. You are also encouraged to consult your own tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Q.	What other effects will the merger have on Planar?

A.	If the merger is completed, Planar common stock will be delisted from NASDAQ and deregistered under the Exchange Act, and Planar will no longer be required to file periodic reports with the Securities and Exchange Commission (the “SEC”) with respect to Planar common stock, in each case in accordance with applicable law, rules and regulations. Following the completion of the merger, Planar common stock will no longer be publicly traded and you will no longer have any interest in Planar’s future earnings or growth; each share of Planar common stock you hold will represent only the right to receive $6.58 in cash, without interest and less any applicable withholding taxes.

Q.	When is the merger expected to be completed?

A.	The parties to the merger agreement expect to complete the merger in the fourth quarter of calendar 2015, although Planar cannot assure completion by any particular date, if at all. Because the merger is subject to a number of conditions, including the receipt of shareholder approval by both the Planar shareholders and the Guarantor shareholders of the merger agreement and the receipt of certain regulatory approvals, the exact timing of the merger cannot be determined at this time and we cannot guarantee that the merger will be completed.

Q.	What happens if the merger is not completed?

A.

If the merger proposal is not approved by Planar shareholders, or if the merger is not completed for any other reason, Planar shareholders will not receive any payment for their shares of Planar common stock in connection with the merger. Instead, Planar will remain an independent public company and shares of Planar common stock will continue to be listed and traded on NASDAQ. If the merger agreement is terminated under specified circumstances, Planar may be required to pay Parent a termination fee of $4,000,000 or Parent may be required to pay Planar a termination fee of $8,000,000. See the section entitled

“The Merger Agreement—Termination Fees and Expenses” beginning on page [—] for a discussion of the circumstances under which either party will be required to pay a termination fee.

Q.	Why am I being asked to consider and vote on the named executive officer merger-related compensation proposal?

A.	The SEC rules require Planar to seek approval on a non-binding, advisory basis with respect to certain payments that will or may be made to Planar’s named executive officers in connection with the merger. Approval of the named executive officer merger-related compensation proposal is not required to complete the merger.

Q.	Who is soliciting my vote?

A.	The Planar Board is soliciting your proxy, and Planar will bear the cost of soliciting proxies. The Proxy Advisory Group, LLC® has been retained to assist with the solicitation of proxies. The Proxy Advisory Group, LLC® will be paid approximately $[—] and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks or other nominees to beneficial owners of shares of Planar common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail or other electronic medium by The Proxy Advisory Group, LLC® or, without additional compensation, by certain of Planar’s directors, officers and employees.

Q.	What do I need to do now?

A.	Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the attached annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q.	How do I vote if my shares are registered directly in my name?

A.	If your shares are registered directly in your name with our transfer agent, you are considered a “shareholder of record” and there are four methods by which you may vote your shares at the special meeting:

•	Internet: To vote over the internet, go to [—] and follow the steps outlined on the secured website. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to cast your vote over the internet. If you vote over the internet, you do not have to mail in a proxy card.

•	Telephone: To vote by telephone, call toll-free [—] any time on a touchtone phone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to cast your vote by telephone. If you vote by telephone, you do not have to mail in a proxy card.

•	Mail: To vote by mail, complete, sign and date a proxy card and return it promptly to the address indicated on the proxy card in the postage paid envelope provided. If you return your signed proxy card to us before the special meeting and do not subsequently revoke your proxy, we will vote your shares as you direct.

•	In Person: You may attend the special meeting and vote your shares in person, rather than voting your shares by mail, over the internet or by telephone. You will be given a ballot when you arrive.

Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy. Please choose only one method to cast your vote by proxy. We encourage you to vote over the internet or by telephone, both of which are convenient, cost-effective and reliable alternatives to returning a proxy card by mail.

Q.	How do I vote if my shares are held in the name of my broker, bank or other nominee?

A.	If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. If you are a beneficial owner and you wish to vote in person at the special meeting, you must bring to the special meeting a legal proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting.

Q.	Can I change or revoke my proxy after it has been submitted?

A.	Yes. You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares, you may change or revoke your proxy by:

•	voting again over the internet or by telephone prior to [—], Eastern Time, on [—], 2015;

•	timely sending a written notice that you are revoking your proxy to our Secretary;

•	timely delivering a valid, later-dated proxy; or

•	attending the special meeting and notifying the election officials that you wish to revoke your proxy to vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

If you are the beneficial owner of shares held in “street name,” you will have to follow the instructions provided by your broker, bank or other nominee to change or revoke your proxy.

Q.	How many shares of Planar common stock must be present to constitute a quorum for the meeting?

A.	The presence at the special meeting, in person or by proxy, of a majority of the shares of Planar common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. However, even if a quorum does not exist, a majority of the shares of Planar common stock present or represented by proxy at the special meeting and entitled to vote may adjourn the special meeting to another place, date or time. Failure of a quorum to be present at the special meeting will necessitate an adjournment or postponement of the special meeting and will subject Planar to additional expense. As of the record date, there were [—] shares of Planar common stock outstanding. Accordingly, [—] shares of Planar common stock must be present or represented by proxy at the special meeting to constitute a quorum.

Q.	What if I abstain from voting on any proposal?

A.	If you attend the special meeting or submit a proxy card, but abstain from voting on any proposal, your shares will still be counted for purposes of determining whether a quorum exists, but will not be voted on any proposal. As a result, your abstention from voting will have the same effect as a vote “AGAINST” the merger proposal, but will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal.

Q.	Will my shares be voted if I do not sign and return my proxy card or vote by telephone or over the internet or in person at the special meeting?

A.	If you are a shareholder of record and you do not sign and return your proxy card or vote by telephone, over the internet or in person, your shares will not be voted at the special meeting and will not be counted for purposes of determining whether a quorum exists. If a quorum exists, the failure to return your proxy card or otherwise vote your shares at the special meeting will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of Planar common stock outstanding on the record date, not just the votes cast. As a result, if you fail to return your proxy card or otherwise vote your shares at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal.

You will have the right to receive the merger consideration if the merger proposal is approved and the merger is completed even if your shares are not voted at the special meeting. However, if your shares are not voted at the special meeting, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	My shares are held in “street name” by my broker. Will my broker automatically vote my shares for me?

A.	No. A “broker non-vote” occures when: (i) your shares are held in “street name” by brokers, banks and other nominees, and (ii) the broker, bank or nominee submits a proxy card for your shares of Planar common stock held in “street name” but does not vote on a particular proposal because you have not instructed the broker, bank or other nominee regarding how to vote on such proposal and your broker does not have discretionary authority to vote. In the case of a broker non-vote on a particular proposal, your shares will not be voted on that proposal. Because, under applicable rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, broker non-votes, if any, (x) will not be counted as present in person or by proxy at the special meeting for purposes of determining the presence or absence of a quorum unless the broker has been instructed to vote on at least one of the proposals presented in this proxy statement and (y) those shares will not be voted on any proposal for which a broker non-vote occurs. The failure to issue voting instructions to your broker, bank or other nominee will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of Planar common stock outstanding on the record date, not just the votes cast. As a result, if you fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.

Q.	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record?

A.	No. Because any shares you may hold in “street name” will be deemed to be held by a different shareholder than any shares you hold of record, any shares held in “street name” will not be combined for voting purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust or as custodian for a minor, you will receive a separate proxy card for those shares and need to vote them separately because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity. Shares held in an individual retirement account must be voted under the rules governing the account.

Q.	Am I entitled to exercise dissenters’ rights instead of receiving the merger consideration for my shares of Planar common stock?

A.	No. In accordance with Section 60.554 of the OBCA, no dissenters’ rights will be available to the holders of Planar common stock in connection with the merger or the other transactions contemplated by the merger agreement.

Q.	What happens if I sell my shares of Planar common stock before the completion of the merger?

A.	If you transfer your shares of Planar common stock, you will have transferred your right to receive the merger consideration in the merger. In order to receive the merger consideration, you must hold your shares of Planar common stock through the completion of the merger.

Q.	Should I send in my stock certificates or other evidence of ownership now?

A.

No. After the merger is completed, you will receive a letter of transmittal from the paying agent for the merger with detailed written instructions for exchanging your shares of Planar common stock for the consideration to be paid to former Planar shareholders in connection with the merger. If you are the beneficial owner of shares of Planar common stock held in “street name,” you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of such shares. Do not send in your stock certificates now.

Q.	What does it mean if I get more than one proxy card or voting instruction card?

A.	If your shares are registered differently or are held in more than one account, you will receive more than one proxy card or voting instruction card. Please complete and return all of the proxy cards or voting instruction cards you receive (or submit each of your proxies over the internet or by telephone) to ensure that all of your shares are voted.

Q.	What is householding and how does it affect me?

A.	The SEC permits companies to send a single set of proxy materials to any household at which two or more shareholders reside, unless contrary instructions have been received, but only if the applicable company provides advance notice and follows certain procedures. In such cases, each shareholder continues to receive a separate notice of meeting and proxy card. Certain brokerage firms may have instituted householding for beneficial owners of common stock held through brokerage firms. If your family has multiple accounts holding common stock, you may have already received a householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this proxy statement. The broker will arrange for delivery of a separate copy of this proxy statement promptly upon your written or oral request. You may decide at any time to revoke your decision to household, and thereby receive multiple copies of proxy materials.

Q.	When will Planar announce the voting results of the special meeting, and where can I find the voting results?

A.	Planar intends to announce the preliminary voting results at the special meeting, and will report the final voting results of the special meeting in a Current Report on Form 8-K filed with the SEC. All reports that Planar files with the SEC are publicly available when filed.

Q:	Who can help answer my other questions?

A:	If you have questions about the merger, require assistance in submitting your proxy or voting your shares, or need additional copies of this proxy statement or the enclosed proxy card, please contact The Proxy Advisory Group, LLC®, which is acting as the proxy solicitation agent for Planar in connection with the merger.

The Proxy Advisory Group, LLC®

18 East 41st Street, 20th Floor, New York, New York 10017

(888) 557-7699 or (888) 55-PROXY (toll free) or (212) 616-2180

If your broker, bank or other nominee holds your shares, you should also call your broker, bank or other nominee for additional information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement and the attached annexes contain “forward-looking” statements within the meaning of the federal securities laws that reflect our current views with respect to future events and financial performance. Statements that include the words “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “will,” “may,” “would” and similar statements of a future or forward-looking nature may be used to identify forward-looking statements. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. For example, forward-looking statements include any statements of the plans, strategies and objectives of management of Planar or Parent for future operations, including the execution of integration plans and the anticipated timing of filings and approvals related to the merger or the closing of the merger; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond our control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in those statements, and therefore, you should not place undue reliance on any of those statements. The following factors, among others, could also cause actual results to differ from those set forth in the forward-looking statements:

STANDARD OPERATING FACTORS

•	poor or weakened domestic and international business and economic conditions,

•	changes or reductions in the demand or order rates for products in the various display markets served by us,

•	any delay in the timing of customer orders or our ability to ship product upon receipt of a customer order,

•	the extent and timing of any additional expenditures by us to address business growth opportunities,

•	any inability to reduce costs or to do so quickly enough, in either case, in response to reductions in revenue,

•	our ability to successfully implement any cost reduction initiatives or generally cause ongoing operating expenses to be maintained at levels permitting our profitability,

•	adverse impacts on us or our operations relating to or arising from any inability to fund desired expenditures, including due to difficulties in obtaining necessary financing,

•	changes in the flat-panel monitor and digital signage industry,

•	changes in customer demand or ordering patterns,

•	changes in the competitive environment including pricing pressures or the ability to keep pace with technological changes,

•	technological advances, and

•	shortages of manufacturing capacity from Planar’s third-party manufacturing partners or other interruptions in the supply of components Planar incorporates in its finished goods including as a result of labor unrest at import facilities and natural disasters and future production variables resulting in excess inventory.

TRANSACTION-RELATED FACTORS

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement,

•	the failure to receive, on a timely basis or otherwise, approval of the merger proposal by the Planar shareholders, approval of the merger agreement by the Guarantor shareholders, or the approval of government or regulatory agencies with regard to the merger,

•	the failure of one or more conditions to the closing of the merger agreement to be satisfied,

•	the failure of Parent to obtain the necessary financing in connection with the merger agreement,

•	the amount of the costs, fees, expenses and charges related to the merger agreement or merger,

•	risks arising from the merger’s diversion of management’s attention from our ongoing business operations,

•	risks that our stock price may decline significantly if the merger is not completed, and

•	the ability of Planar to retain and hire key personnel and maintain relationships with customers, suppliers and other business partners pending the completion of the merger.

Readers are cautioned not to place undue reliance on forward-looking statements because actual results may differ materially from those expressed in, or implied by, the forward-looking statements. Any forward-looking statement that we make speaks only as of the date of such statement, and we undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data.

All subsequent written or oral forward-looking statements concerning the merger or the other transactions contemplated by the merger agreement or other matters addressed in this proxy statement and attributable to Planar or any person acting on Planar’s behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section of this proxy statement.

THE COMPANIES

Planar Systems, Inc.

Planar Systems, Inc., which we refer to as Planar, is a global leader in display and digital signage technology, providing premier solutions for the world’s most demanding environments. Retailers, educational institutions, government agencies, businesses, utilities and energy firms, and home theater enthusiasts all depend on Planar to provide superior performance when image experience is of the highest importance. Planar video walls, large format liquid crystal displays (“LCD”), interactive touch screen monitors, and many other solutions are used by the world’s leading organizations in applications ranging from digital signage to simulation and from interactive kiosks to large-scale data visualization. Planar has a global reach with sales offices in North America, Europe, and Asia and manufacturing facilities in the United States and France.

Planar was originally incorporated in Delaware in 1983 and re-incorporated in Oregon in 1988. In September 2006, Planar completed the acquisition of Clarity Visual Systems, Inc., and in May 2007, it acquired substantially all of the assets and certain liabilities of Runco International, Inc.

Shares of Planar common stock are listed with, and trade on, NASDAQ Global Market (“NASDAQ”) under the symbol “PLNR.” Our corporate website address is www.Planar.com. The information provided on our website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to our website provided in this proxy statement.

For additional information about Planar included in documents incorporated by reference into this proxy statement, see the section entitled “Where You Can Find More Information” on page [—]. Planar’s principal executive offices are located at 1195 NW Compton Drive, Beaverton, Oregon 97006 and its telephone number is (503) 748-1100.

Leyard Optoelectronic Co., Ltd.

Leyard Optoelectronic, Co., Ltd., which we refer to as Guarantor, designs, produces, and distributes a range of LED display products and ancillary systems worldwide. Guarantor offers indoor, outdoor, fixed and creative LED displays that are used in various applications, such as sports, advertisement, concerts, shopping malls, stadiums, exhibitions and other indoor and outdoor events. It also rents LED displays. Guarantor was founded in 1995 and is headquartered in Beijing, China.

Guarantor’s stock is publicly traded on the Shenzhen exchange. Guarantor’s website is www.leyard.com/en/. The information provided on Guarantor’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to ’Guarantor’s website provided in this proxy statement. Guarantor’s principal executive offices are located at No. 9 Zhenghongqi West Street, North of Summer Palace, Haidian District, Beijing, China, 100091 and its telephone number is +86-010-62888888.

Leyard American Corporation

Leyard American Corporation, which we refer to as Parent, is the U.S. affiliate of Leyard Optoelectronic, Co., Ltd. Like Guarantor, Parent designs, produces, and distributes a range of LED display products and ancillary systems worldwide. Parent offers indoor, outdoor, fixed and creative LED displays that are used in various applications, such as sports, advertisement, concerts, shopping malls, stadiums, exhibitions and other indoor and outdoor events. It also rents LED displays. Parent is headquartered in Chicago, Illinois.

Parent’s website is www.leyardusa.com/. The information provided on Parent’s website is not part of this proxy statement and is not incorporated in this proxy statement by reference hereby or by any other reference to Parent’s website provided in this proxy statement. Parent’s principal executive offices are located at 1692 Barclay Blvd, Buffalo Grove, IL 60089and its telephone number is (847) 947-8148.

Leopard Acquisition Corporation

Leopard Acquisition Corporation, which we refer to as Merger Sub, is a wholly owned subsidiary of Parent and was formed in August 2015 solely for the purpose of completing the merger with Planar. Merger Sub has not carried out any activities to date, except for activities incidental to its incorporation and activities undertaken in connection with the transactions contemplated by the merger agreement, including the merger and matters related to the financing of the merger consideration. Upon completion of the merger, Merger Sub will merge with and into Planar, the separate corporate existence of Merger Sub will cease and Planar will continue as the surviving corporation and a wholly owned subsidiary of Parent.

THE SPECIAL MEETING

This proxy statement is being provided to the Planar shareholders as part of a solicitation by the Planar Board of proxies for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement of the special meeting.

Date, Time and Place

The special meeting is scheduled to be held at Planar’s offices located at 1195 NW Compton Drive, Beaverton, Oregon 97006 on [—],[—] 2015 at [—], Pacific Time.

Purpose of the Special Meeting

At the special meeting, Planar shareholders will be asked to consider and vote on the following proposals:

•	the merger proposal, which is further described in the sections entitled “The Merger Proposal” and “The Merger Agreement,” beginning on pages [—] and [—], respectively;

•	the named executive officer merger-related compensation proposal, which is further described in the sections entitled “The Merger Proposal—Interests of Planar’s Directors and Executive Officers in the Merger” and “Advisory Vote on Named Executive Officer Merger-Related Compensation Proposal” beginning on pages [—] and [—], respectively;

•	the adjournment proposal; and

•	to transact such other business as may properly come before the special meeting or any adjournments or postponements of the special meeting.

Planar shareholders must approve the merger proposal as a condition to the completion of the merger. If the Planar shareholders fail to approve the merger proposal, the merger will not occur. The vote on the named executive officer merger-related compensation proposal is a vote separate and apart from the vote to approve the merger proposal. Accordingly, a shareholder may vote to approve the merger proposal and vote not to approve the named executive officer merger-related compensation proposal, and vice versa. Because the vote on the named executive officer merger-related compensation proposal is only advisory in nature, it will not be binding on Planar, Parent or the surviving corporation. Accordingly, because Planar is contractually obligated to pay such merger-related compensation, the compensation will be payable, subject only to the conditions applicable thereto, if the merger proposal is approved, regardless of the outcome of the advisory vote.

Other than the matters described above, Planar does not expect a vote to be taken on any other matters at the special meeting or any adjournment or postponement thereof. However, if any other matters are properly presented at the special meeting or any adjournment or postponement thereof for consideration, the holders of the proxies will have discretion to vote on such matters in accordance with their best judgment.

Recommendation of the Planar Board of Directors

The Planar Board unanimously adopted and approved the merger agreement and the merger. Certain factors considered by the Planar Board in reaching its decision to adopt and approve the merger agreement and the merger can be found in the section entitled “The Merger Proposal—Recommendation of the Planar Board and Reasons for the Merger” beginning on page [—].

The Planar Board unanimously recommends that the Planar shareholders vote “FOR” the merger proposal, “FOR” the named executive officer merger-related compensation proposal and “FOR” the adjournment proposal.

Record Date; Shareholders Entitled to Vote

Only holders of Planar common stock at the close of business on [—], 2015, the record date for the special meeting, will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements of the special meeting. At the close of business on the record date, [—] shares of Planar common stock were issued and outstanding.

Holders of Planar common stock are entitled to one vote for each share of Planar common stock they own at the close of business on the record date.

Quorum

The presence at the special meeting, in person or by proxy, of the holders of a majority of the shares of Planar common stock outstanding on the record date will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. However, even if a quorum does not exist, a majority of the shares of Planar common stock present or represented by proxy at the special meeting and entitled to vote may adjourn the meeting to another place, date or time. Failure of a quorum to be represented at the special meeting will necessitate an adjournment or postponement of the special meeting and will subject Planar to additional expense.

Once a share is represented in person or by proxy at the special meeting, it will be counted for purposes of determining whether a quorum exists at the special meeting and any adjournment or postponement of the special meeting. However, if a new record date is set for the adjourned or postponed special meeting, a new quorum will have to be established. If you submit a properly executed proxy card, even if you abstain from voting, your shares will be counted for purposes of determining whether a quorum exists at the special meeting.

Required Vote

The approval of the merger proposal requires the affirmative vote of at least 67% of the shares of Planar common stock outstanding at the close of business on the record date.

Approval of each of the named executive officer merger-related compensation proposal and the adjournment proposal requires that the votes cast by the shares entitled to vote favoring the action exceed the votes cast opposing the action.

Abstentions and Broker Non-Votes

An abstention occurs when a shareholder attends a meeting, either in person or by proxy, but abstains from voting. At the special meeting, abstentions will be counted for purposes of determining whether a quorum exists. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal, but will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal.

If no instruction as to how to vote is given (including no instruction to abstain from voting) in an executed, duly returned and not revoked proxy, the proxy will be voted “FOR” (i) approval of the merger proposal, (ii) approval of the named executive officer merger-related compensation proposal, and (iii) approval of the adjournment proposal.

A “broker non-vote” occurs when (i) your shares are held in “street name” by brokers, banks and other nominees, and (ii) the broker, bank or nominee submits a proxy card for your shares of Planar common stock held in “street name” but does not vote on a particular proposal because you have not instructed the broker, bank or other nominee regarding how to vote on such proposal and your broker does not have discretionary authority to vote. Because, under applicable rules, brokers, banks and other nominees holding shares in “street name” do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement, broker non-votes, if any, (x) will not be counted as present in person or by proxy at the special meeting for purposes of determining the presence or absence of a quorum unless the broker has been instructed to vote on at least one of the proposals presented in this proxy statement, and (y) will not be voted on any proposal for which a broker non-vote occurs.

Failure to Vote

If you are a shareholder of record and you do not sign and return your proxy card or vote over the internet, by telephone or in person at the special meeting, your shares will not be voted at the special meeting, will not be counted as present in person or by proxy at the special meeting and will not be counted for purposes of determining whether a quorum exists.

As discussed above, under applicable rules, brokers and other record holders do not have discretionary voting authority with respect to any of the three proposals described in this proxy statement. Accordingly, if you are the beneficial owner of shares held in “street name” and you do not issue voting instructions to your broker, bank or other nominee, your shares will not be counted as present in person or by proxy at the special meeting for purposes of determining the presence or absence of a quorum, and your shares will not be voted on any proposal.

A failure to vote or a broker non-vote will have no effect on the outcome of the named executive officer merger-related compensation proposal or the adjournment proposal. However, the vote to approve the merger proposal is based on the total number of shares of Planar common stock outstanding on the record date, not just the votes cast. As a result, if you fail to vote your shares, or fail to issue voting instructions to your broker, bank or other nominee, it will have the same effect as a vote “AGAINST” the merger proposal.

Voting by Planar’s Directors and Executive Officers

At the close of business on the record date, directors and executive officers of Planar and their affiliates were entitled to vote [—] shares of Planar common stock, or approximately [—]% of the shares of Planar common stock issued and outstanding on that date.’’ Concurrently with the execution and delivery of the merger agreement, all of the Planar executive officers and directors entered into voting agreements with Parent, pursuant to which the executive officers and directors generally agreed (i) to vote all of their shares of Planar common stock held by them in favor of the approval of the merger agreement and the merger, and (ii) to vote against any acquisition proposal (as defined below). The voting agreements also generally prohibit the Planar executive officers and directors from transferring their shares of Planar common stock prior to the earlier of the termination of the merger agreement and the effective time of the merger, subject to certain exceptions. The voting agreements will terminate upon the earlier of the termination of the merger agreement, an amendment to the merger agreement that reduces or changes the merger consideration, and the effective time of the merger. The form of voting agreement is attached to this proxy statement as Annex C.

Voting at the Special Meeting

If your shares are registered directly in your name with our transfer agent, you are considered a “shareholder of record” and there are four methods by which you may vote your shares at the special meeting. You may attend the special meeting and vote your shares in person, rather than signing and returning your proxy card, or you may vote your shares by authorizing the persons named as proxies on the proxy card to vote your shares at the special meeting by returning the proxy card by mail, or by voting over the internet, or by telephone. Although Planar offers four different voting methods, Planar encourages you to vote over the internet or by telephone, as Planar believes they are the most convenient, cost-effective and reliable voting methods. If you choose to vote your shares over the internet or by telephone, there is no need for you to mail back your proxy card. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed.

•	To Vote in Person: If you plan to attend the special meeting and wish to vote in person, you will be given a ballot at the special meeting.

•	To Vote Over the Internet: To vote over the internet, go to [—] and follow the steps outlined on the secured website. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to cast your vote. If you vote over the internet, you do not have to mail in a proxy card.

•	To Vote by Telephone: To vote by telephone, call toll-free [—] at any time on a touchtone phone. Please have your proxy card available for reference because you will need the validation details that are located on your proxy card in order to cast your vote. If you vote by telephone, you do not have to mail in a proxy card.

•	To Vote by Mail: To vote by mail, complete, sign and date the proxy card and return it promptly to the address indicated on the proxy card in the postage paid enveloped provided. If you sign and return your proxy card without indicating how you want your shares of Planar common stock to be voted with regard to a particular proposal, your shares of Planar common stock will be voted in favor of such proposal. If you return your proxy card without a signature, your shares will not be counted as present at the special meeting and cannot be voted.

If your shares are held by your broker, bank or other nominee, you are considered the beneficial owner of shares held in “street name” and you will receive a form from your broker, bank or other nominee seeking instruction from you as to how your shares should be voted. If you are a beneficial owner and you wish to vote in person at the special meeting, you must bring to the special meeting a legal proxy from the broker, bank or other nominee that holds your shares authorizing you to vote in person at the special meeting.

Shareholders who are entitled to vote at the special meeting may attend the special meeting. Beneficial owners should bring a copy of an account statement reflecting their ownership of Planar common stock as of the record date. All shareholders should bring photo identification.

Revocation of Proxies

You can change or revoke your proxy at any time before the final vote at the special meeting. If you are the record holder of your shares, you may revoke your proxy by:

•	voting again over the internet or by telephone prior to [—], Eastern Time, on [—], 2015;

•	timely sending a written notice that you are revoking your proxy to our Secretary;

•	timely delivering a valid, later-dated proxy; or

•	attending the special meeting and notifying the election officials that you wish to revoke your proxy to vote in person. Simply attending the special meeting will not, by itself, revoke your proxy.

If you are the beneficial owner of shares held in “street name,” you should contact your broker, bank or other nominee with questions about how to change or revoke your voting instructions.

Solicitation of Proxies

The Planar Board is soliciting your proxy, and Planar will bear the cost of soliciting proxies. The Proxy Advisory Group, LLC® has been retained to assist with the solicitation of proxies. The Proxy Advisory Group, LLC® will be paid approximately $[—] and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Planar common stock, in which case these parties will be reimbursed for their reasonable out-of-pocket expenses. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or other electronic medium by The Proxy Advisory Group, LLC® or, without additional compensation by certain of Planar’s directors, officers and employees.

Adjournment

In addition to the merger proposal and the named executive officer merger-related compensation proposal, Planar shareholders are also being asked to approve the adjournment proposal, which will give the Planar Board authority to, as permitted under the terms of the merger agreement, adjourn the special meeting for the purpose of soliciting additional votes in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum does not exist, the holders of a majority of the shares of Planar common stock present or represented by proxy at the special meeting and entitled to vote may adjourn the special meeting to another place, date or time. If the adjournment proposal is approved, the special meeting could be adjourned by the Planar Board as permitted under the terms of the merger agreement. In addition, the Planar Board, as permitted under the terms of the merger agreement, could postpone the meeting before it commences, whether for the purpose of soliciting additional votes or for other reasons. If the special meeting is adjourned or postponed for the purpose of soliciting additional votes, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.

The Planar Board unanimously recommends a vote “FOR” the adjournment proposal.

Other Information

You should not return your stock certificate or send documents representing Planar common stock with the proxy card. If the merger is completed, the paying agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Planar common stock for the consideration to be paid to the former Planar shareholders in connection with the merger.

THE MERGER PROPOSAL

(PROPOSAL 1)

The discussion of the merger agreement and the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and hereby incorporated by reference into this proxy statement.

Structure of the Merger

Subject to the terms and conditions of the merger agreement and in accordance with the OBCA, at the effective time, Merger Sub will merge with and into Planar, the separate corporate existence of Merger Sub will cease and Planar will survive the merger as a wholly owned subsidiary of Parent.

What Shareholders Will Receive in the Merger

At the effective time, each outstanding share of Planar common stock (other than Planar common stock held by us or our wholly owned subsidiaries, or by Parent or Merger Sub) will be automatically converted into the right to receive $6.58 in cash, without interest and less any applicable withholding taxes. After the merger is completed, holders of Planar common stock will have only the right to receive a cash payment in respect of their shares of Planar common stock, and will no longer have any rights as holders of Planar common stock, including voting or other rights. Shares of Planar common stock held by us or our wholly owned subsidiaries or by Parent or Merger Sub will be canceled at the effective time.

Treatment of Planar Equity Awards

Each option to purchase shares of Planar common stock, whether vested or unvested, that is outstanding and unexercised as of the effective time will, as of the effective time, become fully vested and be converted into the right to receive an amount in cash, if any, less applicable withholding taxes, equal to the product of (i) the number of shares of Planar common stock subject to such option and (ii) the excess, if any, of $6.58 over the exercise price of the option. Stock options with exercise prices that exceed the per share merger consideration will be terminated without the payment of any consideration therefor.

Each Planar stock-based award, including restricted stock and restricted stock units as well as awards with performance-based vesting conditions, whether vested or unvested, that is outstanding immediately prior to the effective time will, as of the effective time, become fully vested (and any performance-based vesting conditions will be eliminated), will cease to represent a right or award with respect to Planar common stock, and will entitle the holder to receive an amount in cash, without interest and less applicable withholding taxes, equal to the product of (i) the total number of shares of Planar common stock subject to such stock-based award and (ii) $6.58.

Planar will terminate its 2015 ESPP effective as of immediately prior to the effective time and has suspended offerings under the ESPP.

Effects on Planar if the Merger Is Not Completed

If the merger proposal is not approved by Planar shareholders or if the merger is not completed for any other reason, Planar shareholders will not receive any payment for their shares in connection with the merger. Instead, Planar will remain an independent public company and shares of Planar common stock will continue to be listed and traded on NASDAQ. In addition, if the merger is not completed, Planar expects that management will operate Planar’s business in a manner similar to that in which it is being operated today and that Planar shareholders will continue to be subject to the same risks and opportunities to which they are currently subject, including, without limitation, risks related to the highly competitive industry in which Planar operates and adverse economic conditions.

Furthermore, if the merger is not completed, and depending on the circumstances that would have caused the merger not to be completed, it is likely that the price of Planar’s common stock will decline significantly. If that were to occur, it is uncertain when, if ever, the price of Planar’s common stock would return to the price at which it trades as of the date of this proxy statement.

Accordingly, if the merger is not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Planar’s common stock. If the merger is not completed, the Planar Board will continue to evaluate and review Planar’s business operations, properties, dividend policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance shareholder value. If the merger proposal is not approved by Planar shareholders or if the merger is not completed for any other reason, there can be no assurance that any other transaction acceptable to Planar will be offered or that Planar’s business, prospects or results of operation will not be adversely impacted.

Further, if the merger agreement is terminated under specified circumstances, Planar may be required to pay Parent a termination fee of $4,000,000 or Parent may be required to pay Planar a termination fee of $8,000,000. See the section entitled “The Merger Agreement—Termination Fees and Expenses” beginning on page [—] for a discussion of the circumstances under which either party will be required to pay a termination fee.

Background of the Merger

From time to time, Planar’s Board reviews and evaluates strategic opportunities and alternatives with a view to enhancing shareholder value. Such opportunities and alternatives have included potential acquisitions of other companies and other assets in the sectors in which Planar operates, long-term commercial and strategic relationships, dispositions of one or more of our business segments and a potential sale of Planar, as well as remaining independent as a stand-alone entity.

In the summer of 2013, Planar contacted Leyard to request quotes for a potential commercial relationship under which Leyard might supply certain technology or products related to Planar’s direct view LED product initiative. Over the course of the next year, representatives of the two companies met a number of times to discuss a potential commercial relationship. At a trade show attended by representatives of both companies in June 2014, a representative of Leyard suggested that Planar should meet with Zach Zhang, President of Parent. Later that summer, Samantha Phenix, Planar’s Vice President, Research and Development, and another employee of Planar met with Mr. Zhang, at Parent’s office in Buffalo Grove, Illinois, to discuss in more detail the potential commercial relationship. Following this meeting, technology, marketing and other representatives of Planar and Leyard met a number of times to discuss Leyard’s technology and products.

On September 17, 2014, Gerald Perkel, Planar’s President and Chief Executive Officer, met with Mr. Zhang at Planar’s office in Beaverton, Oregon, to get acquainted and to discuss the commercial arrangement between the two companies and also, in general terms, the business and strategic direction of the two companies. Mr. Zhang suggested that the two companies explore additional opportunities to work together and indicated that Li “Victor” Jun, President and Chairman of Leyard, would be visiting the United States in early October, at which time Messrs. Perkel, Zhang and Li might meet to continue the conversation.

On October 3, 2014, Mr. Perkel delivered to Mr. Zhang, a proposed nondisclosure agreement to be entered into by the parties.

On October 7, 2014, Mr. Perkel, Ryan Gray, Planar’s Chief Financial Officer, and Stephen M. Going, Planar’s Senior Vice President and General Counsel, met with Messrs. Zhang and Li at Planar’s headquarters to participate in presentations regarding the businesses of Planar and Leyard and to engage in discussions regarding the strategic direction of the two companies. The following day Messrs. Perkel, Gray and Going met with Messrs. Zhang and Li at the offices of Perkins Coie LLP, legal counsel to Planar (“Perkins Coie”), in Portland, Oregon, to explore the business case for, and potential opportunities that might result from, combining the two companies, and to discuss the process for continuing discussions regarding a potential business combination. At this meeting, Messrs. Li and Zhang suggested that Leyard might be in a position to make a proposal to purchase a substantial majority, but not all, of Planar’s common stock in a range representing a 30% to 40% premium to the trading price for the Planar common stock. For the seven trading days prior to October 8, 2014,, Planar’s common stock was trading in the range of approximately $3.43-$3.94 per share. Mr. Perkel indicated that the valuation range implied by Leyard’s proposed premium would not be acceptable to the Planar Board and further that an offer to purchase less than all of the outstanding common stock of Planar would not be acceptable.

On October 16, 2014, Mr. Gray held a telephonic meeting with a representative of Roth Capital Partners, financial advisor to Leyard (“Roth Capital”), to explore Leyard’s preliminary thoughts regarding a transaction between the two companies and to lay out a schedule for further discussions.

During the next few weeks, representatives of Planar met with representatives of Merrill Lynch, Pierce, Fenner & Smith Incorporated (“BofA Merrill Lynch”) and another investment banking firm to discuss potential advisory services related to a possible strategic transaction. Also during this time, representatives of Perkins Coie and Shearman & Sterling held multiple telephonic meetings to discuss the terms of the proposed nondisclosure agreement. However, a nondisclosure agreement was not signed at this time.

On November 10, 2014, at a meeting of the Planar Board, Mr. Perkel discussed with the Planar Board the status of the nondisclosure agreement negotiations and his perspective on factors that might affect Planar’s and Leyard’s mutual interest in continuing their discussions. The Planar Board discussed the prospect of contacting other parties that might be interested in a transaction with Planar, and how the recent increase in the price of Planar common stock might impact Leyard’s and possible other parties’ interest in a potential strategic transaction. At this meeting, the Planar Board also discussed hiring a financial advisor and the engagement terms proposed by BofA Merrill Lynch and the other investment banking firm with which Planar had engaged in discussions.

On November 11, 2014, Mr. Gray held a telephonic meeting with a representative of Roth Capital to discuss possible structures for a potential transaction between Planar and Leyard and valuation issues. Mr. Perkel had similar discussions with Messrs. Zhang and Li during in-person meetings held in Indian Wells, California on November 17 and 18, 2014. Following these in-person meetings, Messrs. Perkel and Zhang held a further telephonic conversation regarding how the parties might approach a potential transaction between the two companies; however, the valuation range under consideration by Leyard at that time would have resulted in negative premiums to Planar’s then-current trading price.

On December 4, 2014, at a meeting of the Planar Board, the Planar Board discussed, among other matters, the status of Planar’s discussions with Leyard, and the pros and cons of continuing those discussions. The Planar Board also discussed the potential implications of volatility in Planar’s trading price on a potential transaction. A representative of Perkins Coie reviewed with the Planar Board the fiduciary duties of the directors in evaluating a strategic opportunity, and Planar management reviewed for the Planar Board its discussions with BofA Merrill Lynch and another investment banking firm. The Planar Board determined it would not consider any proposal that represented a negative premium to the then-current trading price for Planar common stock, but concluded that Planar management should continue discussions with Leyard to determine whether Leyard would increase its proposed purchase price to a valuation that might be acceptable to the Planar Board.

On December 10, 2014, Mr. Perkel and J. Michael Gullard, the Chairman of the Planar Board, met with representatives of BofA Merrill Lynch and the other investment banking firm in Palo Alto, California, to further discuss potential financial advisory services for a possible strategic transaction.

During the period following the December 4, 2015 meeting of the Planar Board, and up until the meeting held on January 7, 2015 between Messrs. Perkel and Zhang, Messrs. Perkel and Zhang engaged in intermittent telephonic conversations regarding a potential strategic transaction between the two companies. During these conversations, Mr. Zhang continued to explore various transaction and financing structures for purchasing all or a portion of the outstanding shares of Planar.

On January 7, 2015, Messrs. Perkel and Zhang met in person while at an industry conference in Las Vegas, Nevada and discussed potential valuation of Planar and Leyard’s need to secure financing for the potential transaction.

Messrs. Perkel and Li met in person between January 29 and 31, 2015 in Hawaii to continue discussions regarding valuation and terms for a potential strategic transaction. Mr. Perkel continued these discussions with Mr. Zhang intermittently through February 9, 2015 by telephone. Throughout these discussions, Mr. Perkel maintained the need for a higher price and a substantial premium over the then-current trading price of Planar common stock in order to arrive at a valuation that the Planar Board might consider. In addition, Mr. Perkel indicated that any offer would need to include all shares of Planar stock rather than only a substantial majority of shares.

On February 11, 2015, at a meeting of the Planar Board, representatives of BofA Merrill Lynch were present as Planar’s financial advisor to participate in discussions regarding a potential strategic transaction process. BofA Merrill Lynch presented a general overview of, and participated in a discussion with the Planar Board regarding, Planar’s historical financial performance, valuation considerations, and the potential strategic transaction process with Leyard and identified an initial list of other industry participants that might be interested in a strategic transaction with Planar. The representatives of BofA Merrill Lynch discussed process considerations including alternative approaches, process variables, timing and sequence. After the representatives of BofA Merrill Lynch left the meeting, the Planar Board reviewed management forecasts, discussed a potential strategic transaction, and shared their general views on the long-term, risk-adjusted value of Planar and on variables that might affect the outcome of Planar’s stand-alone plan as compared to potential results of a near-term transaction. The Planar Board did not reach any determination with respect to the value of Planar at that time. The Planar Board then discussed the timing and process for a potential strategic transaction and authorized management to enter into a formal engagement letter with BofA Merrill Lynch. The Planar Board selected BofA Merrill Lynch to act as Planar’s financial advisor in connection with the potential transaction on the basis of BofA Merrill Lynch’s experience in transactions similar to the potential transaction, its reputation in the investment community, the quality and scope of its internal resources and its presence in China.

On February 13, 2015, Planar informed Leyard that Planar would be willing to continue discussions related to a potential transaction, and representatives of Perkins Coie and Shearman & Sterling resumed negotiations regarding the nondisclosure agreement that had not been completed in the fall of 2014. That same day, representatives of BofA Merrill Lynch informed representatives of Roth Capital that Leyard should submit a written indication of interest in order for Planar to continue its discussions with Leyard.

Also on February 13, 2015, an executive of an international display hardware and software manufacturer, “Company A,” contacted Planar about a potential commercial arrangement. Previously, in March and April of 2014, Company A and Planar engaged in discussions regarding the strategic direction of the two companies. At that time, Company A expressed interest in a possible acquisition of Planar. However, Company A informally proposed a valuation range that was below a valuation that the Planar Board would consider, and in September 2014, Company A informed Planar that Company A had determined that a strategic transaction between the two companies was not a strategic priority for Company A. During the course of their February 2015 conversations regarding a potential commercial arrangement, Planar and Company A discussed the possibility of a potential strategic transaction, but Company A again indicated that it was not interested in proceeding with the opportunity.

After further negotiations among representatives of Perkins Coie and Shearman & Sterling, the parties executed a nondisclosure agreement on February 24, 2015.

On February 25, 2015, representatives of BofA Merrill Lynch spoke with representatives of Roth Capital to discuss upcoming due diligence meetings.

On February 26, 2015, BofA Merrill Lynch delivered to Planar a broader list of third parties that potentially could be interested in a strategic transaction with Planar. This list expanded on the initial list of potential industry participants presented at the February 11, 2015 meeting of the Planar Board.

On February 26, 2015, Leyard, through representatives of Roth Capital, submitted to Planar a non-binding written proposal, subject to due diligence, to purchase 100% of Planar’s stock in an all-cash transaction at a price of between $8.00 to $9.00 per share of Planar common stock, representing a 28% to 44% premium to the closing price of $6.26 per share on the date of the proposal, and a 26% to 41% premium to the 15-trading day volume weighted average share prices. Mr. Perkel shared the substance of Leyard’s proposal with each of the members of the Planar Board individually by telephone shortly after receiving the proposal.

At a meeting of the Planar Board held on March 3, 2015, Mr. Perkel reviewed with the Planar Board the terms of the non-binding written proposal presented by Leyard and outlined the proposed schedule for meetings with representatives of Leyard and its advisors to conduct due diligence and to obtain additional details regarding the structure, financing and other terms of Leyard’s proposal. At that meeting, the Planar Board discussed the process by which Planar would determine the potential interest of other parties. Mr. Perkel summarized for the Planar Board the timing of inquiries to other parties proposed by BofA Merrill Lynch, noting management’s concern that BofA Merrill Lynch not approach other potentially interested parties before completing additional work to confirm the viability and details of Leyard’s proposal.

On March 5, 2015, representatives of Planar and Leyard and their respective financial and legal advisors participated in a meeting at the offices of Perkins Coie in Portland, Oregon regarding the potential transaction, including management presentations, overall structure of the transaction, Leyard’s proposed means of financing the transaction, and process. Following the meeting, Planar’s financial and legal advisors began analyzing the proposed financing and structure of the transaction, including possible U.S. and Chinese regulatory and other requirements to completing a transaction, and the possible risks associated with these requirements, and Leyard’s proposed financing of the transaction.

On March 6, 2015, Planar entered into a formal engagement letter with BofA Merrill Lynch (effective as of February 11, 2015) to provide financial and advisory services in connection with a possible strategic transaction. At this time, and based on the results of the meeting with Leyard on March 5, 2015, Planar authorized BofA Merrill Lynch to begin contacting other parties regarding their potential interest in a strategic transaction with Planar.

On March 9, 2015, representatives of BofA Merrill Lynch contacted a private equity firm with a portfolio company in the display industry, “Company B,” regarding a potential strategic transaction with Planar and also sent a nondisclosure agreement to Company B.

On March 11, 2015, Planar executed a nondisclosure agreement with Company B. That day, representatives of BofA Merrill Lynch spoke with representatives of Roth Capital. Roth Capital indicated that Leyard was having difficulty supporting the initially proposed valuation of $8.00 to $9.00 cash consideration per share. Following receipt of the update from BofA Merrill Lynch, Planar instructed BofA Merrill Lynch to postpone contacting any additional potential acquirors.

On March 16, 2015, Leyard indicated that it would not move forward with the proposed transaction at the price range indicated in Leyard’s February 26, 2015 non-binding written proposal.

Over the next few days, Planar and Leyard substantially finalized the terms of an original equipment manufacturer (OEM) agreement pursuant to which Leyard agreed to supply LED components for Planar’s direct view LED program in connection with the commercial relationship discussed above. The OEM agreement was signed by Planar on May 4, 2015 and by Leyard on June 8, 2015, and was effective as of January 26, 2015.

On March 30, 2015, representatives of BofA Merrill Lynch contacted a large, non-U.S. electronics manufacturer, “Company C,” regarding its interest in Planar. Planar and Company C were involved in a long-term commercial relationship, and Mr. Perkel had had general conversations with a representative of Company C over the past several years regarding Company C’s interest in Planar as a possible acquisition target. Nothing developed from those discussions; however, during the period from March 16, 2015 to March 30, 2015, in the course of conversations relating to the ongoing commercial relationship, Company C indicated to Mr. Perkel that Planar had been identified by Company C as a company of strategic interest. Based on this discussion, Planar decided to explore whether Company C might be interested in a potential strategic transaction with Planar at this time, and instructed BofA Merrill Lynch to initiate the March 30 contact with Company C.

On March 31, 2015, Planar held a management presentation with Company B, which had been contacted previously by BofA Merrill Lynch.

On April 1, 2015, representatives of BofA Merrill Lynch sent a proposed nondisclosure agreement to Company C. The following day representatives of BofA Merrill Lynch contacted Company C by telephone to discuss process for discussions concerning a possible strategic transaction. Company C agreed to send a mark-up of the draft nondisclosure agreement and schedule a meeting with Planar management.

On April 14, 2015, Messrs. Perkel and Zhang met at the National Association of Broadcasters (NAB) trade show in Las Vegas, Nevada. At this meeting, Mr. Zhang indicated that Leyard was still interested in a potential strategic transaction with Planar, and indicated that, if mutually satisfactory terms for a strategic combination could not be found, Leyard would also be interested in exploring a potential minority investment by Leyard and representation on the Planar Board.

On April 17, 2015, representatives of BofA Merrill Lynch held discussions with Company B regarding its interest in a strategic transaction with Planar. Company B acknowledged that it was not in a position to offer a premium to Planar’s then-current trading price and asked if Planar would be interested in a merger of one of Company B’s portfolio companies into Planar with Planar continuing as a public company. On April 21, 2015, Company B asked for an update on the financial performance of Planar, and on May 19, 2015, Company B contacted Planar again to ask if Planar had any interest in a merger of Company B’s portfolio company into Planar. Planar indicated that Company B’s proposed transaction was not consistent with Planar’s strategic plan but that Planar would consider the proposal if Company B could provide requested financial information with respect to the portfolio company.

On May 6, 2015, at a meeting of the Planar Board, the Planar Board also discussed, in general terms, the status of discussions with Leyard.

On May 7, 2015, Planar issued a press release disclosing financial results for the second quarter of fiscal 2015 and providing Planar’s financial outlook for the third fiscal quarter and full fiscal year. The financial outlook indicated that, due to reduced oil prices, revenue associated with a custom display product sold to a customer in the oil services industry would be declining. Sales of this product had a significant positive impact on total revenue and profitability during the fourth quarter of fiscal 2014 through the second quarter of fiscal 2015, and a decline in sales of this custom product would have an adverse impact on revenue and profitability.

On May 18, 2015, BofA Merrill Lynch contacted Company C to set up management presentations with Planar.

On May 20, 2015, Mr. Perkel contacted the Chief Executive Officer of Company B’s portfolio company by telephone to inquire about the status of the requested financial information. Company B did not provide the information.

During the period between their April 14, 2015 meeting and late May 2015, Messrs. Perkel and Zhang engaged in intermittent telephonic conversations regarding a potential strategic transaction between the two companies but remained unable to reach consensus on terms that Mr. Perkel believed the Planar Board would consider, based on conversations with the Planar Board at prior Board meetings.

On May 24, 2015, Mr. Zhang indicated to Mr. Perkel that Leyard would be interested in re-engaging in more focused discussions with Planar.

On May 26, 2015, a representative of Roth Capital indicated to a representative of BofA Merrill Lynch by telephone that Leyard was prepared to offer to purchase 100% of Planar’s stock in an all-cash transaction at a price of $5.50 per share. The Roth Capital representative indicated to BofA Merrill Lynch that Leyard had arrived at this share price as a result of, among other things, the financial outlook provided in Planar’s May 7, 2015 earnings release, and the then-current trading price for Planar common stock. For the seven trading days prior to May 26, 2015, Planar’s common stock was trading in the range of approximately $4.11 to $4.40 per share.

On May 29, 2015, Planar executed a non-disclosure agreement with Company C.

On June 1, 2015, representatives of Planar made a telephonic management presentation to Company C. The following day, Company C reaffirmed its interest in exploring a potential transaction with Planar and scheduled a meeting with Planar for June 12, 2015.

On June 8, 2015, Roth Capital provided BofA Merrill Lynch with an update regarding Leyard’s views of a possible transaction between Leyard and Planar including potential financing sources and proposed timing.

On June 9 and 10, 2015, representatives of BofA Merrill Lynch and representatives of Roth Capital discussed the financial performance of Planar.

On June 9, 2015, based on instructions from Mr. Perkel, representatives of BofA Merrill Lynch indicated to representatives of Roth Capital that Planar’s Board would be open to moving forward with further discussions at a valuation of between $6.50 to $7.00 cash consideration per share, subject to the completion of due diligence.

On June 10, 2015, a representative of Roth Capital contacted a representative of BofA Merrill Lynch to request additional information Leyard needed to evaluate a possible increase in the proposed cash consideration.

On June 12, 2015, representatives of Roth Capital spoke to representatives of BofA Merrill Lynch and indicated that Leyard could increase its offer to $6.00 to $6.28 cash consideration per share, with the upper end of the range subject to certain conditions. The same day, representatives of BofA Merrill Lynch met with Company C to discuss Company C’s interest in a potential transaction with Planar.

On June 17 and 18, 2015, Messrs. Perkel and Zhang met at a trade show in Orlando, Florida, to discuss valuation. Mr. Zhang indicated that Leyard may be willing to increase its offer above $6.00 cash consideration per share, but noted that it was still discussing any potential price increase with Roth Capital and needed to complete its due diligence activities.

Throughout the following week, Messrs. Perkel and Zhang had numerous discussions regarding a potential increase in Leyard’s offer. As a result of these ongoing discussions, on June 22, 2015, Leyard raised its proposed offer to $6.15 cash consideration per share, and on June 23, 2015, Leyard communicated orally that it would be willing to raise its proposed offer to $6.25 cash consideration per share. The same day, Company B contacted representatives of BofA Merrill Lynch and expressed an interest in re-engaging in discussions regarding a potential transaction between a portfolio company of Company B and Planar.

On June 24, 2015, the Planar Board held a telephonic meeting to discuss Leyard’s revised offer and the status of Planar’s ongoing discussions with Company B and Company C. Mr. Perkel summarized his recent discussions with Leyard and ongoing discussions with Company B and Company C, neither of which indicated that it intended to make a proposal or expressed proposed terms. Mr. Perkel informed the Planar Board that Leyard orally indicated its willingness to increase its offer to $6.25 per share and asked if the Planar Board was interested in Leyard providing a written expression of interest at that level. Representatives of BofA Merrill Lynch presented materials prepared for the Planar Board, outlining the history of discussions with Leyard, a summary and analysis of the proposed offer price, Planar’s historical performance, various valuation models and other potential third parties that might be interested in a strategic transaction with Planar. After discussion, the Planar Board instructed representatives of BofA Merrill Lynch to convey to Leyard that the Planar Board would not move forward at an offer price of less than $6.50 to $7.00 cash consideration per share. Representatives of BofA Merrill Lynch then conveyed this message to representatives of Roth Capital, and Mr. Perkel conveyed a similar message to Mr. Zhang.

Also on June 24, 2015, representatives of BofA Merrill Lynch spoke to Company B and asked for a proposal with respect to the terms of a potential transaction under which Planar would acquire a portfolio company of Company B. That same day, BofA Merrill Lynch contacted Company C to follow up regarding Company C’s interest in a potential transaction with Planar, but received no response.

On June 25, 2015, Mr. Zhang indicated to Mr. Perkel, and representatives of Roth Capital indicated to representatives of BofA Merrill Lynch, that Leyard would not increase its proposed offer to $6.50 cash consideration per share.

On July 1, 2015, Messrs. Perkel and Zhang held a conversation via telephone to discuss Leyard’s willingness to increase its proposed offer to $6.50 cash consideration per share. Mr. Zhang indicated that Leyard was willing to consider a price range of between $6.25 and $6.50 per share, with a potential willingness to increase the price to the high end of the range, depending on Planar’s being able to demonstrate favorable prospects during further due diligence. The same day, a U.S.-based technology company with which Planar had engaged in commercial and strategic discussions over the years, “Company D,” expressed an interest in meeting to discuss potential strategic opportunities between the two companies. Mr. Perkel informed Company D that if it was interested in a possible strategic transaction, Planar would be amenable to having such discussions. Following this discussion, Planar executed a non-disclosure agreement with Company D.

Between July 1 and 7, 2015, Messrs. Perkel and Zhang had several follow-up conversations via telephone to discuss price, and Leyard’s and Planar’s respective legal advisors engaged in several discussions via telephone regarding Chinese regulatory requirements, the structure of the transaction, and Leyard’s proposed financing.

At a telephonic meeting of the Planar Board held on July 7, 2015, Mr. Perkel summarized his recent discussions with Leyard. The Planar Board directed Mr. Perkel to continue discussions with Leyard to increase the proposed price and resolve other terms of Leyard’s proposal, directed management to continue discussions with other parties currently engaged, and directed BofA Merrill Lynch to contact additional parties previously identified by BofA Merrill Lynch to determine their interest in a potential transaction.

On July 8, 2015, Mr. Zhang and Mr. Perkel had a telephone conversation in which they agreed in principle to a price range of between $6.25 and $6.58 per share, subject to the completion of due diligence and the negotiation of a definitive merger agreement. Later that day, representatives of BofA Merrill Lynch spoke to representatives of Roth Capital regarding such conversation, and Roth Capital agreed to prepare a written proposal consistent with the discussions. Later that day, Leyard submitted a non-binding written proposal with a price range of $6.25 to $6.58 cash consideration per share, with the price within that range contingent on Planar’s forecasted financial performance for the remaining two quarters of Planar’s fiscal 2015.

Also on July 8, 2015, representatives of BofA Merrill Lynch, at the direction of Planar, began contacting other potential acquirors of Planar. In total, representatives of BofA Merrill Lynch contacted fourteen other prospective acquirers, thirteen of which were technology companies and one of which was a financial sponsor. Of the companies contacted, twelve technology companies and the one financial sponsor indicated that they were not interested in a potential transaction. One technology company expressed a possible interest in purchasing a minority stake in Planar.

On July 9, 2015, Planar held a management presentation with Company D. During the period from July 9 through August 6, 2015, Mr. Perkel had multiple telephone conversations with Company D to discuss additional due diligence topics.

On July 10, 2015, representatives of BofA Merrill Lynch spoke to representatives of Roth Capital and discussed the due diligence timeline and process. On the same day, Planar granted representatives of Leyard and Leyard’s advisors access to due diligence materials via a virtual data room.

On July 14, 2015, BofA Merrill Lynch followed up with Company C regarding Company C’s interest in a potential transaction with Planar, but received no response.

On July 16, 2015, representatives of Planar and Leyard and their respective financial and legal advisors participated in an in-person meeting in Portland, Oregon to provide updated management due diligence and outline a process for negotiating the terms of a transaction, including discussing the proposed financing and structure of the transaction, and possible U.S. and Chinese regulatory and other requirements to completing a transaction.

From July 16 to August 11, 2015, representatives of BofA Merrill Lynch and representatives of Roth Capital had multiple calls to discuss the status of due diligence and the potential transaction.

On July 22, 2015, representatives of Shearman & Sterling delivered to representatives of Perkins Coie a draft merger agreement.

On July 23, 2015, BofA Merrill Lynch contacted Company C to inform it that the proposed timing and level of interest for any potential strategic transaction needed to be indicated by the following week. The following day, Company C indicated that it was occupied with other projects and would require additional time to evaluate the opportunity but offered no definitive timeframe for responding.

On July 25, 2015, representatives of Perkins Coie returned a revised draft of the merger agreement to representatives of Shearman & Sterling.

On July 27, 2015, the Planar Board met to discuss Leyard’s revised offer range of $6.25 to $6.58 cash consideration per share and the status of Planar’s ongoing discussions with Company B, Company C and Company D. The Planar Board discussed the potential impact of Planar’s preliminary financial results for Planar’s third fiscal quarter upon the valuation range. Perkins Coie reviewed the status of legal negotiations with Leyard and the remaining issues in the merger agreement. Mr. Perkel summarized discussions that he had with Company B and indicated that he would be meeting with that party again later in the week. He reviewed discussions that he had with Company C, which indicated that it was still reviewing the potential for a transaction and was not certain whether it would proceed with a proposal, and discussions with Company D, which was still considering a transaction but indicated that it would need more time to make a decision. Mr. Perkel and a representative of BofA Merrill Lynch reviewed for the Planar Board a summary of all parties that had been contacted in connection with the potential transaction. The Planar Board discussed the potential impact of delay upon the ability to complete the transaction, and the potential impact of any changes in Planar’s stock price as a result of its impending earnings announcement. A representative of BofA Merrill Lynch reviewed various valuation metrics and approaches set forth in materials it provided to the Planar Board and discussed the implications of the $6.25 to $6.58 cash consideration per share valuation range, both in comparison to Planar’s stand-alone value and as an implied premium to various trading prices. The Planar Board also discussed the financing that would be required by Leyard to complete the proposed transaction, and the associated issues and risks. At this meeting, the Planar Board agreed to meet again on July 31, 2015 to review the status of the transaction and any developments with other parties.

On July 28, 2015, Mr. Perkel participated in an in-person meeting in Beverly Hills, California with Company B. Also on July 28, 2015, Company D indicated that it had interest in Planar’s Digital Signage products business only.

Between July 30 and August 3, 2015, representatives of Shearman & Sterling and Perkins Coie engaged in negotiations regarding the proposed merger agreement via telephone and exchanged drafts of the proposed merger agreement between Planar and Leyard.

On July 30, 2015, Messrs. Perkel and Li met in Beijing to discuss the proposed transaction between Leyard and Planar.

On July 31, 2015, the Planar Board met to discuss the status of negotiations with Leyard and to get an update on developments with other parties. A representative of Perkins Coie reviewed key open issues remaining between Planar and Leyard concerning the merger agreement. Messrs. Perkel and Going reviewed for the Planar Board information relating to Leyard’s proposed financing for the transaction, and the Planar Board discussed actions Planar might take to mitigate the risk that the transaction would not be completed due to a failure of Leyard’s financing.

On the evening of August 4, 2015, representatives of Shearman & Sterling and representatives of Perkins Coie participated in negotiations via telephone regarding the proposed merger agreement between Planar and Leyard. Representatives of Shearman & Sterling, on behalf of Leyard, made a proposal to resolve key open issues in the proposed merger agreement, conditioned upon the parties executing the merger agreement on August 6, 2015.

The next day, following conversations between Mr. Perkel and Mr. Zhang, Planar indicated that it would be willing to accept Leyard’s proposed terms, provided that the per share consideration be set at the top of the range previously provided and the reverse termination fee be increased to fairly compensate Planar for the risk that the transaction would not close. The parties continued to negotiate the terms of the merger agreement and representatives of Shearman & Sterling provided a revised draft of the merger agreement to representatives of Perkins Coie on August 9, 2015.

The following day, on August 10, 2015, representatives of Shearman & Sterling and Perkins Coie participated in negotiations via telephone and representatives of Perkins Coie provided Shearman & Sterling with comments to the revised draft merger agreement later that evening. Representatives of Shearman & Sterling and Perkins Coie continued negotiations that evening via telephone and electronic mail.

Also on August 10, 2015, representatives of BofA Merrill Lynch had discussions with Company D regarding its interest in Planar. Company D expressed an interest in Planar if the Commercial and Industrial products business could first be divested by Planar but had no interest in acquiring the entire company. Representatives of BofA Merrill Lynch asked Company D to provide a proposal including the value of the Commercial and Industrial products business. No proposal was submitted.

On the morning of August 11, 2015, Messrs. Perkel and Going and representatives of Perkins Coie participated in telephonic conversations with Mr. Zhang and representatives of Roth Capital and Shearman & Sterling regarding the remaining open issues between the parties. The parties and their advisors continued to exchange drafts of the merger agreement and the schedule to the merger agreement throughout the day.

On the afternoon of August 11, 2015, the Planar Board held a meeting to discuss the proposed merger with Leyard. Mr. Perkel provided an update on the status of negotiations with Leyard and reviewed the remaining open issues between the parties. A representative of Perkins Coie summarized the terms of the merger agreement, and responded to the Planar Board’s inquiries regarding specific terms. Also at this meeting, BofA Merrill Lynch provided an overview of BofA Merrill Lynch’s activities related to potential alternative transactions, reviewing for the Planar Board the entire process and the significant number of parties contacted since the process commenced in October 2014, and summarized responses received from the various parties contacted. Mr. Perkel reviewed the substance of the latest discussions that he had with Company D, which were that any potential transaction would be conditioned on Planar’s divesting its non-Digital Signage products businesses, and initial indications were that the purchase price would be significantly lower than that offered by Leyard. Mr. Perkel said he indicated to Company D that it would need to move quickly and make an offer and that Company D did not indicate it was in a position to do so at that time. A representative of BofA Merrill Lynch reviewed the substance of discussions that it had with Company B, and indicated that Company B had definitively stated that it was not in a position to make an offer to acquire Planar and that it would only be interested in a potential business combination between Planar and one of its portfolio companies for consideration in the form of Planar common stock, an offer which was viewed as not strategic for Planar’s business and inferior to a cash acquisition proposal. A representative of BofA Merrill Lynch reviewed the substance of discussions that it had with Company C, and indicated that Company C had entered into a nondisclosure agreement with Planar over four months ago, had not conducted meaningful due diligence, and had not made a formal proposal during that time. In connection with these discussions, a representative of Perkins Coie again reviewed with the Planar Board the fiduciary duties of the directors in evaluating a strategic opportunity. Also at this meeting, a representative of BofA Merrill Lynch reviewed with the Planar Board its financial analysis of Leyard’s offer of $6.58 cash consideration per share, reviewed various valuation metrics and approaches set forth in the materials prepared by BofA Merrill Lynch and discussed the implications of the merger consideration offered by Leyard, both in comparison to Planar’s stand-alone value and as an implied premium to various trading prices. A representative of BofA Merrill Lynch explained that the valuation metrics presented to the Planar Board are those that would form the basis for any fairness opinion to be provided by BofA Merrill Lynch and then walked through a draft of the opinion letter that BofA Merrill Lynch anticipated providing to the Planar Board for the Planar Board’s consideration in determining whether to approve the merger agreement and recommend the merger agreement for approval by the Planar shareholders. At the conclusion of the meeting, the Board agreed to tentatively schedule a meeting for 10:00 pm, Pacific time, that evening to determine whether the remaining open issues had been resolved to the Planar Board’s satisfaction and the parties were in a position to approve entering into the merger agreement, and further agreed that if negotiations had not progressed to that point by 10:00 pm that evening, the Planar Board would meet again at 2:30 pm, Pacific time, the following day, August 12, 2015, to review the status of the transaction.

That evening, representatives of Shearman & Sterling sent to representatives of Perkins Coie a revised draft of the merger agreement. The representatives held negotiations via telephone and electronic mail throughout the evening and the following morning and afternoon to work through the remaining open issues, exchanging several drafts of the merger agreement during that period.

At a telephonic special meeting of the Planar Board held on August 12, 2015, representatives of Perkins Coie discussed the resolution of the issues that remained open as of the August 11 Board meeting and summarized the changes to the merger agreement. Also at this meeting, a representative of BofA Merrill Lynch provided an update on BofA Merrill Lynch’s activities related to potential alternative transactions and provided an update of the financial analysis presented to the Planar Board on the previous day, noting no significant change, and delivered to the Planar Board an oral opinion, which was confirmed by delivery of a written opinion dated August 12, 2015, to the effect that, as of that date and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Planar common stock was fair, from a financial point of view, to such holders. Following a discussion, the Planar Board unanimously approved and adopted the merger agreement and approved the merger and the transactions contemplated by the merger agreement. The Planar Board also unanimously determined that the merger was fair to, advisable and in the best interests of Planar and its shareholders, authorized management to submit the merger agreement to the Planar shareholders for adoption at the Planar special shareholder meeting, and unanimously recommended that Planar’s shareholders adopt the merger agreement.

After the close of market on August 12, 2015, Planar and Leyard executed the merger agreement and issued a joint press release announcing the execution of the merger agreement.

Recommendation of the Planar Board and Reasons for the Merger

At a meeting of the Planar Board held on August 12, 2015, the Planar Board unanimously adopted and approved the merger agreement and approved the merger and the transactions contemplated by the merger agreement. The Planar Board also unanimously determined that the merger was fair to, advisable and in the best interests of Planar and its shareholders, authorized management to submit the merger agreement to the Planar shareholders for adoption at the Planar special shareholder meeting, and unanimously recommended that Planar’s shareholders adopt the merger agreement.

The Planar Board unanimously recommends that you vote “FOR” the merger proposal.

When you consider the Planar Board’s recommendation, you should be aware that Planar’s directors may have interests in the merger that may be different from, or in addition to, the interests of Planar shareholders generally. These interests are described in “—Interests of Planar Directors and Executive Officers in the Merger.”

In the course of reaching its decision, the Planar Board consulted with our senior management, and financial and legal advisors, reviewed a significant amount of information and considered the following substantive factors and potential benefits of the merger, each of which the Planar Board believed supported its decision (which factors are not necessarily presented in order of relative importance):

•	Merger consideration. The Planar Board considered the $6.58 per share in cash to be paid as merger consideration in relation to (i) the market price of Planar common stock prior to the Planar Board’s approval of the merger agreement and (ii) the Planar Board’s estimate of the current and future value of Planar as an independent entity.

•	Premium to the trading price of Planar common stock. The Planar Board considered the fact that the $6.58 per share in cash to be paid as merger consideration represents a premium of approximately (i) 42% to the closing price of Planar common stock of $4.65 on August 12, 2015, the last trading day prior to the Planar Board’s approval of the merger, and (ii) 57% to $4.20, the average closing price of Planar common stock for the 30 trading-day period ending August 12, 2015.

•	Negotiations with Leyard. The Planar Board considered the favorable deal terms that we and our advisors were able to obtain during our extensive negotiations with Leyard. The Planar Board concluded that we had obtained the highest price per share that Parent was willing to agree to pay, considering the extensive negotiations between the parties.

•	Cash consideration. The Planar Board considered the fact that the merger consideration would be paid solely in cash, which, compared to non-cash consideration, provides certainty and immediate liquidity and value to our shareholders.

•	Fairness opinion. The Planar Board considered the financial analyses presented by BofA Merrill Lynch, as well as the opinion of BofA Merrill Lynch, dated August 12, 2015, to the Planar Board as to the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to be received by holders of Planar common stock, as more fully described below in the section entitled “—Opinion of Planar’s Financial Advisor.” The full text of the opinion is attached to this proxy statement as Annex B.

•	Planar’s current condition. The Planar Board considered information with respect to our financial condition, results of operations, business, competitive position and business strategy, on both an historical and prospective basis, as well as current industry, economic and market conditions and trends.

•	Planar’s future prospects. The Planar Board considered Planar’s future prospects if we were to remain independent, including the competitive landscape and the business, financial and execution risks, our relationships with customers and suppliers, risks associated with increasing competition, risks related to changes in technology and the risks associated with continued independence discussed below.

•	Risks associated with continued independence. While the Planar Board remained supportive of our strategic plan and optimistic about our prospects on a stand-alone basis, it also considered the risks associated with going forward as an independent company, including the potential market and execution risks associated with the strategic plan, which risks are in part reflected in the sensitivity analyses relating to the plan. The Planar Board also considered the risk that, if we did not enter into the merger agreement with Parent, the price that might be received by Planar’s shareholders selling shares in the open market, both in the short term and the long term, could be less than the merger consideration. The Planar Board concluded that the merger consideration enabled Planar’s shareholders to realize a substantial portion of Planar’s potential future value without the market or execution risks associated with continued independence.

•	Strategic alternatives. The Planar Board considered the fourteen parties contacted by BofA Merrill Lynch concerning an alternative transaction with Planar, none of whom expressed an interest in acquiring Planar, and the three parties who expressed an interest in a strategic transaction with Planar but did not make an offer and did not indicate an offer would be forthcoming on terms or timing the Planar Board considered reasonable under the circumstances or compared to Leyard’s offer or at all. The Planar Board considered the risks and uncertainties facing Planar’s shareholders associated with continuing to pursue other possible strategic alternatives to the merger (including potential alternative acquisition proposals, separation scenarios involving dispositions of business segments and the possibility of remaining independent), and the timing and likelihood of accomplishing such alternatives, and concluded that other alternatives were not reasonably likely to create greater value for Planar’s shareholders than the merger, taking into account such risks and uncertainties.

•	Economic conditions. The Planar Board considered the current state of the economy, debt financing markets and general uncertainty surrounding forecasted economic conditions both in the near term and the long term, generally and within our industry.

•	Merger agreement. The Planar Board considered the terms of the merger agreement, including:

•	the representations, warranties and covenants of the parties, the conditions to the parties’ obligations to complete the merger and their ability to terminate the merger agreement;

•	the Planar Board’s view that the merger agreement was the product of arms’-length negotiation and contained customary terms and conditions;

•	Parent’s undertakings in furtherance of obtaining required regulatory approvals;

•	the obligation of Parent under certain circumstances to pay Planar a termination fee of $8,000,000, including in connection with a failure by Parent to obtain the Guarantor Shareholder Approval or failure by Parent to complete the transactions contemplated by the Merger Agreement when all of the conditions to Parent’s obligations to close the transactions have been satisfied, including as a result of failure to obtain financing;

•	the fact that Parent agreed to place the Parent termination fee in escrow in the United States prior to the execution of the merger agreement;

•	Planar’s entitlement to seek specific performance as a remedy for breaches of the merger agreement;

•	the right of Planar and the Planar Board to respond to a competing proposal from any bidder, subject to certain restrictions and the requirement that we pay Parent the applicable termination fee if we terminate the merger agreement to accept a superior proposal;

•	the belief of the Planar Board that, although the termination fee provisions and Parent’s right to make a counteroffer or proposed amendment to the terms of the merger agreement in the event of a superior proposal or intervening event might have the effect of discouraging competing third-party proposals or reducing the price of such proposals, such provisions are customary for transactions of this size and type, and its belief that the $4,000,000 termination fee, representing approximately 2.6% of the equity value of Planar in the transaction, was reasonable in the context of comparable transactions and would not impede or preclude a third party from making a superior proposal if desired; and

•	the Planar Board’s right to change its recommendation, subject to certain restrictions, in connection with an intervening event or a superior proposal.

•	Likelihood of completion. The Planar Board considered the likelihood that the merger would be completed, in light of, among other things, the conditions to the merger and the absence of a financing condition, the relative likelihood of obtaining required regulatory approvals, Parent’s representation that it will have sufficient financial resources to pay the merger consideration and complete the merger, and the remedies available to us under the merger agreement in the event of various breaches by Parent.

•	Possibility of more favorable bid. The Planar Board considered our assessment as to the possibility that a third party with the financial means would agree to a transaction at a higher price than Parent on substantially similar or more favorable terms, as more fully described in “—Background of the Merger.”

•	Shareholders’ ability to reject the merger. The Planar Board considered the fact that the merger is subject to approval by at least 67% of the shares of Planar common stock held by Planar’s shareholders, who are free to reject the merger.

Certain of the financial analyses presented by BofA Merrill Lynch to the Planar Board were based upon financial projections prepared by our management based on various assumptions about the future performance of our business. These projections were based on numerous variables and assumptions that are inherently uncertain and may be beyond the control of management, including factors related to general economic and competitive conditions and prevailing interest rates. Accordingly, actual results could vary significantly from those set forth in such projections.

In the course of reaching its decision, the Planar Board also considered a number of potentially negative factors including, among others, the following (which factors are not necessarily presented in order of relative importance):

•	Participation in future gains. The Planar Board considered the fact that we will no longer exist as an independent public company and Planar’s shareholders will forgo any future increase in Planar’s value that might result from our earnings or possible growth as an independent company. The Planar Board was optimistic about our prospects on a stand-alone basis and our strategic plan, as supplemented by the related sensitivity analyses, but concluded that the premium reflected in the merger consideration constituted fair compensation for the loss of the potential shareholder benefits that could be realized by our strategic plan and related sensitivity analyses on a risk-adjusted basis.

•	Risks associated with announcement and pendency of the merger. The Planar Board considered the risk that the announcement and pendency of the merger, including restrictions on the conduct of our business or any solicitation activities pursuant to the no-shop provision, may cause substantial harm to relationships with our employees, vendors, customers and partners and may divert management and employee attention away from the day-to-day operation of our business.

•	Risks associated with a failure to complete the merger. The Planar Board considered the fact that there can be no assurance that all conditions to the parties’ obligations to complete the merger will be satisfied and as a result the possibility that the merger might not be completed. The Planar Board noted the fact that, if the merger is not completed, (i) we will have incurred significant risk and transaction and opportunity costs, including the possibility of disruption to our operations, diversion of management and employee attention, employee attrition and a potentially negative effect on our business and customer relationships, (ii) depending on the circumstances that caused the merger not to be completed, the costs incurred, and the impact on Planar’s financial results, including its profitability, would likely cause the price of Planar’s common stock to decline significantly and (iii) the market’s perception of our prospects could be adversely affected.

•	Regulatory risk. The Planar Board considered the risk that necessary regulatory approvals may be delayed, conditioned or denied, including the fact that no termination fee would be payable by Parent if the CFIUS condition were not satisfied.

•	Financing risk. The Planar Board considered the risk that the conditions to funding in the strategic cooperation agreement provided by CMB, including the requirement that CMB obtain internal credit approval, will not be satisfied, and that in the event such conditions are not satisfied and CMB does not provide the funding contemplated by the strategic cooperation agreement and Parent does not secure alternative financing, Parent will lack the necessary funds to complete the Merger, and that, while the merger agreement is not by its terms subject to a financing condition, if Parent fails to complete the merger when all of the conditions to Parent’s obligations have been satisfied, the termination fee payable to us by Parent in such event may not be sufficient to compensate us for potential losses we may incur under such circumstances.

•	Restrictions on the operation of our business. The Planar Board considered the restrictions on the conduct of our business prior to the completion of the merger, which could delay or prevent us from realizing certain business opportunities or taking certain actions with respect to our operations we would otherwise take absent the pending merger.

•	Non-solicitation provision. The Planar Board considered the fact that the merger agreement precludes us from actively soliciting alternative proposals.

•	Termination fees. The Planar Board considered the possibility that the termination fee payable to Parent if the merger agreement is terminated under certain circumstances might have the effect of discouraging alternative acquisition proposals or reducing the price of such proposals.

•	Tax treatment. The Planar Board considered the fact that an all cash transaction would be taxable to Planar’s shareholders that are U.S. holders for U.S. federal income tax purposes.

•	Risk factors. The Planar Board considered other risks and uncertainties as described above under “Cautionary Statement Regarding Forward-Looking Statements.”

While the Planar Board considered potentially positive and potentially negative factors, the Planar Board concluded that, overall, the potentially positive factors outweighed the potentially negative factors. Accordingly, the Planar Board unanimously determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, Planar and its shareholders.

The foregoing discussion is not intended to be an exhaustive list of the information and factors considered by the Planar Board in its consideration of the merger, but is merely a summary of the material positive factors and material negative factors considered by the Planar Board in that regard. After considering these and other factors, the Planar Board concluded that the potential benefits of the merger outweighed the uncertainties and risks. In view of the number and variety of factors and the amount of information considered, the Planar Board did not find it practicable to, and did not make specific assessments of, quantify, or otherwise assign relative weights to, the specific factors considered in reaching its determination and recommendation. In addition, the Planar Board did not undertake to make any specific determination as to whether any particular factor, or any aspect of any particular factor, was favorable or unfavorable to its ultimate determination, and individual members of the Planar Board applied their own business judgment to the process and may have given different weights to different factors. Based on the totality of the information presented, the Planar Board, in light of the factors described above and other factors that the members of the Planar Board felt were appropriate, collectively reached the unanimous decision to adopt and approve the merger agreement and approve the merger and the transactions contemplated by the merger agreement, to determine that the merger was fair to, advisable and in the best interests of Planar and its shareholders, to authorize management to submit the merger agreement to the Planar shareholders for adoption at the Planar special shareholder meeting, and to recommend that Planar’s shareholders adopt the merger agreement.

This explanation of Planar’s reasons for the merger and other information presented in this section is forward-looking in nature and, therefore, should be read in light of the section entitled “Cautionary Statement Regarding Forward-Looking Statements.”

Opinion of Planar’s Financial Advisor

Planar has retained BofA Merrill Lynch to act as Planar’s financial advisor in connection with the merger. BofA Merrill Lynch is an internationally recognized investment banking firm which is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Planar selected BofA Merrill Lynch to act as Planar’s financial advisor in connection with the merger on the basis of BofA Merrill Lynch’s experience in transactions similar to the merger, its reputation in the investment community, the quality and scope of its internal resources and its presence in China.

On August 12, 2015, at a meeting of the Planar Board held to evaluate the merger, BofA Merrill Lynch delivered to the Planar Board an oral opinion, which was confirmed by delivery of a written opinion dated August 12, 2015, to the effect that, as of the date of the opinion and based on and subject to various assumptions and limitations described in its opinion, the merger consideration to be received by holders of Planar common stock was fair, from a financial point of view, to such holders.

The full text of BofA Merrill Lynch’s written opinion to the Planar Board, which describes, among other things, the assumptions made, procedures followed, factors considered and limitations on the review undertaken, is attached to this proxy statement as Annex B and is incorporated by reference herein in its entirety. The following summary of BofA Merrill Lynch’s opinion is qualified in its entirety by reference to the full text of the opinion. BofA Merrill Lynch delivered its opinion to the Planar Board for the benefit and use of the Planar Board (in its capacity as such) in connection with and for purposes of its evaluation of the merger consideration from a financial point of view. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Planar or in which Planar might engage or as to the underlying business decision of Planar to proceed with or effect the merger. BofA Merrill Lynch’s opinion does not address any other aspect of the merger and does not constitute a recommendation to any shareholder as to how to vote or act in connection with the proposed merger or any related matter.

In connection with rendering its opinion, BofA Merrill Lynch:

(a)	reviewed certain publicly available business and financial information relating to Planar;

(b)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of Planar furnished to or discussed with us by the management of Planar, including certain financial forecasts relating to Planar prepared by the management of Planar (such forecasts, the “Planar Forecasts”);

(c)	discussed the past and current business, operations, financial condition and prospects of Planar with members of senior management of Planar;

(d)	reviewed the trading history for Planar common stock;

(e)	compared certain financial and stock market information of Planar with similar information of other companies it deemed relevant;

(f)	compared certain financial terms of the merger to financial terms, to the extent publicly available, of other transactions it deemed relevant;

(g)	considered the results of our efforts on behalf of Planar to solicit, at the direction of Planar, indications of interest from third parties with respect to a possible acquisition of all of Planar;

(h)	reviewed a draft, dated August 11, 2015, of the Agreement; and

(i)	performed such other analyses and studies and considered such other information and factors as it deemed appropriate.

In arriving at its opinion, BofA Merrill Lynch assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with BofA Merrill Lynch and relied upon the assurances of the management of Planar that they were not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Planar Forecasts, BofA Merrill Lynch was advised by Planar, and assumed, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of Planar as to the future financial performance of Planar. BofA Merrill Lynch did not make or was not provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of Planar, nor did BofA Merrill Lynch make any physical inspection of the properties or assets of Planar. BofA Merrill Lynch did not evaluate the solvency or fair value of Planar or Parent under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. BofA Merrill Lynch assumed, at the direction of Planar, that the merger would be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, would be imposed that would have an adverse effect on Planar or the contemplated benefits of the merger. BofA Merrill Lynch also assumed, at the direction of Planar, that the final executed Agreement did not differ in any material respect from the August 11, 2015 draft of the merger agreement reviewed by BofA Merrill Lynch.

BofA Merrill Lynch expressed no view or opinion as to any terms or other aspects of the merger (other than the merger consideration to the extent expressly specified in its opinion), including, without limitation, the form or structure of the merger. BofA Merrill Lynch’s opinion was limited to the fairness, from a financial point of view, of the merger consideration to be received by holders of Planar common stock and no opinion or view was expressed with respect to any consideration received in connection with the merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view was expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the merger, or class of such persons, relative to the merger consideration. Furthermore, no opinion or view was expressed as to the relative merits of the merger in comparison to other strategies or transactions that might be available to Planar or in which Planar might engage or as to the underlying business decision of Planar to proceed with or effect the merger. In addition, BofA Merrill Lynch expressed no opinion or recommendation as to how any shareholder should vote or act in connection with the merger or any related matter. Except as described above, Planar imposed no other limitations on the investigations made or procedures followed by BofA Merrill Lynch in rendering its opinion.

BofA Merrill Lynch’s opinion was necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to BofA Merrill Lynch as of, the date of its opinion. As of the date of BofA Merrill Lynch’s opinion, the credit, financial and stock markets in the People’s Republic of China had been experiencing unusual volatility and BofA Merrill Lynch expressed no opinion or view as to any potential effects of such volatility on Parent, Guarantor or the transactions contemplated by the merger agreement . It should be understood that subsequent developments may affect its opinion, and BofA Merrill Lynch does not have any obligation to update, revise or reaffirm its opinion. The issuance of BofA Merrill Lynch’s opinion was approved by BofA Merrill Lynch’s Americas Fairness Opinion Review Committee.

The following represents a brief summary of the material financial analyses presented by BofA Merrill Lynch to the Planar Board in connection with its opinion. The financial analyses summarized below include information presented in tabular format. In order to fully understand the financial analyses performed by BofA Merrill Lynch, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses performed by BofA Merrill Lynch. Considering the data set forth in the tables below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the financial analyses performed by BofA Merrill Lynch.

Planar Financial Analyses

Selected Peer Company Analysis. BofA Merrill Lynch reviewed publicly available financial and stock market information for Planar and the following five publicly traded companies in the digital display and signage industry:

•	Barco N.V.

•	Daktronics, Inc.

•	Black Box Corporation

•	LSI Industries Inc.

•	Tovis Co., LTD.

BofA Merrill Lynch reviewed enterprise values of the selected publicly traded companies, calculated as market value based on closing stock prices on August 10, 2015, plus total debt, preferred stock and minority interest, less cash and cash equivalents, as a multiple of calendar year 2015 and 2016 estimated earnings before interest, taxes, stock-based compensation, depreciations and amortization, commonly referred to as EBITDA. The range of EBITDA multiples for the selected peer companies was 4.0x – 9.8x and 3.8x – 6.8x and the mean EBITDA multiple for the selected peer companies was 7.3x and 5.8x, in each case, for 2015 and 2016 estimated EBITDA, respectively. BofA Merrill Lynch then applied estimated EBITDA multiples of 6.0x – 10.0x and 5.0x – 7.0x derived from the peer companies to Planar’s calendar year 2015 and 2016 estimated EBITDA.

Estimated financial data of the selected peer companies was based on publicly available research analysts’ estimates, FactSet, and CapitalIQ, and estimated financial data of Planar was based on Planar public forecasts.

This analysis indicated the following approximate implied per share equity value reference ranges for Planar, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for Planar		Merger Consideration
2015E EBITDA	2016E EBITDA
$3.00 - $4.55	$3.75 - $4.95	$6.58

BofA Merrill Lynch also reviewed per share equity values, based on closing stock prices on August 10, 2015, of the selected peer companies as a multiple of calendar year 2015 and calendar year 2016 estimated Non-GAAP earnings per share, commonly referred to as Non-GAAP EPS. BofA Merrill Lynch calculated the estimated Non-

GAAP EPS as estimated EPS under generally accepted accounting principles excluding amortization of intangible property, stock-based compensation and one-time charges. BofA Merrill Lynch then applied the calendar year 2015 Non-GAAP earnings multiples and calendar year 2016 Non-GAAP earnings multiples of 9.0x – 20.0x and 7.0x – 18.0x, respectively, to Planar’s calendar year 2015 and 2016 estimated Non-GAAP EPS. Estimated financial data of the selected peer companies and estimated financial data of Planar was based on publicly available research analysts’ estimates, FactSet and CapitalIQ. This analysis indicated the following approximate implied per share equity value reference range for Planar, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for Planar		Merger Consideration
2015E Non-GAAP EPS	2016E Non-GAAP EPS
$2.90 - $6.40	$3.60 - $9.20	$6.58

BofA Merrill Lynch also noted that Planar’s calendar year 2015 and 2016 estimated tax rate was significantly lower than that of the selected peer companies. BofA Merrill Lynch then calculated Planar’s tax-adjusted calendar year 2015 and 2016 estimated Non-GAAP EPS by adjusting Planar’s calendar year 2015 and 2016 estimated Non-GAAP EPS for the average tax rate of the selected peer companies. BofA Merrill Lynch then applied the calendar year 2015 Non-GAAP earnings multiples and calendar year 2016 Non-GAAP earnings multiples of 9.0x – 20.0x and 7.0x – 18.0x, respectively, to Planar’s tax-adjusted calendar year 2015 and 2016 estimated Non-GAAP EPS. This analysis indicated the following approximate implied per share equity value reference range for Planar, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for Planar		Merger Consideration
2015E Tax-Adjusted Non-GAAP EPS	2016E Tax-Adjusted Non-GAAP EPS
$2.10 - $4.65	$2.65 - $6.80	$6.58

No company used in this analysis is identical or directly comparable to Planar. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the public trading or other values of the companies to which Planar was compared.

Selected Acquisition Precedent Transactions Analysis. BofA Merrill Lynch reviewed, to the extent publicly available, financial information relating to the following five selected transactions involving companies in digital display and signage industry:

Acquiror	Target
• Arrow Electronics, Inc.	• Data Modul AG
• Esterline Technologies Corporation	• Barco Federal Systems, LLC
• The Gores Group, LLC	• Elo Touch Solutions
• Milestone AV Technologies	• Da-Lite Screen Company
• Innolux Display Corp.	• TPO Displays Corp.

BofA Merrill Lynch reviewed transaction values, calculated as the enterprise value implied for the target company based on the consideration payable in the selected transaction, as a multiple of the target company’s last twelve months, or LTM EBITDA. Based on such LTM EBITDA, the range of EBITDA multiples for the selected transactions was 7.5x – 9.5x and the mean and median EBITDA multiples for the selected transactions were 8.4x and 8.3x, respectively. BofA Merrill Lynch then applied LTM EBITDA multiples of 7.5x – 9.5x derived from the selected acquisition precedent transactions to Planar’s LTM EBITDA as of June 30, 2015. Financial data of the selected acquisition precedent transactions was based on publicly available information at the time of announcement of each relevant transaction. This analysis indicated the following approximate implied per share equity value reference ranges for Planar, as compared to the merger consideration:

Implied Per Share Equity Value Reference Ranges for Planar	Merger Consideration
LTM EBITDA
$4.15 - $5.05	$6.58

No company, business or transaction used in this analysis is identical or directly comparable to Planar or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Planar and the merger were compared.

Discounted Cash Flow Analysis. BofA Merrill Lynch performed a discounted cash flow analysis of Planar to calculate the estimated present value of the standalone unlevered, after-tax free cash flows that Planar was forecasted to generate during Planar’s fiscal years 2015 through 2019 based on Planar management forecasts. BofA Merrill Lynch calculated terminal values for Planar by applying terminal forward multiples of 5.5x – 6.5x to Planar’s fiscal year 2020 estimated EBITDA. The cash flows and terminal values were then discounted to present value as of June 30, 2015 (utilizing a mid-point discounting convention) using discount rates ranging from 14.5% – 17.0%, which were based on an estimate of Planar’s weighted average cost of capital. This analysis indicated the following approximate implied per share equity value reference ranges for Planar as compared to the merger consideration:

Implied Per Share Equity Value Reference Range for Planar	Merger Consideration
$5.75 - $6.90	$6.58

Other Factors

In rendering its opinion, BofA Merrill Lynch also reviewed and considered other factors, including:

•	historical trading prices and trading volumes of Planar common stock during the one-year period ended August 10, 2015;

•	the present value of targets for Planar’s common stock published by four equity analysts during the period from August 6, 2015 to August 8, 2015, and ranging from a low of $5.50 per share to a high of $7.50 per share, with a mean of $6.50 and a median of $6.50 per share; and

•	the results of the selected technology M&A premiums analysis described immediately below.

BofA Merrill Lynch identified, to the extent publicly available, selected transactions for publicly traded companies in the technology industry, announced during the period from 2014 until August 11, 2015. BofA Merrill Lynch calculated the premium over the target company’s unaffected stock price one day and one month prior to the announcement of each transaction:

Selected Technology Equity Value Premiums (2014 to August 11, 2015)	1-Day Premium to Pre-Announcement Unaffected Stock Price	1-Month Premium to Pre-Announcement Unaffected Stock Price
Mean	34.2%	36.4%
Median	28.1%	30.0%

BofA Merrill Lynch then applied a range of calculated premiums from 20.0% – 40.0% to the price per share of $4.69 of Planar common stock as of the close of trading on August 10, 2015. This analysis indicated the following approximate per share equity value reference range, as compared to the merger consideration:

Implied Per Share Equity Value Reference Range	Merger Consideration
$5.65 - $6.55	$6.58

No company, business or transaction used in this analysis is identical or directly comparable to Planar or the merger. Accordingly, an evaluation of the results of this analysis is not entirely mathematical. Rather, this analysis involves complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the acquisition or other values of the companies, business segments or transactions to which Planar and the merger were compared.

Miscellaneous

As noted above, the discussion set forth above is a summary of the material financial analyses presented by BofA Merrill Lynch to the Planar Board in connection with its opinion and is not a comprehensive description of all analyses undertaken by BofA Merrill Lynch in connection with its opinion. The preparation of a financial opinion is a complex analytical process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, a financial opinion is not readily susceptible to partial analysis or summary description. BofA Merrill Lynch believes that its analyses summarized above must be considered as a whole. BofA Merrill Lynch further believes that selecting portions of its analyses and the factors considered or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying BofA Merrill Lynch’s analyses and opinion. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that such analysis was given greater weight than any other analysis referred to in the summary.

In performing its analyses, BofA Merrill Lynch considered industry performance, general business and economic conditions and other matters, many of which are beyond the control of Planar and Parent. The estimates of the future performance of Planar and Parent in or underlying BofA Merrill Lynch’s analyses are not necessarily indicative of actual values or actual future results, which may be significantly more or less favorable than those estimates or those suggested by BofA Merrill Lynch’s analyses. These analyses were prepared solely as part of BofA Merrill Lynch’s analysis of the fairness, from a financial point of view, of the merger consideration and were provided to the Planar Board in connection with the delivery of BofA Merrill Lynch’s opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold or the prices at which any securities have traded or may trade at any time in the future. Accordingly, the estimates used in, and the ranges of valuations resulting from, any particular analysis described above are inherently subject to substantial uncertainty and should not be taken to be BofA Merrill Lynch’s view of the actual values of Planar.

The type and amount of consideration payable in the merger was determined through negotiations between Planar and Parent, rather than by any financial advisor, and was approved by the Planar Board. The decision to enter into the merger agreement was solely that of the Planar Board. As described above, BofA Merrill Lynch’s opinion and analyses were only one of many factors considered by the Planar Board in its evaluation of the proposed merger and should not be viewed as determinative of the views of the Planar Board or management with respect to the merger or the merger consideration.

Planar has agreed to pay BofA Merrill Lynch for its services in connection with the merger an aggregate fee of $3.5 million, a portion of which was payable upon the rendering of its opinion and a significant portion of which is contingent upon the completion of the merger. Planar also has agreed to reimburse BofA Merrill Lynch for its expenses incurred in connection with BofA Merrill Lynch’s engagement and to indemnify BofA Merrill Lynch, any controlling person of BofA Merrill Lynch and each of their respective directors, officers, employees, agents and affiliates against specified liabilities, including liabilities under the federal securities laws.

BofA Merrill Lynch and its affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of their businesses, BofA Merrill Lynch and its affiliates invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in the equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of Planar, Parent and certain of their respective affiliates.

BofA Merrill Lynch and its affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to Planar and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as lender under certain credit facilities, term loans and letters of credit for Planar and (ii) having provided or providing certain treasury and management services and products to Planar.

Certain Financial Projections

We do not, as a matter of course, publicly disclose long-term forecasts or projections as to future performance, earnings or other results. However, we provided certain non-public financial information to BofA Merrill Lynch in its capacity as our financial advisor, including projections by management of Planar’s standalone financial performance for fiscal years 2015 through 2019 (the “Projections”). These Projections were in turn used by BofA Merrill Lynch in performing the discounted cash flow analysis described under “The Merger Proposal—Opinion of Planar’s Financial Advisor” on page [—] as well as certain analyses relating to strategic alternatives to the merger. We provided to Parent substantially similar projections for fiscal years 2015 and 2016. A summary of these Projections is set forth below.

The Projections were not prepared with a view to public disclosure and are included in this proxy statement only because they were made available to Parent in the strategic and financial review process in connection with their due diligence review of Planar, and the Projections were made available to BofA Merrill Lynch for use in connection with its financial analyses. The Projections were not prepared with a view toward compliance with (1) U.S. Generally Accepted Accounting Principles (“GAAP”), (2) the published guidelines of the SEC regarding projections and forward-looking statements, or (3) the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. Furthermore, neither our independent registered public accounting firm nor any other independent registered public accounting firm has compiled, examined, or performed any procedures with respect to the Projections, nor have they expressed any opinion or given any form of assurance with respect to the Projections or their reasonableness, achievability or accuracy.

Although a summary of the Projections is presented with numerical specificity, they reflect numerous assumptions and estimates as to future events made by Planar’s management that they believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to Planar’s management at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Important factors that may affect actual results and cause the Projections not to be achieved include general economic conditions, Planar’s ability to achieve forecasted sales, accuracy of certain accounting estimates, changes in actual or projected cash flows, competitive pressures and changes in tax laws. In addition, the Projections do not take into account any circumstances or events occurring after the date that they were prepared, including any of the effects of the merger, and reflect assumptions as to certain business decisions that do not reflect any of the effects of the merger or any other changes that may in the future affect Planar or Planar’s assets, business, operations, properties, policies, corporate structure, capitalization and management as a result of the merger or otherwise. As a result, we make no assurance that the Projections will be realized, and actual results may be materially better or worse than those contained in the Projections. The Projections cover multiple years and such information by its nature becomes less reliable with each successive year.

The inclusion of the Projections in this proxy statement should not be regarded as an indication that any of the Planar Board, Planar, BofA Merrill Lynch or any of their respective affiliates or representatives or any other recipient of this information considered, or now considers, the Projections to be predictive of actual future results. None of the Planar Board, Planar, BofA Merrill Lynch or any of their respective affiliates or representatives has made or makes any representation regarding the information contained in the Projections, and except as may be required by applicable securities laws, none of them intends to update or otherwise revise or reconcile the Projections to reflect circumstances existing after the date they were prepared or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Projections are shown to be in error.

The summary of the Projections is not included in this proxy statement to induce any shareholder to vote in favor of the proposal to approve the merger agreement or any of the other proposals to be voted on at the special meeting.

In light of the foregoing factors and the uncertainties inherent in the Projections, Planar shareholders are cautioned not to place undue, if any, reliance on the Projections included in this proxy statement.

The Projections contain certain non-GAAP financial measures, including EBITDA, Non-GAAP Net Income and Non-GAAP EPS, which Planar believes are helpful in understanding its forecasts of future results. The non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with Planar’s consolidated financial statements prepared in accordance with GAAP and the reconciliation to GAAP measures presented herein. Planar’s management regularly uses Planar’s supplemental non-GAAP financial measures internally to understand and manage the business and forecast future periods.

The Projections are forward-looking statements. For information on factors that may cause Planar’s future results to materially vary, see the information in the section of this proxy statement captioned “Cautionary Statement Regarding Forward-Looking Statements.”

Financial Projections

	Projected Fiscal Year
(Dollars in millions, except per share amounts)	2015F	2016F	2017F	2018F	2019F
Digital Signage	$111.9	$146.8	$178.0	$214.5	$257.0
Commercial & Industrial	$87.3	$72.6	$66.5	$58.8	$53.0
Revenue	$199.3	$219.4	$244.5	$273.3	$310.0
Cost of Sales	$146.5	$159.2	$174.9	$193.6	$217.1
Gross Profit	$52.8	$60.2	$69.6	$79.6	$92.9
R&D	$6.9	$7.6	$8.2	$8.8	$9.7
S&M	$24.3	$27.5	$30.8	$34.4	$38.9
G&A	$13.1	$13.4	$14.3	$15.2	$16.1
Total Operating Expenses	$44.2	$48.5	$53.3	$58.4	$64.8
Operating Income Before Taxes	$8.5	$11.6	$16.3	$21.3	$28.2
Income Before Taxes	$9.2	$12.1	$16.6	$21.6	$28.5
Non-GAAP Net Income(1)	$9.0	$11.7	$16.2	$16.6	$18.5
Non-GAAP EPS(1)	$0.40	$0.50	$0.67	$0.67	$0.73
EBITDA(2)	$10.8	$13.7	$18.2	$23.2	$30.1
Depreciation and Amortization	$1.6	$1.6	$1.6	$1.6	$1.6

(1)	Non-GAAP operating statistics exclude the impact of SFAS 123(R) stock-based compensation expense and one-time charges.
(2)	EBITDA represents earnings before interest, taxes, depreciation and amortization.

Non-GAAP Reconciliations

The following table presents the reconciliation of GAAP Income before Taxes to Non-GAAP EBITDA, GAAP Net Income to Non-GAAP Net Income, and GAAP EPS to Non-GAAP EPS:

	Consolidated Projections
	Projected Fiscal Year
(Dollars in millions)	2015F	2016F	2017F	2018F	2019F
Income before taxes & EBITDA:
GAAP income before taxes	$6.9	9.1	13.6	18.6	25.5
Share-based compensation	$3.0	3.0	3.0	3.0	3.0
Restructuring charges	$0.1	0.0	0.0	0.0	0.0
Foreign exchange, net	$-0.8	0.0	0.0	0.0	0.0
Total Non-GAAP adjustments	$2.3	3.0	3.0	3.0	3.0
NON-GAAP INCOME BEFORE TAXES	$9.2	12.1	16.6	21.6	28.5
Depreciation	$1.6	1.6	1.6	1.6	1.6
NON-GAAP EBITDA	$10.8	13.7	18.2	23.2	30.1
Net Income:
GAAP Net Income	6.7	8.7	13.2	13.6	15.5
Share-based compensation	$3.0	3.0	3.0	3.0	3.0
Restructuring charges	$0.1	0.0	0.0	0.0	0.0
Foreign exchange, net	$-0.8	0	0	0	0
Income tax effect of reconciling items	$0.0	0.0	0.0	0.0	0.0
Total Non-GAAP Adjustments	$2.3	3.0	3.0	3.0	3.0
NON-GAAP NET INCOME	$9.0	11.7	16.2	16.6	18.5
GAAP weighted average shares outstanding—basic	22.5	23.4	24.1	24.7	25.3
GAAP weighted average shares outstanding—diluted	22.5	23.4	24.1	24.7	25.3
NON-GAAP weighted average shares outstanding—diluted	22.5	23.4	24.1	24.7	25.3
GAAP Net Income per share—basic	0.30	0.37	0.55	0.55	0.61
Non-GAAP adjustments detailed above	0.10	0.13	0.12	0.12	0.12
NON-GAAP NET INCOME PER SHARE (basic)	0.40	0.50	0.67	0.67	0.73
GAAP Net Income per share—diluted	0.30	0.37	0.55	0.55	0.61
NON-GAAP adjustments detailed above	0.10	0.13	0.12	0.12	0.12
NON-GAAP NET INCOME PER SHARE (diluted)	0.40	0.50	0.67	0.67	0.73

Interests of Planar Directors and Executive Officers in the Merger

In considering the recommendation of the Planar Board in favor of the merger proposal, shareholders should be aware that our directors and executive officers have interests in the merger that are different from, or in addition to, the interests of Planar’s shareholders generally. The Planar Board was aware of these interests and considered them, among other matters, in approving the merger agreement and recommending that the shareholders approve the merger. Shareholders should take these benefits into account in deciding whether to vote for the approval of the merger proposal.

These interests relate to or arise from:

•	accelerated vesting of equity awards held by our directors and executive officers;

•	possible cash payments and other benefits payable to our executive officers in the event of a qualifying termination of employment in connection with the merger; and

•	the right to continued indemnification and insurance coverage pursuant to the merger agreement.

These interests are described in more detail below, and certain of them are quantified in the narrative and the tables below. The amounts disclosed below do not include any payments with respect to shares of Planar common stock owned by our directors and executive officers which they are entitled to receive on the same terms as all other Planar shareholders in connection with the merger, or any equity awards or other benefits that are already fully vested and earned without regard to the completion of the merger.

None of our directors or executive officers is a party to or participates in any plan, program or arrangement of Parent or its subsidiaries that provides such director or executive officer with any kind of compensation that is based on or otherwise relates to completion of the merger.

Treatment of Planar Equity Awards

Stock Options. Pursuant to the merger agreement, each stock option to purchase Planar common stock that is outstanding immediately prior to the effective time will become fully vested at the effective time and be converted into the right to receive an amount in cash, without interest and less any required withholding taxes, equal to the product of (a) the total number of shares subject to such option multiplied by (b) the excess, if any, of $6.58 over the exercise price per share of such option. Stock options with exercise prices that exceed the per share merger consideration will be terminated without the payment of any consideration therefor.

As of September 15, 2015, certain of our directors and executive officers hold stock options, all of which are fully vested and have exercise prices that exceed the per share merger consideration. Accordingly, as of the effective time of the merger, all stock options held by our directors and executive officers will be terminated without the payment of any consideration for termination of such stock options. As of September 15, 2015: (i) our director J. Michael Gullard holds a stock option to purchase 10,000 shares of our common stock at a per share price of $11.65 per share and a stock option to purchase 6,000 shares at a per share exercise price of $9.27 per share; (ii) our executive officer Gerald K. Perkel holds a stock option to purchase 240,000 shares of our common stock at a per share exercise price of $7.85; and (iii) our executive officer Ryan Gray holds a stock option to purchase 10,000 shares at a per share exercise price of $8.33. No other directors or executive officers hold stock options.

Restricted Stock and Restricted Stock Units. Pursuant to the merger agreement, each restricted stock award and restricted stock unit that is outstanding immediately prior to the effective time of the merger will become fully vested (and any performance-based vesting conditions will be eliminated) at the effective time of the merger with respect to the number of shares underlying such award, and each holder thereof will be entitled to receive an amount in cash, without interest and less any required withholding taxes, equal to $6.58 for each share covered by such award.

The following table sets forth for each of Planar’s directors and executive officers as of September 15, 2015:

•	the number of shares subject to outstanding restricted stock units and restricted stock awards that are expected to accelerate in vesting and be cashed out in the merger; and

•	the amount that each such person is expected to receive pursuant to the merger agreement in connection with the foregoing (amounts are gross amounts without regard to any required withholding taxes).

Name	Shares Subject to Restricted Stock Units (#)	Shares Subject to Restricted Stock Awards	Value of Share Cash-Out ($)
Non-Employee Directors
J. Michael Gullard	—	8,786	$57,812
Richard S. Hill	—	8,786	57,812
Sam Khoury	—	8,786	57,812
Harold Hughes	—	8,786	57,812

Executive Officers
Gerald K. Perkel, President Chief Executive Officer and Director	498,623	—	3,280,939
Stephen M. Going Senior Vice President, General Counsel and Secretary	143,435	—	943,802
Ryan Gray Vice President-Finance and Chief Financial Officer	141,191	—	929,037

Employment and Severance Agreements

Employment Agreement with Mr. Perkel

Planar has entered into a Second Amended and Restated Executive Employment Agreement, dated as of March 2, 2015 (the “Employment Agreement”), with Gerald Perkel. Planar also has entered into a Waiver Agreement with Mr. Perkel, dated as of August 12, 2015, that modified the definitions of “change in control” and “good reason” in the Employment Agreement and under which Mr. Perkel waived all claims that the transactions contemplated by the merger agreement constitute a change in control prior to consummation of the merger. The Waiver Agreement did not otherwise affect the terms and conditions of the Employment Agreement. Completion of the merger will constitute a “change in control” as defined under the Employment Agreement and the Waiver Agreement.

Under the Employment Agreement, if, within 24 months following a change in control or 90 days prior to a change in control of the Company, (a) Planar terminates Mr. Perkel’s employment other than for “cause” (as defined in the Employment Agreement and described below); (b) Mr. Perkel terminates his employment for “good reason” (as defined in the Employment Agreement, as amended by the Waiver Agreement and described below); or (c) Planar notifies Mr. Perkel that the term of his Employment Agreement will not be extended, Mr. Perkel will be entitled to receive the following:

•	lump sum cash payment equal to two times the higher of (i) his annual base salary in effect just prior to a notice of termination and (ii) his base salary in effect immediately prior to the change in control;

•	lump sum cash payment equal to two times the higher of (i) his target bonus for the year a notice of termination is given and (ii) his target bonus for the year in which the change in control occurs;

•	for 24 months following termination, continued life, accident, medical and dental insurance benefits that are substantially similar to those Mr. Perkel received immediately prior to the change in control (provided any such benefit will be discontinued to the extent that a similar benefit is received by Mr. Perkel from a subsequent employer during such 24-month period); and

•	full vesting of options and stock grants outstanding at the time of termination (or cash payment in the event of a change in control within 90 days after Mr. Perkel’s termination of employment).

“Cause” is generally defined in the Employment Agreement as any of the following by Mr. Perkel:

•	fraud or misrepresentation;

•	theft or embezzlement of Planar assets;

•	intentional violation of law involving moral turpitude;

•	failure to satisfactorily perform duties reasonably assigned for a period of 30 days after a written demand for such performance has been made; or

•	any material breach of the agreement that, if curable, is not cured within 30 days after written notice of such breach.

“Good reason” is generally defined in the Employment Agreement, as amended by the Waiver Agreement with Mr. Perkel, as the occurrence of any of the following events, without Mr. Perkel’s written consent:

•	change in Mr. Perkel’s responsibilities, titles or offices or having to report to anyone other than the board of directors, with the effect of materially diminishing his responsibility or authority, with certain exceptions for changes that result from the Company no longer being a public reporting company or not being the top level company in the corporate structure in connection with the merger;

•	reduction in base salary or target bonus or failure to pay any compensation or benefits to which Mr. Perkel is entitled;

•	requirement to relocate other than within 25 miles of Beaverton, Oregon;

•	failure of Planar to continue in effect or replace any material compensation or employee benefit plan, program or arrangement or the reduction of benefits thereunder;

•	failure of Planar to obtain an agreement from a successor or assign to assume the Employment Agreement; or

•	material breach of the Employment Agreement by Planar that is not remedied within 30 days of written notice from Mr. Perkel.

In the event that any of the foregoing benefits will be subject to an excise tax under Section 4999 of the Code, Mr. Perkel will receive the greater of (i) such payments less any applicable excise tax and (ii) payments in an amount one dollar less than the amount that would cause such payments to be subject to the excise tax under Section 4999 of the Code.

Mr. Perkel’s receipt of the foregoing benefits is subject to his execution and non-revocation of a release of claims against Planar. The Employment Agreement also requires that for 24 months following termination, Mr. Perkel is not to provide services to or be connected with any business that is in competition with the Company or any of its subsidiaries or affiliates.

Severance Agreement with Mr. Going

Planar has entered into a Second Amended and Restated Executive Severance Agreement, dated as of March 2, 2015 (the “Going Severance Agreement”), with Stephen Going.

Under the Going Severance Agreement, if, within 24 months following a “change in control” (as defined in the Going Severance Agreement) or 90 days prior to a change in control of the Company, (i) the Company terminates Mr. Going’s employment other than for “cause” (as defined in the Going Severance Agreement and described below) or (ii) Mr. Going terminates his employment for “good reason” (as defined in the Going Severance Agreement and described below), Mr. Going will be entitled to receive the following:

•	continued payment of base salary for 12 months following the effective date of termination;

•	payment for 12 months following the effective date of termination of 1/12th of his target bonus for the year in which a notice of termination is given;

•	if Mr. Going elects to continue group health benefits under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), payment of such premiums for himself and his dependents for up to 18 months following termination;

•	outplacement services for 12 months following termination with a provider selected by Planar; and

•	full vesting of stock options and restricted stock awards outstanding at the time of termination that are subject to time-based vesting (or cash payment in the event there is a change in control within 90 days after Mr. Going’s termination of employment).

Completion of the merger will constitute a change in control under the Going Severance Agreement.

The definition of “cause” in the Going Severance Agreement is substantially similar to that in Mr. Perkel’s Employment Agreement.

“Good reason” is generally defined in the Going Severance Agreement as the occurrence of any of the following events, without Mr. Going’s written consent or correction by Planar within the specified timeframe:

•	reduction in base salary or failure to pay any compensation or benefits to which Mr. Going is entitled;

•	significant reduction in total benefits available to Mr. Going under employee benefit plans after a change in control as compared to those in effect prior to the change in control;

•	requirement to relocate other than within 25 miles of Beaverton, Oregon;

•	failure of Planar to obtain an agreement from a successor or assign to assume the Going Severance Agreement;

•	reassignment to a different title, job or responsibilities that result in a significant decrease in level of responsibility after a change in control as compared to prior thereto (even if the former company operations are a subsidiary or division of the surviving company); or

•	material breach by Planar of the Going Severance Agreement.

In the event that any of the foregoing benefits will be subject to an excise tax under Section 4999 of the Code, Mr. Going will receive the greater of (i) such payments less any applicable excise tax and (ii) payments in an amount one dollar less than the amount that would cause such payments to be subject to the excise tax under Section 4999 of the Code.

Mr. Going’s receipt of the foregoing benefits is subject to his execution and non-revocation of a release of claims against Planar.

Severance Agreement with Mr. Gray

Planar has entered into a Second Amended and Restated Key Employee Severance Agreement, dated as of March 2, 2015 (the “Gray Severance Agreement”), with Ryan Gray. Planar also has entered into a Waiver Agreement with Mr. Gray, dated as of August 12, 2015, that modified the definition of “good reason” in the Gray Severance Agreement and under which Mr. Gray waived all claims that the transactions contemplated by the merger agreement constitute a change in control prior to consummation of the merger. The Waiver Agreement did not otherwise affect the terms and conditions of the Gray Severance Agreement.

Under the Gray Severance Agreement, if, within 24 months following a “change in control” (as defined in the Gray Severance Agreement) or 90 days prior to a change in control of the Company, (i) the Company terminates

Mr. Gray’s employment other than for “cause” (as defined in the Gray Severance Agreement and described below) or (ii) Mr. Gray terminates his employment for “good reason” (as defined in the Gray Severance Agreement, as amended by the Waiver Agreement and described below), Mr. Gray will be entitled to receive the following:

•	continued payment of base salary for 12 months following the effective date of termination;

•	payment for 12 months following the effective date of termination of 1/12th of his target bonus for the year in which a notice of termination is given;

•	if Mr. Gray elects to continue group health benefits under COBRA, payment of such premiums for himself and his dependents for up to 18 months following termination;

•	outplacement services for 12 months following termination with a provider selected by Planar, up to a total cost of $4,000; and

•	full vesting of stock options and restricted stock awards outstanding at the time of termination that are subject to time-based vesting (or cash payment in the event there is a change in control within 90 days after Mr. Gray’s termination of employment).

Completion of the merger will constitute a change in control under the Gray Severance Agreement.

The definition of “cause” in the Gray Severance Agreement is substantially similar to that in Mr. Perkel’s Employment Agreement.

“Good reason” is generally defined in the Gray Severance Agreement, as amended by the Waiver Agreement with Mr. Gray, as the occurrence of any of the following events, without Mr. Gray’s written consent or correction by Planar within a specified timeframe:

•	reduction in base salary or failure to pay any compensation or benefits to which Mr. Gray is entitled;

•	significant reduction in total benefits available to Mr. Gray under employee benefit plans after a change in control as compared to those in effect prior to the change in control;

•	requirement to relocate other than within 25 miles of Beaverton, Oregon;

•	failure of Planar to obtain an agreement from a successor or assign to assume the Gray Severance Agreement;

•	reassignment to a different title, job or responsibilities that result in a significant decrease in level of responsibility after a change in control as compared to prior thereto, with certain exceptions for changes that result from the Company no longer being a public reporting company or not being the top level company in the corporate structure in connection with the merger; or

•	material breach by Planar of the Gray Severance Agreement.

Completion of the merger will constitute a change in control under the Gray Severance Agreement.

In the event that any of the foregoing benefits will be subject to an excise tax under Section 4999 of the Code, Mr. Gray will receive the greater of (i) such payments less any applicable excise tax and (ii) payments in an amount one dollar less than the amount that would cause such payments to be subject to the excise tax under Section 4999 of the Code.

Receipt of the foregoing benefits is subject to Mr. Gray’s execution and non-revocation of a release of claims against Planar.

Employee Benefits

Pursuant to the merger agreement, as of the effective time of the merger, Parent has agreed to provide employees of Planar or its subsidiaries who continue employment with Parent or any of its subsidiaries or affiliates following consummation of the merger with compensation and benefits that, in the aggregate, are no less favorable than those previously provided to such employees, which agreement extends until March 31, 2016 with respect to medical, dental, vision and welfare benefits and until December 31, 2016 with respect to 401(k) plan and benefits.

Indemnification and Insurance

Under the merger agreement, certain indemnification and insurance rights exist in favor of our and our subsidiaries’ current and former directors and officers, whom we refer to as “indemnified persons.” See “The Merger Agreement—Indemnification, Exculpation and Insurance” for information on these rights.

Quantification of Potential Payments to Planar’s Named Executive Officers in Connection with the Merger

In accordance with Item 402(t) of Regulation S-K, the table below sets forth the estimated amounts of compensation that each of our named executive officers (as determined in accordance with SEC regulations) may receive in connection with the merger, assuming that the merger is completed on September 15, 2015, the last practicable date prior to filing this proxy statement, and the executive officer’s employment is terminated without cause or terminates for good reason on that date. These estimates are based on multiple assumptions that may not actually occur, including assumptions described in this proxy statement. In addition, certain amounts payable will vary depending on the actual date the merger is completed and the actual date, if any, of a qualifying termination of employment. As a result, the actual amounts, if any, to be received by an executive officer may differ in material respects from the amounts set forth below. The disclosures in the table below and the accompanying footnotes should be read in conjunction with the narrative description of the compensation arrangements set forth above.

Golden Parachute Compensation

Name	Cash ($)(1)	Equity ($)(2)	Pension/ NQDC ($)	Perquisites/ Benefits ($)(3)	Tax Reimbursement ($)	Other ($)	Total ($)(4)
Gerald K. Perkel	$2,249,996	$3,280,939	$0	$48,172	$0	$0	$5,579,107
Stephen M. Going	456,000	943,802	0	47,649	0	0	1,447,451
Ryan Gray	486,750	929,037	0	41,803	0	0	1,457,590

(1)	Amounts reported in this column are “double trigger,” meaning that eligibility to receive these amounts requires both consummation of the merger and a qualifying termination of the executive officer’s employment within 24 months following consummation of the merger or 90 days prior to completion of the merger. The following table shows, for each executive officer, the amount of each component of these cash amounts.

Name	Base Salary Severance ($)(a)	Target Bonus ($)(b)	Total ($)
Gerald K. Perkel	$999,998	$1,249,998	$2,249,996
Stephen M. Going	285,000	171,000	456,000
Ryan Gray	295,000	191,750	486,750

(a)	Amounts listed reflect anticipated base salary for fiscal year 2016. Base salary severance is two times then-current base salary for Mr. Perkel and one times base salary for Messrs. Going and Gray. This amount is payable in a lump sum to Mr. Perkel and over 12 months for each of Messrs. Going and Gray.
(b)	Target bonus is two times annual target bonus for Mr. Perkel and one times annual target bonus for Messrs. Going and Gray. This amount is payable in a lump sum to Mr. Perkel and over 12 months for each of Messrs. Going and Gray.

(2)	Amounts reported in this column represent the value of unvested performance-based restricted stock units that will, pursuant to the terms of the merger agreement, become vested (and for which any performance-based vesting conditions will be eliminated) pursuant to “single trigger” acceleration based on the outstanding restricted stock units held by each named executive officer as of September 15, 2015. The amount is based on the product of (i) the number of shares subject to such restricted stock units and (ii) the per share merger consideration price of $6.58.
(3)	Amounts reported in this column are “double trigger,” meaning that eligibility to receive them requires both consummation of the merger and a qualifying termination of the executive officer’s employment within 24 months following consummation of the merger or 90 days prior to completion of the merger. Amounts include $48,172 for Mr. Perkel for the estimated cost of continued basic life, supplemental life, accident, medical and dental insurance premiums for 24 months following termination, and $25,649 and $37,803 for each of Mr. Going and Mr. Gray, respectively, for COBRA continuation coverage for 18 months following termination. Amounts include $22,000 for Mr. Going and $4,000 for Mr. Gray for outplacement services. The estimated costs of the foregoing benefits are based on the assumptions that our existing benefit plans and programs under which the benefits are paid will not become secondary to any other plans or programs during the applicable period and that the premium costs associated with such benefits continuation will be comparable to the premium costs associated with our existing benefit plans and programs.
(4)	Amounts reported assume that no portion will be subject to an excise tax under Section 4999 of the Code. If an excise tax applies, pursuant to the terms of written employment and severance agreements with the named executive officers, the named executive officers will receive the greater of (i) such payments less any applicable excise tax and (ii) payments in an amount equal to one dollar less than would cause such payments to be subject to the excise tax under Section 4999 of the Code.

Voting Agreements and Undertakings

Voting Agreements

This section describes the material terms of the voting agreements that were executed on August 12, 2015. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the voting agreement, a copy of which is attached as Annex C and is incorporated by reference herein. This summary does not purport to be complete and may not provide all of the information about the voting agreements that might be important to you in determining how to vote. We urge you to read the form of voting agreement carefully and in its entirety.

Concurrently with the execution and delivery of the merger agreement, on August 12, 2015, each of the Planar executive officers and directors entered into a voting agreement with Parent. At the close of business on the record date, directors and executive officers of Planar and their affiliates were entitled to vote [—] shares of Planar common stock, or approximately [—]% of the shares of Planar common stock issued and outstanding on that date. The shares of Planar common stock beneficially owned by the Planar executive officers and directors (including any shares acquired after the date of the voting agreement) are referred to in this proxy statement as the “subject shares.”

Voting

Each Planar executive officer and director has agreed to vote at every meeting of the shareholders of Planar, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of Planar with respect to any of the following: (i) in favor of the approval of the merger agreement and the merger; and (ii) against any competing proposal to acquire Planar. Notwithstanding the foregoing, each Planar director has entered into the voting agreement solely in his capacity as a shareholder and not in his capacity as a director, officer or other fiduciary of Planar and nothing in the voting agreement limits or affects any of Planar’s directors’ rights and obligations as a director, officer or other fiduciary of Planar.

Restrictions on Transfer

Each Planar executive officer and director has agreed (subject to certain exceptions described below) not to directly or indirectly:

•	solicit or participate in the solicitation of proxies in opposition to any proposal or action in favor of the approval of the merger agreement and the merger;

•	initiate a shareholders’ vote, or become a member of a group with respect to any voting securities of Planar, with respect to any competing proposal to acquire Planar;

•	sell, transfer, exchange or otherwise dispose of the subject shares, or grant any proxies or powers of attorney, deposit any of the subject shares into a voting trust or enter into a voting agreement with respect to any of the subject shares; or

•	enter into any agreement or understanding with respect to voting of the subject shares that conflicts with the terms of the voting agreement.

Notwithstanding the foregoing restrictions on transfer of the subject shares, each Planar executive officer or director may transfer his subject shares:

•	to any member of such individual’s family;

•	to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code;

•	for purposes of personal tax-planning; or

•	as required by order of any governmental entity, law or by operation of law.

Termination

The voting agreements will terminate upon the earliest of the termination of the merger agreement, an amendment to the merger agreement that reduces or changes the merger consideration or creates an additional condition to completion of the merger, and the effective time of the merger.

Undertakings

Concurrently with the execution and delivery of the merger agreement, on August 12, 2015, the Chairman and each non-independent director of Guarantor entered into an irrevocable undertaking. At the close of business on the record date, the Chairman and non-independent directors of Guarantor and their affiliates were entitled to vote [—] shares (A shares) of Guarantor common stock, or approximately [—]% of the shares (A shares) of Guarantor issued and outstanding on that date. The shares (A shares) of Guarantor beneficially owned by the Chairman and the non-independent directors of Guarantor (including any shares acquired after the date of the undertakings) are referred to in this proxy statement as the “Guarantor shares.”

Voting

The Chairman and each non-independent director of Guarantor has agreed to vote at any meeting of the shareholders of Guarantor, or if proposed by written consent, all of the Guarantor shares in favor of the merger agreement, the merger and each other transaction contemplated under the merger agreement.

Restrictions on Transfer

The Chairman and each non-independent director of Guarantor has agreed (subject to certain exceptions described below) not to directly or indirectly:

•	sell, transfer, exchange or otherwise dispose of the Guarantor shares;

•	grant any proxies or powers of attorney, deposit any of the Guarantor shares into a voting trust or enter into a voting agreement with respect to any of such Guarantor shares; or

•	enter into any agreement or arrangement providing for any of the foregoing actions.

Additional Chairman Undertakings

In addition to the undertakings described above, the Chairman of Guarantor, Jun “Victor” Li, has agreed to use reasonable best efforts to cause the Guarantor to arrange the financing contemplated by the Bank Letter Agreement, or any replacement agreement, including using reasonable best efforts to:

•	cause the Guarantor to maintain in effect the Bank Letter Agreement,

•	cause the Guarantor to obtain all permits required under applicable laws of the People’s Republic of China to be obtained necessary for the proceeds of the financing contemplated by the Bank Letter Agreement to be made available to Guarantor or Parent; and

•	in the event that any portion of the financing contemplated by the Bank Letter Agreement becomes unavailable, cause Guarantor to arrange and obtain alternative bank debt financing from an alternative financing source in an amount sufficient to complete the transactions contemplated by the merger agreement.

The Chairman further agreed to pledge his Guarantor shares in an amount required as security for the loan contemplated by the Bank Letter Agreement, and to not charge Guarantor interest or other fees in connection with the pledge or the financing.

Lapse

The undertakings will automatically lapse upon the earlier of the termination of the merger agreement and the effective time of the merger.

Planar as Beneficiary

Planar is a beneficiary of, and may enforce, the undertakings against the Chairman and each of the non-independent directors who executed an undertaking.

Financing of the Merger

We anticipate that the funds necessary to complete the merger and the related transactions, including funds needed to (i) pay Planar shareholders the amounts due under the merger agreement, (ii) make payments in respect of Planar’s outstanding in-the-money stock options, if any, and other stock-based awards pursuant to the merger agreement, and (iii) pay all third party expenses incurred in connection with the negotiation, execution and completion of the merger, will be funded via the debt financing described below.

In connection with entering into the merger agreement, Guarantor had obtained a strategic cooperation agreement from China Merchants Bank, CMB Gaoan Branch (“CMB”), pursuant to which CMB agreed to grant credit in the amount of up to RMB 1 billion Yuan, subject to the terms and conditions of the strategic cooperation agreement, which conditions include internal approval by CMB. Under the merger agreement, Guarantor could amend the terms and conditions of the strategic cooperation agreement, or substitute or add other debt financing, except that any such amendments or substitutions would require the prior written consent of Planar if they would reasonably be expected to prevent or materially delay or impair the ability of Parent and Merger Sub to complete the merger.

On September 25, 2015, Leyard (Hong Kong) Co., Limited, which we refer to as Leyard Hong Kong, a wholly owned subsidiary of Guarantor and the owner of all of the outstanding equity of Parent, entered into a bank letter agreement with China Minsheng Banking Corp., Ltd., Hong Kong Branch (“China Minsheng Bank”), as original lender and agent (“Bank Letter Agreement”). The Bank Letter Agreement provides Leyard Hong Kong with the ability to borrow up to the USD equivalent of RMB 1.0 billion to finance, in part, the transaction and to pay related transaction costs. The loans under the Bank Letter Agreement are available through the making of a request for the advance of up to the full amount available under the loan facility during the period, beginning on September 25, 2015 and ending on the earlier of (a) the date falling two (2) months from the signing date of the Bank Letter Agreement and (b) the date on which the facility is fully drawn, cancelled or terminated under the provisions of the Bank Letter Agreement.

The availability of the loans, which have not yet been funded, is subject to the satisfaction of the conditions set forth in the Bank Letter Agreement. Notwithstanding any of the foregoing or any other provisions of the Bank Letter Agreement, the loan facility is available at the sole discretion of the lenders, acting through the agent, and may be cancelled or terminated by the agent (upon the instruction of all the lenders) without condition or notice. Upon termination by the agent, Leyard Hong Kong will be obligated to pay to the agent all outstanding principal, accrued interest and other amounts owing and/or payable to each lender, whether actual or contingent, present or future. The agent, upon the instructions of all lenders, may at any time vary, increase, reduce, suspend, cancel or replace the loan facility and any terms and conditions, including the amount of the loan facility, interest rates, fees and any security documents. All loans extended under the loan facility will be repaid in full on the earliest of: (a) the date falling 12 months after the date that the loan is drawn, (b) the date falling seven (7) business days prior to the expiry of the standby letter of credit and (c) such earlier date as the agent may determine (upon the instruction of a majority of the lenders), the earliest of (a), (b) and (c) being referred to as the final repayment date. Leyard Hong Kong will compensate a lender for any cost, loss and expense, including fund breakage cost, that the lender may incur in connection with any prepayment under the loan facility.

The loan facility will be secured by a standby letter of credit denominated in USD issued by China Minsheng Banking Corp., Ltd., PRC domestic branch in favor of the agent.

Interest Rate and Fees

The loan interest is charged at three (3) months LIBOR plus 0.98% per annum for the whole period of the loan. The interest period is fixed for three (3) months and interest is payable to the agent on the first day of each interest period, provided that no interest period can overrun the final repayment date. Interest on a loan shall accrue from day to day and shall be calculated on the basis of actual number of days elapsed and a 360 day year or such other period as may be appropriate or customary. Default interest shall be charged, both before and after judgment, on any moneys not paid by Leyard Hong Kong when due at such rates as the agent may reasonably determine.

Leyard Hong Kong shall pay the original lender the fees in the amount and at the times agreed in a fee letter.

Covenants and Events of Default

The Bank Letter Agreement contains certain negative covenants, including covenants for Leyard Hong Kong to:

•	Apply the loan proceeds towards acquiring Planar Systems, Inc.;

•	Ensure the agent is furnished with a certified true copy of the Beijing Municipal Commission of Development and Reform of the PRC’s official acknowledgment within 6 months of the loan funding date;

•	Provide evidence proving the utilization of the loan proceeds towards acquiring Planar Systems, Inc.;

•	Ensure the loan facility proceeds will not be repatriated into the PRC directly or indirectly in contravention of applicable laws and regulations;

•	Ensure that the loan facility proceeds will not be used to acquire inland equity interests;

•	Ensure the proceeds do not conflict with any law or regulation applicable to Leyard Hong Kong;

•	Deliver to the agent information about Leyard Hong Kong’s business, assets and financial condition as the agent may reasonably require for the purpose of each lender’s credit, legal, risk and compliance evaluation purposes in connection with the loan facility;

•	Furnish to the agent audited and unaudited financial reports and balance sheet, together with profit and loss statements;

•	Ensure payment obligations under the loan facility will at all times rank pari passu with all other present and future unsecured indebtedness;

•	Not create or allow to exist any encumbrance or security over Leyard Hong Kong’s assets, subject to certain exceptions; and

Provide the agent with prior notice regarding any reorganization, amalgamation, reconstruction, takeover, scheme of compromise or arrangement, or amendment of any provision of Leyard Hong Kong’s constitutive documents, and obtain the agent’s consent for any occurrence that may adversely affect any of the lenders’ rights under the loan facility.

Planar has agreed, at Guarantor’s sole expense and as may be reasonably requested by Guarantor, to cooperate in connection with the arrangement of the financing contemplated by the Bank Letter Agreement, including providing financial information, signing definitive financing documents, taking all corporate actions necessary to permit the completion of the financing contemplated by the Bank Letter Agreement, and using its reasonable best efforts to cooperate with Guarantor and Parent to satisfy any conditions precedent to the financing contemplated by the Bank Letter Agreement to the extent within Planar’s control.

Regulatory Clearances and Approvals Required for the Merger

U.S. Antitrust

Under the HSR Act, we cannot complete the merger until we give notification and furnish information to the Federal Trade Commission and the Antitrust Division of the Department of Justice, and until the applicable waiting period expires or is terminated. On September 4, 2015, Planar and Parent each filed a premerger notification and report form under the HSR Act. Early termination of the waiting period was granted effective September 17, 2015.

CFIUS

The merger agreement provides for the parties to file a joint voluntary notice under Section 721 of the Defense Production Act of 1950, as amended by Section 5021 of the Omnibus Trade and Competitiveness Act of 1988 and subsequent amendments. The Defense Production Act of 1950, as amended, provides for national security reviews and, where appropriate, investigations by CFIUS of transactions in which a foreign person or entity acquires control of a U.S. business. CFIUS review of a covered transaction is subject to an initial 30-day review period that may be extended by CFIUS for an additional 45-day investigation period. Both the initial review period and the investigation period may be suspended if the parties to the transaction fail to respond promptly to additional questions or requests from CFIUS. At the close of its review, CFIUS may issue a “no action” letter to the parties indicating that there are no unresolved national security issues, thereby clearing the transaction; may impose mitigation terms to resolve any national security concerns with the covered transaction; or may send a report to the President of the United States recommending that the transaction be suspended or prohibited or notifying the President of the United States that CFIUS cannot agree on a recommendation relative to the covered transaction. The President of the United States then has 15 days to decide whether to block the transaction or to take other action.

The parties filed a joint voluntary notice with CFIUS on September 18, 2015. Under the terms of the merger agreement, completion of the merger is subject to the condition that, the period of time for any consideration by CFIUS of the merger has expired or been terminated, or that CFIUS has provided written notice to the parties that either (i) the merger is not a covered transaction under Section 721 of the Defense Production Act of 1950, as amended; (ii) the review of the merger has concluded and there are no issues of national security sufficient to warrant investigation; or (iii) an investigation has been conducted and either (A) CFIUS has concluded that there are no unresolved issues of national security or (B) the time period for consideration of the merger by the President of the United States shall have elapsed and the President shall not have taken any action to block,rescind or restrict the merger or any of the transactions contemplated by the merger agreement (which we refer to in this proxy statement as the “CFIUS condition”).

Non-U.S. Regulatory Approvals

Under the merger agreement, each of the parties has agreed to use reasonable best efforts to file such filings as may be required under applicable laws of the People’s Republic of China (“PRC”) in order to consummate the transactions contemplated by the merger agreement. These filings include (A) filings with the National Development and Reform Commission of the PRC or its competent local counterparts (collectively, the “NDRC”) and with the Ministry of Commerce of the PRC or its competent local counterparts (collectively, “MOFCOM”) with respect to the consummation of the transactions contemplated by the merger agreement by Guarantor, Parent and Merger Sub; (B) filings with the State Administration of Foreign Exchange of the PRC or its competent local counterparts (collectively, “SAFE”), including registrations necessary for the conversion of RMB into U.S. dollars and the transfer of U.S. dollar funds to Merger Sub or the holders of shares of Planar common stock; and (C) filings with the Shenzhen Stock Exchange, where Guarantor’s stock is publicly traded.

On September 2, 2015, the Guarantor completed its filing with the Beijing Municipality branch of the NDRC, and on September 24, 2015, the Guarantor completed its filing with the Beijing Municipality branch of MOFCOM. The Guarantor will work with its bank to prepare the bank’s foreign exchange filing with the applicable local branch of SAFE.

Upon completion of the relevant approval procedures for the merger, the Guarantor shall promptly implement the merger, and within three (3) working days from the closing of the merger, the Guarantor shall submit a written report on the status of implementing the merger to the Shenzhen Stock Exchange and make an announcement to the public.

General

Under the merger agreement, each of the parties has agreed to use reasonable best efforts to complete the merger, including to gain clearance from U.S. antitrust authorities and CFIUS and to take additional action as required under other regulatory laws. Governmental entities with which filings are made may seek concessions as conditions for granting approval of the merger. However, no party is required to enter into any settlement or agreement with any governmental entity or to sell or divest or take any other action with respect to its business, assets or properties, except where such actions would not reasonably be expected to cause a loss or increase the obligations of Parent and its subsidiaries (including the surviving corporation), taken as a whole, following the closing. In addition, none of the parties will be required to accept any CFIUS mitigation measure that is not acceptable to Parent in its sole discretion.

While we have no reason to believe it will not be possible to obtain regulatory approvals in a timely manner or without the imposition of burdensome conditions, there is no certainty that these approvals will be obtained within the period of time contemplated by the merger agreement, that any such approvals would not be conditioned upon actions that would reasonably be expected to cause a loss or increase the obligations of Parent and its subsidiaries, or that a CFIUS or other regulatory challenge to the merger will not be made. If a challenge is made, we cannot predict the result. For example, at any time before or after completion of the merger, the U.S. Federal Trade Commission or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the completion of the merger or seeking divestiture of substantial assets of Planar or Parent. Private parties may also bring actions under the antitrust laws under certain circumstances.

The approval of any regulatory application or completion of regulatory review merely implies the satisfaction of certain regulatory criteria, which do not include review of the merger from the standpoint of the adequacy of the consideration to be received by Planar’s shareholders. Further, regulatory approvals or reviews do not constitute an endorsement or recommendation of the merger.

Legal Proceedings Regarding the Merger

Since the public announcement of the merger on August 12, 2015, nine putative shareholder class action lawsuits have been filed against Planar, its directors, Parent and other defendants, as described further below, in connection with Planar and Parent entering into the merger agreement. The nine actions were filed in Multnomah County Circuit Court in the State of Oregon: (1) Chan v. Planar Systems, Inc., et al., Case No. 15CV21911, filed on August 18, 2015; (2) Durgin v. Planar Systems, Inc., et al., Case No. 15CV22039, filed on August 19, 2015; (3) Klein v. Planar Systems, Inc., et al., Case No. 15CV22206, filed on August 20, 2015; (4) McCormack v. Planar Systems, Inc., et al., Case No. 15CV22370, filed on August 21, 2015 with amended complaint filed September 1, 2015; (5) Bell v. Planar Systems, Inc., et al., Case No. 15CV23365, filed on September 1, 2015; (6) Lefkowtiz v. Planar Systems, Inc., et al., Case No. 15CV23547, filed on September 3, 2015; (7) Eberle v. Planar Systems, Inc., et al., Case No. 15CV23722, filed on September 8, 2015; (8) Meyer v. Planar Systems, Inc., et al., Case No. 15CV24335, filed on September 15, 2015; and (9) Brooks v. J. Michael Gullard, et al., Case No. 15CV24971, filed on September 18, 2015.

Each of the foregoing lawsuits was filed on behalf of a putative class of Planar shareholders against Planar, the individual members of the Planar Board, Parent, Merger Sub and/or Guarantor (the Chan, Klein and Lefkowitz actions do not name Guarantor as a defendant). The lawsuits allege variously that the individual members of the Planar Board breached their fiduciary duties owed to Planar’s shareholders by approving the proposed merger for inadequate consideration; by failing to take steps to maximize the value paid to Planar shareholders; by approving the proposed merger to obtain unique benefits not shared equally with other Planar shareholders; by failing to take steps to ensure a fair process leading up to the proposed merger; by failing to ensure that no conflicts exist between individual directors’ own interests and their fiduciary obligations to Planar’s shareholders; and by agreeing to inappropriate deal protection devices in the merger agreement. The lawsuits also state claims against some or all of Parent, Guarantor, Planar or Merger Sub for aiding and abetting these alleged breaches of fiduciary duties.

The plaintiffs in each of the lawsuits seek, among other things, declaratory and injunctive relief regarding the alleged breaches of fiduciary duties, injunctive relief prohibiting completion of the merger, rescission of the proposed merger if it is completed, an accounting by defendants, rescissionary damages, attorney fees and costs, and other relief. Planar and its directors believe the lawsuits to be without merit and intend to defend the lawsuits vigorously.

Material U.S. Federal Income Tax Consequences of the Merger

The exchange of Planar common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes and may also be taxable under state and local and other tax laws. In general, a U.S. holder (as defined in the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [—]) whose shares of Planar common stock are converted into the right to receive cash in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.

You should read the section entitled “Material U.S. Federal Income Tax Consequences of the Merger” beginning on page [—]. You are also encouraged to consult your own tax advisors regarding the U.S. federal income tax consequences of the merger to you in your particular circumstances, as well as tax consequences arising under the laws of any state, local or foreign taxing jurisdiction.

Delisting and Deregistration of Planar Common Stock

Upon completion of the merger, the Planar common stock currently listed on NASDAQ will cease to be listed on NASDAQ and will be deregistered under the Exchange Act.

Dissenters’ Rights

In accordance with Section 60.554 of the OBCA, no dissenters’ rights will be available to the holders of Planar common stock in connection with the merger or the other transactions contemplated by the merger agreement.

THE MERGER AGREEMENT

The following discussion sets forth the principal terms of the merger agreement, a copy of which is attached as Annex A to this proxy statement and is incorporated by reference herein. The rights and obligations of the parties are governed by the express terms and conditions of the merger agreement and not by this discussion, which is summary by nature. This discussion is not complete and is qualified in its entirety by reference to the complete text of the merger agreement. You are encouraged to read the merger agreement carefully in its entirety, as well as this proxy statement and any documents incorporated by reference herein, before making any decisions regarding the merger.

The Merger

Under the terms of the merger agreement and subject to the satisfaction, or to the extent permitted by applicable law and the merger agreement, waiver of the conditions set forth in the merger agreement and in accordance with the OBCA, at the time the merger becomes effective, Merger Sub, a wholly owned subsidiary of Parent, will merge with and into Planar. Following completion of the merger, Planar will be a wholly owned subsidiary of Parent.

Closing and Effective Time

The completion of the merger will occur within two business days following the satisfaction or, to the extent permitted by applicable law, waiver of all of the closing conditions contained in the merger agreement (other than those conditions that by their terms are to be satisfied at the closing of the merger, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of those conditions) or at such other time as the parties may agree in writing. The merger will become effective at such time as the agreement of merger is duly filed with the Oregon Secretary of State or at such other date or time as permitted by the OBCA as Planar and Parent agree to in writing.

Merger Consideration

At the effective time of the merger, each share of Planar common stock issued and outstanding immediately prior to the effective time of the merger (other than shares owned, directly or indirectly, by Parent or Merger Sub, or held in the treasury of Planar) will be automatically canceled and converted into the right to receive $6.58 in cash, without interest, and subject to deduction for any required withholding taxes.

Treatment of Equity Awards

Stock Options. Pursuant to the merger agreement, each outstanding stock option to purchase Planar common stock that is outstanding immediately prior to the effective time will become fully vested at the effective time and converted into the right to receive an amount in cash, without interest and less any required withholding taxes, equal to the product of (a) the total number of shares subject to such option multiplied by (b) the excess, if any, of $6.58 over the exercise price per share of such option. Stock options with exercise prices that exceed the per share merger consideration will be terminated without the payment of any consideration therefor.

Restricted Stock and Restricted Stock Units. Pursuant to the merger agreement, each outstanding restricted stock award and restricted stock unit that is outstanding immediately prior to the effective time of the merger will become fully vested (and any performance-based vesting conditions will be eliminated) at the effective time of the merger with respect to the number of shares underlying such award, and each holder thereof will be entitled to receive an amount in cash, without interest and less any required withholding taxes, equal to $6.58 for each share covered by such award.

Employee Stock Purchase Plan. Planar will terminate its 2015 ESPP effective as of immediately prior to the effective time and has suspended offerings under the ESPP.

Exchange and Payment

Promptly after the effective time on the closing date of the merger, Parent will (and Guarantor will cause Parent to) deposit, or cause to be deposited, with Planar’s transfer agent, which will act as paying agent for purposes of the merger agreement, cash in an amount sufficient to make all payments of the merger consideration pursuant to the merger agreement. As promptly as practicable after the effective time of the merger and in any event not later than the third business day thereafter, Parent and the surviving corporation will cause the paying agent to mail to each holder of record of our common stock that was outstanding immediately prior to the effective time of the merger (i) a letter of transmittal, which will specify that delivery will be effected, and risk of loss and title to the certificates representing outstanding shares or book entry shares will pass only upon proper delivery of the certificates to the paying agent or, in the case of book entry shares, upon adherence to the customary procedures set forth in the letter of transmittal, and (ii) instructions for effecting the surrender of certificates or book entry shares in exchange for the merger consideration. Upon surrender of a certificate or book entry share to the paying agent, together with a duly completed and validly executed letter of transmittal, and such other documents as the paying agent may reasonably require, the holder of such certificate or book entry share will be entitled to receive in exchange therefor the merger consideration for each share formerly represented by such certificate or book entry share. No interest will be paid or will accrue on any merger consideration payable upon surrender of any certificate or book entry share.

Representations and Warranties

The merger agreement contains representations and warranties of Planar and Parent customary for agreements of this nature with regard to their respective businesses, financial condition and other facts pertinent to the merger. The representations made by us relate to the following:

•	our organization, standing and power;

•	our capital structure;

•	our authorization, execution, delivery and performance and the enforceability of the merger agreement;

•	the absence of conflicts with our governing documents, required consents, approvals, authorizations and permits of governmental, regulatory or administrative authorities, agencies, bodies or commissions, relating to the merger agreement and related matters;

•	our subsidiaries;

•	our SEC reports, the accuracy of our financial statements and our disclosure controls and procedures and internal control over financial reporting;

•	the absence of certain liabilities;

•	the accuracy of the information included in this proxy statement;

•	the absence of changes or certain events involving Planar since March 27, 2015, including any occurrence of a “company material adverse effect”;

•	the absence of certain litigation involving Planar;

•	our compliance with laws;

•	our employee benefit plans, matters relating to the Employee Retirement Income Security Act and other matters concerning employee benefits;

•	labor matters;

•	environmental matters;

•	our filing of tax returns, payment of taxes and other tax matters;

•	our material contracts;

•	our insurance policies;

•	our ownership of and leases for real property;

•	our intellectual property;

•	our business practices;

•	our government contracts;

•	the disclosure of related party transactions;

•	the absence of brokers or financial advisors other than BofA Merrill Lynch;

•	the receipt by the Planar Board of an opinion from BofA Merrill Lynch as to the fairness of the merger consideration, from a financial point of view, to holders of our common stock (other than Planar, Parent, Merger Sub and their respective affiliates);

•	the absence of indemnifiable claims by our directors or officers; and

•	disclosure regarding our significant customers.

In the merger agreement, Guarantor, Parent and Merger Sub made representations and warranties to us relating to the following:

•	their respective corporate organization, standing and powers;

•	their respective authorization, execution, delivery and performance and the enforceability of the merger agreement;

•	the absence of conflicts with their governing documents, required consents, approvals, authorizations and permits of governmental, regulatory or administrative authorities, agencies, bodies or commissions relating to the merger agreement and related matters;

•	the accuracy of the information that they have supplied to us for inclusion in this proxy statement;

•	the absence of pending or threatened litigation involving them that could prevent or affect the completion of the merger;

•	the ownership and operations of Merger Sub;

•	the sufficiency of the proceeds contemplated by the strategic cooperation agreement from China Merchants Bank, CMB Gaoan Branch, to satisfy Guarantor’s, Parent’s and Merger Sub’s payment obligations under the merger agreement, and the validity and enforceability of the strategic cooperation agreement;

•	the absence of any other required votes or approvals by the holders of equity interests in Guarantor or Parent, except for the approval by the holders of more than two-thirds of the voting rights held by all shareholders present at a meeting of Guarantor’s shareholders;

•	the absence of ownership by Parent or Merger Sub of any of our common stock; and

•	the fact that they are not “foreign governments” and not owned by a foreign government.

The representations and warranties summarized above have been included to provide investors with information regarding their terms. The above summary is not intended to provide any other factual information about Planar, Guarantor, Parent or Merger Sub. The representations, warranties and covenants contained in the merger agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the merger agreement, may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the merger agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Planar, Guarantor, Parent or Merger Sub or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the merger agreement, which subsequent information may or may not be fully reflected in Planar’s public disclosures.

Definition of Company Material Adverse Effect

A number of the representations and warranties made by us in the merger agreement and certain conditions to Parent’s performance of its obligations under the merger agreement are qualified by reference to “company material adverse effect.”

The merger agreement provides that a “company material adverse effect” means any event, change, development, circumstance, occurrence, state of facts or effect that, individually or in the aggregate with all other events, changes, developments, circumstances, occurrences, states of facts or effects would reasonably be expected to (i) be materially adverse to the assets, properties, liabilities, business, condition or results of operations of Planar and its subsidiaries, taken as a whole, or (ii) prevent, delay or impair the ability of Planar to perform its obligations under the merger agreement or consummate the transactions contemplated thereby. However, for subclause (i) of the definition of “company material adverse effect,” none of the following will be deemed in themselves, either alone or in combination, to constitute, and none of the following will be taken into account in determining whether there has been or will be, a “company material adverse effect”:

(a)	effects resulting from changes in general economic, financial market, business or geopolitical conditions, including any changes in interest or exchange rates;

(b)	effects resulting from general changes or developments in any of the industries in which Planar or its subsidiaries operate;

(c)	effects resulting from natural disasters or other acts of God;

(d)	effects resulting from changes after the date of the merger agreement in any applicable laws or applicable accounting regulations or principles or interpretations thereof;

(e)	any change in Planar’s stock price or trading volume, in and of itself (provided that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from the definition of company material adverse effect may be taken into account in determining whether there has been a company material adverse effect);

(f)	any failure by Planar to meet any published analyst estimates or expectations of Planar’s revenues, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by Planar to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided that, in either case, the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of company material adverse effect may be taken into account in determining whether there has been a company material adverse effect);

(g)	effects resulting from any outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency;

(h)	effects resulting from the execution, announcement, performance or existence of the merger agreement (including making any regulatory filings required by the merger agreement), the identity of the parties to the merger agreement, or the termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers, suppliers, distributors, partners or employees of Planar or its subsidiaries due to the announcement of the merger agreement or the pendency or consummation of the transactions contemplated by the merger agreement; or

(i)	any legal action, suit or other proceeding arising from or related to the merger agreement or the transactions contemplated by the merger agreement.

In the cases of clauses (a), (b), (c), (d) and (g) above, such effects may be taken into account in determining whether there has been or will be a company material adverse effect to the extent (but only to such extent) such effect has a disproportionate effect on Planar and its subsidiaries, taken as a whole, as compared to other participants in the industry in which Planar and its subsidiaries operate.

Definition of Parent Material Adverse Effect

The merger agreement provides that a “parent material adverse effect” means any event, change, development, circumstance, occurrence, state of facts or effect that, individually or in the aggregate with all other events, changes, developments, circumstances, occurrences, states of facts or effects, would reasonably be expected to prevent, delay or impair the ability of Parent or Merger Sub to perform their obligations under the merger agreement or consummate the transactions contemplated by the merger agreement.

Conduct of Business Pending the Merger

During the period from the date of the merger agreement until the effective time of the merger, we have agreed with Parent that we and our subsidiaries will use reasonable best efforts to (i) conduct our business in the ordinary course of business consistent with past practice, (ii) preserve substantially intact our business organization, and (iii) preserve our present relationships with customers, suppliers, employees and other persons with which we have material business relations, except, in each case, (a) as expressly and specifically required by the merger agreement, (b) as disclosed in a schedule to the merger agreement, (c) as required by applicable law, (d) as expressly and specifically required by any material contract set forth in a schedule to the merger agreement, (e) for actions by Planar or its subsidiaries with respect to matters specifically addressed by, and not constituting a breach of, any of the restrictive covenants of the merger agreement, or (f) as Parent otherwise consents in writing, which consent will not be unreasonably withheld, conditioned or delayed.

From the date of the merger agreement until the effective time of the merger, we have agreed not to do any of the following, nor to permit our subsidiaries to do any of the following (except (i) as expressly and specifically required by the merger agreement (excluding the provision described in the paragraph immediately above), (ii) as disclosed in a schedule to the merger agreement, (iii) as required by applicable law, (iv) as expressly and specifically required by any material contract set forth in a schedule to the merger agreement, or (v) as Parent otherwise consents in writing, which consent will not be unreasonably withheld, conditioned or delayed):

•	amend or otherwise change our or any of our subsidiaries’ articles of incorporation or bylaws or equivalent organizational documents;

•	issue, sell, pledge, dispose of or encumber any of our or our subsidiaries’ equity interests, or grant to any person any right to acquire any of our or our subsidiaries’ equity interests, except pursuant to the exercise of Planar stock options, the vesting or settlement of Planar restricted stock or restricted stock units, or settlement of other awards outstanding as of the date of the merger agreement;

•	declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of our or any of our subsidiaries’ equity interests, except for any dividend or distribution by a subsidiary of Planar to Planar or to another subsidiary of Planar;

•	reclassify, split, combine or subdivide any shares of capital stock of Planar or redeem, repurchase or otherwise acquire any shares of capital stock of Planar, except for acquisitions in connection with the cashless exercise or similar transactions pursuant to the exercise of Planar stock options or vesting or settlement of Planar RSUs or other awards or obligations outstanding as of the date of the merger agreement;

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(i) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership, or other business organization or division thereof or any assets, in each case, which is or are material to Planar and its subsidiaries, taken as a whole, other than purchases of inventory and other assets in the ordinary course of business or pursuant to existing contracts, or (ii) sell or otherwise dispose (whether by merger, consolidation or sale of stock or assets or otherwise) of any corporation, partnership or other business organization or division thereof or any assets of Planar or its subsidiaries, other than sales or dispositions of finished goods inventory in the ordinary course of business consistent with past practice;

•	hire any employee at the level of vice president or above or with an annual base salary in excess of $150,000, or terminate the employment of any employee at the level of Vice President or above other than for “cause”, or promote any employee to the level of Vice President or above, or terminate, discontinue, close or dispose of any plant, facility or other business operation, or lay off any employees or implement any early retirement, separation or program providing early retirement window benefits or announce or plan any such action or program for the future;

•	enter into, materially amend or terminate any material contract, other than those that involve the performance of services or delivery of goods or products by Planar or its subsidiaries in the ordinary course of business consistent with past practices and that would not otherwise be required to be set forth in a schedule to the merger agreement;

•	waive, release or assign any material rights, claims or benefits of Planar or its subsidiaries;

•	authorize any material new capital expenditures except those capital expenditures that do not exceed $250,000 in aggregate per fiscal quarter;

•	(i) make any loans, advances or capital contributions to, or investments in, any other person (other than a subsidiary of Planar), (ii) repurchase, prepay or incur any indebtedness for borrowed money (except for borrowings in the ordinary course of business up to an aggregate amount of $1,000,000) or issue any debt securities, (iii) enter into any “keep well” or other contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (iv) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another person (other than a guaranty by Planar on behalf of its subsidiaries);

•	except (i) to the extent required by applicable law (including Section 409(A) of the Code), (ii) pursuant to any arrangement in effect as of the date of the merger agreement, or (iii) as contemplated by the employment and employee benefits matters covenant in the merger agreement, (a) increase the compensation or benefits of any current or former director, employee or service provider of Planar or any of its subsidiaries, (b) amend any Planar plans or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, severance, bonus or other employee benefit or welfare benefit plan with or for the benefit of its current or former employees or directors, or (c) accelerate the vesting of, or the lapsing of restrictions with respect to, any incentive compensation;

•	abandon or allow to lapse any Planar registered intellectual property;

•	implement or adopt any material change in Planar’s methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

•	compromise, settle or agree to settle any legal action, or consent to the same, other than compromises, settlements or agreements involving monetary payments of less than $500,000 individually or $1,000,000 in the aggregate, except that Planar may compromise, settle or agree to settle any legal action that is indemnified by a third party or covered by insurance;

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agree to any exclusivity, non-competition, most favored nation or similar provision or covenant restricting Planar, any of its subsidiaries or any of their respective affiliates, from competing in any line of business or with any person or in any area or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of their respective products or services), or pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any effect on Parent or any of its affiliates after the effective time of the merger;

•	(i) make or change any material tax election, (ii) make any material change to any accounting method or accounting period used for tax purposes (or request such a change) or (iii) settle, compromise or consent to any material tax claim or assessment or surrender a right to a material tax refund;

•	(i) write-down any material assets, including any capitalized inventory, or (ii) make any change in any method of financial accounting principles, method or practices, in each case except for any such change required by GAAP or applicable law, including Regulation S-X under the Exchange Act (in each case following consultation with Planar’s independent auditor);

•	institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any liabilities or obligations in excess of $500,000 in any individual case or $1,000,000 in the aggregate, other than (i) as required by their terms as in effect on the date of the merger agreement, (ii) liabilities or obligations reserved against on Planar’s balance sheet, or (iii) incurred since June 26, 2015, in the ordinary course of business consistent with past practice, provided that, in the case of each of (i), (ii) or (iii), the payment, discharge, settlement or satisfaction of such liability or obligation does not include any material obligation (other than the payment of money) to be performed by Planar or any of its subsidiaries following the closing;

•	waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to which Planar or any of its subsidiaries is a party;

•	engage in (i) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with any intent of accelerating to prior fiscal quarters sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in subsequent fiscal quarters, (ii) any practice that would have the effect of accelerating to prior fiscal quarters collections of receivables that would otherwise be expected (based on past practice) to be made in subsequent fiscal quarters, (iii) any practice that would have the effect of postponing to subsequent fiscal quarters payments by Planar or any of its subsidiaries that would otherwise be expected (based on past practice) to be made in prior fiscal quarters (including the current fiscal quarter) or (iv) any other promotional sales or discount activity, in each case in clauses (i) through (iv) in a manner outside the ordinary course of business consistent with past practices;

•	take any action intended to or that would reasonably be expected to have, individually or in the aggregate, a company material adverse effect; or

•	agree to take any of the foregoing actions.

No Control of Other Party’s Business

Nothing in the merger agreement gives Parent or Merger Sub the right to control or direct Planar’s or its subsidiaries’ operations prior to the effective time of the merger. Prior to the effective time of the merger, each of Planar and Parent will exercise, consistent with the terms and conditions of the merger agreement, complete control and supervision over its and its subsidiaries’ respective operations.

Acquisition Proposals

Pursuant to the merger agreement, except as provided in specified provisions of the merger agreement, we have agreed that neither we nor our subsidiaries will, and we will direct our and their respective representatives not to, and will not knowingly permit our and their respective representatives to, directly or indirectly:

•	initiate, solicit or knowingly encourage or knowingly facilitate any inquiries, proposals or offers with respect to, or that constitute or could reasonably be expected to lead to, the making or completion of, an acquisition proposal;

•	engage or participate in any negotiations or discussions (other than to state that we are not permitted to have discussions) concerning, or provide or cause to be provided any information or data relating to Planar or any of its subsidiaries, in connection with, or with or for the purpose of knowingly encouraging or knowingly facilitating, an acquisition proposal;

•	approve, endorse or recommend any acquisition proposal; or

•	approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement relating to an acquisition proposal or that could reasonably be expected to lead to an acquisition proposal;

provided, however, that any determination or action by the Planar Board permitted in specified subparagraphs of the acquisition proposals covenant will not be deemed to breach the foregoing. As of the date of the merger agreement, we also agreed to immediately cease and terminate any existing activities, discussions or negotiations, and direct our representatives to cease and terminate, and not knowingly permit our representatives to continue, all such activities, discussions and negotiations with any persons with respect to any acquisition proposal.

Notwithstanding the foregoing restrictions, at any time prior to obtaining Planar shareholder approval of the merger agreement, if (i) we receive an unsolicited bona fide acquisition proposal from a person, and (ii) the Planar Board determines in good faith that (a) such acquisition proposal constitutes or may reasonably be expected to lead to a superior proposal and (b) the failure to do so would reasonably be inconsistent with the directors’ fiduciary duties under applicable law, then we may (1) furnish information with respect to Planar and its subsidiaries to the person making such acquisition proposal and (2) participate in discussions or negotiations with such person and its representatives regarding such acquisition proposal; provided, however, that we will not, and will not permit our subsidiaries or its or their representatives to, furnish any information or enter into, maintain or participate in any such discussions or negotiations except pursuant to a customary confidentiality agreement on terms no less restrictive than those contained in the confidentiality agreement with Parent (except for any changes specifically necessary in order for us to be able to comply with our obligations under the merger agreement); provided, further, however, that we will provide (or provide access) to Parent any material non-public information, including any properties, assets, books, records and other information constituting material non-public information of Planar and its subsidiaries, as provided to such person, and that was not previously provided to Parent, at or promptly (and in any event within 24 hours) following the time such information or data is provided to such person.

We have also agreed that we will promptly (and in any event within 24 hours after we receive notice) advise Parent in writing of (i) any inquiries, proposals or offers regarding any acquisition proposal received by us or our representatives, (ii) any request we or our representatives receive for non-public information relating to us or our subsidiaries, other than requests for information not reasonably expected to be related to an acquisition proposal, and (iii) any inquiry or request we or our representatives receive to discuss or negotiate an acquisition proposal or any inquiry or request which we reasonably believes could lead to an acquisition proposal, which notification shall include, in each case, the identity of the person making any such inquiry, request or acquisition proposal, and copies of any written materials provided in connection therewith and summaries of any material terms of any such acquisition proposal conveyed verbally.

Additionally, except as set forth in specified subparagraphs of the acquisition proposals covenant, we have agreed with Parent that neither the Planar Board nor any Board committee will (i) withdraw or modify in a manner adverse to Guarantor, Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Guarantor, Parent or Merger Sub, its recommendation of the merger agreement or the merger, (ii) approve or recommend any acquisition proposal or (iii) publicly propose to take any such actions unless:

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If, prior to receipt of Planar shareholder approval of the merger agreement, (a) any fact, event, change, development or circumstance not known by the Planar Board as of the date of the merger agreement or reasonably foreseeable by the Planar Board as of the date of the merger agreement, and not relating to any acquisition proposal has occurred (such fact, event, change, development or circumstance referred to as an “intervening event”) and the Planar Board determines in good faith (after consultation with Planar’s outside legal counsel) that the failure to do so would be inconsistent with the Planar Board’s fiduciary duties under applicable law, the Planar Board or any Board committee may effect an adverse recommendation change, or (b) Planar receives an acquisition proposal, with respect to which Planar has not materially breached the no shop covenant, and that the Planar Board or any Board committee determines in good faith (after consultation with Planar’s outside legal counsel and financial advisors) constitutes a superior proposal, Planar may either terminate the merger agreement and enter into a definitive agreement with respect to such superior proposal or make an adverse recommendation change (as defined below); provided, however, that Planar may not effect an adverse recommendation change or terminate the merger agreement, as applicable, unless Planar has first complied with the provision described in the following paragraph, and after so complying, the Planar Board or any Board committee determines that such intervening event continues to necessitate an adverse recommendation change or that such acquisition proposal continues to constitute a superior proposal, as applicable.

The Planar Board or any Board committee will not take any action in the bullet point immediately above; unless the Planar Board has first:

(i) (a) in the case of an intervening event for which the Planar Board has made a determination as described in the bullet point immediately above, provided written notice to Parent advising Parent of the Planar Board’s intent to take such action, which notice will provide reasonable detail regarding such intervening event, or (b) in the case of a superior proposal, provided written notice to Parent advising Parent of the Planar Board’s intent to take such action, which notice will (1) advise Parent that the Planar Board has received an acquisition proposal that the Planar Board or any Board committee has determined would, if completed, constitute a superior proposal, (2) specify the material terms and conditions of such superior proposal, (3) identify the person making such superior proposal and (4) include a copy of any relevant transaction documents (it being understood that any amendment to the financial terms or any other material term of such superior proposal will require a new notice of superior proposal, which will require a new notice period of two business days and compliance with this provision with respect to such new notice); and

(ii) negotiated and caused us and our representatives to negotiate, during the four business day period following Parent’s receipt of the notice of intervening event or notice of superior proposal (or two business day period following an amended proposal), as applicable, or if at the time received by Planar there are less than three business days (or two business days in connection with an amended proposal) before the Planar shareholders meeting, as much time as reasonably practicable (such period, the notice period), with Parent to enable Parent to make a counteroffer or proposed amendment to the terms of the merger agreement during the notice period and after complying with the preceding clauses (i) and (ii), determined in good faith (after consultation with Planar’s outside legal counsel and financial advisor), in light of any counteroffer or proposed amendment to the terms of the merger agreement during the notice period, that, in the case of a notice of an intervening event, the intervening event continues to necessitate an adverse recommendation change or, in the case of a notice of a superior proposal, the superior proposal continues to constitute a superior proposal.

An “adverse recommendation change” means the Planar Board or any Board committee withdrawing or modifying in a manner adverse to Guarantor, Parent or Merger Sub, or publicly proposing to withdraw or modify in a manner adverse to Guarantor, Parent or Merger Sub, its recommendation of the merger agreement or the merger.

Nothing in the merger agreement prevents Planar or the Planar Board from (i) taking and disclosing to its shareholders a position contemplated by Exchange Act Rule 14e-2(a), Exchange Act Rule 14d-9 or Item 1012(a) of Regulation M-A (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer) or from (ii) making any required disclosure to Planar’s shareholders if, in the good faith judgment of the Planar Board, after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its disclosure obligations under applicable law, or (iii) making any “stop-look-and-listen” communication to Planar’s shareholders pursuant to Exchange Act Rule 14d-9(f); provided, however, that, in the case of (i) or (ii), any such disclosure constituting an adverse recommendation change must comply with the specified provisions above relating to notice and other terms.

Definitions of Acquisition Proposal and Superior Proposal

For purposes of the merger agreement, “acquisition proposal” means any inquiry, proposal or offer from any person or group of persons other than Parent, Guarantor or one of their subsidiaries for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of Planar (or any subsidiary or subsidiaries of Planar whose business constitutes 15% or more of the net revenues, net income or assets of Planar and its subsidiaries, taken as a whole) or (ii) the acquisition in any manner, directly or indirectly, of over 15% of the equity securities or total consolidated assets of Planar and its subsidiaries, in each case other than the merger.

For purposes of the merger agreement, “superior proposal” means any acquisition proposal (i) on terms which the Planar Board determines in good faith, after consultation with Planar’s outside legal counsel and financial advisor, to be more favorable from a financial point of view to the holders of Planar’s common stock than the terms of the merger, taking into account all the terms and conditions of such proposal (including the likelihood and timing of consummation), and the merger agreement (including any revisions to the terms of the merger agreement in response to such proposal or otherwise) and (ii) that the Planar Board believes is reasonably capable of being completed, taking into account such financial, regulatory, legal and other aspects of such proposal the Planar Board considers appropriate; provided, that for purposes of the definition of “superior proposal,” the references to “15%” in the definition of acquisition proposal will be deemed to be references to “50%.”

Further Actions and Efforts

Except with respect to certain matters relating to regulatory laws, upon the terms and subject to the conditions of the merger agreement, each of Planar, Guarantor, Parent and Merger Sub has agreed to use its reasonable best efforts to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable law or otherwise to consummate the merger and the other transactions contemplated by the merger agreement at the earliest practicable date; provided that the reasonable best efforts of any party will not be deemed to include (i) entering into any settlement, undertaking, consent decree, stipulation or agreement with any governmental entity in connection with the transactions contemplated by the merger agreement or (ii) selling, divesting or otherwise holding separate (including by establishing a trust or otherwise), or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of its or the surviving corporation’s subsidiaries or any of their respective affiliates’ businesses, assets or properties, except where the taking of an action specified in (i) or (ii) would not reasonably be expected to cause a loss of rights (other than loss of customers) or increase in obligations of Parent and its subsidiaries (including Planar), taken as a whole, following the closing.

Upon the terms and subject to the conditions of the merger agreement, Parent and Merger Sub agree to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with Planar in order to do, all things necessary, proper or advisable under applicable regulatory laws to consummate the merger at the earliest practicable date, including using reasonable best efforts to: (i) cause the preparation and filing of all forms, registrations and notices required to be filed to consummate the merger and (ii) the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under applicable regulatory laws.

The parties agreed to prepare and file by no later than 15 business days after the date of the merger agreement, a Notification and Report Form pursuant to the HSR Act, and, as promptly as practicable any filings necessary, proper or advisable under any other regulatory law.

The parties further agreed to use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to achieve CFIUS clearance, including (i) making a draft filing with CFIUS within 20 business days after the date of the merger agreement and engage in the pre-notice consultation process with CFIUS, (ii) following such pre-notice consultation (in any event within seven business days after receiving CFIUS notification that the draft filing meets applicable requirements), filing with CFIUS a voluntary notice and, in the case of Parent and Merger Sub, the personal identifier information required to be submitted separately, and in the case of Guarantor, the representation that, in Guarantor’s opinion, neither Guarantor, Parent or Merger Sub is controlled by a foreign government, (iii) promptly comply with any request received by any of them from any governmental entity for any certification, additional information, documents or other materials in respect of such notice or such transactions, (iv) ensure that all such information furnished is true, complete and correct in all material respects, and (v) cooperate with each other in connection with any such filing and in connection with resolving any investigation or other inquiry of any governmental entity under the Defense Production Act of 1950, as amended, with respect to any such filing or any such transaction; provided that nothing in the merger agreement will require Guarantor, Parent, Merger Sub or Planar to agree to accept any CFIUS mitigation measure that is not acceptable to Parent in its sole discretion.

The parties have also agreed to keep each other apprised of the status of matters relating to the completion of the merger and work cooperatively in connection with promptly obtaining the approvals of or clearances from each applicable governmental entity.

Employment, Employee Benefits Matters and Other Plans

For a period of at least 12 months, Parent will cause the surviving corporation and each of its subsidiaries to offer each Planar employee who continues employment with Parent or the surviving corporation or its subsidiaries following the effective time of the merger, compensation and benefits that are substantially similar to (and in the aggregate no less favorable than) the compensation and benefits or such employees as of the effective time of the merger. Parent will cause the surviving corporation to provide the same medical, dental, vision and welfare benefits until March 31, 2016, and to provide the same 401(k) plan and benefits to those continuing employees as were provided prior to the closing until December 31, 2016. Parent, the surviving corporation and their subsidiaries are not prevented from amending or terminating any employee benefit plan or program.

As of and after the effective time of the merger, Parent will, or will cause the surviving corporation to, give continuing employees full credit for purposes of eligibility and vesting (and, for programs other than pension arrangements, benefit level) under all benefit plans, programs, policies and arrangements maintained for the benefit of continuing employees as of and after the effective time of the merger by Parent, its subsidiaries or the surviving corporation for the continuing employees’ service with Planar, its subsidiaries and their predecessor entities to the same extent recognized by Planar immediately prior to the effective time of the merger, but not to the extent doing so would result in a duplication of benefits. With respect to each Parent plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), Parent and its subsidiaries will use commercially reasonable efforts to (i) cause there to be waived any pre-existing condition, waiting period or eligibility limitations, to the extent waived, satisfied, not applicable or not included under the corresponding Planar plan, the same was waived or did not apply under Planar plans immediately prior to the effective time of the merger, and (ii) give effect, in determining any deductible and maximum out-of-pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, continuing employees under the corresponding plans maintained by Planar during the plan year in which the effective time of the merger occurs.

Notification of Certain Matters

Planar and Parent (on behalf of itself and Merger Sub) will promptly notify each other of (i) any notice or other communication received by such party or its representatives from any governmental entity in connection with the merger or the transactions contemplated thereby or from any person alleging that the consent of such person is or may be required in connection with the merger, if the subject matter of such communication could be material to Planar, the surviving corporation, Parent, Merger Sub or the prompt consummation of the transactions contemplated by the merger agreement, (ii) any legal action commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its subsidiaries which relates to or is reasonably expected to affect the prompt consummation of the merger or the transactions contemplated thereby, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, has caused or would cause or result in any of the conditions to the merger set forth in the merger agreement not being satisfied or satisfaction of those conditions being materially delayed, (iv) the occurrence or non-occurrence of any event, change, circumstance, effect or state of facts, individually or in the aggregate, that has caused or is reasonably likely to cause any representation or warranty contained in the merger agreement of such party to be untrue or inaccurate in any material respect, or (v) any material failure of Planar, Merger Sub or Parent, as the case may be, or any officer, director, employee, agent or representative of Planar, Merger Sub or Parent, as applicable, to comply with any covenant, or agreement to be complied with under the merger agreement; provided, however, that the delivery of any notice pursuant to this provision shall not (a) cure any breach of, or noncompliance with, any other provision of the merger agreement or (b) limit the remedies available to the party receiving such notice; provided further, that failure to give prompt notice pursuant to this provision shall not constitute a failure of a condition to the merger set forth in the merger agreement except to the extent that the underlying fact or circumstance not so notified would, standing alone, constitute such a failure.

Indemnification, Exculpation and Insurance

Parent and Planar have agreed to honor and fulfill in all respects all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the effective time of the merger and rights to advancement of expenses relating thereto in existence on the date of the merger agreement in favor of each present (as of the effective time of the merger) and former officer, director or employee of Planar or any of its subsidiaries as provided in the articles of incorporation or bylaws (or comparable organizational documents) of Planar and its subsidiaries or in any indemnification agreement between such indemnified party and Planar or any of its subsidiaries as identified for Parent, and have agreed not to amend, repeal or otherwise modify in any manner that would adversely affect any right thereunder of any such indemnified party for a period of six years after the effective time of the merger. During such six-year period, Parent and the surviving corporation have agreed (i) to cause to be maintained in effect in the surviving corporation’s articles or the bylaws provisions regarding elimination of liability of directors, indemnification of officers, directors and employees, and advancement of expenses to officers, directors and employees that are at least as favorable as those contained in Planar’s articles of incorporation and bylaws as of the date of the merger agreement and (ii) to not amend, repeal or otherwise modify the surviving corporation’s articles or the bylaws in any manner that would affect adversely the rights thereunder of any indemnified party to indemnification, exculpation and advancement of expenses, except to the extent required by law.

For a period of six years after the effective time of the merger, Parent has agreed to maintain in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by Planar and its subsidiaries or cause to be provided substitute policies or purchase a “tail policy,” in either case on the same terms and conditions as Planar’s existing policies from insurance carriers with comparable credit ratings, covering, among other things, the merger; provided, however, that after the effective time of the merger, Parent will not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of 300% of the last annual premium paid by Planar prior to the date of the merger agreement in respect of the coverage required to be obtained pursuant to the merger agreement, but in such case shall purchase as much coverage as reasonably practicable for such amount.

Conditions to the Closing of the Merger

The merger will be completed only if certain conditions are satisfied or waived, including the following:

•	our shareholders must approve the merger agreement and the merger;

•	no temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other applicable legal restraint or prohibition will be in effect, and no applicable law will have been enacted, entered, promulgated, enforced or deemed applicable by any governmental entity that, in any case, prohibits or makes illegal the consummation of the merger;

•	any applicable waiting period (or extension thereof) will have expired or been terminated under the HSR Act and any other antitrust law set forth in a schedule to the merger agreement or any requisite consents will have been obtained; and

•	the period of time for any consideration by CFIUS of the merger will have expired or been terminated, or CFIUS will have provided a written notice to the parties to the effect that either (i) the merger is not a covered transaction under Section 721 of the Defense Production Act of 1950, as amended; (ii) the review of the merger has concluded and there are no issues of national security sufficient to warrant investigation; or (iii) an investigation has been conducted and either (A) CFIUS has concluded that there are no unresolved issues of national security or (B) the time period for consideration of the merger by the President of the United States shall have elapsed and the President shall not have taken any action to block,rescind or restrict the merger or any of the transactions contemplated by the merger agreement.

Additional Conditions to Our Obligation to Effect the Merger

Our obligation to effect the merger is further subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following conditions:

•	the representations and warranties of Parent and Merger Sub set forth in the merger agreement must be true and correct as of the date of the merger agreement and as of the closing date of the merger as though made as of the closing date of the merger (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which have not had and would not, individually or in the aggregate, reasonably be expected to have a parent material adverse effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, parent material adverse effect and similar qualifiers set forth in such representations and warranties will be disregarded);

•	Parent and Merger Sub must have performed in all material respects all obligations required to be performed by them under the merger agreement at or prior to the effective time of the merger; and

•	Planar must have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in the two paragraphs immediately above.

Additional Conditions to the Obligations of Parent and Merger Sub

The obligations of Parent and Merger Sub to effect the merger are subject to the satisfaction or waiver, at or prior to the effective time of the merger, of the following conditions:

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(i) our representations and warranties in the organization, authority, brokers and fairness opinion representations must, if qualified by materiality or company material adverse effect, be true and correct in all respects, or, if not so qualified, just be true and correct in all material respects as of the date of the merger agreement and as of the closing date of the merger as though made as of the closing date of the merger (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), (ii) our representations and warranties in the capital stock and absence of changes representations must be true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger as though made as of the closing date the merger (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) (subject, in the case of the capital stock representation, to de minimis exceptions), and (iii) our remaining representations and warranties (disregarding all materiality and company material adverse effect qualifications) must be true and correct in all respects as of the date of the merger agreement and as of the closing date of the merger as though made as of the closing date of the merger, except in the case of clause (iii) for exceptions which have not had and would not reasonably be expected to have, individually or in the aggregate, a company material adverse effect;

•	we must have performed in all material respects all obligations required to be performed by us under the merger agreement at or prior to the effective time of the merger;

•	Parent must have received a certificate signed by an executive officer of Planar certifying as to the matters set forth in the two paragraphs immediately above; and

•	the Guarantor shareholder approval must have been obtained.

Termination

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after Planar shareholder approval of the merger agreement has been obtained, by (i) mutual written consent of Parent and Planar, or (ii) by either Parent or us:

•	if the merger has not been completed on or before the termination date of February 12, 2016; provided, that neither party will have the right to terminate the merger agreement pursuant to this provision if any action of such party (which will, in the case of Parent, include Merger Sub) set forth in the merger agreement, or any inaction of such party has been the direct cause of, or resulted directly in, the failure of the merger to be consummated by the termination date and such action or failure to perform constitutes a breach of the merger agreement;

•	if any court of competent jurisdiction or other governmental entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by the merger agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable;

•	if the Planar shareholder approval of the merger agreement shall not have been obtained at the Planar shareholder meeting duly convened or at any adjournment or postponement thereof at which a vote on the approval of the merger agreement was taken; or

•	if the Guarantor shareholder approval of the merger agreement shall not have been obtained at the Guarantor shareholder meeting duly convened or at any adjournment or postponement thereof at which a vote on the approval of the merger agreement was taken.

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after Planar shareholder approval of the merger agreement has been obtained, by us if:

•

Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in the conditions to each party’s obligations or the conditions to Planar’s obligations to effect the merger and (ii) cannot be cured by the termination date; provided, that, if curable, Planar shall have given Parent written notice, delivered at least thirty days prior to such termination, stating Planar’s intention to terminate the merger agreement pursuant to this provision and the basis for such termination; provided further, that Planar shall not have the right to terminate the merger agreement pursuant to this provision if it is then in material breach of any of its covenants or agreements set forth in the merger agreement;

•	at any time prior to the receipt of Planar shareholder approval of the merger agreement, in order to enter into an agreement for a transaction that is a superior proposal, if (i) Planar has complied with the provisions of the covenant relating to acquisition proposals with respect to such superior proposal and (ii) prior to or concurrently with such termination, Planar pays the fee due under the provision relating to fees and expenses; or

•	(i) the conditions set forth in the conditions to each party’s obligations and the conditions to Parent’s and Merger Sub’s obligations to effect the merger have been satisfied, (ii) Planar has irrevocably confirmed by written notice to Parent that the conditions set forth in the conditions to Planar’s obligations to effect the merger have been satisfied or that it is willing to waive any such unsatisfied conditions, and (ii) the merger has not been completed within three business days following the later to occur of (x) the date the closing should have otherwise occurred under the terms of the merger agreement and (y) the delivery of such notice.

The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time of the merger, whether before or after Planar shareholder approval of the merger agreement has been obtained, by Parent if:

•	Planar shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in the merger agreement, which breach or failure to perform (i) would result in the failure of a condition set forth in the conditions relating to each party’s obligation to effect the merger or the conditions relating to the obligations of Parent and Merger Sub to effect the merger and (ii) cannot be cured by the termination date; provided, that, if curable, Parent shall have given Planar written notice, delivered at least thirty days prior to such termination, stating Parent’s intention to terminate the merger agreement pursuant to this provision and the basis for such termination; provided further, that Parent shall not have the right to terminate the merger agreement pursuant to this provision if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in the merger agreement; or

•	(i) the Planar Board shall have effected an adverse recommendation change, (ii) any tender offer or exchange offer that constitutes an acquisition proposal is commenced and the Planar Board shall not have recommended that the Planar shareholders reject such offer and not tender their shares of Planar common stock into such offer within ten business days after commencement of such offer, (iii) Planar shall have committed a willful breach of the provisions of the covenant relating to acquisition proposals in any material respect, (iv) Planar shall have failed to include the recommendation of the Planar Board that the Planar shareholders vote in favor of the approval of the merger agreement or the merger in this proxy statement, or (v) Planar or the Planar Board, or any Board committee, shall resolve, authorize or publicly propose to take any of the actions specified in clauses (i), (ii) or (iv).

Effect of Termination

If the merger agreement is terminated, the merger agreement will become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or Planar, except for the survival of certain specified provisions of the merger agreement; provided, however, that none of Parent, Merger Sub or Planar will be released from (i) any liabilities or damages arising out of a willful breach of any covenant or agreement set forth in the merger agreement or fraud, or (ii) payment of any fees and expenses set forth in the termination fee provisions. “Willful breach” means, with respect to any party to the merger agreement, a deliberate act or failure to act by such party, which act or failure to act, constituted to the actual knowledge of any executive officer of such party, a material breach of any covenant or agreement of such party in the merger agreement.

Termination Fees and Expenses

Except as otherwise provided in the following paragraphs and the covenant relating to the payment of filing fees and other charges for filings required under regulatory laws, all fees and expenses incurred in connection with the merger agreement, the merger and the other transactions contemplated by the merger agreement will be paid by the party incurring such fees or expenses, whether or not the merger is consummated, except that the expenses (other than attorneys’ fees) incurred in connection with the filing, printing and mailing of the proxy statement (including applicable SEC filing fees) shall be shared equally by Parent and Planar.

If:

•	the merger agreement is terminated by either Parent or Planar pursuant to the termination provision relating to the termination date or the termination provision relating to not obtaining Planar shareholder approval of the merger agreement and (i) at any time after the date of the merger agreement and prior to the termination under the termination provision relating to the termination date or the termination provision relating to not obtaining Planar shareholder approval of the merger agreement, an acquisition proposal shall have been publicly announced or publicly made known to the shareholders of Planar and not publicly withdrawn in good faith prior to such termination, and (ii) within 12 months after such termination, Planar shall have consummated, or entered into a definitive agreement with respect to, an acquisition proposal that is later consummated (provided, that for purposes of this provision, the references to “15% or more” in the definition of acquisition proposal shall be deemed to be references to “more than 50%”);

•	the merger agreement is terminated by Planar pursuant to the termination provision relating to a superior proposal; or

•	the merger agreement is terminated by Parent pursuant to the termination provision relating to the Planar Board having effected an adverse recommendation change,

then, in any such case, Planar shall pay Parent a termination fee of $4,000,000, it being understood that Planar is not required to pay such termination fee on more than one occasion. Payment of the termination fee will be made by Planar (i) prior to or concurrently with the consummation of the applicable acquisition proposal in the case of the first bullet point above, (ii) prior to or concurrently with termination in the case of the second bullet point above or (iii) within two business days after termination by Parent in the case of the third bullet point above.

If:

•	the merger agreement is terminated by Planar or Parent pursuant to the termination provision relating to not obtaining Guarantor shareholder approval of the merger agreement; or

•	the merger agreement is terminated by Planar pursuant to the termination provision relating to the closing conditions having been met or waived and Parent failing to complete the merger,

then Parent will pay Planar a termination fee of $8,000,000, it being understood that Parent is not required to pay such termination fee on more than one occasion. Payment of the termination fee will be made by causing the escrow agent to deliver to Planar the termination fee within two business days of such termination.

If Planar has paid the termination fee described above or if Parent has paid the termination fee described above, neither Planar nor Parent will have further liability or obligation (whether at law or in equity, in contract, tort or otherwise) to the other of any kind in respect of the merger agreement, the transactions contemplated by the merger agreement or the termination of the merger agreement, as applicable.

Governing Law

The merger agreement and all disputes or controversies arising out of or relating to the merger agreement or the transactions contemplated thereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York, provided, that the laws of the State of Oregon shall govern with respect to Oregon corporate law issues.

Escrow for Parent’s Termination Fee

On the date of the merger agreement, Parent caused to be deposited $8,000,000 with Wilmington Trust, N.A., as collateral and security for the payment of Parent’s termination fee, if and when it becomes due, which amount will be held in escrow pursuant to the escrow agreement until the earlier of the effective time (at which time the funds will be released to Parent) and the date on which the merger agreement is terminated (at which time the funds will be released to Parent or, if Parent is obligated to pay the termination fee, to us).

Submission to Jurisdiction

The parties irrevocably agree that any legal action arising out of or relating to the merger agreement or the transactions contemplated thereby brought by any party against any other party will be brought and determined exclusively in a state court located in the Borough of Manhattan (or if jurisdiction in the New York state courts in the Borough of Manhattan is unavailable, the federal courts of the United States sitting in the Southern District of New York).

Dispute Resolution

Any dispute, controversy or claim brought by Planar solely against Guarantor arising out of or relating to the merger agreement shall be finally settled by arbitration. The place of arbitration shall be Singapore, and the arbitration shall be administered in accordance with the Arbitration Rules of the Singapore International Arbitration Centre then in effect, decided by a tribunal of three arbitrators to be appointed in accordance with the rules and arbitral tribunal, and decided strictly in accordance with the substantive law of the State of New York. The award of the arbitration tribunal shall be final and conclusive and binding upon Guarantor and Planar as from the date rendered, and judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. Any dispute, controversy or claim brought by Planar against any party other than Guarantor shall be brought in accordance with the “Governing Law” and “Submission to Jurisdiction” provisions of the merger agreement.

Specific Performance; Remedies

The parties agree that irreparable damage would occur and the parties would not have an adequate remedy at law in the event that any of the provision of the merger agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties agree that each of Planar, Parent and Merger Sub will be entitled to specific performance of the terms of the merger agreement, including an injunction to prevent breaches of the merger agreement and to enforce specifically the terms and provisions of the merger agreement. Notwithstanding anything in the merger agreement to the contrary, Planar is entitled to seek specific performance to (i) cause the Guarantor to seek to obtain the Guarantor shareholder approval or (ii) to cause Guarantor to enforce the obligations of CMB to fund the financing contemplated by the strategic cooperation agreement, but only, in the case of clause (ii), in the event that (a) Parent’s other conditions have been satisfied on the date the closing of the merger should have been consummated, but for the failure of Parent or Merger Sub to effect the closing, (b) Planar has irrevocably confirmed in writing that if the financing contemplated by the strategic cooperation agreement was funded, then Planar would take such actions that are within its control to cause the closing to occur, and (c) such specific performance would result in the consummation of the merger in accordance with the merger agreement substantially contemporaneously with the consummation of the financing. Under no circumstances shall Planar be permitted or entitled to receive both a grant of specific performance of the consummation of the merger and the payment of all or any portion of the Parent termination fee.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED

COMPENSATION PROPOSAL

(PROPOSAL 2)

We are providing our shareholders with the opportunity to vote, on a non-binding, advisory basis, to approve the compensation of our named executive officers that is based on or otherwise relates to the merger, as required by Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, which were enacted pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. This proposal gives our shareholders the opportunity to vote on a non-binding, advisory basis on the compensation that our named executive officers may be entitled to receive in connection with the merger.

The compensation that our named executive officers may be entitled to receive in connection with the merger is summarized and included in the section entitled “The Merger Proposal—Interests of Planar Directors and Executive Officers in the Merger—Quantification of Potential Payments to Planar’s Named Executive Officers in Connection with the Merger,” beginning on page [—] of this proxy statement.

The Planar Board encourages you to carefully review the merger-related named executive officer compensation information disclosed in this proxy statement.

The Planar Board unanimously recommends that our shareholders approve the following resolution:

“RESOLVED, that the shareholders of Planar approve, solely on a non-binding, advisory basis, the compensation that may be paid or become payable to Planar’s named executive officers that is based on or otherwise relates to the merger, and the agreements or understandings pursuant to which such compensation may be paid or become payable, as disclosed pursuant to Item 402(t) of Regulation S-K in the “Golden Parachute Compensation” table and the related narrative disclosures in the section of the proxy statement entitled “The Merger Proposal—Interests of Planar Directors and Executive Officers in the Merger—Quantification of Potential Payments to Planar’s Named Executive Officers in Connection with the Merger.”

The vote on this proposal is a vote separate and apart from the vote to adopt the merger agreement and is not a condition to completion of the merger. Accordingly, you may vote to adopt the merger agreement and vote not to approve this proposal on merger-related named executive officer compensation and vice versa. This proposal is merely an advisory vote and will not be binding on Planar, regardless of whether the merger agreement is adopted. Further, the underlying agreements and understandings are contractual in nature and not, by their terms, subject to shareholder approval. Accordingly, regardless of the outcome of the advisory vote, if the merger is completed, our named executive officers will be eligible to receive the merger-related compensation payments and benefits in accordance with the terms and conditions applicable to those payments and benefits.

The advisory vote on the compensation that may be received by Planar’s named executive officers in connection with the merger will be approved if a majority of the votes cast at the special meeting vote “FOR” such proposal.

The Planar Board recommends that shareholders vote “FOR” the approval, on a non-binding advisory basis, of the named executive officer merger-related executive compensation proposal.

ADJOURNMENT PROPOSAL

(PROPOSAL 3)

Planar shareholders are being asked to approve a proposal that will give us authority, as permitted under the terms of the merger agreement, to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal. If a quorum does not exist, the holders of a majority of the shares of Planar common stock present at the special meeting, in person or by proxy, may adjourn the special meeting to another place, date or time. If the adjournment proposal is approved, the special meeting could be adjourned by Planar as permitted under the terms of the merger agreement. In addition, Planar, as permitted under the terms of the merger agreement, could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. If the special meeting is adjourned or postponed for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on any proposal, your shares will be voted in favor of the adjournment proposal. Planar does not intend to call a vote on this proposal if the merger proposal has been approved at the special meeting.

The proposal to adjourn the special meeting for the purpose of soliciting additional proxies in favor of the merger proposal if there are not sufficient votes at the time of the special meeting to approve the merger proposal will be approved if a majority of the votes cast at the special meeting vote “FOR” such proposal.

The Planar Board unanimously recommends that the Planar shareholders vote “FOR” the adjournment proposal.

MARKET PRICES OF PLANAR COMMON STOCK

Market Information

Planar common stock trades on NASDAQ Global Market under the symbol “PLNR.” The following table shows the high and low sales price of Planar common stock for the first, second and third quarter of calendar year 2015 (through September 23, 2015) and each quarter of calendar years 2012, 2013 and 2014.

Calendar Year	High	Low
2015
First Quarter	$8.70	$5.33
Second Quarter	$6.72	$3.98
Third Quarter (through September 23, 2015)	$6.25	$3.71

2014
First Quarter	$2.93	$2.02
Second Quarter	$2.46	$1.93
Third Quarter	$5.30	$2.40
Fourth Quarter	$9.17	$3.02

2013
First Quarter	$2.36	$1.32
Second Quarter	$2.08	$1.55
Third Quarter	$2.06	$1.62
Fourth Quarter	$2.75	$1.81

2012
First Quarter	$2.60	$1.91
Second Quarter	$2.43	$1.58
Third Quarter	$1.77	$1.20
Fourth Quarter	$1.45	$1.12

The closing sales price of Planar common stock on NASDAQ on [—], 2015, the latest practicable date before the printing of this proxy statement, was $[—] per share. The closing sales price of Planar common stock on NASDAQ on August 12, 2015, the last trading day prior to the public announcement of the proposed merger, was $4.65 per share. You are urged to obtain current market quotations for Planar common stock when considering whether to approve the merger proposal.

Holders

As of [—], 2015, there were approximately [—] record holders of Planar common stock.

Dividends

We do not pay a cash dividend on our common stock. In addition, the terms of our debt agreement limits the payment of any cash dividends on our common stock. We would only pay cash dividends from assets legally available for that purpose, and payment of cash dividends would depend on our financial condition, results of operations, current and anticipated capital requirements, restrictions under then-existing debt instruments and other factors then deemed relevant by the Planar Board. Under the merger agreement, described in “The Merger Agreement—Conduct of Business Pending the Merger,” we are prohibited from paying any dividend or other distribution on our common stock prior to the completion of the merger.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of Planar common stock as of September 15 with respect to: (i) each person known by Planar to beneficially own more than 5% of the outstanding shares of Planar common stock, (ii) each of the directors on the Planar Board, (iii) each of Planar’s named executive officers, and (iv) all directors and executive officers as a group. The address for each of our executive officers and our directors is 1195 N.W. Compton Drive, Beaverton, Oregon 97006. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the shares owned by them.

Percentage of beneficial ownership is calculated in relation to the 22,868,796 shares of Planar common stock that were outstanding as of September 15, 2015. Pursuant to current regulations of the SEC, securities must be listed as “beneficially owned” by a person who directly or indirectly has or shares voting power or dispositive power with respect to the securities, whether or not the person has any economic interest in the securities. In addition, a person is deemed a beneficial owner if he or she has the right to acquire beneficial ownership within 60 days, whether upon the exercise of a stock option or warrant, conversion of a convertible security or otherwise. Securities to purchase shares of Planar common stock that vest or are exercisable within 60 days of September 15, 2015 are considered beneficially owned by the person holding such securities for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the beneficial ownership of any other person.

Name and Address of Beneficial Owner	Shares of Common Stock Beneficially Owned	Percent of Common Stock Outstanding
Renaissance Technologies LLC(1)	1,833,479	8.02%
800 Third Avenue
New York, NY 10022
Dimensional Fund Advisors LP(2)	1,518,274	6.64%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401
Royce & Associates, LLC(3)	1,250,599	5.47%
745 Fifth Avenue New York, NY 10151
Gerald K. Perkel(4)	1,230,278	5.38%
Stephen M. Going(5)	244,295	1.07%
Ryan Gray(6)	182,575	*
J. Michael Gullard(7)	129,631	*
Richard S. Hill	35,786	*
Harold Hughes	20,445	*
Sam Khoury	44,786	*
Executive Officers and Directors as a group (7 persons)(8)	1,887,796	8.25%

*	less than one percent
(1)	This information as to beneficial ownership is based on a Schedule 13G filed by Renaissance Technologies, LLC (“Renaissance”) with the SEC on February 12, 2015. The Schedule 13G states that Renaissance is the beneficial owner of an aggregate 1,833,479 shares of common stock, including 1,541,612 shares as to which it has sole voting power, 1,829,613 shares as to which it has sole dispositive power and 3,866 shares as to which it has shared dispositive power.
(2)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Dimensional Fund Advisors Inc. (“Dimensional”) with the SEC on February 5, 2015. The Schedule 13G/A states that Dimensional is the beneficial owner of an aggregate of 1,518,274 shares of common stock, including 1,495,484 shares as to which it has sole voting power and 1,518,274 shares as to which it has sole dispositive power.

(3)	This information as to beneficial ownership is based on a Schedule 13G/A filed by Royce & Associates, LLC (“Royce”) with the SEC on January 20, 2015. The Schedule 13G/A states that Royce is the beneficial owner of 1,250,599 shares of common stock, as to which it has sole voting power and sole dispositive power.
(4)	Shares of common stock beneficially owned by Mr. Perkel include 240,000 shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 15, 2015. This number does not include 498,623 shares issuable upon the vesting of performance-based restricted stock units that are subject to forfeiture. Any restricted stock units outstanding immediately prior to the effective time of the merger will become fully vested (and any performance-based vesting conditions shall be eliminated) at the effective time of the merger with respect to the number of shares underlying such award, and each holder thereof will be entitled to receive an amount in cash, without interest and less any required withholding taxes, equal to $6.58 for each share covered by such award.
(5)	Shares of common stock beneficially owned by Mr. Going does not include 143,435 shares issuable upon the vesting of performance-based restricted stock units that are subject to forfeiture. Any restricted stock units outstanding immediately prior to the effective time of the merger will become fully vested (and any performance-based vesting conditions shall be eliminated) at the effective time of the merger with respect to the number of shares underlying such award, and each holder thereof will be entitled to receive an amount in cash, without interest and less any required withholding taxes, equal to $6.58 for each share covered by such award.
(6)	Shares of common stock beneficially owned by Mr. Gray include 10,000 shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 15, 2015. This number does not include 141,191 shares issuable upon the vesting of performance-based restricted stock units that are subject to forfeiture. Any restricted stock units outstanding immediately prior to the effective time of the merger will become fully vested (and any performance-based vesting conditions shall be eliminated) at the effective time of the merger with respect to the number of shares underlying such award, and each holder thereof will be entitled to receive an amount in cash, without interest and less any required withholding taxes, equal to $6.58 for each share covered by such award.
(7)	Shares of common stock beneficially owned by Mr. Gullard include 16,000 shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 15, 2015.
(8)	Shares of common stock beneficially owned by the directors and executive officers as a group includes 266,000 shares that are issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of September 15, 2015. This number does not include 783,249 shares issuable upon the vesting of performance-based restricted stock units that are subject to forfeiture.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

The following are the material U.S. federal income tax consequences of the merger to “U.S. holders” and “non-U.S. holders” (in each case, as defined below) of Planar common stock whose shares of common stock are converted into the right to receive cash in the merger. This discussion is based on the current provisions of the Internal Revenue Code of 1986, as amended (“Code”), applicable Treasury Regulations, judicial authority, and administrative rulings, all of which are subject to change, possibly with retroactive effect. Any such change could alter the tax consequences to the holders as described herein. No ruling from the Internal Revenue Service (“IRS”) has been or will be sought with respect to any aspect of the merger. This discussion does not purport to be a complete analysis of all potential tax effects of the merger. For example, it does not consider the effect of any applicable state, local or foreign income tax laws, or of any non-income tax laws. In addition, this discussion does not address the tax consequences of transactions effectuated prior to or after the completion of the merger (whether or not such transactions occur in connection with the merger), including, without limitation, the acquisition or disposition of shares of common stock other than pursuant to the merger, or the tax consequences to holders of stock options issued by Planar which are canceled or converted, as the case may be, in connection with the merger. Furthermore, this discussion applies only to holders that hold their Planar common stock as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). In addition, this discussion does not address all aspects of U.S. federal income tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as:

•	dealers or traders subject to a mark-to-market method of tax accounting with respect to Planar common stock;

•	persons holding Planar common stock as part of a straddle, hedging transaction, conversion transaction, integrated transaction or constructive sale transaction;

•	U.S. holders whose functional currency is not the U.S. dollar;

•	persons who acquired Planar common stock through the exercise of employee stock options or otherwise as compensation;

•	certain financial institutions;

•	regulated investment companies;

•	real estate investment trusts;

•	certain former citizens or residents of the United States;

•	tax-exempt entities, including an “individual retirement account” or “Roth IRA”; or

•	persons subject to the United States alternative minimum tax.

If a partnership (or any other entity that is classified as a partnership for U.S. federal income tax purposes) holds Planar common stock, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding Planar common stock and partners in such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of the merger to them.

U.S. Holders

For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Planar common stock that is:

•	a citizen or resident of the United States;

•	a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized under the laws of the United States, any state thereof or the District of Columbia; or

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust (i) if a U.S. court can exercise primary supervision of the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

The exchange of Planar common stock for cash in the merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Planar common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Planar common stock (i.e., shares of Planar common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of Planar common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to U.S. federal income tax at preferential rates. The deductibility of capital losses is subject to limitations. Capital gains recognized by individuals, trusts and estates also may be subject to a 3.8% federal Medicare contribution tax.

Non-U.S. Holders

A “non-U.S. holder” is a beneficial owner of Planar common stock that is not a U.S. holder or a partnership (or any other entity classified as a partnership for U.S. federal income tax purposes). Payments made to a non-U.S. holder in exchange for shares of Planar common stock pursuant to the merger generally will not be subject to U.S. federal income tax unless:

•	the gain, if any, on such shares is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to the non-U.S. holder’s permanent establishment in the United States);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of the exchange of shares of Planar common stock for cash pursuant to the merger and certain other conditions are met; or

•	the non-U.S. holder owned, directly or under certain constructive ownership rules of the Code, more than 5% of the Planar common stock at any time during the five-year period preceding the merger, and Planar is or has been a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code for U.S. federal income tax purposes at any time during the shorter of the five-year period preceding the merger or the period that the non-U.S. holder held Planar common stock.

A non-U.S. holder described in the first bullet point immediately above will be subject to regular U.S. federal income tax on any gain realized as if the non-U.S. holder were a U.S. holder, subject to an applicable income tax treaty providing otherwise. If such non-U.S. holder is a foreign corporation, it may also be subject to a branch profits tax equal to 30% of its effectively connected earnings and profits (or a lower treaty rate). A non-U.S. holder described in the second bullet point immediately above will be subject to tax at a rate of 30% (or a lower treaty rate) on any gain realized, which may be offset by U.S.-source capital losses recognized in the same taxable year.

Planar believes it has not been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the five-year period preceding the merger.

Information Reporting and Backup Withholding

Payments made in exchange for shares of Planar common stock generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding at a rate of 28%. To avoid backup withholding, U.S. holders that do not otherwise establish an exemption should complete and return Internal Revenue Service Form W-9, certifying that such U.S. holder is a U.S. person, the taxpayer identification number provided is correct and such U.S. holder is not subject to backup withholding. A non-U.S. holder that provides the applicable withholding agent with an applicable Internal Revenue Service Form W-8 will generally establish an exemption from backup withholding.

Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against a holder’s U.S. federal income tax liability, provided the relevant information is timely furnished to the Internal Revenue Service.

THIS DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES IS NOT TAX ADVICE. WE URGE YOU TO CONSULT WITH YOUR OWN TAX ADVISOR WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO YOUR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE MERGER ARISING UNDER THE FEDERAL ESTATE OR GIFT TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

FUTURE PLANAR SHAREHOLDER PROPOSALS

Planar has not determined whether it will hold its 2016 annual meeting of shareholders due to the merger proposal. If the merger is not completed, Planar’s shareholders will continue to be entitled to attend and participate in Planar’s annual meeting of shareholders. If Planar holds its 2016 annual meeting of shareholders, shareholder proposals intended to be presented for inclusion in Planar’s proxy statement and form of proxy pursuant to Rule 14a-8 of the Exchange Act for such meeting must have been received at Planar’s principal executive offices on or before September 12, 2015, and must have met the requirements of Rule 14a-8 under the Exchange Act. Alternatively, Planar’s Bylaws permit a shareholder to properly bring business before the annual meeting (other than by including the proposal in Planar’s proxy statement pursuant to Rule 14a-8) by following the procedures outlined in Planar’s Bylaws. Such a proposal must be delivered to or mailed and received at Planar’s principal executive offices not less than 60 days nor more than 90 days prior to the meeting. In the event that less than 60 days’ notice or prior public disclosure of the date of the meeting is given or made to shareholders, notice by the shareholder to be timely must be received by Planar not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure was made.

The proxies to be solicited by Planar through the Planar Board for our 2016 annual meeting, if any, will confer discretionary authority on the proxy holders to vote on any shareholder proposal presented at the annual meeting if we do not receive notice of the shareholder’s proposal for the meeting by the applicable deadline.

MULTIPLE SHAREHOLDERS SHARING ONE ADDRESS

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single annual report or proxy statement, as applicable, addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies.

Planar and some brokers may be householding our proxy materials by delivering proxy materials to multiple shareholders who request a copy and share an address, unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or Planar if you are a shareholder of record. You can notify us by writing, emailing or calling our Investor Relations department at 1195 N.W. Compton Drive, Beaverton, Oregon 97006, email: invest@planar.com, or telephone (503) 748-1100. Shareholders who share a single address, but receive multiple copies of the proxy statement, may request that in the future they receive a single copy by notifying Planar at the telephone and address set forth in the prior sentence. In addition, Planar will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the proxy statement to a shareholder at a shared address to which a single copy of the documents was delivered pursuant to a prior request.

WHERE YOU CAN FIND MORE INFORMATION

Planar is subject to the reporting requirements of the Exchange Act. Accordingly Planar files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file with the SEC at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, Planar’s SEC filings also are available to the public at the internet website maintained by the SEC at www.sec.gov. Planar also makes available free of charge through its website its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements and Section 16 reports on Forms 3, 4 and 5, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. Planar’s internet website address is www.planar.com. The information located on, or hyperlinked or otherwise connected to, Planar’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings that we make with the SEC.

The SEC allows us to “incorporate by reference” the information we file with the SEC into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except that information that we file later with the SEC will automatically update and supersede this information. This proxy statement incorporates by reference the documents listed below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	Planar’s Annual Report on Form 10-K for the fiscal year ended September 26, 2014, filed November 26, 2014; and

•	Planar’s Quarterly Reports on Form 10-Q for the fiscal quarters ended December 26, 2014, March 27, 2015, and June 26, 2015, filed February 4, 2015, May 8, 2015, and August 7, 2015, respectively.

•	Planar’s Current Reports on Form 8-K filed with the SEC on December 5, 2014, January 20, 2015, March 4, 2015, August 6, 2015, August 13, 2015, and September 22, 2015.

We also incorporate by reference into this proxy statement additional documents that Planar may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.

You may request a copy of documents incorporated by reference at no cost, by writing or telephoning our Investor Relations department at 1195 N.W. Compton Drive, Beaverton, Oregon 97006, email: invest@planar.com, or telephone (503) 748-1100.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE INTO THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [—], 2015. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

LEYARD AMERICAN CORPORATION,

LEOPARD ACQUISITION CORPORATION,

LEYARD OPTOELECTRONIC CO., LTD.

and

PLANAR SYSTEMS, INC.

Dated as of August 12, 2015

A-i

A-ii

A-iii

AGREEMENT AND PLAN OF MERGER

AGREEMENT AND PLAN OF MERGER (this “Agreement”), dated as of August 12, 2015, by and among Leyard American Corporation, a Delaware corporation (“Parent”), Leopard Acquisition Corporation, an Oregon corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), Leyard Optoelectronic Co., Ltd., the indirect owner of all of the issued and outstanding capital stock of Parent (the “Guarantor”), and Planar Systems, Inc., an Oregon corporation (the “Company”).

RECITALS

WHEREAS, the board of directors of each of Guarantor, Parent, Merger Sub and the Company has each determined that an acquisition of the Company by Parent is in the best interests of their respective companies and holders of capital stock and, accordingly, have each agreed to consummate the merger of Merger Sub with and into the Company (the “Merger”) on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, each director of the Company and each officer of the Company who is subject to the reporting requirements of Section 16(a) of the Exchange Act is entering into a Voting Agreement in the form attached as Exhibit A-1 hereto (the “Voting Agreements”) pursuant to which those shareholders, among other things, will agree to vote all securities in the Company beneficially owned by them in favor of the approval of this Agreement, the Merger and each other transaction contemplated under this Agreement;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, the Chairman of Guarantor is entering into an Irrevocable Undertaking in the form attached as Exhibit A-2 hereto, and each non-independent director (other than the Chairman) of Guarantor is entering into Irrevocable Undertakings in the form attached as Exhibit A-3 hereto, in each case pursuant to which those shareholders, among other things, will agree to vote all securities in Guarantor beneficially owned by them in favor of the approval of the Merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to the Company’s willingness to enter into this Agreement, Parent, the Company and Wilmington Trust, NA, as escrow agent (the “Escrow Agent”) are entering into an escrow agreement, pursuant to which Parent will cause to be deposited an amount of cash equal to the Parent Termination Fee with the Escrow Agent as collateral and security for payment of the Parent Termination Fee in connection with this Agreement (the “Parent Escrow Agreement”);

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, the Company and Computershare Inc. successor-in-interest to Mellon Investor Services LLC, as Rights Agent, are entering into an amendment to that certain Rights Agreement between the Company and Mellon Investor Services LLC, dated February 3, 2006 (the “Shareholder Rights Plan”), so as to render the Shareholder Rights Plan, including the preferred stock purchase rights issuable thereunder, inapplicable to this Agreement, the Merger and the other transactions contemplated hereby;

WHEREAS, concurrently with the execution and delivery of this Agreement, and as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into this Agreement, (i) the Company’s Chief Executive Officer (the “CEO”) is entering into a waiver and amendment to his existing executive employment agreement in the form attached hereto as Exhibit B-1, pursuant to which the CEO will agree to amend the change in control and good reason definitions under his existing executive employment agreement as provided therein, and (ii) the Company’s Chief Financial Officer (the “CFO”) is entering into a waiver agreement in the form attached hereto as Exhibit B-2, pursuant to which the CFO will agree to amend the change in control and good reason definitions under his existing key employee severance agreement as provided therein; and

WHEREAS, Guarantor, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe certain conditions to the Merger as specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, each of Guarantor, Parent, Merger Sub and the Company hereby agrees as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1 Certain Defined Terms. For purposes of this Agreement:

(a) “Acquisition Proposal” means any inquiry, proposal or offer from any Person or group of Persons other than Parent, the Guarantor or one of their Subsidiaries for (i) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company (or any Subsidiary or Subsidiaries of the Company whose business constitutes fifteen percent (15%) or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole) or (ii) the acquisition in any manner, directly or indirectly, of fifteen percent (15%) or more of the equity securities or total consolidated assets of the Company and its Subsidiaries, in each case other than the Merger.

(b) “Action” means any investigation, audit, claim, action, suit, arbitration or proceeding (including any administrative proceeding) by or before any Governmental Entity.

(c) “Affiliate” of any Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person. For purposes of the immediately preceding sentence, “control” (including the terms “controlled,” “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

(d) “Anti-Corruption Laws” means Laws relating to bribery, corruption or money laundering.

(e) “Antitrust Law” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, Foreign Antitrust Laws and all other Laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(f) “Business Day” means any day other than a Saturday, a Sunday or a day on which banks in Portland, Oregon or Shenzhen, Guangdong Province, P.R.C. are authorized or required by applicable Law to be closed.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Company Owned IP” means any and all Intellectual Property that is owned or purported to be owned by the Company or any of its Subsidiaries (including any and all Company Registered IP) that is material to the conduct of the business of the Company and its Subsidiaries as currently conducted.

(i) “Company Product” means any product (including any software product) or service developed, manufactured, sold, licensed, leased or delivered by the Company or any of its Subsidiaries, including all products and services in development.

(j) “Company Registered IP” means all of the Registered IP owned by, under obligation of assignment to, or filed in the name of, the Company or any of its Subsidiaries that is material to the conduct of the business of the Company and its Subsidiaries as currently conducted.

(k) “Company Material Adverse Effect” means any event, change, development, circumstance, occurrence, state of facts or effect that, individually or in the aggregate with all other events, changes, developments, circumstances, occurrences, states of facts or effects (i) is, or would reasonably be expected to be, materially adverse to the assets (including intangible assets), properties, liabilities (including contingent liabilities), business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole or (ii) would reasonably be expected to prevent, delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement; provided, however, that with respect to subclause (i), none of the following shall be deemed in themselves, either alone or in combination, to constitute, and none of the following shall be taken into account in determining whether there has been or will be, a Company Material Adverse Effect: (1) effects resulting from changes in general economic, financial market, business or geopolitical conditions, including any changes in interest or exchange rates, (2) effects resulting from general changes or developments in any of the industries in which the Company or its Subsidiaries operate, (3) effects resulting from natural disasters or other acts of god, (4) effects resulting from changes after the date hereof in any applicable Laws or applicable accounting regulations or principles or interpretations thereof, (5) any change in the price or trading volume of the Company’s stock, in and of itself (provided, that the facts or occurrences giving rise to or contributing to such change that are not otherwise excluded from this definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been or will be a Company Material Adverse Effect), (6) any failure by the Company to meet any published analyst estimates or expectations of the Company’s revenues, earnings or other financial performance or results of operations for any period, in and of itself, or any failure by the Company to meet its internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, in and of itself (provided, that, in either case, the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been or will be a Company Material Adverse Effect), (7) effects resulting from any outbreak or escalation of hostilities, any acts of war or terrorism or any other national or international calamity, crisis or emergency, (8) effects resulting from the execution, announcement, performance or existence of this Agreement (including the making of any regulatory filings required hereunder), the identity of the parties hereto or any of their respective Affiliates, or any termination of, reduction in or similar negative impact on relationships, contractual or otherwise, with any customers (including U.S. government customers), suppliers, distributors, partners or employees of the Company or its Subsidiaries due to the announcement of this Agreement or the pendency or consummation of the transactions contemplated hereby; or (9) any Action arising from or relating to this Agreement or the transactions contemplated by this Agreement, provided, however, in the case of clauses (1), (2), (3), (4) and (7), such effects may be taken into account in determining whether there has been or will be a Company Material Adverse Effect if such effect has a disproportionate effect on the Company and its Subsidiaries, taken as a whole, as compared to other participants in the industry in which the Company and its Subsidiaries operate.

(l) “Confidentiality Agreement” means, collectively, the mutual confidentiality agreement, dated as of February 26, 2015, by and between Parent and the Company, and the agreement to be bound by such mutual confidentiality agreement, dated as of February 26, 2015, by and between the Guarantor and the Company.

(m) “Contract” means any written or oral agreement, arrangement, commitment, understanding, contract, lease, power of attorney, note, bond, mortgage, indenture, deed of trust, evidence of indebtedness, purchase order, letter of credit, undertaking, covenant, license, instrument or other obligation to which a Person or any of its Subsidiaries is a party or to which any of the assets of such Person or its Subsidiaries are subject, in each case with respect to which there are continuing rights, liabilities or obligations.

(n) “Employee Representative Bodies” means any union, works council or other agency or representative body certified or otherwise recognized for the purposes of bargaining collectively or any representatives elected for the purposes of any notification and/or consultation in connection with the matters contemplated by this Agreement.

(o) “Environmental Laws” means any Law relating to (i) the protection, preservation, investigation, remediation or restoration of environmental quality, health and safety, or natural resources, or (ii) noise, odor, wetlands, pollution, contamination or any injury or threat of injury to persons or property.

(p) “Environmental Permits” means all permits, licenses, registrations, and other authorizations required under applicable Environmental Laws.

(q) “Equity Interest” means (i) with respect to a corporation, any and all classes or series of shares of capital stock, (ii) with respect to a partnership, limited liability company, trust or similar Person, any and all classes or series of units, interests or other partnership/limited liability company interests and (iii) with respect to any other entity, any other security representing ownership interest or participation in such entity.

(r) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(s) “Exon-Florio” means the Exon-Florio Amendment to the Defense Production Act of 1950, as amended by the Foreign Investment and National Security Act of 2007 (FINSA) (Section 721) and as implemented by Executive Order 11858, as amended, and regulated at 31. C.F.R. 800.

(t) “FCPA” means the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder.

(u) “Foreign Antitrust Laws” means Laws of jurisdictions other than the United States that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

(v) “Governmental Entity” means any United States or foreign, federal, state or local governmental, regulatory or administrative authority, agency, body or commission or any judicial or arbitral body.

(w) “HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

(x) “Intellectual Property” means any or all of the following and all rights in, arising out of, or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, divisionals, renewals, extensions, provisionals, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority to or serving as a basis for priority thereof; (ii) all inventions (whether or not patentable), invention disclosures, improvements, Trade Secrets, know how, computer software programs (in both source code and object code form), business methods, technical data and customer lists, tangible or intangible proprietary information, and all documentation relating to any of the foregoing; (iii) all copyrights, copyrights registrations and applications therefor, and all other rights corresponding thereto throughout the world; (iv) all industrial designs and any registrations and applications therefor throughout the world; (v) all trade names, logos, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world; (vi) all databases and all rights therein throughout the world; (vii) all moral and economic rights of authors and inventors, however denominated, throughout the world; (viii) all Web addresses, sites and domain names and numbers; (ix) any similar or equivalent rights to any of the foregoing anywhere in the world; and (x) any documents or other tangible media containing any of the foregoing, and all rights to prosecute and perfect the foregoing through administrative prosecution, registration, recordation, or other proceeding, and all causes of action and rights to sue or seek other remedies arising from or relating to the foregoing, including for any past or ongoing misuse or misappropriation.

(y) “Intervening Event” means any material event, fact, development, change in circumstance, or occurrence that (i) was not known to the Company Board as of the date hereof (or, if known, the consequences of which are not known to or reasonably foreseeable by the Company Board as of the date hereof), and (ii) does not relate to (A) any Acquisition Proposal, (B) Parent, Guarantor or any of their respective Affiliates, (C) the financing for the transactions contemplated hereby, including the Bank Letter (or, if applicable, any Replacement Letter) or the Financing Source, or (D) the fact the Company meets or exceeds any published analyst estimates or expectations of the Company’s revenues, earnings or other financial performance or results of operations for any period, or any internal or published projections, budgets, plans or forecasts of its revenues, earnings or other financial performance or results of operations, or any change in the price or trading volume of the Company’s stock, in each case in and of itself (however, the underlying reasons for such events may constitute such a material event, fact, development, change in circumstance, or occurrence).

(z) “Investment Laws” means investment Laws of any jurisdiction relating to foreign ownership, including Exon-Florio.

(aa) “IRS” means the Internal Revenue Service.

(bb) “IT Assets” means computers, computer software, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines and all other information technology equipment, and all associated documentation owned by the Company or its Subsidiaries or licensed or leased by the Company or its Subsidiaries pursuant to written agreement (excluding any public networks) which are material to the conduct of the business of the Company or any of its Subsidiaries as currently conducted.

(cc) “Knowledge of the Company” means the actual knowledge of the individuals listed on Section 1.1(cc) of the Company Disclosure Letter after reasonable inquiry.

(dd) “Law” means any statute, law, ordinance, regulation, rule, code, injunction, judgment, decree or order of any Governmental Entity, and, where applicable, any interpretation thereof by any Governmental Entity having jurisdiction with respect thereto or charged with the administration thereof.

(ee) “Licensed IP” means any Intellectual Property that is owned by a third party and licensed to the Company or any of its Subsidiaries that is material to the conduct of the business of the Company and its Subsidiaries as currently conducted.

(ff) “Lien” means any security interest, lien, claim, pledge, mortgage, limitation in voting rights, charge, encumbrance or other restriction of any kind (other than those created under applicable securities Laws).

(gg) “Materials of Environmental Concern” means any hazardous, acutely hazardous, or toxic substance or waste defined and regulated as such under applicable Environmental Laws, including the federal Comprehensive Environmental Response, Compensation and Liability Act or the federal Resource Conservation and Recovery Act.

(hh) “NASDAQ” means the NASDAQ Stock Market.

(ii) “Open Source Software” means any software that contains, or is derived in any manner (in whole or in part) from, any software that is distributed as free software, open source software (e.g., Linux) or similar licensing or distribution models, including software licensed or distributed under any of the following licenses or distribution models, or licenses or distribution models similar to any of the following: (i) GNU’s General Public License (GPL) or Lesser/Library GPL (LGPL) or Affero General Public License (AGPL), (ii) the Artistic License (e.g., PERL), (iii) the Mozilla Public License, (iv) the Netscape Public License, (v) the Sun Community Source License (SCSL), (vi) the Sun Industry Standards License (SISL), (vii) the BSD License, and (viii) the Apache License.

(jj) “Oregon Act” means the Oregon Business Corporation Act, as amended.

(kk) “Oregon Secretary of State” means the Secretary of State of the State of Oregon.

(ll) “Parent Material Adverse Effect” means any event, change, development, circumstance, occurrence, state of facts or effect that, individually or in the aggregate with all other events, changes, developments, circumstances, occurrences, states of facts or effects, would reasonably be expected to prevent, delay or impair the ability of Parent and Merger Sub to perform their obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

(mm) “Permitted Lien” means (i) statutory liens securing payments not yet due or delinquent or the validity or amount of which is being contested in good faith by appropriate proceedings and for which adequate reserves have been established, (ii) mechanics’, carriers’, workers’, repairers’ and other similar liens arising or incurred in the ordinary course of business consistent with past practice relating to obligations as to which there is no default on the part of the Company or its Subsidiaries, (iii) pledges, deposits or other liens securing the performance of bids, tenders, trade contracts, leases, statutory obligations (including workers’ compensation, unemployment insurance or other social security legislation), surety, customs and appeal bonds or other obligations of like nature, incurred in the ordinary course of business consistent with past practice, and (iv) zoning, entitlement, conservation restriction and other land use and environmental regulations by Governmental Entities.

(nn) “Person” means an individual, corporation, partnership, limited liability company, limited liability partnership, syndicate, trust, association, organization or other entity, including any Governmental Entity, and including any successor, by merger or otherwise, of any of the foregoing.

(oo) “Registered IP” means all United States, international and foreign: (i) patents and patent applications (including provisional applications and design patents and applications) and all reissues, divisions, divisionals, renewals, extensions, counterparts, continuations and continuations-in-part thereof, and all patents, applications, documents and filings claiming priority thereto or serving as a basis for priority thereof; (ii) registered trademarks, registered service marks, applications to register trademarks, applications to register service marks, intent to-use applications, or other registrations or applications related to trademarks; (iii) registered copyrights and applications for copyright registration; (iv) domain name registrations and Internet number assignments; and (v) any other Intellectual Property that is the subject of an application, certificate, filing, registration or other document issued, filed with, or recorded by any Governmental Entity.

(pp) “Regulatory Laws” means Antitrust Laws and Investment Laws.

(qq) “Representatives” means, with respect to any Person, the officers, directors, employees, accountants, financial advisors, legal counsel, agents and other representatives of such Person.

(rr) “Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002, and the rules and regulations promulgated thereunder.

(ss) “SEC” means the United States Securities and Exchange Commission.

(tt) “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(uu) “Subsidiary” means, with respect to any Person, any other Person of which stock or other Equity Interests having ordinary voting power to elect more than fifty percent (50%) of the board of directors or other governing body are owned, directly or indirectly, by such first Person.

(vv) “Superior Proposal” means any Acquisition Proposal (i) on terms which the Company Board determines in good faith, after consultation with the Company’s outside legal counsel and financial advisors, to be more favorable from a financial point of view to the holders of Common Shares than the terms of the Merger, taking into account all the terms and conditions of such proposal (including the likelihood and timing of consummation), and this Agreement (including any revisions to the terms of this Agreement in response to such proposal or otherwise) and (ii) that the Company Board believes is reasonably capable of being completed, taking into account such financial, regulatory, legal and other aspects of such proposal the Company Board considers appropriate; provided, that for purposes of the definition of “Superior Proposal,” the references to “fifteen percent (15%) or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than fifty percent (50%).”

(ww) “Tax Returns” means all domestic or foreign (whether U.S. federal, state, provincial, local or otherwise) returns, declarations, statements, reports, schedules, forms and information returns relating to Taxes, including any amended tax return.

(xx) “Taxes” means U.S. federal, state, provincial, local or foreign taxes of whatever kind or nature imposed by a Governmental Entity, including all interest, penalties and additions imposed with respect to such amounts.

(yy) “Trade Secrets” means trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any Person.

(zz) “Willful Breach” means, with respect to any party hereto, an act or failure to act, which act or failure to act was undertaken with knowledge of any executive officer of such party (after reasonable inquiry) that such act or failure to act would reasonably be expected to result in or constitute a material breach of the Merger Agreement.

SECTION 1.2 Table of Definitions. The following terms have the meaning set forth in the Sections referenced below:

Definition	Location
409A Authorities	4.12(c)
Adverse Recommendation Change	6.3(d)
Agreement	Preamble
Articles of Merger	2.3
AJCA	4.12(c)
Bank Letter	5.7
Book-Entry Shares	3.3(b)
Centre	9.15
Certificates	3.3(b)
CEO	Recitals
CFIUS	4.4(b)
CFO	Recitals
Closing	2.2
Closing Date	2.2
Common Shares	3.1(i)
Company	Preamble
Company Balance Sheet	4.7
Company Board	4.3

Definition	Location
Company Bylaws	4.1(b)
Company Charter	4.1(b)
Company Disclosure Letter	Article IV
Company Employee	6.7
Company Plans	4.12(a)
Company Related Parties	8.3(f)
Company SEC Documents	4.6(a)
Company Shareholder Approval	4.3
Company Shareholders Meeting	6.4(b)
Company Stock Plan	3.2(b)
Company Stock Option	3.2(a)
Company Stock Plans	3.2(a)
Company Termination Fee	8.3(b)
Contingent Workers	4.13(b)
Effective Time	2.3
ERISA	4.12(a)
Escrow Agent	Recitals
ESPP	3.2(c)
Financing Source	5.7
Foreign Government	5.10(a)
GAAP	4.6(d)
Guarantor	Recitals
Guarantor Dispute	9.15
Guarantor Shareholder Approval	5.7
Guarantor Shareholders Meeting	6.15
Indemnified Parties	6.10(a)
Intervening Event Notice Period	6.3(e)
Material Contract	4.16(a)
Merger	Recitals
Merger Consideration	3.1(i)
Merger Sub	Preamble
Nonqualified Deferred Compensation Plan	4.12(c)
Notice of Superior Proposal	6.3(f)
Notice of Intervening Event	6.3(f)
Notice Period	6.3(f)
Parent	Preamble
Parent Compensation Committee	3.2(a)
Parent Escrow Agreement	Recitals
Parent Escrow Amount	6.17
Parent Plan	6.7(b)
Parent Related Parties	8.3(f)
Parent Termination Fee	8.3(c)
Paying Agent	3.3(a)
Payment Fund	3.3(a)
PBGC	4.12(b)(iii)
Permits	4.11
Preferred Stock	4.2(a)
Proxy Statement	4.8
Replacement Letter	6.16(a)
Rules	9.15
Shareholder Rights Plan	Recitals

Definition	Location
Significant Customer	4.26
Surviving Corporation	2.1
Surviving Corporation Articles	2.5(a)
Takeover Laws	6.8
Termination Date	8.1(b)(i)
Underwater Option	8.1(b)(i)
Voting Agreements	Recitals

SECTION 1.3 Interpretations:

For purposes of this Agreement:

(i) When a reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule of or to this Agreement, unless otherwise indicated.

(ii) The table of contents and headings contained in this Agreement or in any Exhibit or Schedule (including the Company Disclosure Letter) are for convenience of reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(iii) All words used in this Agreement will be construed to be of such gender or number as the circumstances require.

(iv) Any capitalized terms used in any Exhibit or Schedule (including the Company Disclosure Letter) but not otherwise defined therein shall have the meanings as defined in this Agreement.

(v) All Exhibits and Schedules (including the Company Disclosure Letter) attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth herein.

(vi) The word “including” and words of similar import when used in this Agreement will mean “including, without limitation,” unless otherwise specified.

(vii) All references to “dollars” or “$” or “US$” in this Agreement refer to United States dollars, which is the currency used for all purposes in this Agreement.

(viii) Unless the context clearly otherwise requires, the word “or” shall not be exclusive and shall mean “and/or”.

ARTICLE II

THE MERGER

SECTION 2.1 The Merger. Upon the terms and subject to the satisfaction or, to the extent permitted by applicable Law and this Agreement, waiver of the conditions set forth in this Agreement and in accordance with the Oregon Act, at the Effective Time, Merger Sub shall be merged with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) as a wholly-owned subsidiary of Parent.

SECTION 2.2 Closing. The closing of the Merger (the “Closing”) shall take place at 10:00 a.m., local time, as soon as practicable, but in no event later than the second Business Day following the satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VII (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permitted by applicable Law, waiver of those conditions), at the offices of Shearman & Sterling LLP, Four Embarcadero Center, Suite 3800, San Francisco, CA 94111, unless another date, time or place is agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.”

SECTION 2.3 Effective Time. Upon the terms and subject to the provisions of this Agreement, as soon as practicable on the Closing Date (or on such other date as Parent and the Company may agree in writing), the parties shall cause articles of merger (the “Articles of Merger”) to be executed and filed with the Oregon Secretary of State in accordance with the relevant provisions of the Oregon Act, and, as soon as practicable on or after the Closing Date, shall make any and all other filings or recordings required under the Oregon Act to consummate the Merger. The Merger shall become effective at such time as the Articles of Merger has been duly filed with the Oregon Secretary of State or at such other date or time as permitted by the Oregon Act as Parent and the Company shall agree in writing and shall specify in the Articles of Merger (the time the Merger becomes effective being the “Effective Time”).

SECTION 2.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement and in the relevant provisions of the Oregon Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations, restrictions and duties of each of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

SECTION 2.5 Articles of Incorporation; Bylaws.

(a) At the Effective Time, the articles of incorporation of the Company shall be amended to read the same as the articles of incorporation of Merger Sub on the date hereof, except such articles of incorporation shall be amended to reflect that the name of the Surviving Corporation shall be Planar Systems, Inc., and, as so amended, shall be the articles of incorporation of the Surviving Corporation (the “Surviving Corporation Articles”) until thereafter amended in accordance with the provisions thereof and as provided by applicable Law.

(b) At the Effective Time, and without any further action on the part of the Company and Merger Sub, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with the provisions thereof, the Surviving Corporation Articles and applicable Law, except that such bylaws shall be amended to reflect that the name of the Surviving Corporation shall be Planar Systems, Inc.

SECTION 2.6 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

SECTION 2.7 Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified.

ARTICLE III

EFFECT ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS; EXCHANGE OF CERTIFICATES

SECTION 3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Parent, Merger Sub or the holders of any shares of capital stock of the Company, Parent or Merger Sub:

(i) Each share of common stock, no par value, of the Company (such shares, collectively, the “Common Shares”) issued and outstanding immediately prior to the Effective Time (other than Common Shares to be canceled in accordance with Section 3.1(ii)) shall thereupon be converted automatically into and shall thereafter represent the right to receive $6.58 in cash, without interest (the “Merger Consideration”), and subject to deduction for any required withholding Taxes. All of the Common Shares that have been converted into the right to receive the Merger Consideration as provided in this Section 3.1(i) shall be automatically canceled and shall cease to exist, and the holders of such Common Shares shall cease to have any rights with respect to such Common Shares, other than the right to receive the Merger Consideration, without interest thereon, as provided herein.

(ii) Each Common Share held in the treasury of the Company or owned, directly or indirectly, by Parent or Merger Sub immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

(iii) Each share of common stock, no par value, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, no par value, of the Surviving Corporation.

SECTION 3.2 Treatment of Options, Restricted Stock Units and Other Equity-Based Awards.

(a) Each option (each, a “Company Stock Option”) to purchase one Common Share granted under any employee or director stock option, stock purchase or equity compensation plan, arrangement or agreement of the Company (the “Company Stock Plans”), whether vested or unvested, that is outstanding immediately prior to the Effective Time shall, as of the Effective Time, become fully vested and be converted into the right at the Effective Time to receive an amount in cash, if any, subject to deduction for any required withholding Taxes, equal to the product of (x) the total number of Common Shares subject to such Company Stock Option multiplied by (y) the excess, if any, of the amount of the Merger Consideration over the exercise price per Common Share subject to such Company Stock Option, with the aggregate amount of such payment rounded to the nearest cent. For the avoidance of doubt, each Company Stock Option shall be terminated upon its conversion into a right to receive an amount in cash, if any, at the Effective Time; provided, however, that if the exercise price per Common Share subject to such Company Stock Option exceeds the Merger Consideration (an “Underwater Option”), then such Underwater Option shall be terminated without the payment of any consideration therefor.

(b) At the Effective Time, each right of any kind, contingent or accrued, to receive Common Shares, including any such right measured in whole or in part by the value of a number of Common Shares, and each award of any kind consisting of Common Shares, granted under the Company Stock Plans (including restricted stock and restricted stock units (including any awards with performance-based vesting conditions) and dividend equivalents), other than Company Stock Options (each, a “Company Stock-Based Award”), whether vested or unvested, which is outstanding immediately prior to the Effective Time shall cease to represent a right or award with respect to the Shares, shall become fully vested (and any performance-based vesting conditions shall be eliminated) and shall entitle the holder thereof to receive, at the Effective Time, an amount in cash, subject to deduction for any required withholding Taxes, equal to the Merger Consideration in respect of each Common Share underlying a particular Company Stock-Based Award. For the avoidance of doubt, this Section 3.2(b) shall not apply to any Common Shares purchased pursuant to the ESPP (as defined below) which shall be covered by Section 3.1 as issued and outstanding Shares.

(c) The Company shall terminate its 2015 Employee Stock Purchase Plan (the “ESPP”) effective as of immediately prior to the Effective Time. The Company shall, promptly after the date hereof, take all actions that are necessary to give effect to this Section 3.2(c) such that no options remain outstanding under the ESPP as of the Effective Time, including terminating any pending offering in progress as of the date hereof, suspending any future offerings and returning all funds contributed to the ESPP that have not been used to purchase Common Shares to the participants as soon as administratively feasible.

(d) Prior to the Effective Time, the Company shall adopt such resolutions as may be reasonably required to effectuate the provisions of this Section 3.2.

SECTION 3.3 Exchange and Payment.

(a) Prior to the Effective Time, Merger Sub shall enter into an agreement (in a form reasonably acceptable to the Company) with the Company’s transfer agent (the “Paying Agent”) for the payment of the Merger Consideration to which the Company’s shareholders shall become entitled pursuant to Section 3.1(i). Promptly after the Effective Time on the Closing Date, Parent shall (and Guarantor shall cause Parent to) deposit (or cause to be deposited) with the Paying Agent cash in an amount sufficient to make all payments pursuant to Section 3.1(i) (the “Payment Fund”). The Payment Fund shall not be used for any purpose other than to fund payments due pursuant to Section 3.1(i). The Payment Fund may be invested by the Paying Agent as directed by Parent, provided that (i) no such investment or losses thereon shall relieve Parent or the Surviving Corporation from making the payments required by this Article III or affect the amount of Merger Consideration payable to the holders of the Common Shares, and following any losses, Parent shall promptly provide additional funds to the Paying Agent to add to the Payment Fund for the benefit of the Company’s shareholders immediately prior to the Effective Time in the amount of any such losses and (ii) such investments shall be in short term obligations of the United States with maturities of no more than 30 days and guaranteed by the United States and backed by the full faith and credit of the United States or in commercial paper obligations rated P-1 or A-1 or better by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, respectively. Any interest or other income resulting from such investments shall be payable to the Surviving Corporation.

(b) As promptly as practicable after the Effective Time and in any event not later than the third Business Day thereafter, Parent and the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of (i) an outstanding certificate or outstanding certificates (“Certificates”) that immediately prior to the Effective Time represented outstanding Common Shares or (ii) uncertificated Common Shares represented by book-entry immediately prior to the Effective Time (“Book-Entry Shares”), (A) a form of letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates or Book-Entry Shares held by such Person shall pass, only upon proper delivery of the Certificates to the Paying Agent or, in the case of Book-Entry Shares, upon adherence to the customary procedures set forth in the letter of transmittal) and (B) instructions for use in effecting the surrender of such Certificates or Book Entry Shares in exchange for the Merger Consideration payable with respect thereto pursuant to Section 3.1(i). Upon surrender of a Certificate or Book-Entry Share to the Paying Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as the Paying Agent may reasonably require, the holder of such Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate or Book-Entry Share. No interest shall be paid or shall accrue on any Merger Consideration payable upon surrender of any Certificate or Book-Entry Share. In the event that the Merger Consideration is to be paid to a Person other than the Person in whose name any Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer, that the signatures on such Certificate or any related stock power shall be properly guaranteed and that the Person requesting such payment shall pay any transfer or other Taxes required by reason of such payment to a Person other than the registered holder of such Certificate or establish to the satisfaction of the Surviving Corporation that such Taxes have been paid or are not applicable. Until surrendered as contemplated by this Section 3.3(b), each Common Share represented by a Certificate and each Book-Entry Share shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender or transfer the Merger Consideration payable in respect of each Share theretofore represented by such Certificate or Book-Entry Share, as applicable, pursuant to Section 3.1(i), without any interest thereon.

(c) All cash paid upon the surrender for exchange of Certificates or Book-Entry Shares in accordance with the terms of this Article III shall be deemed to have been paid in full satisfaction of all rights pertaining to the Common Shares formerly represented by such Certificates or Book-Entry Shares. At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Paying Agent for transfer or transfer is sought for Book-Entry Shares, such Certificates or Book-Entry Shares shall be canceled and exchanged as provided in this Article III, subject to delivery of all documents required hereunder.

(d) Parent shall cause the Surviving Corporation to pay through its payroll system or otherwise to each holder of Company Stock Options or Company Stock-Based Awards, the applicable consideration (if any) payable to each such holder, subject to and in accordance with this Section 3.3, as soon as reasonably practicable after the Effective Time (but in any event no later than ten (10) Business Days) after the Effective Time.

(e) At any time following the date that is twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any Payment Funds (including any interest received with respect thereto) that have been made available to the Paying Agent and that have not been disbursed to holders of Certificates or Book-Entry Shares, and thereafter such holders shall be entitled to look to Parent and the Surviving Corporation (subject to abandoned property, escheat or other similar Laws) only as general creditors thereof with respect to the Merger Consideration, without any interest, payable upon due surrender of their Certificate or Book-Entry Shares.

(f) If any Certificate shall have been lost, stolen or destroyed, upon the holder’s compliance with the replacement requirements established by the Paying Agent, including, if necessary, the posting by such Person of a bond in customary amount as indemnity against any claim that may be made against it or the Surviving Corporation with respect to such Certificate, the Paying Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration payable in respect thereof pursuant to this Agreement.

SECTION 3.4 Withholding Rights. Each of Parent, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Common Shares, Company Stock Options, Company Stock-Based Awards or otherwise pursuant to this Agreement such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code, or any corresponding provision of state, local or foreign Tax Law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, the Surviving Corporation or the Paying Agent, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made by Parent, the Surviving Corporation or the Paying Agent, as the case may be.

SECTION 3.5 Adjustment in Common Shares. If, between the date of this Agreement and the Effective Time, the Common Shares shall have been changed into, or exchanged for, a different number of shares or a different class, by reason of any reclassification, recapitalization, stock split (including a reverse stock split) or subdivision or combination, exchange or readjustment of shares, or any stock dividend or stock distribution with a record date during such period, merger or other similar transaction, the Merger Consideration shall be correspondingly adjusted as appropriate to provide the holders of Common Shares, Company Stock Options and Company Stock-Based Awards the same economic effect as contemplated by this Agreement prior to such event.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except (a) as set forth in the disclosure letter delivered by the Company to Parent concurrent with the execution of this Agreement (the “Company Disclosure Letter”) (it being agreed that disclosure of any information in a particular section or subsection of the Company Disclosure Letter shall be deemed disclosure with respect to any other section or subsection of this Agreement to which the relevance of such information is reasonably apparent on its face), or (b) to the extent disclosed in and reasonably apparent from the Company SEC Documents (other than any Company SEC Documents filed after the date hereof and excluding (x) the exhibits thereto and (y) any statements in any “Risk Factors” sections to the extent that such statements are cautionary, predictive or forward-looking in nature), the Company represents and warrants to Parent and Merger Sub as follows:

SECTION 4.1 Organization, Standing and Power.

(a) Each of the Company and its Subsidiaries (i) is an entity duly organized, validly existing and in good standing (with respect to jurisdictions that recognize such concept) under the Laws of the jurisdiction of its incorporation or organization, (ii) has all requisite corporate or similar power and authority to own, lease and operate its properties and to carry on its business as now being conducted and (iii) is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions that recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clause (iii), for any such failures to be so qualified or licensed or in good standing as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The Company has previously furnished or otherwise made available to Parent a true and complete copy of the Company’s articles of incorporation (the “Company Charter”) and bylaws (the “Company Bylaws”), in each case as amended to the date of this Agreement, and each as so delivered is in full force and effect. The Company is not in violation of any provision of the Company Charter or the Company Bylaws.

SECTION 4.2 Capital Stock.

(a) The authorized capital stock of the Company consists of (i) 60,000,000 Company Shares, and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share (the “Preferred Stock”). As of August 11, 2015, (A) 22,759,842 Common Shares were issued and outstanding (including 415,144 Common Shares subject to forfeiture pursuant to the Company Stock Plans), all of which were validly issued, fully paid and nonassessable and were free of preemptive rights (except such shares subject to forfeiture), (B) no Common Shares were held in treasury, (C) no shares of Preferred Stock were outstanding, (D) 200,000 shares of Preferred Stock have been designated Series D Junior Participating Preferred Stock, all of which have been reserved for issuance under the Shareholder Rights Plan, and none of which were outstanding, (E) an aggregate of 1,071,606 Common Shares were subject to or otherwise deliverable in connection with outstanding Company Stock-Based Awards (excluding those covered in clause (A) above), and (F) an aggregate of 327,045 Common Shares were deliverable in connection with the exercise of outstanding Company Stock Options issued pursuant to the Company Stock Plans.

(b) Section 4.2(b) of the Company Disclosure Letter sets forth, as of the close of business on August 11, 2015, a complete and correct list of (i) all outstanding Company Stock Options, including the number of Common Shares subject to such award, the name of the holder, the grant date, the vesting schedule and the exercise or purchase price per share and (ii) all outstanding Company Stock-Based Awards, including the name of the holder, the grant date and the vesting schedule. The Company Stock Plans set forth on Section 4.2(b) of the Company Disclosure Letter are the only plans or programs, other than the applicable award agreements issued under any stock option, stock purchase or equity compensation plan, that Company or any of its Subsidiaries maintains under which stock options, restricted stock, restricted stock units, stock appreciation rights or other compensatory equity-based awards are outstanding. The Company has made available each form of award agreement under the Company Stock Plans.

(c) Except as set forth in Section 4.2(a) and disclosed in Section 4.2(b) of the Company Disclosure Letter and except for changes since August 11, 2015 resulting from the exercise of Company Stock Options or the settlement of Company Stock-Based Awards outstanding on such date, as of the date of this Agreement, (i) there are no issued, reserved for issuance, outstanding or authorized (A) Equity Interests of the Company, (B) securities of the Company convertible into or exchangeable for Equity Interests of the Company, or (C) options or other rights to acquire from the Company, and no obligation of the Company to issue, any Equity Interests or securities convertible into or exchangeable for Equity Interests of the Company, (ii) there are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Equity Interests of the Company or securities convertible into or exchangeable for Equity Interests of the Company (other than in connection with the withholding of Common Shares to satisfy Tax withholding requirements and payment of Taxes), (iii) there are no other Contracts relating to the issued or unissued Equity Interests of the Company or any of its Subsidiaries to which the Company or any of its Subsidiaries is a party and (iv) there are no voting trusts, proxies or other similar arrangements or understandings to which the Company or any of its Subsidiaries is a party. Each outstanding Equity Interest of each Subsidiary of the Company that is a corporation is duly authorized, validly issued, fully paid and nonassessable, each outstanding Equity Interest of each Subsidiary of the Company that is a limited liability company or a limited partnership is duly authorized and validly issued, and each such share or other Equity Interest is owned, directly or indirectly, by the Company free and clear of all Liens (other than Permitted Liens).

SECTION 4.3 Authority. The Company has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the approval of this Agreement by the holders of at least sixty-seven percent (67%) of the outstanding Common Shares (the “Company Shareholder Approval”), to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject to obtaining the Company Shareholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Guarantor, Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms (except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity). As of the date hereof, the board of directors of the Company (the “Company Board”) has determined that this Agreement and the transactions contemplated hereby, including the Merger, are in the best interests of the Company, (b) approved and adopted this Agreement, and (c) subject to Section 6.3, resolved to recommend that the Company’s shareholders approve this Agreement and the transactions contemplated hereby, including the Merger. The Company Shareholder Approval is the only vote or consent of the holders of any Equity Interest of the Company necessary to approve this Agreement, the Merger and the other transactions contemplated hereby.

SECTION 4.4 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not (i) conflict with or violate the Company Charter or Company Bylaws or the equivalent organizational documents of any of the Company’s Subsidiaries, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (vi) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to the Company or any of its Subsidiaries or by which any of their respective properties are bound, or (iii) subject to obtaining the consents listed on Section 4.4(a)(iii) of the Company Disclosure Letter, result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Material Contract to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or any of their respective properties are bound, except, in the case of clause (ii), for any such conflict which would not reasonably be expected to prevent, delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement or result in material liability to the Company, and in the case of clause (iii), for any such breach, violation, default, loss, right or other occurrence that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings required under applicable requirements of the Exchange Act, and under state takeover laws, (ii) such filings required under the HSR Act and the other applicable Antitrust Laws, (iii) such filings required under the applicable Investment Laws, including such filings, applications and notifications to the Committee on Foreign Investment in the United States (“CFIUS”) as may be warranted under Section 721 of the Defense Production

Act of 1950, as amended, (iv) such filings as are necessary to comply with the applicable rules of NASDAQ, (v) the filing of the Articles of Merger with the Oregon Secretary of State as required by the Oregon Act and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which would not reasonably be expected to prevent, delay or impair the ability of the Company to perform its obligations under this Agreement or to consummate the transactions contemplated by this Agreement.

SECTION 4.5 Subsidiaries. Except as set forth on Section 4.5 of the Company Disclosure Letter, the Company has no Subsidiaries other than the Subsidiaries identified on Exhibit 21.0 of the Company’s annual report on Form 10-K for the fiscal year ended September 26, 2014; and neither the Company nor any of its Subsidiaries: (i) owns any share capital of, or any equity interest of any nature in, any other Person, other than the Company or its Subsidiaries; or (ii) has agreed or is obligated to make, or is bound by any Contract under which it may become obligated to make, any material future investment in or material capital contribution to any other Person.

SECTION 4.6 SEC Reports; Financial Statements.

(a) The Company has filed all forms, reports, statements, certifications and other documents (including all exhibits, amendments and supplements thereto) required to be filed by it with the SEC since January 1, 2011 (all such forms, reports, statements, certificates and other documents filed since January 1, 2011 and prior to the date hereof, collectively, the “Company SEC Documents”). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Documents complied as to form in all material respects with the applicable requirements of the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the Securities Act, as of the date such registration statement or amendment became effective, did not, and each such Company SEC Document filed subsequent to the date hereof and prior to the Closing Date will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(b) The Company has made available to Parent copies of all comment letters received by the Company from the SEC since January 1, 2011 relating to the Company SEC Documents, together with all written responses of the Company thereto. There are no outstanding or unresolved comments in any such comment letters received by the Company from the SEC. To the Knowledge of the Company, none of the Company SEC Documents is the subject of any ongoing review by the SEC.

(c) The audited consolidated financial statements of the Company (including any related notes thereto) included in the Company SEC Documents have been prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the period involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries at the date thereof and the results of their operations and cash flows for the period indicated, all in accordance with GAAP. The unaudited consolidated financial statements of the Company (including any related notes thereto) included in the Company’s Quarterly Reports on Form 10-Q filed with the SEC since September 26, 2014 have been prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or may be permitted by the SEC under the Exchange Act) and fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates thereof and the results of their operations and cash flows for the periods indicated (subject to normal period-end adjustments), all in accordance with GAAP.

(d) The Company maintains disclosure controls and procedures (as defined in Rules 13a, 15(e) and 15d-15(e) promulgated under the Exchange Act) designed to ensure that material information relating to the

Company, including its Subsidiaries, is made known to the chief executive officer and the chief financial officer of the Company by others within those entities. The Company maintains internal control over financial reporting (as defined in Rules 13a-15(f) and 15d-15(f) promulgated under the Exchange Act) designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on its most recent evaluation, to the Company’s auditors and the audit committee of the Company Board (i) any significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting that are reasonably likely to adversely affect in any material respect the Company’s ability to record, process, summarize and report financial information and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting. There were no significant deficiencies or material weaknesses identified in management’s assessment of internal controls as of and for the fiscal year ended September 26, 2014 (nor has any such deficiency or weakness been identified since such date).

SECTION 4.7 No Undisclosed Liabilities. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by GAAP to be reflected on a consolidated balance sheet (or the notes thereto) of the Company and its Subsidiaries, except for liabilities and obligations (a) reflected or reserved against in the consolidated balance sheet of the Company as of June 26, 2015 that is included in the Company SEC Documents as of the date of this Agreement (the “Company Balance Sheet”), or disclosed in the notes thereto, (b) incurred in the ordinary course of business consistent with past practice since the date of the Company Balance Sheet in amounts that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (c) discharged or paid in full since the date of the Company Balance Sheet, or (d) incurred pursuant to the transactions contemplated by this Agreement. Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract relating to any transaction or relationship between or among the Company and any Subsidiary of the Company, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K under the Securities Act)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s consolidated financial statements or any Company SEC Documents.

SECTION 4.8 Company Information. None of the information supplied or to be supplied by the Company for inclusion or incorporation by reference in and actually included or incorporated by reference in the proxy statement to be sent to the shareholders of the Company in connection with the Company Shareholders Meeting (such proxy statement, as amended or supplemented, the “Proxy Statement”) will, on the date it is first mailed to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub or any of their respective Representatives for inclusion or incorporation by reference in the Proxy Statement.

SECTION 4.9 Absence of Certain Changes or Events. Since March 27, 2015 through the date of this Agreement, (i) except as otherwise specifically required by this Agreement, the businesses of the Company and its Subsidiaries have been conducted in the ordinary course of business consistent with past practice (other than the negotiation, execution and performance of this Agreement) and (ii) there has not been any event, change, development, circumstance, occurrence, state of facts or effect that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There has not been any action taken by the Company or any of its Subsidiaries from March 27, 2015 through the date of this Agreement that, if taken during the period from the date of this Agreement through the Closing Date, would constitute a breach of Section 6.1 hereof.

SECTION 4.10 Absence of Litigation. (a) There is no material Action pending or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries or any of their respective properties by or before any Governmental Entity, (b) neither the Company nor any of its Subsidiaries nor any of their respective properties is or are subject to any judgment, order, injunction, rule or decree of any Governmental Entity, and (c) to the Knowledge of the Company, no Company Product is the subject of any lawsuit, or pending or threatened claim that would reasonably be expected to materially and adversely affect the Company.

SECTION 4.11 Compliance with Laws. The Company and each of its Subsidiaries are, and have been since January 1, 2011, in material compliance with all Laws applicable to them or by which any of their respective properties are bound. The Company and each of its Subsidiaries have in effect all material permits, licenses, exemptions, authorizations, franchises, orders and approvals of all Governmental Entities (collectively, “Permits”) necessary for them to own, lease or operate their properties and to carry on their businesses as now conducted.

SECTION 4.12 Benefit Plans.

(a) The Company has provided to Parent a true and complete list of each material “employee benefit plan” (within the meaning of section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) and all material compensation, stock purchase, equity, severance, retention, employment, change-in-control, welfare, fringe benefit, bonus, incentive, commission, pension, deferred compensation and all other material employee benefit plans, programs or policies, whether or not subject to ERISA, to which the Company or any of its Subsidiaries is a party or that are sponsored, contributed to or maintained by the Company or any of its Subsidiaries for the benefit of any current or former employee or director of the Company or any of its Subsidiaries or for which the Company or any of its Subsidiaries has any material liability for current or former employees or directors of the Company or its Subsidiaries. All such plans, programs and policies shall be collectively referred to as the “Company Plans.” With respect to each Company Plan, the Company has furnished or made available to Parent a current, accurate and complete copy thereof or, in the case of an unwritten Company Plan, a written description thereof, and, to the extent applicable: (i) any related trust agreement or other funding instrument, (ii) the most recent determination, opinion or advisory letter of the IRS, if applicable, (iii) if applicable, the most recent summary plan description distributed to participants in such Company Plan, (iv) if applicable, the most recent Form 5500 filed with respect to such Company Plan, and (v) if applicable, the most recently completed actuarial valuation report and audited financial statements prepared for such Company Plan.

(b) With respect to the Company Plans, except as would not reasonably be expected to be material to the Company:

(i) (A) each Company Plan has been administered in accordance with its terms and established, administered, and documented in compliance with the provisions of applicable Law, including ERISA and the Code, (B) none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any other Person, has engaged in a nonexempt prohibited transaction, as described in Section 406 of ERISA or Section 4975 of the Code, with respect to any Company Plan, and (C) all contributions which are due under the terms of any Company Plan have been timely made; and

(ii) each Company Plan intended to be qualified under Section 401(a) of the Code has received (or is entitled to rely on) a timely favorable determination, advisory and/or opinion letter, as applicable, from the IRS with respect to its qualified status (or the deadline for obtaining such a letter has not expired as of the date of this Agreement) and, to the Knowledge of the Company, nothing has occurred since the date of the most recent such letter that would reasonably be expected to cause the loss of such qualified status of such Company Plan;

(iii) there is no Action by the Department of Labor, the IRS or any other Governmental Entity or by any plan participant or beneficiary pending or, to the Knowledge of the Company, threatened relating to the Company Plans, any fiduciaries thereof with respect to their duties to the Company Plans or the assets of any of the trusts under any of the Company Plans (other than routine claims for benefits, appeals of such claims and domestic relations order proceedings);

(iv) no Company Plan is subject to Title IV of ERISA or subject to Section 412 of the Code;

(v) no Company Plan is a “multiemployer plan” (within the meaning of Section 3(37) of ERISA) and the Company and its Subsidiaries could not incur liability under Section 4063 or 4064 of ERISA;

(vi) each Company Plan that is a “group health plan” (as such term is defined in Section 5000(b)(1) of the Code) has been administered and operated in all material respects in compliance with the applicable requirements of Section 601 of ERISA and Section 4980B(f) of the Code. None of the Company Plans provides for or promises health or life insurance benefits (whether insured or self-insured) to any employee or former employee following termination of employment or service with the Company and its Subsidiaries (other than (A) coverage mandated by applicable Law, (B) benefits through the end of the month of termination of employment, (C) death benefits attributable to deaths occurring at or prior to termination of employment, (D) disability benefits attributable to disabilities occurring at or prior to termination of employment, and (E) conversion rights); and

(vii) none of the Company Plans provides for payment of a benefit, the increase of a benefit amount, the payment of a contingent benefit or the acceleration of the payment or vesting of a benefit, or the payment (whether in cash or property or the vesting of property) to any “designated individual” (as such term is defined in Treasury Regulations Section 1.280G-1) that would reasonably be expected, individually or in combination with any other such payment, to constitute an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code), determined or occasioned, in whole or in part, by reason of the execution of this Agreement or the consummation of the transactions contemplated hereby.

(c) Except as would not reasonably be expected to be material to the Company, each Company Plan that is a “nonqualified deferred compensation plan” within the meaning of Section 409A(d)(1) of the Code (a “Nonqualified Deferred Compensation Plan”) subject to Section 409A of the Code has been operated in compliance, in all material respects, with Section 409A of the Code since January 1, 2005, based upon the Company’s good faith, reasonable interpretation of (A) Section 409A of the Code and (B) Treasury Regulation section 1.409A and other authorities promulgated thereunder by the U.S. Department of the Treasury or the IRS (clauses (A) and (B), together, the “409A Authorities”). Except as would not reasonably be expected to be material to the Company, no Company Plan that would be a Nonqualified Deferred Compensation Plan subject to Section 409A of the Code but for the effective date provisions that are applicable to Section 409A of the Code, as set forth in Section 885(d) of the American Jobs Creation Act of 2004, as amended (the “AJCA”), has been “materially modified” within the meaning of Section 885(d)(2)(B) of the AJCA after October 3, 2004, based upon the Company’s good faith reasonable interpretation of the AJCA and the 409A Authorities and has not been operated in compliance, in all material respects, with the 409A Authorities.

(d) With respect to each Company Plan that is not subject exclusively to United States Law (a “Non-U.S. Benefit Plan”): Except as would not reasonably be expected to be material to the Company, (i) all employer and employee contributions to each Non-U.S. Benefit Plan required by Law or by the terms of such Non-U.S. Benefit Plan or pursuant to any other contractual obligation (including contributions to all mandatory provident fund schemes) have been made or, if applicable, accrued in accordance with GAAP and all such contributions or accruals have been made in a timely manner; (ii) the fair market value of the assets of each funded Non-U.S. Benefit Plan, the liability of each insurer for any Non-U.S. Benefit Plan funded through insurance or the book reserve established for any Non-U.S. Benefit Plan, together with any accrued contributions, is sufficient to procure or provide for the accrued benefit obligations, as of the date of this Agreement, with respect to all current and former participants in such plan; (iii) from and after the Closing, Parent and its Affiliates shall receive the full benefit of any such funds, accruals or reserves under the Non-U.S. Benefit Plans; and (iv) each Non-U.S. Benefit Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

SECTION 4.13 Labor Matters.

(a) Neither the Company nor any of its Subsidiaries is a party to, or is bound by, any collective bargaining agreement with any labor union, works council or labor organization, and, there is not currently pending any efforts by any labor union, works council or labor organization to organize employees of the Company. There is no material labor dispute, strike, work stoppage or lockout, or, to the Knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any of its Subsidiaries. No service provider to the Company or any of its Subsidiaries has been improperly excluded from any Company Plan.

(b) The Company and its Subsidiaries are currently in compliance in all material respects with all Laws relating to the employment of labor, including those related to wages, hours, collective bargaining and the payment and withholding of Taxes, and (ii) there is no charge of discrimination in employment or employment practices, for any reason, including, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or threatened against the Company or any Subsidiary of the Company before the United States Equal Employment Opportunity Commission, or any other Governmental Entity in any jurisdiction in which the Company or any Subsidiary of the Company has employed or currently employs any Person. The Company and its Subsidiaries have not misclassified any person as an independent contractor, temporary employee, leased employee, volunteer or any other servant or agent compensated other than through reportable wages as an employee of the Company or any Subsidiary of the Company (each a “Contingent Worker”) and no Contingent Worker has been improperly excluded from any Company Plan and neither the Company nor any Subsidiary of the Company employs or engages any volunteer workers, paid or unpaid interns or any other unpaid workers.

SECTION 4.14 Environmental Matters. Except as set forth in any environmental assessments, reports or plans previously made available to Parent and Merger Sub: (i) the Company and each of its Subsidiaries are in compliance in all material respects with all applicable Environmental Laws, and possess and are in compliance in all material respects with all applicable Environmental Permits required under such Environmental Laws to operate as they presently operate; (ii) neither the Company nor any of its Subsidiaries has received any written request for information pursuant to section 104(e) of the Comprehensive Environmental Response, Compensation and Liability Act or similar state statute, concerning any release or threatened release of Materials of Environmental Concern at any location except, with respect to any such request for information concerning any such release or threatened release, to the extent such matter has been resolved with the appropriate foreign, federal, state or local Governmental Entity or otherwise; and (iii) neither the Company nor any of its Subsidiaries has received any written notice, claim or complaint, or is presently subject to any proceeding, relating to noncompliance with Environmental Laws or any other liabilities pursuant to Environmental Laws, and, to the Knowledge of the Company, no such matter has been threatened in writing.

SECTION 4.15 Taxes.

(a) All U.S. federal income and other material Tax Returns required by applicable Law to be filed by or on behalf of the Company or any of its Subsidiaries have been timely filed in accordance with all applicable Laws in all material respects (after giving effect to any extensions of time in which to make such filings), and all such Tax Returns were, at the time of filing, complete and accurate in all material respects.

(b) Neither the Company nor any of its Subsidiaries is delinquent in the payment of any material amount of Tax, except for those Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(c) No Liens for a material amount of Taxes exist with respect to any assets or properties of the Company or any of its Subsidiaries, except for statutory Liens for Taxes that are (i) not yet delinquent, or (ii) being contested in good faith by appropriate proceedings and for which adequate reserves have been established in accordance with GAAP.

(d) Neither the Company nor any of its Subsidiaries has been a member of an affiliated group of corporations, within the meaning of Section 1504 of the Code, or a member of a combined, consolidated or unitary group for state, local or foreign Tax purposes (other than the group, the common parent of which is the

Company or any of its Subsidiaries), and neither the Company nor any of its Subsidiaries has any liability for Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provision of state, local or foreign Law), by operation of law, as transferee or successor, or by contract.

(e) There are no Tax sharing agreements or similar arrangements (including Tax indemnity arrangements) with respect to or involving the Company or any of its Subsidiaries (other than any such agreement solely among the Company and/or any of its Subsidiaries and any commercial contracts entered into with third parties in the ordinary course of business not primarily relating to Taxes).

(f) Neither the Company nor any of its Subsidiaries has participated in any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or Section 301.6111-2(b)(2) (or any corresponding provision of state, local or foreign Law).

(g) There are no Actions now pending or threatened in writing against or with respect to the Company or any of its Subsidiaries with respect to any Tax.

(h) Neither the Company nor any of its Subsidiaries has received any written notice from a Governmental Entity in a jurisdiction where it does not file a material Tax Return that the Company or any of its Subsidiaries is or may be subject to taxation by that jurisdiction or is or may be required to file a material Tax Return.

(i) No extension or waiver of the limitation period applicable to any of the U.S. federal income and other material Tax Returns of the Company or any of its Subsidiaries has been requested or granted. No material closing agreement, private letter ruling, technical advice memoranda, advance pricing agreement, consent to an extension of time to make an election or consent to a change a method of accounting, has been requested from, entered into with or issued by any Governmental Entity with respect to the Company or any of its Subsidiaries.

(j) Neither the Company nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in connection with a distribution described in Section 355 of the Code.

SECTION 4.16 Contracts.

(a) Except for this Agreement, and as disclosed in Section 4.16 of the Company Disclosure Letter, as of the date hereof, neither the Company nor any of its Subsidiaries is a party to or is bound by any of the following Contracts (each, a “Material Contract”):

(i) Contracts between the Company or any of its Subsidiaries and any Significant Customer, other than purchase orders in the ordinary course of business subject to the Company’s standard terms and conditions or terms and conditions substantially similar to the Company’s standard terms and conditions;

(ii) except for the Contracts disclosed in clause (i) above and purchase orders in the ordinary course of business subject to the Company’s standard terms and conditions or terms and conditions substantially similar to the Company’s standard terms and conditions, Contracts that involve performance of services or delivery of goods, products or developmental, consulting or other services commitments by the Company or any of its Subsidiaries, providing for either (i) recurring annual payments to the Company after the date hereof of $500,000 or more or (ii) aggregate payments or potential aggregate payments to the Company after the date hereof of $1,000,000 or more;

(iii) except for the Contracts disclosed in clauses (i) and (ii) above and purchase orders in the ordinary course of business subject to the Company’s standard terms and conditions or terms and conditions substantially similar to the Company’s standard terms and conditions, Contracts between the Company or any of its Subsidiaries and any of the ten (10) largest suppliers (other than licensors), including any supplier of manufacturing, outsourcing or development services (determined on the basis of aggregate payments made or owed by the Company and its Subsidiaries over the four consecutive fiscal quarter period ended June 26, 2015);

(iv) except for the Contracts disclosed in clause (iii) above and purchase orders in the ordinary course of business subject to the Company’s standard terms and conditions or terms and conditions materially similar to the Company’s standard terms and conditions, Contracts that involve performance of services (other than employment services) or delivery of goods, materials, supplies or equipment or developmental, consulting or other services commitments to the Company or any of its Subsidiaries, or the payment therefor by the Company or any of its Subsidiaries, providing for either (i) recurring annual payments by the Company after the date hereof of $500,000 or more or (ii) aggregate payments or potential aggregate payments by the Company after the date hereof of $1,000,000 or more;

(v) Contracts that contain any provisions restricting the Company or any of its Affiliates or their successors from (i) competing or engaging in any activity or line of business or with any Person or in any area or pursuant to which any benefit or right is required to be given or lost as a result of so competing or engaging, or which would have any such effect after the Closing or (ii) hiring or soliciting for hire the employees or contractors of any third party;

(vi) Contracts that (i) grant any exclusive rights to any third party, including any exclusive license or supply or distribution agreement or other exclusive rights, (ii) grant any rights of first refusal, rights of first negotiation or similar rights with respect to any product, service or Company Registered IP, (iii) contain any provision that requires the purchase of all or any portion of the Company’s or any of its Subsidiaries’ requirements from any third party, or any other similar provision, (iv) grant “most favored nation” or similar rights, (v) contain pricing commitments with respect to future purchases by any third party of Company Products or services that extend for more than six months from the effective date of such Contract, or (vi) obligate the Company or its Subsidiaries to provide maintenance and/or support with respect to any discontinued product or any prior version of any Company Product for more than six months following the release of a replacement product or new version of a Company Product, as applicable;

(vii) Contracts pursuant to which the Company or any of its Subsidiaries have agreed or are required to provide any third party with rights in or access to source code (including on a contingent basis), or to provide for source code to be put in escrow, indicating for each Contract providing for source code escrow whether such Contract includes (i) release conditions that differ materially from the release conditions specified in the Company’s master depository agreement(s) or (ii) use rights upon release that would permit any Third Party to utilize any source code of the Company or any of its Subsidiaries other than for the limited purpose of maintaining and supporting such Third Party’s internal use of one or more Company Products pursuant to an end user license agreement;

(viii) Contracts pursuant to which the Company or any of its Subsidiaries have or have been granted any license to Intellectual Property, other than nonexclusive licenses granted in the ordinary course of business of the Company and its Subsidiaries consistent with past practice and commercially available off the-shelf computer software licensed pursuant to shrink-wrap or click wrap licenses that is not material to the business;

(ix) Contracts relating to indebtedness for borrowed money or the deferred purchase price of property (in either case, whether incurred, assumed, guaranteed or secured by any asset), except any such agreement with an aggregate outstanding principal amount not exceeding $500,000 and which may be prepaid on not more than 30 days’ notice without the payment of any penalty;

(x) Contracts pursuant to which the Company or any of its Subsidiaries are a party that create or grant a Lien (including Liens upon properties acquired under conditional sales, capital leases or other title retention or security devices), except for Permitted Liens;

(xi) Contracts under which the Company or any of its Subsidiaries have, directly or indirectly, made any loan, capital contribution to, or other investment in, any Person (other than the Company or any of its Subsidiaries) and other than (i) extensions of credit in the ordinary course of business consistent with past practice and (ii) investments in marketable securities in the ordinary course of business consistent with past practice;

(xii) Contracts under which the Company or any of its Subsidiaries have any obligations which have not been satisfied or performed (other than confidentiality obligations) relating to the acquisition or disposition of all or any portion of any business (whether by merger, sale of stock, sale of assets or otherwise) for consideration in excess of $500,000;

(xiii) any Contract (i) (A) between the Company or any of its Subsidiaries and any Governmental Entity, or (B) between the Company or any of its Subsidiaries, as a subcontractor, and any prime contractor to any Governmental Entity, or (ii) financed by any Governmental Entity and subject to the rules and regulations of any Governmental Entity concerning procurement;

(xiv) partnership, joint venture or other similar Contracts or arrangements material to the Company and its Subsidiaries, taken as a whole;

(xv) Contracts for the development for the benefit of the Company or any of its Subsidiaries by any party other than the Company or its Subsidiaries, of Intellectual Property that is material to the Company and its Subsidiaries, taken as a whole;

(xvi) employee collective bargaining agreements or other Contracts with any labor union, and each employment Contract (other than for employment at-will or similar arrangements) that is not terminable by the Company without notice or without cost to the Company, or that may be terminable by the employee with cost to the Company;

(xvii) Contracts entered into in the last three years in connection with the settlement or other resolution of any Action that have any continuing material obligations, liabilities or restrictions or involved payment of more than $500,000;

(xviii) except purchase orders relating to sales made in the ordinary course of business subject to the Company’s standard terms and conditions or terms and conditions substantially similar to the Company’s standard terms and conditions, Contracts providing for indemnification of any Person (i) with respect to material liabilities relating to any current or former business of the Company, any of its Subsidiaries or any predecessor Person other than indemnification obligations of the Company or any of its Subsidiaries pursuant to the provisions of a Contract entered into by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practice, or (ii) with respect to claims involving infringement or misappropriation of any Intellectual Property rights of any third party, which Contracts do not provide the Company or its Subsidiaries with the right to (A) assume control of the defense and settlement of any such claim, (B) require the indemnified Person to implement a non-infringing substitute provided by the Company or its Subsidiaries for any Company Product that is the subject of any such claim and (C) terminate the indemnified Person’s right to use any Company Product that is the subject of any such claim if the Company or its Subsidiaries is unable to provide a non-infringing substitute or otherwise abate the infringement or alleged infringement;

(xix) Contracts containing (i) any provisions having the effect of providing that the consummation of the Merger or the other transactions contemplated by this Agreement or compliance by the Company with the provisions of this Agreement will conflict with, result in any violation or breach of, or constitute a default (with or without notice or lapse of time or both) under, such Contract (if such Contract is material to the Company and its Subsidiaries, taken as a whole), or give rise under such Contract to any right of, or result in, a termination, right of first refusal, amendment, revocation, cancellation or acceleration, or a loss of a benefit or the creation of any Lien upon any of the properties or assets of the Company, Parent or any of their respective Subsidiaries, or to any increased, guaranteed, accelerated or additional rights or entitlements of any person, except to the extent that such termination, amendment, revocation, cancellation, acceleration, loss, Lien or entitlements are not material to the Company and its Subsidiaries, taken as a whole, or are required by Applicable Law, (ii) any restriction on the ability of any of the Company and its Subsidiaries to assign all or any portion of its rights, interests or obligations thereunder (if such Contract is material to the Company and its Subsidiaries, taken as a whole), unless such restriction expressly excludes any assignment to Parent and any of its Subsidiaries that holds assets substantially equivalent to the assigning entity in connection with or following the consummation of the Merger and the other transactions contemplated by this Agreement or (iii) any standstill or similar provision purporting to limit the authority of any party to such agreement to acquire any equity interest in the Company or any other Person; or

(xx) except for the Contracts disclosed above, each Contract required to be filed by the Company pursuant to Item 601(b)(10) of Regulation S-K under the Securities Act.

(b) Each Material Contract is valid and binding on the Company or its Subsidiaries party thereto and, to the Knowledge of the Company, any other party thereto. There is no default under any Material Contract by the Company or any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto. No event has occurred that with the lapse of time or the giving of notice or both would constitute a default thereunder by the Company or any of its Subsidiaries party thereto or, to the Knowledge of the Company, any other party thereto.

SECTION 4.17 Insurance. The Company has made available to Parent true and complete copies of all material insurance policies and all material self-insurance programs and arrangements relating to the business, assets and operations of the Company and its Subsidiaries. All such insurance policies of the Company and its Subsidiaries are in full force and effect and all premiums due thereon have been paid in full. Such insurance policies provide insurance in such amounts and against such risks as management of the Company has determined to be prudent in accordance with industry practices. Neither the Company nor any of its Subsidiaries is in breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time or both, would constitute such a breach or default, or permit termination or modification of, any of such insurance policies. Since January 1, 2014, none of the Company or any of its Subsidiaries has received any written notice or other written communication regarding any actual or possible (a) cancellation of any such insurance policy that has not been renewed in the ordinary course without any lapse in coverage, (b) invalidation of any such insurance policy, (c) refusal of any coverage, limitation in coverage or rejection of any material claim under any such insurance policy, or (d) material adjustment in the amount of the premiums payable with respect to any such insurance policy that is not reflected in the current premium. There is no material claim by the Company or any of its Subsidiaries pending under any such insurance policies and no material claim made since January 1, 2014 has been questioned or disputed by the underwriters of such insurance policies.

SECTION 4.18 Properties.

(a) The Company or one of its Subsidiaries has good title to all the properties and assets (i) reflected in the Company Balance Sheet as being owned and (ii) acquired after the date of the Company Balance Sheet, in each case that are material to the Company’s business on a consolidated basis (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business consistent with past practice), free and clear of all Liens, except for Permitted Liens.

(b) The Company or one of its Subsidiaries (i) is the lessee of all leasehold estates (A) reflected in the Company Balance Sheet and (B) acquired after the date of the Company Balance Sheet, in each case that are material to the Company’s business on a consolidated basis (except for leases that have expired by their terms since the date thereof or have been assigned, terminated or otherwise disposed of in the ordinary course of business consistent with past practice) and (ii) is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by the Company or any of its Subsidiaries or, to the Knowledge of the Company, the lessor.

SECTION 4.19 Intellectual Property.

(a) Section 4.19(a) of the Company Disclosure Letter contains a true and complete list, as of the date of this Agreement, of all Company Registered IP. The Company and its Subsidiaries have taken all actions reasonably necessary to maintain and protect the Company Registered IP, including payment of applicable maintenance fees, filing of applicable statements of use, timely response to office actions and disclosure of any required information, and recording all assignments (and licenses where required) of the Registered IP with the appropriate Governmental Entities. Except as set forth in Section 4.19(a) of the Company Disclosure Letter, there are no actions that must be taken within one hundred eighty (180) days of the date hereof to maintain or protect any of the Company Registered IP. The Company and each of its Subsidiaries have complied with all applicable notice requirements for the Company Registered IP. None of the Company Registered IP has been adjudged invalid or unenforceable in whole or part and each item of the Company Registered IP is subsisting and, as applicable, valid or enforceable.

(b) The Company and its Subsidiaries exclusively own (beneficially, and of record where applicable) all right, title and interest in and to the Company Owned IP, free and clear of all Liens (other than nonexclusive licenses) and exclusive licenses. The Company Owned IP and the Licensed IP constitute all Intellectual Property necessary for, or used or held for use in, the conduct of the business of the Company and its Subsidiaries as currently conducted, provided that nothing in this Section 4.19(b) will be deemed to constitute any representation or warranty of non-infringement, which is addressed exclusively in Section 4.19(c). The consummation of the transactions contemplated by this Agreement will not (i) alter, restrict, encumber, impair or extinguish any rights in any Company Owned IP or Licensed IP, or (ii) result in the creation of any Lien with respect to any of the Company Owned IP.

(c) The conduct and operation of the business of the Company and its Subsidiaries as currently conducted and as previously conducted (including without limitation the making, use, offer for sale, sale, importation, reproduction, creation of derivative works based on, translation, distribution, transmission, display, performance, license or sublicense of any of the Company Owned IP or Company Products) does not (i) to the Knowledge of Company, infringe on or otherwise violate the patent rights of any Person, (ii) infringe on, misappropriate, or otherwise violate any other Intellectual Property rights of any Person or (iii) constitute contributory infringement, inducement of infringement or unfair competition or trade practices under the laws of any jurisdiction. Except as set forth in Section 4.19(c) of the Company Disclosure Letter, there are currently no pending lawsuits to which the Company or any of its Subsidiaries is a party or active written claims received by the Company or any of its Subsidiaries or, to the Knowledge of the Company, threatened (i) alleging infringement, misappropriation or any other violation of any Intellectual Property rights of any Person by the Company or any of its Subsidiaries, (ii) challenging the scope, ownership, validity, or enforceability of any Company Owned IP, and to the Knowledge of the Company, no valid basis exists for any such claim.

(d) Except as set forth in Section 4.19(d) of the Company Disclosure Letter, (i) no Person, other than the Company, its Subsidiaries, and all direct and indirect purchasers of any Company Product (for distribution, resale, use or other purpose), possesses any current or contingent rights to license, sell or otherwise distribute any Company Products or any Company Owned IP, and (ii) there are no restrictions contained in any Contract between the Company or any Subsidiary and any third party, other than agreements with distributors and other resellers of Company Products entered into the ordinary course of business, binding on the Company or any Subsidiary with respect to the disclosure, use, license, transfer or other disposition of any Company Owned IP or Company Product. The Company and its Subsidiaries make no representation or warranty with respect to (A) such restrictions under any Law (including, but not limited to, United States export laws) or (B) such restrictions contained in agreements with distributors and other resellers of Company Products.

(e) The Company and its Subsidiaries have taken reasonable steps to protect their rights in the Company Owned IP and to protect any confidential information provided to them by any other Person under obligation of confidentiality. Without limitation of the foregoing, the Company and its Subsidiaries have not made any of their Trade Secrets or other confidential or proprietary information that they intended to maintain as confidential (including source code with respect to Company Products) available to any other Person except pursuant to written agreements requiring such Person to maintain the confidentiality of such information or materials.

(f) The Company and its Subsidiaries have obtained from all Persons (including current or former employees, consultants and subcontractors) who have created any portion of, or otherwise who would have any rights in or to, any Company Owned IP, valid and enforceable written assignments of any such work product, invention, improvement or other rights to the Company or its Subsidiaries, substantially in the forms provided to Parent. To the Knowledge of the Company, no such employee, consultant or subcontractor of the Company or any of its Subsidiaries is in default or breach of any term of such agreement. All amounts payable by the Company or any of its Subsidiaries to consultants and subcontractors have been paid in full.

(g) Neither the Company nor any Subsidiary has incorporated into any Company Product or otherwise accessed, used, modified or distributed any Open Source Software, in whole or in part, in a manner that (a) requires any Company Owned IP to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, (b) grants, or requires the Company or any of its Subsidiaries to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Owned IP, (c) limits in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of any Company Owned IP or (d) otherwise impose any limitation, restriction or condition on the right or ability of the Company or any of its Subsidiaries to use, hold for use, license, host, distribute or otherwise dispose of any Company Owned IP.

(h) To the Knowledge of the Company, the Company Products do not contain any computer code designed to disrupt, disable, harm, distort or otherwise impede in any manner the legitimate operation of such software by or for the Company or its authorized users, or any other associated software, firmware, hardware, computer system or network (including without limitation what are sometimes referred to as “viruses,” “worms,” “time bombs” and/or “back doors”). There are no material warranty, indemnification requests or other claims asserted in writing against the Company or any of its Subsidiaries related to the Company Products, other than in the ordinary course of business of the Company and its Subsidiaries, which remain unresolved as of the date hereof.

(i) Neither the Company nor any of its Subsidiaries has, during the period of five years prior to the date of this Agreement, (i) transferred ownership of, or granted any exclusive license with respect to, any material Company Owned IP owned or purported to be owned by the Company or any of its Subsidiaries to any other Person, (ii) except as disclosed in Section 4.19(i) of the Company Disclosure Letter, granted any customer the right to use any Company Product that is licensed, not sold, by the Company or any of its Subsidiaries to customers, or portion thereof on anything other than a non-exclusive basis or for anything other than such customer’s internal business purposes, or (iii) granted any third party the right to access or use any source code other than upon the occurrence of specified release events pursuant to a written source code escrow agreement, and no such release event has, during the period of five years prior to the date of this Agreement, occurred or been claimed to have occurred.

(j) None of the Company’s or any of its Subsidiaries’ agreements (including any agreement for the performance of professional services by or on the behalf of the Company or any of its Subsidiaries) confers upon any Person other than the Company any ownership right, exclusive license or other exclusive right with respect to any Intellectual Property developed or delivered in connection with such agreement (i) during the period of five years prior to the date of this Agreement, or (ii) that is material to the conduct of the business of the Company or any of its Subsidiaries as currently conducted.

(k) No funding, facilities or personnel of any educational institution or Governmental Entity were used, directly or indirectly, to develop or create, in whole or in part, any Company Owned IP, including any portion of a Company Product, (i) during the period of five years prior to the date of this Agreement, or (ii) that is material to the conduct of the business of the Company or any of its Subsidiaries as currently conducted. Neither the Company nor any Subsidiary is or has ever been a member or promoter of, or a contributor to, any industry standards body or similar organization that could compel the Company or such Subsidiary to grant or offer to any third party any license or right to such Company Owned IP.

(l) The IT Assets operate and perform in all material respects in a manner that permits the Company and each of its Subsidiaries to conduct their respective businesses as currently conducted and, to the Knowledge of the Company, no Person has gained unauthorized access to any IT Asset. The Company and each of its Subsidiaries have implemented reasonable backup and disaster recovery technology processes consistent with industry standard practices.

(m) The Company and each of its Subsidiaries have complied in all material respects with all applicable Laws, contractual privacy obligations, and their respective internal privacy policies and guidelines relating to the collection and use of personally identifiable information. The execution, delivery and performance of this Agreement complies in all material respects with all applicable Laws relating to privacy and the use of personally identifiable information and the applicable privacy policies of the Company and its Subsidiaries. The Company and each of its Subsidiaries have, in all material respects, made all disclosures to users or customers required by applicable Laws and none of such disclosures have been inaccurate, misleading or deceptive or in violation of any applicable Laws in any material respect.

SECTION 4.20 Certain Business Practices.

(a) None of the Company or any of its Subsidiaries, or, to the knowledge of the Company, any director, officer, agent, employee, partner or Affiliate of the Company or of any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in: (i) a violation by any such Person of the FCPA, including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; (ii) a violation by any such Person of any other applicable Anti-Corruption Laws; or (iii) a violation of, or operation in noncompliance with, any export restrictions, anti-boycott regulations, embargo regulations or other applicable Laws.

(b) The Company and each of its Subsidiaries have conducted their businesses in compliance in all material respects with (i) the FCPA and the Anti-Corruption Laws and have retained, and continue to retain, accurate books and records and have instituted and continue to maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith, and (ii) (A) all Laws relating to United States export controls, and (B) anti-boycott prohibitions promulgated pursuant to the Export Administration Act of 1979, as amended, and regulations promulgated thereunder.

SECTION 4.21 Government Contracts.

(a) The Company and each of its Subsidiaries has complied in all material respects with all applicable Laws with respect to all prime contracts, subcontracts, letter contracts, purchase orders and delivery orders executed or submitted to or on behalf of any Governmental Entity or any prime contractor or higher-tier subcontractor, or under which any Governmental Entity or any such prime contractor or subcontractor otherwise has or may acquire any right or interest (“Government Contracts”) and all quotations, bids or proposals submitted to any Governmental Entity or any proposed prime contractor or higher-tier subcontractor of any Governmental Entity (“Government Bids”).

(b) All facts set forth in or acknowledged by the Company or any of its Subsidiaries in any certification, representation or disclosure statement submitted by the Company or any of its Subsidiaries with respect to any Government Contract or Government Bid were current, accurate and complete in all material respects as of the date indicated in such submission or as of such other date as required by the Government Contract and Government Bid.

(c) None of the Company nor any of its Subsidiaries, and, to the Knowledge of the Company, (i) no current employee of the Company or any of its Subsidiaries has been debarred or suspended from doing business with any Governmental Entity, and (ii) no circumstances exist that would reasonably be expected to warrant the institution of debarment or suspension proceedings against the Company, any of its Subsidiaries or any employee of the Company or any of its Subsidiaries.

(d) No negative determination of responsibility has been issued against and provided to the Company or any of its Subsidiaries in connection with any Government Contract or Government Bid.

(e) In each case in which the Company or any of its Subsidiary has delivered or otherwise provided any technical data, software, libraries, utilities, tools or other computer or program code in any form, including source code and object code form or other Company Registered IP to any Governmental Entity in connection with any Government Contract, the Company or such Subsidiary has provided such technical data, computer software and other Company Registered IP solely as a “commercial item” pursuant to the Company’s commercial terms and conditions.

SECTION 4.22 Related Party Transactions. No executive officer or director of the Company (i) is a party to any Contract with or binding upon the Company or any of its Subsidiaries or any of their respective properties or assets, (ii) has any interest in any material property owned by the Company or any of its Subsidiaries, or (iii) has engaged in any transaction with the Company or any of its Subsidiaries within the last 12 months; in each case, that is of the type that would be required to be disclosed in the Company SEC Documents pursuant to Item 404 of Regulation S-K that has not been so disclosed.

SECTION 4.23 Brokers. No broker, investment banker, financial advisor or other Person, other than Merrill Lynch, Pierce, Fenner & Smith Incorporated, is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Subsidiaries.

SECTION 4.24 Opinion of Financial Advisor. The Company Board has received the opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated to the effect that, as of the date of such opinion and subject to the various assumptions and limitations set forth in such opinion, the Merger Consideration to be received in the Merger by the holders of the Common Shares (other than the Company, Parent, Merger Sub and their respective Affiliates) is fair, from a financial point of view, to such holders. The Company shall provide a signed copy of such signed written opinion to Parent solely for informational purposes as soon as practicable after the date of this Agreement.

SECTION 4.25 Absence of Indemnifiable Claims. As of the date of this Agreement, there are no pending claims by any director or officer of the Company or any of its Subsidiaries to indemnification by the Company or such Subsidiary under applicable Law, the Company Charter, the Company Bylaws, the governing documents of such Subsidiary or any insurance policy or Contract maintained by the Company or such Subsidiary.

SECTION 4.26 Customers. Section 4.26 of the Company Disclosure Letter sets forth a complete and accurate list of the names of each customer who, (i) over the three consecutive fiscal quarter period ended June 26, 2015, (ii) in the fiscal year ended September 26, 2014, or (iii) in the fiscal year ended September 27, 2013, was one of the thirty (30) largest customers of either (x) the digital signage product lines, or (y) the commercial and industrial product lines, of the Company and its Subsidiaries (determined on the basis of aggregate revenues recognized by the Company and its Subsidiaries on a consolidated basis over the applicable period) for the applicable period (each, a “Significant Customer”). As of the date of this Agreement, the Company has not received any written notice from any Significant Customer that such customer intends to terminate its existing contracts or arrangements with the Company or one of its Subsidiaries.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF GUARANTOR, PARENT AND

MERGER SUB

Guarantor, Parent and Merger Sub, jointly and severally, represent and warrant to the Company as follows:

SECTION 5.1 Organization, Standing and Power.

(a) Each of Guarantor, Parent and Merger Sub (i) is a corporation duly organized, validly existing and (where applicable) in good standing under the Laws of the jurisdiction of its incorporation, (ii) has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted, and (iii) is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except, with respect to clauses (ii) and (iii), for any such failures to have such power and authority or to be so qualified or licensed or in good standing as have not had and would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) Parent has previously furnished or made available to the Company a true and complete copy of the articles of incorporation and bylaws (or comparable organizational documents) of each of Guarantor, Parent and Merger Sub, including all amendments thereto, and each as so delivered is in full force and effect. None of Guarantor, Parent or Merger Sub is in violation of any provision of its articles of incorporation or bylaws (or comparable organizational documents) in any material respect.

SECTION 5.2 Authority. Each of Guarantor, Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the approval of this Agreement, the Merger and each other transaction contemplated under this Agreement by the holders of more than two-thirds of the voting rights held by all the shareholders present at the Guarantor Shareholders Meeting, whether in person or by proxy (the “Guarantor Shareholder Approval”), to consummate the transactions contemplated hereby, including the Merger. The Chairman and each director and officer of Guarantor may vote shares of Guarantor held by such Person for the approval of each of the transactions contemplated hereby, including the Merger. The execution, delivery and performance of this Agreement by Guarantor, Parent and Merger Sub and the consummation by Guarantor, Parent and Merger Sub of the transactions contemplated hereby, including the Merger, have been duly authorized by all necessary corporate action on the part of Guarantor, Parent and Merger Sub, and no other corporate proceedings on the part of Guarantor, Parent or Merger Sub are necessary to approve this Agreement or to consummate the transactions contemplated hereby, subject, in the case of the consummation of the Merger, to obtaining the Guarantor Shareholder Approval and to the filing of the Articles of Merger with the Oregon Secretary of State as required by the Oregon Act. This Agreement has been duly executed and delivered by Guarantor, Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a valid and binding obligation of Guarantor, Parent and Merger Sub, enforceable against each of them in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar Laws affecting the enforcement of creditors’ rights generally or by general principles of equity.

SECTION 5.3 No Conflict; Consents and Approvals.

(a) The execution, delivery and performance of this Agreement by Guarantor, Parent and Merger Sub, and the consummation by Guarantor, Parent and Merger Sub of the Merger and the other transactions contemplated hereby, do not and will not (i) conflict with or violate the articles of incorporation or bylaws (or comparable organizational documents) of Guarantor, Parent or Merger Sub, (ii) assuming that all consents, approvals and authorizations contemplated by clauses (i) through (v) of subsection (b) below have been obtained and all filings described in such clauses have been made, conflict with or violate any Law applicable to Guarantor, Parent or Merger Sub or by which any of their respective properties are bound, or (iii) result in any breach or violation of, or constitute a default (or an event which with notice or lapse of time or both would become a default), or result in the loss of a benefit under, or give rise to any right of termination, cancellation, amendment or acceleration of, any Contract to which Guarantor, Parent or Merger Sub is a party or by which Guarantor, Parent or Merger Sub or any of their respective properties are bound, except, in the case of clauses (ii) and (iii), for any such conflict, breach, violation, default, loss, right or other occurrence that would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

(b) The execution, delivery and performance of this Agreement by Guarantor, Parent and Merger Sub, and the consummation by Guarantor, Parent and Merger Sub of the transactions contemplated hereby, including the Merger, do not and will not require any consent, approval, authorization or permit of, action by, filing with or notification to, any Governmental Entity, except for (i) such filings as required under applicable requirements of the Exchange Act, and under state takeover laws, (ii) such filings required under the HSR Act and the other applicable Antitrust Laws, (iii) such filings that are required under the applicable Investment Laws, (iv) the filing of the Articles of Merger with the Oregon Secretary of State as required by the Oregon Act, (v) such filings that are required under applicable Laws of the People’s Republic of China with the competent National Development and Reform Commission (NDRC), Ministry of Commerce (MOFCOM) and State Administrative of Foreign Exchange (SAFE), and (vi) any such consent, approval, authorization, permit, action, filing or notification the failure of which to make or obtain would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.

SECTION 5.4 Parent and Merger Sub Information. None of the information supplied or to be supplied by Guarantor, Parent or Merger Sub for inclusion or incorporation by reference in and actually included or incorporated by reference in the Proxy Statement will, at the date it is first mailed to the shareholders of the Company and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading.

SECTION 5.5 Absence of Litigation. There is no Action by or against Guarantor, Parent or Merger Sub pending, or to the knowledge of Parent, threatened in writing that has had or would reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect or would affect the legality, validity or enforceability of this Agreement or the consummation of the transactions contemplated hereby.

SECTION 5.6 Ownership and Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby and prior to the Effective Time will have engaged in no other business activities and will have incurred no liabilities or obligations other than as contemplated hereby in connection with the transactions contemplated by this Agreement. The authorized capital stock of Merger Sub consists of 100 shares of common stock, par value $0.001 per share, all of which are validly issued and outstanding. All of the issued and outstanding Equity Interest of Merger Sub is, and at the Effective Time will be, owned directly or indirectly by Parent free and clear of all Liens (other than Permitted Liens).

SECTION 5.7 Available Funds. Guarantor’s, Parent’s and Merger Sub’s obligations hereunder are not subject to any conditions regarding Guarantor’s, Parent’s, Merger Sub’s or any other Person’s ability to obtain financing for the transactions contemplated hereby. The aggregate proceeds contemplated by that certain letter dated as of July 31, 2015, entitled “Strategic Cooperation Agreement” from China Merchants Bank, CMB Gaoan Branch (such bank, or any lending party to a Replacement Letter, the “Financing Source”) to the Guarantor (the “Bank Letter”), will provide Parent with sufficient funds to pay the aggregate Merger Consideration for the Common Shares, payments for any Company Stock Options and Company Stock-Based Awards, and the other payment obligations of Parent, Merger Sub and the Surviving Corporation hereunder, and enable Guarantor, Parent, Merger Sub and the Surviving Corporation to perform all of their respective obligations hereunder and effect the Closing on the terms contemplated by this Agreement, and there is no restriction on the use of such cash for such purpose. Parent has delivered to the Company a true, correct and complete copy of the Bank Letter. The Guarantor has all necessary corporate power and authority to execute and deliver the Bank Letter, to perform its obligations thereunder and to consummate the transactions contemplated thereby. The execution, delivery and performance of the Bank Letter by the Guarantor and the consummation by the Guarantor of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Guarantor and no other corporate proceedings on the part of the Guarantor are necessary to approve the Bank Letter or to consummate the transactions contemplated thereby. The Bank Letter is the legal, valid and binding obligation of the Guarantor, and, to the actual knowledge of Parent, the Financing Source, and is enforceable in accordance with its terms against the Guarantor and, to the actual knowledge of Parent, the Financing Source, in each case except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar Laws relating to or affecting the rights of creditors generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at Law). Prior to the date hereof, the Bank Letter has not been amended, modified, withdrawn or rescinded in any respect. As of the date hereof, the Bank Letter is in full force and effect, and no event has occurred or circumstance exists which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of the Guarantor thereunder. As of the date hereof, each of the Guarantor and Parent has no reason to believe that the full amount of the financing contemplated by the Bank Letter will not be made available to Guarantor on or prior to the Closing Date. There are no side letters or other agreements related to the financing contemplated by the Bank Letter. There are no conditions precedent or other contingencies related to the funding of the full amount of the financing contemplated by the Bank Letter other than as expressly set forth in the Bank Letter.

SECTION 5.8 Vote/Approval Required. Except for the Guarantor Shareholder Approval, no vote or consent of the holders of any class or series of capital stock or other Equity Interests of Guarantor or Parent is necessary to approve this Agreement or the Merger or the other transactions contemplated hereby. The vote or consent of Parent as the sole shareholder of Merger Sub, which vote or consent has been given or delivered to Merger Sub prior to Merger Sub’s entry into this Agreement, and which shall be in effect at all times through the Effective Time, is the only vote or consent of the holders of any class or series of capital stock or other Equity Interests of Merger Sub necessary to approve this Agreement, the Merger or the other transactions contemplated hereby.

SECTION 5.9 Ownership of Shares. Except as set forth in Section 5.9 of the disclosure letter delivered to the Company by Guarantor, Parent and Merger Sub concurrent with the execution of this Agreement, none of Guarantor, Parent or Merger Sub nor any of Parent’s other Affiliates owns (directly or indirectly, beneficially or of record) any Common Shares or holds any rights to acquire or vote any Common Shares except pursuant to this Agreement.

SECTION 5.10 Foreign Government.

(a) None of Guarantor, Parent or Merger Sub nor any of Parent’s or Guarantor’s other Affiliates is a “foreign government,” as defined in 31 CFR § 800.213 (a “Foreign Government”).

(b) No Foreign Government owns a majority or a dominant minority of the total outstanding voting interest in any of Guarantor, Parent or Merger Sub. No Foreign Government is represented on the board of directors or other governing board of any of Guarantor, Parent or Merger Sub. To the best of Parent’s and Guarantor’s knowledge, no Foreign Government has or holds, directly or indirectly and whether or not exercised, voting rights, direct or by proxy, or through a special share, contractual arrangements, formal or informal arrangements to act in concert, or other means, to determine, direct, or decide important matters affecting any of Guarantor, Parent or Merger Sub.

ARTICLE VI

COVENANTS

SECTION 6.1 Conduct of Business of the Company.

(a) The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (i) as expressly and specifically required by this Agreement, (ii) as disclosed in Section 6.1(a) of the Company Disclosure Letter, (iii) as required by applicable Law, (iv) as expressly and specifically required by any

Material Contract set forth on Section 4.16 of the Company Disclosure Letter, (v) for actions by the Company or its Subsidiaries with respect to matters specifically addressed by, and not constituting a breach of, any provision of Section 6.1(b), or (vi) as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), the Company shall, and shall cause each of its Subsidiaries to, use reasonable best efforts to (A) conduct its business in the ordinary course of business consistent with past practice, (B) preserve substantially intact its business organization, and (C) preserve its present relationships with customers, suppliers, employees, and other Persons with which it has material business relations.

(b) The Company covenants and agrees that, during the period from the date hereof until the Effective Time, except (A) as expressly and specifically required by this Agreement (excluding Section 6.1(a)), (B) as disclosed in Section 6.1(b) of the Company Disclosure Letter, (C) as required by applicable Law, (D) as expressly and specifically required by any Material Contract set forth on Section 4.16 of the Company Disclosure Letter, or (E) as Parent shall otherwise consent in writing (which consent shall not be unreasonably withheld, conditioned or delayed), neither the Company nor any of its Subsidiaries shall:

(i) amend or otherwise change its articles of incorporation or bylaws or any equivalent organizational documents;

(ii) issue, sell, pledge, dispose of or encumber any of its or its Subsidiaries’ Equity Interests, or grant to any Person any right to acquire any of its or its Subsidiaries’ Equity Interests, except pursuant to the exercise of Company Stock Options, the vesting or settlement of Company Stock-Based Awards or settlement of other awards outstanding as of the date hereof;

(iii) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its Equity Interests, except for any dividend or distribution by a Subsidiary of the Company to the Company or to another Subsidiary or Subsidiaries of the Company;

(iv) reclassify, split, combine or subdivide any shares of capital stock of the Company or redeem, repurchase or otherwise acquire any shares of capital stock of the Company, except for acquisitions in connection with the cashless exercise or similar transactions (including withholding Common Shares to satisfy Tax withholding requirements and payment of Taxes) pursuant to the exercise of Company Stock Options or vesting or settlement of Company Stock-Based Awards or other awards or obligations outstanding as of the date hereof;

(v) (x) acquire (whether by merger, consolidation or acquisition of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets, other than purchases of inventory and other assets in the ordinary course of business consistent with past practice or pursuant to existing Contracts; (y) sell or otherwise dispose of (whether by merger, consolidation or sale of stock or assets or otherwise) any corporation, partnership or other business organization or division thereof or any assets of the Company or its Subsidiaries, other than sales or dispositions of finished goods or obsolete inventory in the ordinary course of business consistent with past practice;

(vi) hire any employee at the level of Vice President or above or with an annual base salary in excess of $150,000, or terminate the employment of any employee at the level of Vice President or above other than for “cause”, or promote any employee to the level of Vice President or above, or terminate, discontinue, close or dispose of any plant, facility or other business operation, or lay off any employees or implement any early retirement, separation or program providing early retirement window benefits or announce or plan any such action or program for the future;

(vii) materially amend or terminate any Material Contract, or enter into any Contract that, if in effect as of the date hereof, would constitute a Material Contract, other than those that involve the performance of services or delivery of goods or products by the Company or any of its Subsidiaries in the ordinary course of business consistent with past practices and that would not otherwise be required to be scheduled under Section 4.16(a)(iv), Section 4.16(a)(v) or Section 4.16(a)(vi) (other than the Company’s standard form of Distribution Agreement containing price protection in the event of price decreases) of the Company Disclosure Letter;

(viii) waive, release or assign any material rights, claims or benefits of the Company or any of its Subsidiaries;

(ix) authorize any material new capital expenditures except those capital expenditures which do not exceed $250,000 in the aggregate per fiscal quarter;

(x) (w) make any loans, advances or capital contributions to, or investments in, any other Person (other than a Subsidiary of the Company), (x) repurchase, prepay or incur any indebtedness for borrowed money (except for borrowings in the ordinary course of business up to an aggregate amount of $1,000,000) or issue or sell any debt securities, or issue or sell options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, (y) enter into any “keep well” or other Contract to maintain any financial statement or similar condition of another person or enter into any arrangement having the economic effect of any of the foregoing, or (z) assume, guarantee, endorse or otherwise become liable or responsible for the indebtedness or other obligations of another Person (other than a guaranty by the Company on behalf of its Subsidiaries);

(xi) except (x) to the extent required by, or necessary to conform to, applicable Law (including Section 409(A) of the Code), (y) pursuant to any arrangement in effect as of the date hereof, or (z) as contemplated by Section 3.2 or Section 6.7, (1) increase the compensation or benefits of any current or former director, employee or service provider of the Company or any of its Subsidiaries, (2) amend any Company Plan or adopt any compensation or benefit plan including any pension, retirement, profit-sharing, severance, retention, bonus or other employee benefit or welfare benefit plan with or for the benefit of its current or former employees or directors, or (3) accelerate the vesting of, or the lapsing of restrictions with respect to, any incentive compensation;

(xii) abandon or allow to lapse any Company Registered IP;

(xiii) implement or adopt any material change in its methods of accounting, except as may be appropriate to conform to changes in statutory or regulatory accounting rules or GAAP or regulatory requirements with respect thereto;

(xiv) compromise, settle or agree to settle any Action or other claim, or consent to the same, other than compromises, settlements or agreements involving monetary payments of less than $500,000 individually or $1,000,000 in the aggregate; provided that the Company may compromise, settle or agree to settle any Action or other claim which is indemnified by a third party or covered by insurance;

(xv) agree to any exclusivity, non-competition, most favored nation or similar provision or covenant restricting the Company, any of its Subsidiaries or any of their respective Affiliates, from competing in any line of business or with any Person or in any area or engaging in any activity or business (including with respect to the development, manufacture, marketing or distribution of their respective products or services), or pursuant to which any benefit or right would be required to be given or lost as a result of so competing or engaging, or which would have any effect on Parent or any of its Affiliates after the Effective Time;

(xvi) (x) make or change any material Tax election; (y) make any material change to any accounting method or accounting period used for Tax purposes (or request such a change); or (z) settle, compromise or consent to any material Tax claim or assessment or surrender a right to a material Tax refund;

(xvii) write-down any of its material assets, including any capitalized inventory, or (ii) make any change in any method of financial accounting principles, method or practices, in each case except for any such change required by GAAP or applicable Law, including Regulation S-X under the Exchange Act (in each case following consultation with the Company’s independent auditor);

(xviii) (i) institute, pay, discharge, compromise, settle or satisfy (or agree to do any of the preceding with respect to) any liabilities or obligations (whether absolute, accrued, asserted or unasserted, contingent or otherwise), in excess of $500,000 in any individual case or $1,000,000 in the aggregate, other than (x) as required by their terms as in effect on the date of this Agreement, (y) liabilities or obligations reserved against on the Company Balance Sheet (for amounts not in excess of such reserves), or (z) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practice, provided that, in the case of each of (x), (y) or (z), the payment, discharge, settlement or satisfaction of such liability or obligation does not include any material obligation (other than the payment of money) to be performed by the Company or any of its Subsidiaries following the Closing;

(xix) waive any material benefits of, or agree to modify in any adverse respect, or fail to enforce, or consent to any matter with respect to which its consent is required under, any confidentiality, standstill or similar Contract to which the Company or any of its Subsidiaries is a party;

(xx) engage in (i) any trade loading practices or any other promotional sales or discount activity with any customers or distributors with any intent of accelerating to prior fiscal quarters (including the current fiscal quarter) sales to the trade or otherwise that would otherwise be expected (based on past practice) to occur in subsequent fiscal quarters, (ii) any practice which would have the effect of accelerating to prior fiscal quarters (including the current fiscal quarter) collections of receivables that would otherwise be expected (based on past practice) to be made in subsequent fiscal quarters, (iii) any practice which would have the effect of postponing to subsequent fiscal quarters payments by the Company or any of its Subsidiaries that would otherwise be expected (based on past practice) to be made in prior fiscal quarters (including the current fiscal quarter) or (iv) any other promotional sales or discount activity, in each case in clauses (i) through (iv) in a manner outside the ordinary course of business consistent with past practices;

(xxi) take any action which is intended to or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; or

(xxii) agree to take any of the foregoing actions described in Sections 6.1(b)(i) through 6.1(b)(xxi).

SECTION 6.2 No Control of Other Party’s Business. Nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time. Prior to the Effective Time, each of the Company and Parent shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its Subsidiaries’ respective operations.

SECTION 6.3 Acquisition Proposals.

(a) Except as set forth in Section 6.3(b) through (e), the Company agrees that neither it nor any of its Subsidiaries shall, and that it shall direct its and their respective Representatives not to, and shall not knowingly permit its and their respective Representatives to, directly or indirectly, (i) initiate, solicit or encourage or knowingly facilitate any inquiries, proposals or offers with respect to, or that constitute or could reasonably be expected to lead to, the making or completion of, an Acquisition Proposal, (ii) engage or participate in any negotiations or discussions (other than to state that they are not permitted to have discussions) concerning, or provide or cause to be provided any information or data relating to the Company or any of its Subsidiaries, in connection with, or with or for the purpose of soliciting, encouraging or facilitating, an Acquisition Proposal, (iii) approve, endorse or recommend any Acquisition Proposal, or (iv) approve, endorse or recommend, or execute or enter into any letter of intent, agreement in principle, merger agreement, acquisition agreement or other similar agreement (whether or not binding) relating to an Acquisition Proposal or that could reasonably be expected to lead to an Acquisition Proposal; provided, however, it is understood and agreed that any determination or action by the Company Board permitted under Section 6.3(b) or (f) or Section 8.1(c)(ii) (to the extent Section 6.3(f) has been complied with in all material respects) shall not be deemed to be a breach of this Section 6.3(a). On the date hereof, the Company will immediately cease and terminate any existing activities, discussions or negotiations by the Company and its Subsidiaries, and direct it Representatives to cease and terminate, and not knowingly permit its Representatives to continue, all such activities, discussions and negotiations with any Persons with respect to any Acquisition Proposal.

(b) Notwithstanding anything to the contrary in Section 6.3(a), at any time prior to obtaining the Company Shareholder Approval, if (i) the Company receives an unsolicited bona fide written Acquisition Proposal from a

Person, and (ii) the Company Board determines in good faith that (x) such Acquisition Proposal constitutes or may reasonably be expected to lead to a Superior Proposal and (y) the failure to do so would be inconsistent with the directors’ fiduciary duties under applicable Law, then the Company may (A) furnish information with respect to the Company and its Subsidiaries to the Person making such Acquisition Proposal and (B) participate in discussions or negotiations with such Person and its Representatives regarding such Acquisition Proposal; provided, however, that the Company will not, and will not permit its Subsidiaries or its or their Representatives to, furnish any information or enter into, maintain or participate in any such discussions or negotiations except pursuant to a customary confidentiality agreement on terms no less restrictive than those contained in the Confidentiality Agreement (except for any changes specifically necessary in order for the Company to be able to comply with its obligations under this Agreement); provided, further, however, that the Company shall provide (or provide access) to Parent any material non-public information, including any properties, assets, books, records or other information constituting material non-public information of the Company and its Subsidiaries, as provided to such Person, and that was not previously provided to Parent, at or promptly (and in any event within twenty-four (24) hours) following the time such information or data is provided to such Person.

(c) The Company shall promptly (and in any event within twenty-four (24) hours after notice is received by the Company) advise Parent in writing of (i) any inquiries, proposals or offers regarding any Acquisition Proposal received by the Company or its Representatives, (ii) any request to the Company or its Representatives for non-public information relating to the Company or its Subsidiaries, other than requests for information not reasonably expected to be related to an Acquisition Proposal, and (iii) any inquiry or request made to the Company or its Representatives to discuss or negotiate an Acquisition Proposal or any inquiry or request which the Company reasonably believes could lead to an Acquisition Proposal, which notification shall include, in each case, the identity of the Person making any such inquiry, request or Acquisition Proposal, and copies of any written materials provided in connection therewith and summaries of any material terms of any such Acquisition Proposal conveyed verbally. The Company shall keep Parent reasonably informed of the material developments affecting the terms and conditions of any such Acquisition Proposal, except to the extent prohibited by a confidentiality, nondisclosure or similar agreement entered into prior to the date hereof.

(d) Except as set forth in Section 6.3(e) and Section 6.3(f), neither the Company Board nor any committee thereof shall (i) withdraw or modify in a manner adverse to Guarantor, Parent or Merger Sub, or publicly propose to withdraw or modify in a manner adverse to Guarantor, Parent or Merger Sub, its recommendation of this Agreement or the Merger (any of such actions, an “Adverse Recommendation Change”), (ii) approve or recommend any Acquisition Proposal, or (iii) publicly propose to take any such actions.

(e) Notwithstanding anything to the contrary in Section 6.3(d), if, prior to obtaining the Company Shareholder Approval, in connection with an Intervening Event, the Company Board determines in good faith, after consultation with its outside legal counsel, that failure to do so would be inconsistent with its fiduciary obligations under applicable Law, the Company Board may make an Adverse Recommendation Change, provided, however, that the Company has first complied with the following provisions, and, after so complying, the Company Board or any committee thereof determines that such Intervening Event continues to necessitate an Adverse Recommendation Change. The Company Board (or any committee thereof) shall not take any action set forth in this Section 6.3(e) unless the Company Board has first:

(i) provided written notice to Parent of its intention to take such action at least four (4) Business Days in advance of taking such action, which notice shall provide reasonable detail regarding such Intervening Event (the “Notice of Intervening Event”); and

(ii) negotiated, and caused the Company and its Representatives to negotiate, during the four (4) Business Day period following Parent’s receipt of the Notice of Intervening Event (the “Intervening Event Notice Period”), or if at the time received by the Company there are less than three Business Days before the Company Shareholders Meeting, as much notice as reasonably practicable, with Parent to enable Parent to propose to amend the terms of this Agreement, and

(iii) after complying with the preceding clauses (i) and (ii), determined in good faith (after consultation with the Company’s outside legal counsel and financial advisors), in light of any proposed amendment to the terms of this Agreement or the Bank Letter (or, if applicable, any Replacement Letter) during the Intervening Event Notice Period, that such Intervening Event continues to necessitate an Adverse Recommendation Change.

(f) Notwithstanding anything to the contrary in Section 6.3(d), if, prior to obtaining the Company Shareholder Approval, the Company receives an Acquisition Proposal, with respect to which no material breach of Section 6.3(a) has occurred, and that the Company Board or any committee thereof determines in good faith (after consultation with outside legal counsel and its financial advisors) would, if completed, constitute a Superior Proposal, the Company may either (i) terminate this Agreement pursuant to Section 8.1(c)(ii) to enter into a definitive agreement with respect to such Superior Proposal, or (ii) make an Adverse Recommendation Change; provided, however, that in the case of either (i) or (ii), the Company has first complied with the following provisions, and, after so complying, the Company Board or any committee thereof determines that such Acquisition Proposal continues to constitute a Superior Proposal. The Company Board (or any committee thereof) shall not take any action set forth in this Section 6.3(f) unless the Company Board has first:

(i) provided written notice to Parent of its intention to take such action at least four (4) Business Days in advance of taking such action (a “Notice of Superior Proposal”), which notice shall: advise Parent that the Company Board has received an Acquisition Proposal and that the Company Board or any committee thereof has determined that such Acquisition Proposal would, if completed, constitute a Superior Proposal; specify the material terms and conditions of such Acquisition Proposal; identify the Person making such Acquisition Proposal; and include a copy of any relevant transaction documents (it being understood and agreed that any amendment to the financial terms or any other material term of such Superior Proposal shall require a new Notice of Superior Proposal, which shall require a new notice period of two (2) Business Days, and compliance with this Section 6.3(f) with respect to such new notice); and

(ii) negotiated, and caused the Company and its Representatives to negotiate, during the four (4) Business Day period following Parent’s receipt of the Notice of Superior Proposal (or two (2) Business Day period following an amended proposal), as applicable, or if at the time received by the Company there are less than four (4) Business Days (or two (2) Business Days in connection with an amended proposal) before the Company Shareholders Meeting, as much notice as reasonably practicable, with Parent to enable Parent to make a counteroffer or propose to amend the terms of this Agreement, and

(iii) after complying with the preceding clauses (i) and (ii), determined in good faith (after consultation with the Company’s outside legal counsel and financial advisors), in light of any counteroffer or proposed amendment to the terms of this Agreement or the Bank Letter (or, if applicable, any Replacement Letter) during the Notice Period, that the Superior Proposal continues to constitute a Superior Proposal.

(g) Nothing set forth in this Agreement shall prevent the Company or the Company Board from (i) taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a), Rule 14d-9 or Item 1012(a) of Regulation M-A promulgated under the Exchange Act (or any similar communication to shareholders in connection with the making or amendment of a tender offer or exchange offer), from (ii) making any required disclosure to the Company’s shareholders if, in the good faith judgment of the Company Board, after consultation with outside counsel, failure to disclose such information would reasonably be expected to violate its disclosure obligations under applicable Law, or (iii) making any “stop-look-and-listen” communication to its shareholders pursuant to Section 14d-9(f) promulgated under the Exchange Act (or any similar communication to shareholders) in which the Company indicates that it has not made an Adverse Recommendation Change; provided, however, that, in the case of (i) or (ii), any such disclosure constituting an Adverse Recommendation Change must comply with the provisions of Section 6.3(e) or Section 6.3(f), as applicable.

SECTION 6.4 Preparation of Proxy Statement; Shareholders’ Meeting.

(a) As promptly as reasonably practicable following the date of this Agreement, the Company shall, with the assistance of Parent, prepare the Proxy Statement and file the Proxy Statement with the SEC. Parent, Merger Sub and the Company will cooperate with each other in the preparation of the Proxy Statement. Without limiting the generality of the foregoing, each of Parent and Merger Sub will furnish to the Company the information relating to it required by the Exchange Act to be set forth in the Proxy Statement. The Company shall use its commercially reasonable efforts to resolve all SEC comments with respect to the Proxy Statement as promptly as practicable after receipt thereof. Each of Parent, Merger Sub and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading. The Company shall as soon as reasonably practicable notify Parent and Merger Sub of the receipt of any comments from the SEC with respect to the Proxy Statement and any request by the SEC for any amendment to the Proxy Statement or for additional information.

(b) As promptly as reasonably practicable following the clearance of the Proxy Statement by the SEC, the Company, acting through the Company Board, shall (i) take all action necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Company Shareholder Approval (the “Company Shareholders Meeting”) and (ii) except to the extent that the Company Board shall have effected an Adverse Recommendation Change in accordance with Section 6.3(e) or Section 6.3(f), include in the Proxy Statement the recommendation of the Company Board that the shareholders of the Company vote in favor of the approval of this Agreement; provided, however, that the Company shall be permitted to delay or postpone convening the Company Shareholders Meeting (but not beyond the Termination Date) only (A) if and to the extent necessary to provide any necessary supplement or amendment to the Proxy Statement to the Company’s shareholders in advance of a vote on this Agreement and the Merger, as may be required by applicable Law, or (B) additional time is necessary to solicit additional votes or proxies.

SECTION 6.5 Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time or the earlier termination of this Agreement, the Company shall, and shall cause its Subsidiaries to, (i) upon reasonable prior written notice, afford to Parent’s Representatives reasonable access during normal business hours, consistent with applicable Law, to its officers, employees, properties, offices, other facilities and books and records, and (ii) furnish Parent with all financial, operating and other data and information as Parent shall reasonably request. Notwithstanding the foregoing, any such investigation or consultation shall be conducted in such a manner as not to interfere unreasonably with the business or operations of the Company or its Subsidiaries or otherwise result in any significant interference with the prompt and timely discharge by the employees of the Company or its Subsidiaries of their normal duties. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would be reasonably expected to, in the reasonable judgment of the Company (after consultation with outside counsel), (i) breach any agreement with any third-party, (ii) constitute a waiver of or jeopardize the attorney-client or other privilege held by the Company, or (iii) otherwise violate any applicable Law, including the Antitrust Laws; provided, however, that in each case the Company shall give notice to Parent of the fact that it is withholding such information or documents and thereafter the Company and Parent shall use their respective reasonable best efforts to cause such information to be provided in a manner that would not reasonably be expected to violate such restriction or waive the applicable privilege or protection.

(b) Each of Parent and Merger Sub will hold and treat and shall cause its Representatives to hold and treat in confidence all documents and information concerning the Company and its Subsidiaries furnished to Parent or Merger Sub pursuant to or in connection with the transactions contemplated by this Agreement in accordance with the Confidentiality Agreement, which Confidentiality Agreement shall remain in full force and effect in accordance with its terms.

SECTION 6.6 Further Action; Efforts.

(a) Except with respect to matters described in Section 6.6(b), upon the terms and subject to the conditions of this Agreement, each of the parties hereto agrees to use its reasonable best efforts to take, or cause to be taken, all appropriate action and to do, or cause to be done, all things necessary, proper or advisable under applicable Law or otherwise to consummate the Merger and the other transactions contemplated hereby at the earliest practicable date; provided that the parties hereto understand and agree that the reasonable best efforts of any party hereto shall not be deemed to include (A) entering into any settlement, undertaking, consent decree, stipulation or agreement with any Governmental Entity in connection with the transactions contemplated hereby or (B) selling, divesting or otherwise holding separate (including by establishing a trust or otherwise), or taking any other action (or otherwise agreeing to do any of the foregoing) with respect to any of its or the Surviving Corporation’s Subsidiaries or any of their respective Affiliates’ businesses, assets or properties, except where the taking of an action specified in (A) or (B) would not reasonably be expected to cause a loss of rights (other than loss of customers) or increase in obligations of Parent and its Subsidiaries (including the Company), taken as a whole, following the Closing.

(b) Upon the terms and subject to the conditions of this Agreement, each of Parent and Merger Sub agrees to use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and cooperate with the Company in order to do, all things necessary, proper or advisable under applicable Regulatory Laws to consummate the Merger at the earliest practicable date, including using reasonable best efforts to cause the preparation and filing of all forms, registrations and notices required to be filed to consummate the Merger and the taking of such actions as are necessary to obtain any requisite consent or expiration of any applicable waiting period under Regulatory Laws. Parent and the Company shall each be responsible for fifty percent (50%) all filing fees and other charges for the filings required under the Regulatory Laws by the Company, Merger Sub and Parent, other than with respect to any filings required in the People’s Republic of China.

(c) In furtherance and not in limitation of the provisions of Section 6.6(a) and 6.6(b), each of the parties, as applicable, agrees to prepare and file as promptly as practicable, and in any event with respect to clause (i) below, by no later than fifteen (15) Business Days after date of this Agreement, (i) an appropriate filing of a Notification and Report Form pursuant to the HSR Act and (ii) any filings necessary, proper or advisable under any other Regulatory Law.

(d) In furtherance and not in limitation of the provisions of Section 6.6(a), 6.6(b) and 6.6(c), each of the parties shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to achieve CFIUS clearance as set forth in Section 7.1(d) hereof, including (i) within twenty (20) Business Days after the date of this Agreement, make the draft filing with CFIUS contemplated under 31 C.F.R. § 800.401(f) with respect to the transactions contemplated hereby and engage in the pre-notice consultation process with CFIUS (it being understood and agreed that while it is the general intention of the parties to make such filing as promptly as is reasonably practicable following execution of this Agreement, neither party shall make such filing until such time as each party mutually agrees), (ii) following such pre-notice consultation, as promptly as practicable and, in any event, within seven (7) Business Days of CFIUS notification that the draft filing meets all requirements of 31 C.F.R. § 800.402 of the regulations and is, accordingly, complete, file with CFIUS a voluntary notice as contemplated by 31 C.F.R. § 800.401(a) and, in the case of Parent and Merger Sub, the personal identifier information required to be submitted separately from such notice as contemplated by 31 C.F.R. § 800.402(c)(6)(vi)(B) with respect to the transactions contemplated hereby, and in the case of Guarantor, the representation that, in Guarantor’s opinion, neither Guarantor, Parent nor Merger Sub is controlled by a foreign government, as required under 31 C.F.R. § 800.402(j)(2), (iii) promptly, and in all events consistent with any deadline imposed under CFIUS or other applicable Law, comply with any request received by any of them or any of their respective Subsidiaries from any Governmental Entity for any certification, additional information, documents or other materials in respect of such notice or such transactions, (iv) ensure that any information furnished in respect of this Section 6.6(d) is true, complete and correct in all material respects and (v) cooperate with each other in connection with any such filing and in connection with resolving any investigation or other inquiry of any Governmental Entity under Exon-Florio with respect to any such filing or any such transaction. Except as otherwise provided in Section 6.6(a), nothing in this Agreement shall be construed as requiring that Guarantor, Parent, Merger Sub or the Company to agree to accept any CFIUS mitigation measure that is not acceptable to Parent in its sole discretion.

(e) Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall keep the other apprised of the status of matters relating to the completion of the Merger and the other transactions contemplated hereby and work cooperatively in connection with promptly obtaining the approvals of or clearances from each applicable Governmental Entity with respect to the same, including:

(i) liaising with each other in relation to each step of the procedure before the relevant Governmental Entities and as to the contents of all communications with such Governmental Entities relating to the transactions contemplated hereby. To the extent permitted by Law or Governmental Entity, neither Parent and Merger Sub, on the one hand, nor the Company, on the other hand, will make any notification or filing in relation to the transactions contemplated hereby without first providing the other with a copy of such notification or filing in draft form and giving the other a reasonable opportunity to review and discuss its content before it is filed with the relevant Governmental Entities, and the party making such notification shall consider and incorporate all reasonable comments timely made by the other in this respect and once filed shall promptly furnish the other with a copy of any such notification or filing;

(ii) timely furnishing to each other all information within its possession that is required for any notification or other filing to be made by the other pursuant to applicable Law in connection with the transactions contemplated hereby; provided, however, that materials may be redacted as necessary to (i) comply with contractual arrangements or applicable Law, (ii) to address good faith legal privilege or confidentiality concern, and (iii) to remove references concerning the valuation;

(iii) promptly notifying each other of any communications from or with any Governmental Entity with respect to the transactions contemplated hereby and ensuring to the extent permitted by Law or Governmental Entity that each party and its legal counsel are given the opportunity to attend and participate in any meetings, discussions with, or other appearances before, whether in person, by telephone or otherwise, any Governmental Entity with respect to the transactions contemplated hereby;

(iv) consulting and cooperating with each other in connection with all analyses, appearances, presentations, memoranda, briefs, arguments, opinions and proposals made or submitted by or on behalf of any party hereto in connection with Actions under or relating to Regulatory Laws with respect to the transactions contemplated hereby; and

(v) without prejudice to any rights of the parties hereunder, consulting and cooperating in all respects with each other in defending all Actions by or before any Governmental Entity challenging this Agreement or the consummation of the Merger or the other transactions contemplated hereby.

SECTION 6.7 Employment and Employee Benefits Matters; Other Plans.

(a) Subject to applicable Law and without limiting any additional rights that any current or former employee of the Company or any of its Subsidiaries (each, a “Company Employee”) may have under any Company Plan or applicable collective bargaining or labor agreement, as of the Effective Time, and for a period of at least twelve (12) months thereafter, Parent shall cause the Surviving Corporation or another Subsidiary or Affiliate of Parent to provide each employee of the Company and its Subsidiaries who continues employment with Parent, the Surviving Corporation or any of Parent’s other Subsidiaries or Affiliates following the Effective Time (each, a “Continuing Employee”), compensation and benefits that are at a level substantially similar to, and in the aggregate no less favorable than, the compensation and benefits of such employees as of the Effective Time. Parent shall cause the Surviving Corporation to: (i) provide until March 31, 2016 the same medical, dental, vision and welfare benefits and, (ii) provide until December 31, 2016 the same 401(k) plan and benefits, to the Continuing Employees as the Company provided to the Continuing Employees prior to the Closing Nothing in this Agreement shall be construed to prohibit Parent, the Surviving Corporation or any of their subsidiaries from amending or terminating any employee benefit plan or program.

(b) As of and after the Effective Time, subject to applicable Law, Parent and its Subsidiaries and Affiliates (including the Surviving Corporation) will give Continuing Employees full credit for purposes of eligibility and vesting (and, solely with respect to severance, vacation, sick leave and similar paid time-off plans, programs, polices and arrangements (but not pension arrangements), benefit level) under all benefit plans, programs, policies and arrangements maintained for the benefit of Continuing Employees as of and after the Effective Time by Parent or any of its Subsidiaries or Affiliates (including the Surviving Corporation) (each, a “Parent Plan”) for the Continuing Employees’ service with the Company, its Subsidiaries and their predecessor entities to the same extent recognized by the Company or any of its Subsidiaries immediately prior to the Effective Time; provided, that the foregoing shall not apply to the extent that its application would result in the duplication of benefits. With respect to each Parent Plan that is a “welfare benefit plan” (as defined in Section 3(1) of ERISA), subject to applicable Law, Parent and its Subsidiaries and Affiliates (including the Surviving Corporation) shall use commercially reasonable efforts to (i) cause there to be waived any preexisting condition, waiting period and eligibility limitations, to the extent waived, satisfied, not applicable or not included under the corresponding Company Plan, the same was waived or did not apply under Company Plans immediately prior to the Effective Time, and (ii) give effect, in determining any deductible and maximum out of pocket limitations, to claims incurred and amounts paid by, and amounts reimbursed to, Continuing Employees under the corresponding Company Plan during the plan year of such Company Plan in which the Effective Time occurs.

(c) The Company and Parent shall, and shall procure that each of their respective Affiliates shall, notify and/or consult with Employee Representative Bodies in relation to the matters contemplated by this Agreement to the extent that they are required to under applicable Law, any relevant collective bargaining agreement or agreement with any Employee Representative Bodies. The Company and Parent shall, and shall procure that each of their respective Affiliates shall, provide such information and such assistance as may reasonably be required by the other party in connection with their obligations under this Section 6.7(c). The Company shall periodically inform Parent of the status of any negotiations with each respective Employee Representative Body as well as the contents of any agreement or binding statement with each respective Employee Representative Body and shall not enter into any agreements with or issue any binding statements to any Employee Representative Body that will impact any future obligation of Parent or its Affiliates without Parent’s prior written approval, whereas it is understood that such approval shall not be unreasonably withheld or delayed.

(d) Notwithstanding the foregoing, nothing herein shall be construed as an amendment of an existing employee benefit plan of Parent or any of its Affiliates. No Company Employee or Continuing Employee shall have status as a third party beneficiary with respect to enforcing a claim hereunder, and it is expressly acknowledged that the continued employment of each employee of the Company is “at will” and may be terminated by Parent, the Company or the Surviving Corporation, as applicable, or such employees, at any time and for any or no reason.

SECTION 6.8 Takeover Laws. If any “fair price,” “moratorium,” “control share acquisition” or similar takeover Law (collectively, “Takeover Laws”) is or becomes applicable to this Agreement, the Merger, the Voting Agreements or any of the other transactions contemplated hereby, each of the Company and Parent and their respective board of directors shall take all action necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to eliminate or minimize the effect of such Takeover Law on this Agreement, the Merger and the other transactions contemplated hereby.

SECTION 6.9 Notification of Certain Matters. The Company and Parent (on behalf of itself and Merger Sub) shall promptly notify each other of (a) any notice or other communication received by such party or its Representatives from any Governmental Entity in connection with the Merger or the other transactions contemplated hereby or from any Person alleging that the consent of such Person is or may be required in connection with the Merger or the other transactions contemplated hereby, if the subject matter of such communication could be material to the Company, the Surviving Corporation, Parent, Merger Sub or the prompt consummation of the transactions contemplated hereby, (b) any Action commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relates to or is reasonably expected to affect the prompt consummation of the Merger or the other transactions contemplated hereby, (c) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, has caused or would cause or result in any of the conditions to the Merger set forth in Article VII not being satisfied or satisfaction of those conditions being materially delayed, (d) the occurrence or non-occurrence of any event, change, development, circumstance, occurrence, state of facts or effect, individually or in the aggregate, that has caused or is reasonably likely to cause any representation or warranty contained in this Agreement of such party to be untrue or inaccurate in any material respect, or (e) any material failure of the Company, Merger Sub or Parent, as the case may be, or any officer, director, employee, agent or Representative of the Company, Merger Sub or Parent, as applicable, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement; provided, however, that the delivery of any notice pursuant to this Section 6.9 shall not (i) cure any breach of, or non-compliance with, any other provision of this Agreement or (ii) limit the remedies available to the party receiving such notice; provided further, that failure to give prompt notice pursuant to this Section 6.9 shall not constitute a failure of a condition to the Merger set forth in Article VII except to the extent that the underlying fact or circumstance not so notified would, standing alone, constitute such a failure.

SECTION 6.10 Indemnification, Exculpation and Insurance.

(a) The Surviving Corporation and its Subsidiaries shall (and Parent shall cause the Surviving Corporation and its Subsidiaries to) honor and fulfill in all respects all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time and rights to advancement of expenses relating thereto now existing in favor of each present (as of the Effective Time) and former officer, director or employee of the Company or any of its Subsidiaries (the “Indemnified Parties”) as provided in the articles of incorporation or bylaws (or comparable organizational documents) of the Company and its Subsidiaries or in any indemnification agreement between such Indemnified Party and the Company or any of its Subsidiaries listed on Section 6.10(a) of the Company Disclosure Letter, in each case until the sixth (6th) anniversary of the Effective Time, and shall not amend, repeal or otherwise modify in any manner that would adversely affect any right thereunder of any such Indemnified Party for a period of six years after the Effective Time. For the avoidance of doubt, notwithstanding anything contained in Section 2.5, during such six-year period, Parent and the Surviving Corporation shall include and cause to be maintained in effect in the Surviving Corporation (or any successor’s) Articles and bylaws provisions regarding elimination of liability of directors, indemnification of officers, directors and employees, and advancement of expenses to officers, directors and employees that are at least as favorable as those contained in the articles of incorporation or bylaws (or similar organizational documents) of the Company and its Subsidiaries as of the date hereof, and during such six-year period, such provisions shall not be repealed, amended or amended in any manner except as required by applicable Law.

(b) For a period of six years after the Effective Time, Parent shall either cause to be maintained in effect the current policies of directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company and its Subsidiaries (the “Existing Policies”) or cause to be provided substitute policies or purchase or cause the Surviving Corporation to purchase a “tail policy,” in either case on the same terms and conditions as the Existing Policies from insurance carriers with comparable credit ratings, covering, without limitation, the Merger; provided, however, that after the Effective Time, Parent shall not be required to pay with respect to such insurance policies in respect of any one policy year annual premiums in excess of three hundred percent (300%) of the current annual premium paid by the Company prior to the date hereof in respect of the coverage required to be obtained pursuant hereto, but in such case shall purchase as much coverage as reasonably practicable for payment of annual premiums equal to three hundred percent (300%) of current annual premiums; provided further, that if the Surviving Corporation purchases a “tail policy” and the coverage thereunder costs more than three hundred percent (300%) of such current annual premium, the Surviving Corporation shall purchase the maximum amount of coverage that can be obtained for three hundred percent (300%) of such current annual premium.

(c) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its Subsidiaries for any Indemnified Party, it being understood and agreed that the indemnification provided for in this Section 6.10 is not prior to or in substitution for any such claims under such policies.

(d) The indemnification provided for herein shall not be deemed exclusive of any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise. The provisions of this Section 6.10 shall survive the consummation of the Merger and, notwithstanding any other provision of this Agreement that may be to the contrary, expressly are intended to benefit, and shall be enforceable by, each of the Indemnified Parties and their respective heirs and legal representatives.

SECTION 6.11 Rule 16b-3. Prior to the Effective Time, the Company may take such steps as it determines may be reasonably necessary or advisable to cause dispositions of Common Equity Interests of the Company (including Common Shares and derivative securities) pursuant to the transactions contemplated by this Agreement by each individual who is then subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act.

SECTION 6.12 Public Announcements. Each of Parent and Merger Sub, on the one hand, and the Company, on the other hand, shall, to the extent reasonably practicable, consult with each other before issuing, and give each other a reasonable opportunity to review and comment upon, any press release or other public statements with respect to this Agreement, the Merger and the other transactions contemplated hereby and shall not issue any such press release or make any public announcement without the prior consent of the other party, which consent shall not be unreasonably withheld or delayed, unless so required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system, provided that in each such case, the party required to make such disclosure shall use its commercially reasonable efforts to allow the other parties a reasonable time to comment on such release or announcement in advance of such issuance or public disclosure.

SECTION 6.13 Shareholder Litigation. In the event that any shareholder or derivative claim or Action related to this Agreement, the Merger or the other transactions contemplated by this Agreement is filed, or, to the Knowledge of the Company threatened, against the Company or the members of the Company Board prior to the Effective Time, the Company shall promptly notify Parent (and in any event within two (2) Business Days) of any such Action or threat and shall keep Parent reasonably informed with respect to the status thereof. The Company shall reasonably consult with Parent with respect to the defense or settlement of any such Action, and no settlement thereof shall be agreed to without Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

SECTION 6.14 Obligations of Merger Sub. Parent shall take all action necessary to cause Merger Sub and the Surviving Corporation to perform their respective obligations under this Agreement.

SECTION 6.15 Guarantor Shareholder Approval.

As promptly as reasonably practicable following the date of this Agreement, Guarantor shall take all action necessary to prepare and distribute all notices, information and disclosure necessary or advisable for purposes of a meeting of Guarantor shareholders for the purpose of obtaining the Guarantor Shareholder Approval. As promptly as reasonably practicable following the date of this Agreement, Guarantor shall (i) take all action necessary to duly call, give notice of, convene and hold a meeting of its shareholders for the purpose of obtaining the Guarantor Shareholder Approval (the “Guarantor Shareholders Meeting”) and (ii) include in the disclosure materials for the Guarantor Shareholders Meeting any customary recommendation of the board of directors (other than independent directors) of Guarantor that the shareholders of Guarantor vote in favor of the approval of this Agreement, the Merger and each other transaction contemplated under this Agreement.

SECTION 6.16 Guarantor Financing; Company Financing Cooperation.

(a) Guarantor shall use, and shall cause its Affiliates to use, their respective reasonable best efforts to arrange the financing contemplated by the Bank Letter as promptly as practicable on the terms and conditions described in the Bank Letter, including using their respective reasonable best efforts to: (i) maintain in effect the

Bank Letter, (ii) enter into definitive agreements with respect thereto as promptly as practicable on the terms and conditions contained in the Bank Letter, (iii) satisfy, on a timely basis (or, if deemed advisable by Guarantor, seek the waiver of), all conditions applicable to Guarantor, Parent or Merger Sub in such definitive agreements; and (iv) obtain, on a timely basis, all Permits, if any, required under applicable Laws of the People’s Republic of China to be obtained by Guarantor and necessary for the proceeds of the financing contemplated by the Bank Letter to be made available to Guarantor or Parent on the Closing Date; provided, that this covenant shall not require Guarantor or any of its Affiliates to commence any action against any of the other parties to the Bank Letter or to the definitive agreements with respect thereto. Guarantor shall have the right to amend, replace, supplement or otherwise modify, or waive any of its rights under the Bank Letter, and/or substitute or add other debt financing for all or any portion of the financing contemplated by the Bank Letter from the same and/or alternative lenders (as amended, replaced, supplemented, modified, waived or substituted, a “Replacement Letter”); provided that Guarantor shall not agree to, or permit, any Replacement Letter without the prior written consent of the Company if such Replacement Letter would reasonably be expected to prevent or materially delay or impair the ability of Parent and Merger Sub to consummate the Merger and the other transactions contemplated by this Agreement. Guarantor shall promptly deliver to the Company copies of any Replacement Letter (which, for clarity, includes any amendment, replacement, supplement, modification, waiver or substitution of the Bank Letter). With respect to any Replacement Letter, Guarantor, Parent and Merger Sub shall make the representations and warranties provided in Section 5.7 as of the date of such Replacement Letter, and Guarantor, Parent, Merger Sub and the Company shall perform their obligations under this Section 6.16, replacing Bank Letter with Replacement Letter in each instance. In the event that any portion of the financing contemplated by the Bank Letter becomes unavailable on the terms and conditions contemplated in the Bank Letter, (x) Guarantor shall promptly so notify the Company and (y) Guarantor shall use its reasonable best efforts to arrange and obtain, and to negotiate and enter into definitive agreements with respect to, alternative bank debt financing from alternative Financing Source in an amount sufficient to consummate the transactions contemplated by this Agreement upon conditions not materially less favorable, taken as a whole, to Guarantor’s interests than those in the Bank Letter, as promptly as practicable following the occurrence of such event (and in any event no later than the Effective Time). Guarantor shall give the Company prompt notice if it is reasonably expected that Guarantor will not be able to obtain all or any portion of the financing contemplated by the Bank Letter and otherwise keep the Company reasonably informed, at the Company’s request, of material developments in Guarantor’s efforts to arrange the financing contemplated by the Bank Letter.

(b) Prior to the earlier of the termination of this Agreement pursuant to Article VIII and the Effective Time, the Company shall, and shall cause its Subsidiaries and its and their respective Representatives to, at Guarantor’s sole expense (such expense to be reasonable), cooperate in connection with the arrangement of the financing contemplated by the Bank Letter as may be reasonably requested by Guarantor (provided that such requested cooperation is otherwise consistent with this Agreement and does not unreasonably interfere with the ongoing operations of the Company and its Subsidiaries), including:

(i) providing to Guarantor and the Financing Source and their respective Representatives financial and other information regarding the Company and its Subsidiaries as may be reasonably requested by Guarantor in connection with the financing contemplated by the Bank Letter, making the Company’s senior management, officers and advisors available to assist the Financing Source and otherwise reasonably cooperating in connection with the consummation of the financing contemplated by the Bank Letter;

(ii) executing and delivering, as of the Effective Time, any definitive financing or security documents, and any other certificates, documents and instruments relating to guarantees, the pledge of collateral and other matters ancillary to the financing contemplated by the Bank Letter, as may be reasonably requested by Guarantor in connection with the financing contemplated by the Bank Letter and otherwise reasonably facilitating the pledging of collateral, and the replacement or backing of any outstanding letter of credit maintained or provided by the Company or its Subsidiaries effective as of the Closing Date;

(iii) furnishing all documentation and other information about the Company and its Subsidiaries that the Financing Source has reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering or similar rules and regulations;

(iv) taking all corporate actions (the effectiveness of which shall be subject to the occurrence of the Effective Time) necessary to permit the consummation of the financing contemplated by the Bank Letter, and to permit the proceeds thereof to be made available to Guarantor or Parent on the Closing Date to consummate the Merger; and

(v) using reasonable best efforts to cooperate with Guarantor and Parent to satisfy any conditions precedent to the financing contemplated by the Bank Letter to the extent within the control of the Company and its Subsidiaries.

(c) Neither the Company nor any of its Subsidiaries shall be required to (1) pay any commitment or other similar fee in connection with the financing contemplated by the Bank Letter prior to the Effective Time that is not advanced or substantially simultaneously reimbursed by Guarantor or (2) be an obligor with respect to the financing contemplated by the Bank Letter, or incur any obligation under any certificate, document or instrument relating to the financing contemplated by the Bank Letter that is effective, in each case prior to the Effective Time, or (3) take any action (A) under any certificate, document or instrument relating to the financing contemplated by the Bank Letter that is not contingent upon the Closing (including the entry into any agreement that is effective before the Effective Time) or (B) that would reasonably be expected to cause any director, officer or employee of the Company or any of its Subsidiaries to incur any personal liability relating the financing contemplated by the Bank Letter.

SECTION 6.17 Escrow of Parent Termination Fee. As of the date hereof, Parent has deposited, or has caused to be deposited, an amount of cash equal to the Parent Termination Fee (such deposited amount, the “Parent Escrow Amount”) with the Escrow Agent, as collateral and security for the payment of the Parent Termination Fee pursuant to Section 8.3(c), and which amount shall be held and released by the Escrow Agent subject to the terms of this Agreement and the Parent Escrow Agreement; provided, however, that the Escrow Agent shall release the Parent Escrow Amount (together with any interest accrued thereon) on the Closing Date or on such other date as is provided in the Parent Escrow Agreement.

ARTICLE VII

CONDITIONS PRECEDENT

SECTION 7.1 Conditions to Each Party’s Obligation to Effect the Merger. The obligation of each party to effect the Merger is subject to the satisfaction at or prior to the Effective Time of the following conditions:

(a) Shareholder Approval. The Company Shareholder Approval shall have been obtained.

(b) No Injunctions or Legal Restraints; Illegality. No temporary restraining order, preliminary or permanent injunction or other judgment, order or decree issued by any court of competent jurisdiction or other applicable legal restraint or prohibition shall be in effect, and no applicable Law shall have been enacted, entered, promulgated, enforced or deemed applicable by any Governmental Entity that, in any case, prohibits or makes illegal the consummation of the Merger.

(c) Antitrust. Any applicable waiting period (and any extension thereof) relating to the transactions contemplated by this Agreement shall have expired or been terminated under the HSR Act and any other Antitrust Law of the jurisdictions set forth in Schedule 7.1(c) or any requisite consents shall have been obtained.

(d) CFIUS Clearance. The period of time for any consideration by CFIUS of the Merger (including a review and, if deemed appropriate by CFIUS, an investigation) shall have expired or been terminated, or CFIUS shall have provided a written notice to the parties to the effect that either: (i) the Merger is not a covered transaction under Section 721 of the Defense Production Act of 1950, as amended; (ii) the review of the Merger has concluded and there are no issues of national security sufficient to warrant investigation; or (iii) an investigation has been conducted and either (A) CFIUS has concluded that there are no unresolved issues of national security or (B) the time period for consideration of the Merger by the President of the United States shall have elapsed and the President shall not have taken any action to block, rescind or restrict the Merger or any of the transactions contemplated by this Agreement.

SECTION 7.2 Conditions to the Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction, or waiver by the Company, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except for inaccuracies of representations or warranties the circumstances giving rise to which have not had and would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect (it being understood that, for purposes of determining the accuracy of such representations and warranties, all materiality, “Parent Material Adverse Effect” and similar qualifiers set forth in such representations and warranties shall be disregarded).

(b) Performance of Obligations of Parent and Merger Sub. Parent and Merger Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Effective Time.

(c) Officers’ Certificate. The Company shall have received a certificate signed by an executive officer of Parent certifying as to the matters set forth in Section 7.2(a) and 7.2(b).

SECTION 7.3 Conditions to the Obligations of Parent and Merger Sub. The obligation of Parent and Merger Sub to effect the Merger is also subject to the satisfaction, or waiver by Parent, at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in Sections 4.1(a) (Organization, Standing and Power), 4.3 (Authority), 4.23 (Brokers) and 4.24 (Fairness Opinion) shall, if qualified by materiality or “Company Material Adverse Effect” be true and correct in all respects, or, if not so qualified by materiality or “Company Material Adverse Effect,” shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), (ii) the representations and warranties of the Company contained in Sections 4.2 (Capital Stock) and 4.9(ii) (Absence of Certain Changes or Events) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date) (subject, in the case of Section 4.2, to de minimis exceptions), and (iii) the other representations and warranties of the Company contained in Article IV (disregarding all materiality and Company Material Adverse Effect qualifications contained therein) shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date as though made as of the Closing Date with, in the case of this clause (iii) only, only such exceptions as have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Effective Time.

(c) Absence of Company Material Adverse Effect. Since the date of this Agreement, a Company Material Adverse Effect shall not have occurred and be continuing.

(d) Officers’ Certificate. Parent shall have received a certificate signed by an executive officer of the Company certifying as to the matters set forth in Section 7.3(a), 7.3(b) and 7.3(c).

(e) Guarantor Shareholder Approval. The Guarantor Shareholder Approval shall have been obtained.

SECTION 7.4 Frustration of Closing Conditions. None of Parent, Merger Sub or the Company may rely on the failure of any condition set forth in this Article VII to be satisfied if such failure was caused by such party’s breach of this Agreement.

ARTICLE VIII

TERMINATION, AMENDMENT AND WAIVER

SECTION 8.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained (with any termination by Parent also being an effective termination by Merger Sub):

(a) by mutual written consent of Parent and the Company;

(b) by either Parent or the Company:

(i) if the Merger shall not have been consummated on or before February 12, 2016 (the “Termination Date”); provided, that neither party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) if any action of such party or failure of such party to perform or comply with the covenants and agreements of such party (which shall, in the case of Parent, include Merger Sub) set forth in this Agreement shall have been the direct cause of, or resulted directly in, the failure of the Merger to be consummated by the Termination Date and such action or failure to perform constitutes a material breach of this Agreement;

(ii) if any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, rule or decree, or taken any other action restraining, enjoining or otherwise prohibiting any of the transactions contemplated by this Agreement and such judgment, order, injunction, rule, decree or other action shall have become final and nonappealable;

(iii) if the Company Shareholder Approval shall not have been obtained at the Company Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of this Agreement was taken; or

(iv) if the Guarantor Shareholder Approval shall not have been obtained at the Guarantor Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof at which a vote on the approval of this Agreement was taken;

(c) by the Company:

(i) if Parent or Merger Sub shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 7.1 or 7.2 and (B) cannot be cured by the Termination Date; provided, that, if curable, the Company shall have given Parent written notice, delivered at least 30 days prior to such termination, stating the Company’s intention to terminate this Agreement pursuant to this Section 8.1(c)(i) and the basis for such termination; provided further, that the Company shall not have the right to terminate this Agreement pursuant to this Section 8.1(c)(i) if it is then in material breach of any of its covenants or agreements set forth in this Agreement;

(ii) at any time prior to the receipt of the Company Shareholder Approval, in order to enter into an agreement for a transaction that is a Superior Proposal, if (A) the Company has complied with the provisions of Section 6.3 in all material respects and (B) prior to or concurrently with such termination, the Company pays the Company Termination Fee due under Section 8.3; or

(iii) (A) the conditions set forth in Sections 7.1 and 7.3 (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied, (B) the Company has irrevocably confirmed by written notice to Parent that all conditions set forth in Section 7.2 have been satisfied or that it is willing to waive any unsatisfied conditions in Section 7.2 and (C) the Merger shall not have been consummated within three (3) Business Days following the later to occur of (x) the date the Closing should have occurred pursuant to Section 2.2 and (y) the delivery of such notice.

(d) by Parent:

(i) if the Company shall have breached or failed to perform any of its representations, warranties, covenants or agreements set forth in this Agreement, which breach or failure to perform (A) would result in the failure of a condition set forth in Section 7.1 or 7.3 and (B) cannot be cured by the Termination Date; provided, that, if curable, Parent shall have given the Company written notice, delivered at least thirty (30) days prior to such termination, stating Parent’s intention to terminate this Agreement pursuant to this Section 8.1(d)(i) and the basis for such termination; provided further, that Parent shall not have the right to terminate this Agreement pursuant to this Section 8.1(d)(i) if Parent or Merger Sub is then in material breach of any of its covenants or agreements set forth in this Agreement; or

(ii) (A) the Company Board shall have effected an Adverse Recommendation Change, (B) any tender offer or exchange offer that constitutes an Acquisition Proposal is commenced, and the Company Board shall not have recommended that the shareholders of the Company reject such tender offer or exchange offer and not tender their Common Shares into such tender offer or exchange offer within ten (10) Business Days after commencement of such tender offer or exchange offer, (C) the Company shall have committed a Willful Breach of Section 6.3 in any material respect, (D) the Company shall have failed to include the recommendation of the Company Board that the shareholders of the Company vote in favor of the approval of this Agreement in the Proxy Statement, or (E) the Company or the Company Board (or any committee thereof) shall resolve, authorize or publicly propose to take any of the actions specified in clauses (A), (B) or (D).

The party desiring to terminate this Agreement pursuant to this Section 8.1 (other than pursuant to Section 8.1(a)) shall give notice of such termination to the other party.

SECTION 8.2 Effect of Termination. In the event of termination of the Agreement, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent, Merger Sub or the Company, except that the Confidentiality Agreement, the Parent Escrow Agreement and the provisions of Section 4.22 (Brokers), Section 6.5(b) (Confidentiality), Section 6.12 (Public Announcements), Section 6.17 (Escrow of Parent Termination Fee), this Section 8.2 (Effect of Termination), Section 8.3 (Fees and Expenses), Section 9.2 (Notices), Section 9.3 (Entire Agreement), Section 9.4 (Parties in Interest), Section 9.5 (Governing Law), Section 9.6 (Submission to Jurisdiction), Section 9.9 (Assignment; Successors), Section 9.10 (Enforcement), Section 9.11 (Severability), Section 9.12 (Waiver of Jury Trial) and Section 9.14 (No Presumption Against Drafting Party) of this Agreement shall survive the termination hereof; provided, however, that none of Parent, Merger Sub or the Company shall be released from (i) any liabilities or damages arising out of a Willful Breach of any covenant or agreement set forth in this Agreement or fraud, or (ii) payment of any fees and expenses set forth in Section 8.3.

SECTION 8.3 Fees and Expenses.

(a) Except as otherwise provided in this Section 8.3 and Section 6.6(c), all fees and expenses incurred in connection with this Agreement, the Merger and the other transactions contemplated hereby shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that the expenses (other than attorney’s fees) incurred in connection with the filing, printing and mailing of the Proxy Statement (including applicable SEC filing fees) shall be shared equally by Parent and the Company.

(b) In the event that:

(i) this Agreement is terminated by either Parent or the Company pursuant to Section 8.1(b)(i) or Section 8.1(b)(iii) and (A) at any time after the date of this Agreement and prior to the termination under

Section 8.1(b)(i) or the taking of a vote to approve this Agreement at the Company Shareholders Meeting or any adjournment or postponement thereof (in the case of a termination pursuant to Section 8.1(b)(iii)), an Acquisition Proposal shall have been publicly announced or publicly made known to the shareholders of the Company and not publicly withdrawn in good faith at least two (2) Business Days prior to such termination under Section 8.1(b)(i) or such vote to approve this Agreement, as applicable, and (B) within twelve (12) months after such termination, the Company shall have consummated, or entered into a definitive agreement with respect to, an Acquisition Proposal that is later consummated (regardless of whether such consummation occurs during or after such twelve (12) month period) (provided, that for purposes of this Section 8.3(b)(i), the references to “fifteen percent (15%) or more” in the definition of Acquisition Proposal shall be deemed to be references to “more than fifty percent (50%)”);

(ii) this Agreement is terminated by the Company pursuant to Section 8.1(c)(ii); or

(iii) this Agreement is terminated by Parent pursuant to Section 8.1(d)(ii).

then, in any such case, the Company shall pay Parent a termination fee of $4,000,000(the “Company Termination Fee”), it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion.

(c) In the event that this Agreement is terminated (x) by either the Company or Parent pursuant to Section 8.1(b)(iv), or (y) by the Company pursuant to Section 8.1(c)(iii), then, in any such case, Parent shall (and Guarantor shall cause Parent to) pay or cause to be paid to the Company a termination fee of $8,000,000 (the “Parent Termination Fee”), it being understood that in no event shall Guarantor or Parent be required to pay the Parent Termination Fee on more than one occasion.

(d) Payment of the Company Termination Fee, if applicable, shall be made by wire transfer of same day funds to the account or accounts designated by Parent (i) prior to or concurrently with the consummation of the applicable Acquisition Proposal referenced in Section 8.3(b)(i)(B) in the case of a Company Termination Fee payable pursuant to Section 8.3(b)(i), (ii) prior to or concurrently with such termination (and as a condition to the effectiveness of such termination), in the case of termination by the Company pursuant to Section 8.1(c)(ii) or (iii) within two (2) Business Days after termination by Parent pursuant to Section 8.1(d)(ii). Parent and the Company shall cause payment of the Parent Termination Fee, if applicable, to be made by causing the Escrow Agent to deliver to the Company, in accordance with the terms of the Parent Escrow Agreement, the Parent Escrow Amount within two (2) Business Days after such termination.

(e) Each of the Company, Parent and Merger Sub acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the other parties would not enter into this Agreement; accordingly, if the other party, as applicable, fails promptly to pay any amounts due pursuant to this Section 8.3, and, in order to obtain such payment, Parent or the Company, as applicable, commences a suit that results in a judgment against the other party for the amounts set forth in this Section 8.3, the other party shall pay to the Company or Parent, as applicable, its reasonable costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the amounts due pursuant to this Section 8.3 from the date such payment was required to be made until the date of payment, at the prime lending rate as published in The Wall Street Journal in effect on the date such payment was required to be made.

(f) Notwithstanding anything to the contrary in this Agreement, in the event the Closing does not occur (i) if the Company is entitled to receive the Parent Termination Fee, the Company’s right to receive payment of an amount equal to the Parent Termination Fee from Parent or the Guarantor, together with the right to receive applicable costs of collection, if any, payable pursuant to Section 8.3(e) (subject to the Company’s right to seek specific performance prior to termination of the Agreement pursuant to Section 9.10), shall be the sole and exclusive remedies of the Company and its Subsidiaries and stockholders against Parent, Merger Sub, the Guarantor and any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees (collectively, the “Parent Related Parties”) or any party to the Bank Letter (or, if applicable, any Replacement Letter) and any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees for any loss suffered as a result of the failure of the Merger or the financing contemplated by the Bank Letter (or, if applicable, any Replacement Letter) to be consummated or for a breach or failure to perform hereunder or under the Bank Letter (or, if applicable, any Replacement Letter) (whether intentionally, unintentionally, knowingly, willfully or otherwise, including a Willful Breach) or otherwise, and (ii) upon the Company’s receipt of the Parent Termination Fee and costs of collection, if any, none of the Parent Related Parties nor any party to the Bank Letter (or, if applicable, any Replacement Letter) and any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. Notwithstanding anything to the contrary in this Agreement, in the event the Closing does not occur (x) if Parent is entitled to receive the Company Termination Fee, Parent’s right to receive payment from the Company of an amount equal to the Company Termination Fee, together with the right to receive applicable costs of collection, if any, payable pursuant to Section 8.3(e) (subject to Parent’s right to seek specific performance prior to termination of this Agreement pursuant to Section 9.10) shall be the sole and exclusive remedy of the Parent Related Parties against the Company and its Subsidiaries and any of their respective former, current and future direct or indirect equity holders, controlling persons, stockholders, directors, officers, employees, agents, Affiliates, members, managers, general or limited partners or assignees (collectively, “Company Related Parties”) for any loss suffered as a result of the failure of the Merger to be consummated or for a breach or failure to perform hereunder (whether intentionally, unintentionally, knowingly, willfully or otherwise, including a Willful Breach) or otherwise and (y) upon Parent’s receipt of the Company Termination Fee and costs of collection, if any, none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the transactions contemplated hereby. For the avoidance of doubt, (1) under no circumstances will the Parent Related Parties or any party to the Bank Letter (or, if applicable, any Replacement Letter), including for any type of damage relating to this Agreement, be liable for monetary damages in excess of the amount of the Parent Termination Fee (and any amounts payable to the Company pursuant to Section 8.3(e)) whether to the Company or any other Company Related Party and (2) while the Company may pursue both a grant of specific performance in accordance with Section 9.10 and the payment of the Parent Termination Fee under Section 8.3, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance and money damages, including all or any portion of the Parent Termination Fee.

ARTICLE IX

GENERAL PROVISIONS

SECTION 9.1 Nonsurvival of Representations and Warranties. None of the representations, warranties, covenants or agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, other than those covenants or agreements of the parties hereto which by their terms apply, or are to be performed in whole or in part, after the Effective Time.

SECTION 9.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or e-mail, upon written confirmation of receipt by facsimile, email or otherwise (provided that any notice received by facsimile transmission, email or otherwise at the addressee’s location on any day that is not a Business Day or on any Business Day after 5:00 pm (local time) shall be deemed to have been received at 9:00 am (local time) on the next Business Day), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized international next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to Guarantor, Parent, Merger Sub or the Surviving Corporation, to:

Leyard American Corporation

1692 Barclay Blvd

Buffalo Grove, IL 60089

Attention: Zach Zhang

Facsimile: (224) 676-1263

E-mail: zach.zhang@leyardusa.com

with a copy (which shall not constitute notice) to:

Shearman & Sterling LLP

1460 El Camino Real, 2nd Floor

Menlo Park, CA 94025

Attention: Chris Forrester and Michael Dorf

Facsimile: (650) 838-3699

E-mail: chris.forrester@shearman.com and

mdorf@shearman.com

(ii) if to the Company, to:

Planar Systems, Inc.

1195 NW Compton Drive

Beaverton, Oregon 97006

Attention: Stephen M. Going

Senior Vice President, General Counsel and Secretary

Facsimile: 503-748-8909

E-mail: Steve.Going@Planar.com

with a copy (which shall not constitute notice) to:

Perkins Coie LLP

1120 NW Couch Street, 10th Floor

Portland, OR 97209-4128

Attention: Roy Tucker and Chris Hall

Facsimile: (503) 727-2222

E-mail: RTucker@perkinscoie.com and CHall@perkinscoie.com

SECTION 9.3 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto), the Company Disclosure Letter and the Confidentiality Agreement constitute the entire agreement, and supersede all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings among the parties with respect to the subject matter hereof and thereof.

SECTION 9.4 Parties in Interest

(a) Nothing in this Agreement is intended to or shall confer upon any Person other than the parties hereto and their respective successors and permitted assigns legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement, other than after the Effective Time, (i) with respect to Section 6.10 which shall inure to the benefit of the Persons benefiting therefrom who are intended to be third party beneficiaries thereof, and (ii) with respect to Section 8.3(f) which shall insure to the benefit of the Financing Source and its Affiliates, successors, legal representatives and permitted assigns; provided, however, nothing contained in this Section 9.4 shall limit the ability of the Company to amend this Agreement prior to the Effective Time pursuant to Section 9.7.

(b) Notwithstanding the foregoing, the representations and warranties in this Agreement are the product of negotiations among the parties hereto and are for the sole benefit of the parties hereto. The representations and warranties in this Agreement may represent an allocation among the parties hereto of risks associated with particular matters. Accordingly, Persons other than the parties hereto may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.

SECTION 9.5 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York, provided, that the laws of the State of Oregon shall govern with respect to Oregon corporate law issues.

SECTION 9.6 Submission to Jurisdiction. Subject to Section 9.15, each of the parties irrevocably agrees that any Action arising out of or relating to this Agreement or the transactions contemplated hereby brought by any party or its Affiliates against any other party or its Affiliates shall be brought and determined exclusively in any New York state court sitting in the Borough of Manhattan (and if jurisdiction in the New York state courts sitting in the Borough of Manhattan shall be unavailable, the Federal courts of the United States of America sitting in the Southern District of New York). Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such Action arising out of or relating to this Agreement and the transactions contemplated hereby. Subject to Section 9.15, each of the parties hereto agrees not to commence any Action arising out of or relating to this Agreement or the transactions contemplated hereby except in the New York state courts sitting in the Borough of Manhattan (and if jurisdiction in the New York state courts sitting in the Borough of Manhattan shall be unavailable, the Federal courts of the United States of America sitting in the Southern District of New York), other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by the New York state courts sitting in the Borough of Manhattan (and if jurisdiction in the state courts sitting in the Borough of Manhattan shall be unavailable, the Federal courts of the United States of America sitting in the Southern District of New York) as described herein. Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Subject to Section 9.15, each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the New York state courts sitting in the Borough of Manhattan (and if jurisdiction in the New York state courts sitting in the Borough of Manhattan shall be unavailable, the Federal courts of the United States of America sitting in the Southern District of New York) as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 9.7 Amendment or Supplement. This Agreement may be amended, modified or supplemented by the parties hereto by action taken or authorized by their respective boards of directors at any time prior to the Effective Time, whether before or after the Company Shareholder Approval has been obtained; provided, however, that after the Company Shareholder Approval has been obtained, no amendment may be made that pursuant to applicable Law requires further approval by the shareholders of the Company without such further approval. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing, signed by each of the parties.

SECTION 9.8 Extension of Time; Waiver. At any time prior to the Effective Time, Parent and Merger Sub, on the one hand, and the Company, on the other hand, may, by action taken or authorized by their respective boards of directors, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or acts of the other, (b) waive any inaccuracies in the representations and warranties of the other set forth in this Agreement or any document delivered pursuant hereto, or (c) subject to applicable Law, waive compliance with any of the agreements or conditions of the other contained herein; provided, however, that after the Company Shareholder Approval has been obtained, no waiver may be made that pursuant to applicable Law requires further approval by the shareholders of the Company without such further approval. Any agreement on the part of a party hereto to any such waiver shall be valid only if expressly set forth in a written instrument executed and delivered by a duly authorized officer on behalf of such party. No failure or delay of any party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereunder are cumulative and are not exclusive of any rights or remedies which they would otherwise have hereunder.

SECTION 9.9 Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by any party without the prior written consent of the other parties, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

SECTION 9.10 Specific Performance. The parties hereto agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy would occur and the parties hereto would not have an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, subject to the immediately following sentence, the parties hereto acknowledge and agree that (a) each of the Company, Parent and Merger Sub shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the courts described in Section 9.6 without proof of damages or otherwise, this being in addition to any other remedy to which they are entitled under this Agreement. Notwithstanding anything herein to the contrary, it is hereby acknowledged and agreed that the Company shall be entitled to seek specific performance (i) to cause the Guarantor to seek to obtain the Guarantor Shareholder Approval pursuant to Section 6.15, or (ii) to cause the Guarantor to enforce the obligations of the Financing Source to fund the financing contemplated by the Bank Letter (or, if applicable, any Replacement Letter), but only, in the case of this clause (ii), in the event that (x) the conditions set forth in Sections 7.1 and 7.3 (other than conditions that by their nature are to be satisfied at the Closing) have been satisfied on the date the Closing should have been consummated pursuant to the terms of this Agreement but for the failure of Parent and/or Merger Sub to effect the Closing in accordance with Section 2.2, (y) the Company has irrevocably confirmed in writing that if the financing contemplated by the Bank Letter (or, if applicable, any Replacement Letter) are funded, then it would take such actions that are within its control to cause the Closing to occur (including waiving any unsatisfied conditions in Section 7.2), and (z) such specific performance would result in the consummation of the Merger in accordance with this Agreement substantially contemporaneously with the consummation of the financing contemplated by the Bank Letter (or, if applicable, any Replacement Letter) (or, if applicable, any Replacement Letter). Notwithstanding the prior sentence, no rights granted to the Company hereunder shall reduce, alter or modify the rights of the Financing Source under the Bank Letter (or, if applicable, any Replacement Letter). Each of the parties agrees that it will not oppose the granting of an injunction, specific performance and other equitable relief as provided herein on the basis that (x) either party has an adequate remedy at law or (y) an award of specific performance is not an appropriate remedy for any reason at law or equity. Each of the parties hereto acknowledges that the agreements contained in this Section 9.10 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, the parties hereto would not enter into this Agreement. For the avoidance of doubt, under no circumstances shall the Company be permitted or entitled to receive both a grant of specific performance of the consummation of the Merger pursuant to this Section 9.10 and the payment of all or any portion of the Parent Termination Fee.

SECTION 9.11 Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provision in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

SECTION 9.12 Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (a) NO AGENT, ATTORNEY OR OTHER REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.12.

SECTION 9.13 Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and Parent and Merger Sub, on the one hand, and the Company, on the other hand, have delivered to the other. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

SECTION 9.14 No Presumption Against Drafting Party. Each of Parent, Merger Sub and the Company acknowledges that each party to this Agreement has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

SECTION 9.15 Dispute Resolution.

(a) Subject to Section 9.5, any dispute, controversy or claim brought by the Company solely against Guarantor arising out of or relating to this Agreement or its subject matter (including a dispute regarding the existence, validity, formation, effect, interpretation, performance by Guarantor or termination of this Agreement) (each, a “Guarantor Dispute”) shall be finally settled by arbitration. The place of arbitration shall be Singapore, and the arbitration shall be administered in accordance with the Arbitration Rules of the Singapore International Arbitration Centre (the “Centre”) then in effect (the “Rules”), which Rules are deemed to be incorporated by reference in this Section 9.15. The arbitration shall be decided by a tribunal of three (3) arbitrators to be appointed in accordance with the Rules and arbitral tribunal. Arbitration proceedings (including but not limited to any arbitral award rendered) shall be in English. The tribunal shall decide any dispute submitted by the parties strictly in accordance with the substantive law of the State of New York and shall not apply any other substantive law. Subject to the agreement of the tribunal, any Guarantor Dispute(s) which arise subsequent to the commencement of arbitration of any existing Guarantor Dispute(s) shall be resolved by the tribunal already appointed to hear the existing Guarantor Dispute(s). The award of the arbitration tribunal shall be published in English and Chinese and shall be final and conclusive and binding upon Guarantor and the Company as from the date rendered. Judgment upon any award may be entered and enforced in any court having jurisdiction over a party or any of its assets. For the purpose of enforcing this agreement to arbitrate, the parties irrevocably and unconditionally submit to the jurisdiction of the courts of Singapore and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum. For the purpose of enforcement of an award, the parties hereto irrevocably and unconditionally waive any defense of inconvenient forum in any court of competent jurisdiction.

(b) If a party objects, in whole or in part, to a specific document request made during the course of the arbitration, the arbitral panel will make its ruling under the disclosure standards of the 2014 Federal Rules of Civil Procedure of the United States, or the equivalent provision of those rules in effect as of the date the request for arbitration was submitted to the other party, as that provision has been construed in In re Surety Assoc. of America, 388 F.2d 412, 414 (2d Cir. 1967) and even if the substantive law applicable to any dispute arising out of or relating to this agreement is in conflict with those Rules. The parties will be permitted to take up to five depositions.

(c) Any dispute, controversy or claim brought by the Company against any party other than the Guarantor shall be brought in accordance with Section 9.5 and Section 9.6.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

LEYARD AMERICAN CORPORATION

By:	/s/ Zach Zhang
Name:	Zach Zhang
Title:	President

LEYARD OPTOELECTRONIC CO., LTD.

By:	/s/ Jun (Victor) Li
Name:	Jun (Victor) Li
Title:	Chairman

LEOPARD ACQUISITION CORPORATION

By:	/s/ Zach Zhang
Name:	Zach Zhang
Title:	President

PLANAR SYSTEMS, INC.

By:	/s/ Gerald K. Perkel
Name:	Gerald K. Perkel
Title:	President & Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ANNEX B

August 12, 2015

The Board of Directors

Planar Systems, Inc.

1195 NW Compton Dr.

Beaverton, Oregon 97006

Members of the Board of Directors:

We understand that Planar Systems, Inc. (“the Company”) proposes to enter into an Agreement and Plan of Merger, dated as of August 12, 2015 (the “Agreement”), among Leyard American Corporation (“Buyer”), Leopard Acquisition Corporation (“Merger Sub”), Leyard Optoelectronic Co., Ltd. (the “Guarantor”) and the Company, pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”) and each outstanding share of the common stock, no par value, of the Company (“Company Common Stock”) will be converted into the right to receive $6.58 in cash (the “Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.

You have requested our opinion as to the fairness, from a financial point of view, to the holders of Company Common Stock of the Consideration to be received by such holders in the Merger.

In connection with this opinion, we have, among other things:

(a)	reviewed certain publicly available business and financial information relating to the Company;

(b)	reviewed certain internal financial and operating information with respect to the business, operations and prospects of the Company furnished to or discussed with us by the management of the Company, including certain financial forecasts relating to the Company prepared by the management of the Company (such forecasts, “Company Forecasts”);

(c)	discussed the past and current business, operations, financial condition and prospects of the Company with members of senior management of the Company;

(d)	reviewed the trading history for Company Common Stock;

(e)	compared certain financial and stock market information of the Company with similar information of other companies we deemed relevant;

(f)	compared certain financial terms of the Merger to financial terms, to the extent publicly available, of other transactions we deemed relevant;

The Board of Directors

Planor Systems, Inc.

(g)	considered the results of our efforts on behalf of the Company to solicit, at the direction of the Company, indications of interest from third parties with respect to a possible acquisition of all of the Company;

(h)	reviewed a draft, dated August 11, 2015, of the Agreement (the “Draft Agreement”); and

(i)	performed such other analyses and studies and considered such other information and factors as we deemed appropriate.

In arriving at our opinion, we have assumed and relied upon, without independent verification, the accuracy and completeness of the financial and other information and data publicly available or provided to or otherwise reviewed by or discussed with us and have relied upon the assurances of the management of the Company that they are not aware of any facts or circumstances that would make such information or data inaccurate or misleading in any material respect. With respect to the Company Forecasts, we have been advised by the Company, and have assumed, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of the management of the Company as to the future financial performance of the Company. We have not made or been provided with any independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we made any physical inspection of the properties or assets of the Company. We have not evaluated the solvency or fair value of the Company or Buyer under any state, federal or other laws relating to bankruptcy, insolvency or similar matters. We have assumed, at the direction of the Company, that the Merger will be consummated in accordance with its terms, without waiver, modification or amendment of any material term, condition or agreement and that, in the course of obtaining the necessary governmental, regulatory and other approvals, consents, releases and waivers for the Merger, no delay, limitation, restriction or condition, including any divestiture requirements or amendments or modifications, will be imposed that would have an adverse effect on the Company or the contemplated benefits of the Merger. We also have assumed, at the direction of the Company, that the final executed Agreement will not differ in any material respect from the Draft Agreement reviewed by us.

We express no view or opinion as to any terms or other aspects of the Merger (other than the Consideration to the extent expressly specified herein), including, without limitation, the form or structure of the Merger. Our opinion is limited to the fairness, from a financial point of view, of the Consideration to be received by holders of Company Common Stock and no opinion or view is expressed with respect to any consideration received in connection with the Merger by the holders of any class of securities, creditors or other constituencies of any party. In addition, no opinion or view is expressed with respect to the fairness (financial or otherwise) of the amount, nature or any other aspect of any compensation to any of the officers, directors or employees of any party to the Merger, or class of such persons, relative to the Consideration. Furthermore, no opinion or view is expressed as to the relative merits of the Merger in comparison to other strategies or transactions that might be available to the Company or in which the Company might engage or as to the underlying business decision of the Company to proceed with or effect the Merger. In addition, we express no opinion or recommendation as to how any shareholder should vote or act in connection with the Merger or any related matter.

We have acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon the rendering of this opinion and a significant portion of which is contingent upon consummation of the Merger. In addition, the Company has agreed to reimburse our expenses and indemnify us against certain liabilities arising out of our engagement.

The Board of Directors

Planor Systems, Inc.

We and our affiliates comprise a full service securities firm and commercial bank engaged in securities, commodities and derivatives trading, foreign exchange and other brokerage activities, and principal investing as well as providing investment, corporate and private banking, asset and investment management, financing and financial advisory services and other commercial services and products to a wide range of companies, governments and individuals. In the ordinary course of our businesses, we and our affiliates may invest on a principal basis or on behalf of customers or manage funds that invest, make or hold long or short positions, finance positions or trade or otherwise effect transactions in equity, debt or other securities or financial instruments (including derivatives, bank loans or other obligations) of the Company, Buyer, the Guarantor and certain of their respective affiliates.

We and our affiliates in the past have provided, currently are providing, and in the future may provide investment banking, commercial banking and other financial services to the Company and have received or in the future may receive compensation for the rendering of these services, including (i) having acted as lender under certain credit facilities, term loans and letters of credit for the Company and (ii) having provided or providing certain treasury and management services and products to the Company.

It is understood that this letter is for the benefit and use of the Board of Directors of the Company (in its capacity as such) in connection with and for purposes of its evaluation of the Merger.

Our opinion is necessarily based on financial, economic, monetary, market and other conditions and circumstances as in effect on, and the information made available to us as of, the date hereof. As you are aware, the credit, financial and stock markets in the People’s Republic of China have been experiencing unusual volatility and we express no opinion or view as to any potential effects of such volatility on the Buyer, the Guarantor or the Transaction. It should be understood that subsequent developments may affect this opinion, and we do not have any obligation to update, revise, or reaffirm this opinion. The issuance of this opinion was approved by our Americas Fairness Opinion Review Committee.

The Board of Directors

Planor Systems, Inc.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion on the date hereof that the Consideration to be received in the Merger by holders of Company Common Stock is fair, from a financial point of view, to such holders.

Very truly yours,

/s/ MERRILL LYNCH, PIERCE, FENNER &

                       SMITH INCORPORATED

MERRILL LYNCH, PIERCE, FENNER &

                  SMITH INCORPORATED

ANNEX C

VOTING AGREEMENT

THIS VOTING AGREEMENT (this “Agreement”) is made and entered into as of August 12, 2015, by and between Leyard American Corporation, a Delaware corporation (“Parent”), and the undersigned shareholder (“Holder”) of Planar Systems, Inc., an Oregon corporation (the “Company”).

RECITALS

Pursuant to an Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), by and among Parent, Leopard Acquisition Corporation, an Oregon corporation and wholly-owned subsidiary of Parent (“Merger Sub”), Leyard Optoelectronic Co., Ltd., a company incorporated under the laws of the People’s Republic of China, and the owner of all of the issued and outstanding capital stock of Parent (“Guarantor”), and the Company, Merger Sub is merging with and into the Company (the “Merger”) and the Company, as the surviving corporation of the Merger, will thereby become a wholly-owned subsidiary of Parent. Concurrently with the execution and delivery of the Merger Agreement and as a condition and inducement to Parent and Merger Sub to enter into the Merger Agreement, Parent has required that Holder enter into this Agreement. Holder is the beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of that number of shares of the outstanding common stock, no par value, of the Company (the “Common Stock”) as is indicated beneath Holder’s signature on the last page of this Agreement (the “Shares”). Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Merger Agreement.

AGREEMENT

The parties agree as follows:

1. Agreement to Retain Shares.

(a) Transfer. During the period beginning on the date hereof and ending on the Expiration Date (as defined in Section 4 below), (1) except as contemplated by the Merger Agreement, and except as provided in Section 1(b) below, Holder agrees not to, directly or indirectly, sell, transfer, exchange or otherwise dispose of (including by merger, consolidation or otherwise by operation of law) the Shares, and (2) Holder agrees not to, directly or indirectly, grant any proxies or powers of attorney, deposit any of the Shares into a voting trust or enter into a voting agreement with respect to any of the Shares, or enter into any agreement or arrangement providing for any of the actions described in this Section 1(a).

(b) Permitted Transfers. The parties acknowledge and agree that nothing set forth in this Agreement shall be deemed to prohibit or otherwise restrict the ability of Holder, (i) if Holder is an individual, to transfer or otherwise dispose of any Shares to any family member of Holder or trust for the benefit of Holder or any family member of Holder (“family member” shall include any spouse, lineal ancestor or descendant, brother or sister, whether by blood or in law, of Holder), (ii) if Holder is an entity, to transfer or otherwise dispose of any Shares to any shareholder, affiliated fund, member, beneficiary or partner of Holder, (iii) to transfer or otherwise dispose of any Shares to a charitable organization qualified under Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, (iv) in connection with or for the purpose of personal tax-planning, or (v) to transfer or otherwise dispose of any Shares if required by any order of any Governmental Entity, Law or operation of Law; provided, that, the assignee or transferee under clauses (i) (except in the case of a transfer by will or under the laws of intestacy), (ii), (iii) and (iv) agrees to be bound by the terms of this Agreement and executes and delivers to the parties hereto a written consent memorializing such agreement.

(c) New Shares. Holder agrees that any shares of outstanding Common Stock that Holder purchases or with respect to which Holder otherwise acquires record or beneficial ownership after the date of this Agreement and prior to the Expiration Date shall be subject to the terms and conditions of this Agreement to the same extent as if they constituted Shares on the date of this Agreement.

2. Agreement to Vote Shares.

(a) Until immediately after the Expiration Date, at every meeting of the shareholders of the Company called with respect to any of the following, and at every adjournment thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following, Holder shall appear at such meeting (in person or by proxy) and shall vote or consent the Shares (i) in favor of the approval of the Merger Agreement and the Merger and (ii) against any Acquisition Proposal (the “Covered Proposals”). This Agreement is intended to bind Holder as a shareholder of the Company only with respect to the Covered Proposals. Until the Expiration Date, Holder covenants and agrees not to enter into any agreement or understanding with any person with respect to voting of its Shares on any Covered Proposal which conflicts with the terms of this Agreement. Except as expressly set forth in clauses (i) and (ii) of this Section 2(a), Holder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the shareholders of the Company. Notwithstanding anything to the contrary herein, Holder shall not be required to vote or consent the Shares in favor of any proposal to amend the Merger Agreement or take any other action that would result in the amendment, modification or waiver of any provision therein, in each case, which would have the effects described in Section 4(ii).

(b) Holder further agrees that, until the Expiration Date, Holder will not, and will not permit any entity under Holder’s control to, (A) solicit proxies or become a “participant” in a “solicitation” (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to any proposal or action in favor of the approval of the Merger Agreement and the Merger, (B) initiate a shareholders’ vote with respect to an Acquisition Proposal or (C) become a member of a “group” (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Acquisition Proposal.

(c) As security for Holder’s obligations under Section 2(a), Holder hereby irrevocably constitutes and appoints Parent and its designees as his, her or its attorney-in-fact and proxy in accordance with the Oregon Act, with full power of substitution and resubstitution, to cause the Shares to be present at the Company Shareholders Meeting, to vote his, her or its Shares at the Company Shareholders Meeting, however called, and, if applicable, to execute consents in respect of his, her or its Shares with respect to the Covered Proposals. For the avoidance of doubt, the proxy granted by Holder under this Section 2(c) shall only pertain to matters concerning the Covered Proposals and Holder does not grant to Parent a proxy with respect to any other matter or the matters contemplated by the last two sentences of Section 2(a). SUBJECT TO THE PROVISIONS SET FORTH IN SECTION 4 HEREOF, THIS PROXY AND POWER OF ATTORNEY IS IRREVOCABLE AND COUPLED WITH AN INTEREST. Upon the execution of this Agreement, Holder hereby revokes any and all prior proxies or powers of attorney given by Holder with respect to voting of the Shares on the Covered Proposals and agrees not to grant any subsequent proxies or powers of attorney with respect to the voting of the Shares on any Covered Proposal until after the Expiration Date. Holder understands and acknowledges that Parent is entering into the Merger Agreement in reliance upon Holder’s execution and delivery of this Agreement and Holder’s granting of the proxy contained in this Section 2(c). Holder hereby affirms that the proxy granted in this Section 2(c) is given in connection with the execution of the Merger Agreement, and that such proxy is given to secure the performance of the duties of Holder under this Agreement.

3. Representations, Warranties and Covenants of Holder. Holder hereby represents, warrants and covenants to Parent that Holder (i) is the beneficial owner of the Shares (within the meaning of Rule 13d-3 under the Exchange Act), which, at the date of this Agreement and at all times up until the Expiration Date, will be free and clear of any liens, claims, options, charges or other encumbrances (other than those created by this Agreement) and (ii) as of the date hereof does not own of record or beneficially any shares of outstanding capital stock of the

Company other than the Shares (excluding shares as to which Holder currently disclaims beneficial ownership in accordance with applicable law). Holder has the legal capacity, power and authority to enter into and perform all of Holder’s obligations under this Agreement (including under the proxy granted in Section 2(c) above). This Agreement (including the proxy granted in Section 2(c) above) has been duly and validly executed and delivered by Holder and constitutes a valid and binding agreement of Holder, enforceable against Holder in accordance with its terms, subject to (a) laws of general application relating to bankruptcy, insolvency and the relief of debtors and (b) rules of law governing specific performance, injunctive relief and other equitable remedies.

4. Termination. This Agreement and the proxy delivered in connection herewith shall terminate and shall have no further force and effect as of the earliest to occur of (i) the date of termination of the Merger Agreement in accordance with the terms and provisions thereof, (ii) upon the effectiveness of any amendment, modification or supplement to the Merger Agreement, which amendment, modification or supplement would (A) reduce the amount or change the form or composition of the Merger Consideration payable in the Merger, or (B) create any additional condition to completion of the Merger, and (iii) the Effective Time (the earlier of such dates, the “Expiration Date”).

5. Fiduciary Duties. Notwithstanding anything in this Agreement to the contrary: (i) Holder makes no agreement or understanding herein in any capacity other than in Holder’s capacity as a beneficial owner of the Shares, (ii) nothing in this Agreement shall be construed to limit or affect Holder’s rights and obligations as a director, officer, or other fiduciary of the Company, and (iii) Holder shall have no liability to Parent, Merger Sub or any of their Affiliates under this Agreement as a result of any action or inaction by Holder acting in his capacity as a director, officer, or other fiduciary of the Company.

6. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or any of its Affiliates any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefit of or relating to the Shares shall remain vested in and belong to Holder, and Parent shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations by the Company or exercise any power or authority with respect to Holder in the voting of any of Shares, except as specifically provided herein.

7. Miscellaneous.

(a) Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile or email, upon written confirmation of receipt by facsimile, email or otherwise (provided that any notice received by facsimile transmission, email or otherwise at the addressee’s location on any day that is not a Business Day or on any Business Day after 5:00 pm (local time) shall be deemed to have been received at 9:00 am (local time) on the next Business Day), (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized international next-day courier, or (c) on the earlier of confirmed receipt or the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt postage requested, postage prepaid. All notices hereunder shall be delivered to the addresses on the signature pages set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

(b) Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior written agreements, arrangements, communications and understandings and all prior and contemporaneous oral agreements, arrangements, communications and understandings between the parties with respect to the subject matter hereof.

(c) Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York, provided, that the laws of the State of Oregon shall govern with respect to Oregon corporate law issues.

(d) Submission to Jurisdiction. Each of the parties irrevocably agrees that any action arising out of or relating to this Agreement or the transactions contemplated hereby brought by any party or its Affiliates against any other party of its Affiliates shall be brought and determined exclusively in any New York state court sitting in the Borough of Manhattan (and if jurisdiction in the New York state courts sitting in the Borough of Manhattan shall be unavailable, the Federal courts of the United States of America sitting in the Southern District of New York). Each of the parties hereby irrevocably submits to the jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto agrees not to commence any action arising out of or relating to this Agreement or the transactions contemplated hereby except in the courts described above in any New York state court sitting in the Borough of Manhattan (and if jurisdiction in the New York state courts sitting in the Borough of Manhattan shall be unavailable, the Federal courts of the United States of America sitting in the Southern District of New York), other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in any New York state court sitting in the Borough of Manhattan (and if jurisdiction in the New York state courts sitting in the Borough of Manhattan shall be unavailable, the Federal courts of the United States of America sitting in the Southern District of New York) as described herein. Each of the parties hereto further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient. Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that is not personally subject to the jurisdiction of the courts in any New York state court sitting in the Borough of Manhattan (or if jurisdiction in the New York state courts sitting in the Borough of Manhattan shall be unavailable, the Federal courts of the United States of America sitting in the Southern District of New York) as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) that (i) the action in any such court is brought in an inconvenient forum, (ii) the venue of such action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

(e) Amendment or Supplement. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing, signed by each of the parties.

(f) Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations under this Agreement may be assigned or delegated, in whole or in part, by operation of law or otherwise, by either party without the prior written consent of the other party, and any such assignment without such prior written consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective permitted successors and assigns.

(g) Enforcement. The parties hereto agree that that irreparable damage would occur and the parties hereto would not have an adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, the parties hereto agree that each party shall be entitled to seek specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement. Each of the parties hereto hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

(h) Severability. Whenever possible, each provision or portion of any provision of this Agreement shall be interpreted in any manner as to be effective and valid under applicable law, but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or portion of any provisions in such jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

(i) Waiver of Jury Trial. EACH PARTY HERETO ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE OUT OF OR RELATE TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (a) NO AGENT, ATTORNEY OR OTHER REPRESENTATIVE OF ANY OTHER PARTY HERETO HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, (b) EACH PARTY HERETO UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (c) EACH PARTY HERETO MAKES THIS WAIVER VOLUNTARILY AND (d) EACH PARTY HERETO HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8(i).

(j) Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same instrument and shall become effective when one or more counterparts have been signed by each of the parties and delivered by Parent, on one hand, and Holder, on the other hand, to the other. Signatures to this Agreement transmitted by facsimile transmission, by electronic mail in PDF form, or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, will be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be duly executed on the date first above written.

LEYARD OPTOELECTRONIC CO., LTD.

By:

Name:
Title:

Address:

Signature Page to Voting Agreement

“HOLDER”

Holder’s Address for Notice:

Facsimile:
Attention:

Beneficially owned shares:

Class of Shares Number
Common

Signature Page to Voting Agreement

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X PLANAR SYSTEMS, INC. 0268IC 1 U P X + Special Meeting Proxy Card . + Change of Address — Please print your new address below. Comments — Please print your comments below. B Non-Voting Items Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. IMPORTANT SPECIAL MEETING INFORMATION For Against Abstain 1. To approve the Agreement and Plan of Merger, dated as of August 12, 2015 (the “merger agreement”), among Planar Systems, Inc. (“Planar”), Leyard American Corporation (“Parent”), Leopard Acquisition Corporation (“Merger Sub”), and Leyard Optoelectronic Co., Ltd., subject to the terms of which Merger Sub will be merged with and into Planar and Planar will survive the merger as a wholly owned subsidiary of Parent (the “merger” and collectively with the merger agreement, the “merger proposal”). 3. To approve an adjournment of the special meeting of shareholders of Planar, if necessary or appropriate, for the purpose of soliciting additional votes for the approval of the merger proposal. For Against Abstain 2. To approve, on a non-binding, advisory basis, certain compensation that will or may be paid by Planar to its named executive officers that is based on or otherwise relates to the merger. A Proposals — THE PLANAR SYSTEMS, INC. BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 AND 3, EACH OF WHICH HAS BEEN PROPOSED BY THE BOARD OF DIRECTORS. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. In their discretion, the proxies are authorized to vote upon such matters as may properly come before the special meeting or any adjournments or postponements thereof. PRELIMINARY PROXY CARD — SUBJECT TO COMPLETION 1234 5678 9012 345 MMMMMMMMM MMMMMMM MR A SAMPLE ( THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MMMMMMMMMMMMMMM C123456789 C 1234567890 J N T 2 5 1 3 5 9 1 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by [], Eastern Time, on [], 2015. Vote by Internet • Go to [] • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free [] within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

Special Meeting of Shareholders — [DATE] THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned shareholder of Planar Systems, Inc., an Oregon corporation (the “Company”), hereby appoints Gerald K. Perkel and J. Michael Gullard, or either of them, with full power of substitution in each, as proxies to cast all votes which the undersigned shareholder is entitled to cast at the Special Meeting of Shareholders to be held on [], 2015 at [] Pacific Time at the Company’s offices located at 1195 NW Compton Drive, Beaverton, Oregon 97006, and any adjournments or postponements thereof, as designated on the reverse side. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL TO APPROVE THE MERGER AGREEMENT AND THE MERGER, “FOR” THE PROPOSAL TO APPROVE, ON A NON-BINDING, ADVISORY BASIS, THE COMPENSATION THAT MAY BE PAID TO PLANAR’S NAMED EXECUTIVE OFFICERS IN CONNECTION WITH THE MERGER, AND “FOR” THE PROPOSAL TO APPROVE AN ADJOURNMENT OF THE PLANAR SPECIAL MEETING, IF NECESSARY OR APPROPRIATE, TO SOLICIT ADDITIONAL VOTES TO APPROVE THE MERGER PROPOSAL, AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE COMPANY’S PROXY STATEMENT AND HEREBY REVOKES ANY PROXY OR PROXIES PREVIOUSLY GIVEN. (Continued and to be marked, dated and signed, on the other side) PROXY — PLANAR SYSTEMS, INC. Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders. The Notice and Proxy Statement are available at: [] For directions to the meeting, please call (503) 748-1100. PLANAR SYSTEMS, INC. SPECIAL MEETING OF SHAREHOLDERS [DATE] [TIME] 1195 NW COMPTON DRIVE, BEAVERTON, OREGON 97006 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.